Exhibit 96.1

TECHNICAL REPORT SUMMARY FOR THE

SLEEPER GOLD-SILVER PROJECT,

HUMBOLDT COUNTY, NEVADA, USA

TECHNICAL REPORT SUMMARY FOR THE SLEEPER GOLD-SILVER PROJECT,

HUMBOLDT COUNTY, NEVADA, USA

SK1300 REPORT RSI(RNO)-M0144.21001 REV 7

PREPARED FOR

Paramount Gold Nevada

665 Anderson Street

Winnemucca, Nevada, USA 89445

PREPARED BY

RESPEC

210 South Rock Boulevard

Reno, Nevada, USA 89502

EFFECTIVE DATE: JUNE 30, 2023 REPORT DATE: AUGUST 31, 2023 Project Number M0144.21001 RESPEC.COM

TABLE OF CONTENTS

1.0	EXECUTIVE SUMMARY			1

	1.1	Property Description and Ownership		1

	1.2	Geology and Mineralization		1

	1.3	Status of Exploration, Development and Operations		2

	1.4	Metallurgical Testing and Mineral Processing		2

	1.5	Mineral Resource Estimate		4

	1.6	Conclusions and Recommendations		5

2.0	INTRODUCTION			6

	2.1	Sources of Information		6

	2.2	Personal Inspections		6

	2.3	Effective Date		7

	2.4	Units of Measure and Frequently Used Acronyms		7

3.0	PROPERTY DESCRIPTION AND LOCATION			10

	3.1	Property Location		10

	3.2	Property Area and Claim Types		11

	3.3	Mineral Rights		11

	3.4	Significant Encumbrances and Permitting		12

	3.5	Royalties		13

	3.6	Significant Factors and Risks		14

4.0	ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE, AND PHYSIOGRAPHY			15

	4.1	Topography, Elevation and Vegetation		15

	4.2	Access to the Property		15

	4.3	Climate and Length of Operating Season		15

	4.4	Infrastructure		15

5.0	HISTORY			16

	5.1	Historical Production		16

		5.1.1	Early mining: 1914 to 1982	16

		5.1.2	AMAX: 1982 to 1996	16

	5.2	Historical Exploration		17

		5.2.1	AMAX 1982 - 1998	21

		5.2.2	X-Cal Resources Ltd 1993 - 1997	21

		5.2.3	Placer Dome 1997	22

		5.2.4	X-Cal 1998 - 2003	22

		5.2.5	New Sleeper Gold 2004 - 2006	23

		5.2.6	X-Cal 2006-2010	24

		5.2.7	Evolving Gold 2007 - 2008	27

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		5.2.8	Montezuma Mines 2009-2012	28

		5.2.9	Paramount Gold and Silver Corp. Acquisition 2010	28

	5.3	Historical Mineral Resource Estimates		28

6.0	GEOLOGIC SETTING, DEPOSIT TYPE, AND MINERALIZATION			30

	6.1	Regional Geologic Setting		30

	6.2	District and Local Geology		30

	6.3	Mineralization		37

	6.4	Deposit Types		39

7.0	EXPLORATION			41

	7.1	Paramount Geophysical Surveys 2010 - 2013		41

		7.1.1	2012 Gravity 2012	41

		7.1.2	Induced Polarization Survey 2012	42

		7.1.3	Airborne Magnetic Survey 2015	42

	7.2	Paramount Drilling 2010 - 2013		43

		7.2.1	2010-2011 Paramount Drill program	44

		7.2.2	2012-2013 Paramount Drill program	45

		7.2.3	2021 Paramount Drilling	45

	7.3	Paramount Exploration Assessment 2020		46

	7.4	Hydrogeology		46

	7.5	Geotechnical Data		46

8.0	SAMPLE PREPARATION, ANALYSIS, AND SECURITY			47

	8.1	Historical Sample Preparation, Analysis, Quality Assurance/Quality Control Procedures and Historical Sample Security		47

		8.1.1	AMAX, Placer DOME, and X-Cal 1983 - 2002	47

		8.1.2	New Sleeper Gold 2004 - 2005	48

		8.1.3	X-Cal 2003 - 2007	49

		8.1.4	Evolving Gold 2009	51

		8.1.5	Montezuma Mines 2011 - 2012	51

	8.2	Paramount Sample Preparation, Analyses, Sample Security and Quality Assurance/Quality Control Procedures		51

	8.3	Quality Assurance/Quality Control Results		54

		8.3.1	X-Cal Historical Quality Assurance/Quality Results	58

			8.3.1.1 CRMs 2003-2007	58

			8.3.1.2 Blanks 2003 - 2007	58

			8.3.1.3 Duplicates 2003 - 2007	59

		8.3.2	Paramount Quality Assurance/Quality Control Results	63

			8.3.2.1 CRMs 2010-2013	63

			8.3.2.2 Blanks 2010-2013	66

			8.3.2.3 Paramount Duplicates	67

	8.4	Adequacy of Sample Preparation, Analyses and Security		69

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9.0	DATA VERIFICATION			70

	9.1	Site Visit		70

	9.2	Drilling Database Verification		70

		9.2.1	Phase 1 – Logic Tests	70

		9.2.2	Phase 2 – Collar, Survey and assay Verification	71

			9.2.2.1 Drill Collar Locations	71

			9.2.2.2 Down-Hole Surveys	71

			9.2.2.3 Drilling Assay Database	71

		9.2.3	Resampling Programs	72

		9.2.4	Down-Hole Contamination	73

		9.2.5	Geologic Data	74

	9.3	Adequacy of Data		74

10.0	MINERAL PROCESSING AND METALLURGICAL TESTING			75

	10.1	Parmount Metallurgical Tests		75

		10.1.1	Test Series #1	75

		10.1.2	Test Series #2	76

	10.2	Discussion		79

		10.2.1	Test Series #1	79

		10.2.2	Test Series #2	85

	10.3	Conclusion and Recommendations		93

		10.3.1	Test Series #1	93

		10.3.2	Test Series #2	94

		10.3.3	Recovery Projections	95

		10.3.4	Hybrid Process Recommendations	95

	10.4	Summary Statement for Paramount Metallurgical testing		95

11.0	MINERAL RESOURCE ESTIMATES			96

	11.1	Introduction		96

	11.2	Database		97

		11.2.1	Drill hole Database	97

		11.2.2	Topography	98

	11.3	Deposit Modeling Relevant to Resource Estimation		98

	11.4	Geologic Modeling		99

	11.5	Oxidation Modeling		100

	11.6	Density Modeling		100

	11.7	Gold and Silver Modeling		101

		11.7.1	Mineral Domains	101

		11.7.2	Assay Coding, Capping, and Compositing	107

		11.7.3	Block Model Coding	112

		11.7.4	Grade Interpolation	113

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11.8	Mineral Resources		115

	11.8.1	Classification	122

11.9	Discussion of Resources		123

12.0 MINERAL RESERVE ESTIMATES			125

13.0 MINING METHODS			126

14.0 PROCESSING AND RECOVERY METHODS			127

15.0 INFRASTRUCTURE			128

16.0 MARKET STUDIES			129

17.0 ENVIRONMENTAL STUDIES, PERMITTING, AND PLANS, NEGOTIATIONS, OR AGREEMENTS WITH LOCAL INDIVIDUALS OR GROUPS			130

18.0 CAPITAL AND OPERATING COSTS			131

19.0 ECONOMIC ANALYSIS			132

20.0 ADJACENT PROPERTIES			133

21.0 OTHER RELEVANT DATA AND INFORMATION			134

22.0 INTERPRETATIONS AND CONCLUSIONS			135

22.1	Adequecy of the data used in Estimating the project Mineral Resources		135

22.2	Geology and Mineralization		135

22.3	Metallurgy and Processing		136

22.4	Mineral Resources, Mining Methods, and Mine Planning		136

22.5	Exploration Potential		136

23.0 RECOMMENDATIONS			137

23.1	Resource Update and Preliminary Economic Analysis		137

23.2	Infill Drilling Program		137

23.3	Metallurgical Test Work		137

23.4	Pre-Feasibility Study		138

24.0 REFERENCES			139

25.0 RELIANCE ON INFORMATION PROVIDED BY THE REGISTRANT			142

APPENDIX A LIST OF UNPATENTED LODE MINING CLAIMS OF THE SLEEPER PROPERTY			1

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LIST OF TABLES

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Table 10-12. Summary Metallurgical Results, Cyanidation (CIL) Tests, Sleeper Drill Core Composites, 80%-45µm Feed
Size	90

Table 10-13. Summary Metallurgical Results, Continuous Column Leach Tests, Sleeper Drill Core Composites	91

Table 11-1. Summary of Drilling in the Database for the Sleeper Deposit Resource Estimate	97

Table 11-2. Descriptive Statistics of Sample Assays in Sleeper Drill hole Database	98

Table 11-3. Sleeper Deposit Applied Densities and Tonnage Factors	100

Table 11-4. Approximate Grade Ranges of Gold and Silver Domains	101

Table 11-5. Sleeper Gold and Silver Assay Caps by Domain	107

Table 11-6. Descriptive Statistics of Sleeper Coded Gold Assays	107

Table 11-7. Descriptive Statistics of Sleeper Coded Silver Assays	109

Table 11-8. Descriptive Statistics of Sleeper Gold Composites	111

Table 11-9. Descriptive Statistics of Sleeper Silver Composites	112

Table 11-10. Sleeper Search-Ellipse Orientations and Maximum Search Distances by Estimation Area	113

Table 11-11. Sleeper Estimation Parameters	114

Table 11-12. Pit Optimization Parameters	115

Table 11-13. Sleeper Gold and Silver Mineral Resources	117

Table 23-1 Paramount’s Recommended Work Program	137

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LIST OF FIGURES

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1.0 EXECUTIVE SUMMARY

RESPEC Company LLC (“RESPEC”) has prepared this technical report summary on the Sleeper gold-silver project at the request of Paramount Gold Nevada Corp. (“Paramount”), a United States (“U.S.”) listed company (PZG: NYSE American) based in Winnemucca, Nevada. The Sleeper gold-silver project is located in Humboldt County, Nevada, and was the site of historical open pit mining from 1986 to 1996 when a total of approximately 1.66 million ounces of gold and 2.3 million ounces of silver were produced. This report provides a technical summary and a current estimate of gold and silver mineral resources for the project under the U.S. Securities and Exchange Commission (“SEC”) Regulation S-K.

1.1	PROPERTY DESCRIPTION AND OWNERSHIP

The Sleeper property consists of 2,474 unpatented Federal lode mining claims covering approximately 18,177 hectares in parts of Sections 3 to 11, 14 to 23 and 26 to 36, inclusive, in Township 40 North, Range 35 East, Sections 1 to 12 15 to 21 and 29-33, Township 39 North, Range 35 East, Sections 1, 2, 11 and 12, Township 38 North, Range 34 East, Sections 2, 4, 8, 16 and 28, Township 37 North, Range 35 East, Sections 24 and 36, Township 37 North, Range 34 East, and Section 2, Township 36 North, Range 34 East, inclusive, Mount Diablo Base and Meridian, Humboldt County, Nevada. The main historical mine workings are centered at Lat: 41° 20’ N, Long: 118° 03’ W.

Paramount and two 100%-owned subsidiaries, Sleeper Mining LLC and New Sleeper LLC., own 100% of the mining claims comprising the Sleeper property. Ownership of the unpatented mining claims is in the name of the holder (locator), subject to the overall title of the United States of America. Under the Mining Law of 1872, the locator has the right to explore, develop, and mine minerals on unpatented mining claims without payments of production royalties to the U.S. government. The 2,474 unpatented lode claims include rights to all locatable subsurface minerals. Currently, annual claim-maintenance fees of $165 per claim are the only federal payments related to unpatented mining claims. As of the effective date of this report, these fees have been paid in full to September 1, 2024.

1.2	GEOLOGY AND MINERALIZATION

The Sleeper gold-silver deposit was discovered by AMAX Gold Inc. (“AMAX”) in late 1984. The Sleeper mine was constructed by AMAX in the mid-1980s as an open pit operation that produced approximately 1.658 million ounces of gold from 1986 to the end of production in 1996. Silver production totaled approximately 2.3 million ounces.

The deposit is located on the western flank of the Slumbering Hills and is largely covered by Quaternary gravels, alluvium, colluvium, and a surficial sequence of eolian sand. Gold-silver mineralization is situated nearly entirely in the hanging wall of a major, northwest-trending, west-dipping range-bounding normal fault that separates Mesozoic metasedimentary rocks of the Auld Lang Syne Group in the footwall from middle Miocene lavas, flow breccia, and lesser

RESPEC.COM	RSI(RNO)-M0144.21001 REV 5

epiclastic and tuffaceous rocks in the hanging wall. The principal host rocks for the deposit are a sequence of middle Miocene basalt and rhyolite lavas, domes, and small-volume tuffs.

Prior to mining, the Sleeper deposit consisted of four spatially overlapping types of gold-silver mineralization: a) banded quartz-adularia-electrum-(sericite) veins; b) silica-pyrite-marcasite cemented breccias; c) quartz-pyrite-marcasite stockworks; and d) alluvial gold-silver placers in Pliocene gravels.

The Sleeper veins generally dip to the west at moderate to high angles, but some secondary hanging-wall offshoots of the principal vein structures dip steeply to the east. Significant zones of mineralization at Sleeper extended for about 1,500 meters along strike, about 600 meters of width, and from near the pre-mining surface to depths of more than 610 meters. At least eleven veins with bonanza grades were mined historically. The Sleeper Main vein produced more than 0.5 Moz of gold from a single bonanza ore shoot, which had a strike length of 850 meters and width ranging from 0.3 to 4.6 meters. Most discrete bonanza zones consisted of a series of sheeted chalcedonic quartz veins distributed over cumulative widths of 10 to 25 meters. Individual veins ranged in thickness from a few centimeters to locally 5 meters.

The post-mining Sleeper deposit is predominantly characterized by extensive, low-grade stockwork mineralization hosted within the Sleeper rhyolite and underlying basalts. The stockwork mineralization has numerous, randomly oriented quartz-pyrite-marcasite veinlets peripheral to mid- to high- grade veins and breccias. The mid-grade mineralization consists of clast-supported breccias and narrow veins which extend down-dip from previously mined high-grade veins. These mid-grade narrow veins typically assay between 3 and 34 g Au/t, whereas the stockwork assays usually result in grades less than 3 g Au/t.

The West Wood area to the southwest of the Sleeper pit contains high-grade mineralization within a hydrothermal breccia body associated with faults and a felsic porphyritic intrusive. This zone likely represents a down-faulted block that was continuous or parallel to the West vein mined in the pit. The West Wood breccia is highly silicified with abundant sulfides, but localized veins within the breccia can exceed 100 g Au/t.

1.3	STATUS OF EXPLORATION, DEVELOPMENT AND OPERATIONS

Paramount is not engaged in development or operations at the Sleeper project as of the effective date of this report. Exploration conducted by Paramount from 2010 through 2013, and in 2021, is summarized in Section 7.0.

1.4	METALLURGICAL TESTING AND MINERAL PROCESSING

The oxide and transition materials of the various Sleeper areas are amenable to heap leach processing with an expected recovery:

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Material Type	Heap Leach Recovery
	Au	Ag

Alluvium	72%	8%

Mine Dumps	72%	43%

Facilities	79%	8%

Mixed	68%	20%

Sleeper	85%	10%

Westwood	72%	9%

For the refractory ore types, a hybrid processing method is recommended. This methos involves grinding the material suitable for froth flotation to generate a flotation concentrate. Treatment of the concentrate by biooxidation followed by cyanidation is expected to recover 75% of the gold and 48% of the silver. Cyanide leaching of the flotation tailings is expected to recover an additional 15 % and 22 % of the gold and silver respectively, for an overall recovery of 90% of gold and 70% of silver of the flotation feed material.

Process	Au Recovery	Ag Recovery

Flotation Rec	80%	60%

Concentrate Biox/Leach	94%	80%

Net Flot/Biox/Leach	75%	48%

Flot Tails to Leach	20%	40%

Flot Tails Leach Rec	75%	55%

Net Flot Tails Lech Rec	15%	22%

Combined Flot Con/Tails Rec	90%	70%

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1.5	MINERAL RESOURCE ESTIMATE

Measured and Indicated resources, effective June 30, 2023, consist of a total of 163,239,000 tonnes with an average gold grade of 0.361 g Au/t and an average silver grade of 4.05 g Ag/t, for 1,897,000 contained ounces of gold and 21,231,000 contained ounces of silver. The resources are constrained within an optimized pit, reflecting the potential for open pit mining and heap-leach processing of the present Sleeper deposit. The in-pit resources are reported at cutoffs of 0.14 g Au/t for oxide and mixed materials, and 0.17 g Au/t for sulfide material. The cutoff for unoxidized materials reflects the potential for flotation with biooxidation processing.

Table 1-1 Sleeper Total In-Pit Gold and Silver Resources – Measured, Indicated & Inferred

  (Metric units)

	Cutoff

	g Au/T	K Tonnes	g Au/T	K oz Au	g Ag/T	K oz Ag

Measured	Variable	4,902	0.537	85	3.61	570

Indicated	Variable	158,337	0.356	1,812	4.06	20,661

Inferred	Variable	119,909	0.315	1,214	2.45	9,454

  (Imperial units)

	Cutoff

	Oz Au/t	K tons	Oz Au/t	K oz Au	Oz Ag/t	K oz Ag

Measured	Variable	5,403	0.016	85	0.105	570

Indicated	Variable	174,535	0.010	1,812	0.118	20,661

Inferred	Variable	132,176	0.009	1,214	0.071	9,454

Notes:

•	The estimate of mineral resources was done by RESPEC in metric tonnes.
•	Mineral Resources comprised all model blocks at a 0.14 g Au/t cut-off for Oxide and Mixed, 0.17 g Au/t for Sulfide within an optimized pit and 0.14 g Au/t for dumps.
•

The average grades of the Mineral Resources are comprised of the weighted average of Oxide, Mixed, Sulfide, and dumps mineral resources. Alluvium mineralized materials are not included in the mineral resources.

•	Mineral Resources within the optimized pit are block-diluted tabulations. Dumps mineral resources are undiluted tabulations.
•	Mineral Resources that are not Mineral Reserves do not have demonstrated economic viability.
•

Mineral Resources potentially amenable to open pit mining methods are reported using a gold price of US$1,800/oz, a silver price ofUS$22/oz, a throughput rate of 30,000 tonnes/day, assumed metallurgical recoveries of 84.6% for Au and 52.3% for Ag, mining costs of US$2.40/tonne mined, heap leach processing costs of US$3.08/tonne processed, flotation with biooxidation processing costs of US$8.52/tonne processed, general and administrative costs of $0.46/tonne processed. Gold and silver commodity prices were selected based on analysis of the three-year running average at the end of July 2023.

•	The effective date of the estimate is June 30, 2023.
•	Rounding may result in apparent discrepancies between tonnes, grade, and contained metal content.

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1.6	CONCLUSIONS AND RECOMMENDATIONS

The current Sleeper mineral resources are principally comprised of the substantial volumes of the lower-grade mineralization that envelops the Sleeper veins both vertically and laterally. This lower-grade envelope is dominated by stockwork mineralization, but moderate- to high-grade mineralization within it includes the down-dip extensions of the mined-out Sleeper high-grade veins as well as other secondary and tertiary structural zones that host hydrothermal breccias of moderate grades. The unmined West Wood occurrence also lies within the low-grade halo mineralization. West Wood is comprised of mid- to high-grade gold mineralization hosted within an easterly dipping, sulfidic hydrothermal breccia that is related to a felsic porphyritic intrusion, and it lies to the southwest of the AMAX pit limits.

It is recommended to advance the current technical report summary to an initial assessment (“IA”) to assess the preliminary project economics. If the results of the recommended IA are favorable, an infill drill program of approximately 7,600 meters of drilling is recommended. However, RESPEC recommends that core drilling be substituted for a portion of the RC drilling due to the emerging understanding of the importance of narrow high-grade veins and steeply dipping structural controls to the remaining higher-grade mineralization, and to avoid the demonstrated down-hole contamination that has occurred below the water table. Core drilling would also provide opportunities to collect information regarding geotechnical data, hydrology, metallurgical testing, and validate historical RC drilling. Increased drill density is required in some areas to provide confidence needed to potentially upgrade Inferred resources to Measured and Indicated classifications.

Table 1-2. Cost Estimate for the Recommended Program

Category	Estimated Cost ($)

Initial Assessment	$150,000

Infill RC Drilling (7,600 meters at $132/m)	$1,000,000

Metallurgy including biooxidation test work	$250,000

Pre-Feasibility Study	$2,500,000

Total	$3,900,000

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2.0	INTRODUCTION

RESPEC Company LLC (“RESPEC”) has prepared this technical report summary on the Sleeper gold-silver project at the request of Paramount Gold Nevada Corp. (“Paramount”), a United States (“U.S.”) listed company (PZG: NYSE American) based in Winnemucca, Nevada. The Sleeper gold-silver project is located in the Awakening mining district of Humboldt County, Nevada, and was the site of historical open pit mining from 1986 to 1996 when a total of approximately 1.66 million ounces of gold and 2.3 million ounces of silver were produced.

The purpose of this report is to provide a technical summary and an updated, current estimate of gold and silver mineral resources for the project in support of Paramount’s regulatory obligations under the U.S. Securities and Exchange Commission (“SEC”) and Code of Federal Regulations subpart 229.1300 of Regulation S-K (“S-K 1300”). The Sleeper property is considered a material property under S-K 1300. This technical report summary supersedes the most recent technical reports and estimated resources for the Sleeper project prepared for Paramount by RESPEC in 2022.

2.1	SOURCES OF INFORMATION

The scope of this technical report summary included a review of pertinent technical reports and data provided to RESPEC by Paramount relative to the general setting, geology, project history, exploration activities and results, methodology, quality assurance, interpretations, drilling programs, and metallurgy. RESPEC has fully relied on the data and information provided by Paramount for the completion of this report, drawing most significantly on the reports of Wilson et al. (2015) and Wilson et al. (2017), as well as other sources of information cited specifically in portions of this technical report summary and listed in Section 24 References. RESPEC has also utilized information derived from work done by Paramount’s predecessor operators of the project, and on observations made by RESPEC geologists during their site visits. RESPEC has reviewed much of the available data and has made judgments about the general reliability of the underlying data. Where deemed either inadequate or unreliable, the data was either eliminated from use or procedures were modified to account for lack of confidence in that specific information. RESPEC has made such investigations as deemed necessary in their professional judgment to be able to reasonably present the conclusions discussed herein.

2.2	PERSONAL INSPECTIONS

RESPEC conducted multiple site visits to the Sleeper project guided by Mr. Glen Van Treek, Mr. Michael McGinnis, and/or other representatives of Paramount on five separate occasions: April 19 and November 18, 2021, March 2 and May 11, 2022, and August 14, 2023. RESPEC examined the property infrastructure, reviewed representative drill core and RC cuttings, evaluated the status of drill sample pulps stored on site, and measured the coordinates of selected drillhole collar locations. The geology of the Sleeper deposit was reviewed through an examination of drill core from selected drill holes and printouts of Paramount’s cross-sections.

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2.3	EFFECTIVE DATE

The effective date of the current mineral resources is June 30, 2023, and the effective date of this technical report summary is August 31, 2023. In this report, measurements are generally reported in metric units. Where information was originally reported in Imperial units (U.S. customary units), RESPEC has made the conversions as shown below. Units of measure, and conversion factors used in this report include:

2.4	UNITS OF MEASURE AND FREQUENTLY USED ACRONYMS

Linear Measure

1 centimeter	= 0.3937 inch

1 meter	= 3.2808 feet	= 1.0936 yard

1 kilometer	= 0.6214 mile

Area Measure

1 hectare	= 2.471 acres	= 0.0039 square mile

Capacity Measure (liquid)

1 liter	= 0.2642 US gallons

Weight

1 tonne (metric)	= 1.1023 short tons	= 2,205 pounds

1 kilogram	= 2.205 pounds

1 troy ounce (oz)	=31.1034768 grams

Currency: Unless otherwise indicated, all references to dollars ($) in this report refer to currency of the United States.

Frequently used acronyms and abbreviations are listed in Table 2-1.

Table 2-1. List of Units, Acronyms, and Abbreviations

AA	atomic absorption spectrometry

Ag	silver

Ai	abrasion index

Au	gold

AV	absolute value

BWi	bond ball mill work index

cm	centimeters

CBA	complete bouguer anomaly

core	diamond core-drilling method

CRMs	certified reference material

[o]C	degrees centigrade

°F	degrees Fahrenheit

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Table 2.1. List of Units, Acronyms, and Abbreviations (continued)

ft	foot or feet

g Au/t	grams per tonne

g/cm3	grams per cubic centimeter

g/cc	grams per cubic centimeter

gpm	gallons per minute

hp	horsepower

Hz	Hertz

ICP	inductively coupled plasma analytical method

ICP-AES	inductively coupled plasma - atomic emission spectroscopy method

ICP-OES	inductively coupled plasma - optical emission spectroscopy method

ICP-MS	inductively coupled plasma – mass spectrometry method

ID	inverse distance

IP	induced polarization

in	inch or inches

kg	kilograms

km	kilometers

kv	kilovolt

kW	kilowatt

lbs	pounds

LCL	lower control limit

LSL	lower specification limit

µm	micron

m	meters

Ma	million years old

mi	mile or miles

mm	millimeters

Moz	million troy ounces

MT	magnetotelluric

NN	nearest neighbor

NSR	net smelter return

oz	troy ounce

oz Au/ton	troy ounce per imperial short ton

opt	troy ounce per imperial short ton

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Table 2.1. List of Units, Acronyms, and Abbreviations (continued)

P80	nominal size at 80 percent

ppm	parts per million

QA/QC	quality assurance and quality control

R or Res	resistivity

RC	reverse-circulation drilling method

Resource Pit	optimized pit shell for the Sleeper Deposit Resources

RPD	relative percent difference

RQD	rock-quality designation

RTK	real-time kinematic

RTP	reduced to the pole

SWIR	short-wave infrared

t	metric tonne or tonnes

T	imperial short ton (2,000lb)

Tph	imperial short ton per hour

UCL	upper control limit

USL	upper specification limit

VD	vertical derivative

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3.0	PROPERTY DESCRIPTION AND LOCATION

RESPEC is not an expert regarding legal, environmental, and social matters such as the validity of mining claims and agreements and environmental permitting. RESPEC has relied fully on Paramount for the information in Section 3.1 through Section 3.6 as summarized in Section 25.0.

3.1	PROPERTY LOCATION

The Sleeper property is located in Desert Valley and the adjoining Slumbering Hills in Humboldt County, Nevada, U.S.A. The claims cover parts of Sections 3 to 11, 14 to 23 and 26 to 36, inclusive, in Township 40 North, Range 35 East, Sections 1 to 12 15 to 21 and 29-33, Township 39 North, Range 35 East, Sections 1, 2, 11 and 12, Township 38 North, Range 34 East, Sections 2, 4, 8, 16 and 28, Township 37 North, Range 35 East, Sections 24 and 36, Township 37 North, Range 34 East, and Section 2, Township 36 North, Range 34 East, inclusive, Mount Diablo Base and Meridian, Humboldt County, Nevada, U.S.A. The property location is shown on Figure 3-1. The main historical mine workings are centered at Lat: 41° 20’ N, Long: 118° 03’ W (Figure 3-2).

Figure 3-1. Location Map for the Sleeper Property

(from Gustin and Fleming, 2004)

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3.2	PROPERTY AREA AND CLAIM TYPES

The Sleeper property (Figure 3-2) comprises 2,474 unpatented Federal lode mining claims covering approximately 18,177 hectares. This includes 152 unpatented mining claims identified as the RO and SH group of claims, located 5.6 kilometers southwest of the main Sleeper pit, acquired by Paramount on March 31, 2021. Appendix A contains a list of the individual lode claims that comprise the Sleeper property.

Paramount’s ownership of the Sleeper project commenced in 2010 when a predecessor company known then as Paramount Gold and Silver acquired X-Cal Resources Ltd. (“X-Cal”), which held portions of the Sleeper property. In 2011, Paramount Gold and Silver acquired ICN’s land package in the area south of the Sleeper deposit, and in 2012 Paramount Gold and Silver staked additional claims. In connection with a merger agreement between Paramount Gold and Silver, Coeur Mining, Inc. and Hollywood Merger Sub, Inc., Paramount Gold and Silver spun-off Paramount as a separate, publicly traded company owning 100% of two subsidiaries, Sleeper Mining LLC and New Sleeper LLC., that together with Paramount own 100% of the mining claims comprising the Sleeper property.

3.3	MINERAL RIGHTS

Ownership of the unpatented mining claims is in the name of the holder (locator), subject to the overall title of the United States of America, under the administration of the U.S. Bureau of Land Management (“BLM”). Under the Mining Law of 1872, which governs the location of unpatented mining claims on federal lands, the locator has the right to explore, develop, and mine minerals on unpatented mining claims without payments of production royalties to the U.S. government, and subject to the surface management regulation of the BLM. The 2,474 unpatented lode claims include rights to all locatable subsurface minerals. Currently, annual claim-maintenance fees of $165 per claim are the only federal payments related to unpatented mining claims. As of the effective date of this report, these fees have been paid in full to September 1, 2024. The annual property holding costs, including claim fees and county recording fees total an estimated $447,705 (Table 3-1).

Surface rights sufficient to explore, develop, and mine minerals on the unpatented mining claims are inherent to the claims as long as the claims are maintained in good standing. The surface rights are subject to all applicable state and federal environmental regulations.

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Figure 3-2: Sleeper Property Location Map

(from Paramount, 2022; red lines show outlines of Paramount claim blocks and third-party inliers.)

Table 3-1. Summary of Annual Property Holding Costs

Type	Annual Claim Fees	Annual County Recording Fees	Total Annual Costs
Unpatented Lode Claims	$417,945	$29,760	$447,705

3.4	SIGNIFICANT ENCUMBRANCES AND PERMITTING

The Sleeper property is owned 100% by Paramount with no significant encumbrances or agreements such as leases, options, or purchase payments known to RESPEC. The project is currently operated as an advanced exploration project. Key BLM and State permits associated with these activities and in place as of the effective date of this report include:

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•	Exploration Reclamation Permit #0219

•	Exploration Plan of Operations #NVN077104

•	The Sleeper Mine #NVN064100

•	Class II Air Quality Operating Permit Surface Area Disturbance #AP1041-2831

•	The reclamation bonds associated with the above activities are:

•	Exploration Bond #NVB000444 current obligation -$345,044

•	Reclamation Bond #NVB000330 current obligation $3,966,373-

There are also numerous other permits in place that are maintained from previous mining activities. These are maintained for ease in updating should a decision be made to reinitiate production at the site. Maintenance of these permits includes monthly, quarterly, and annual monitoring and reporting. These permits include:

•	Mine Reclamation Permit #0037

•	Water Pollution Control Permit #NEV50006

•	Ground Water Appropriation Permit #53228, #53231 and #53236

•	Hazardous Materials Permit #30473 FDID #08250 Facility #1168-2326

•	Class III Solid Waste Landfill Waiver #SWMI-08-10

•	Industrial Artificial Pond Permit #S34480

•	Mine Plan of Operations #N64100

The BLM Nevada State Office currently holds BLM bond number NVB00330 with Sleeper Mining Company LLC, as principal, in the amount of $3,966,373; and BLM bond number NVB00444 with New Sleeper Gold LLC, as principal, in the amount of $345,044. The bonds provide surface reclamation coverage for operations conducted by the principal on NVN064100, the Sleeper Mine, and NVN077104, the Sleeper Gold Exploration Plan, respectively. The current obligation was approved 10/09/2020 and is reviewed every 3 years. Paramount is currently in compliance with all issued permits and is in the process of renewing those permits that require renewal.

3.5	ROYALTIES

A total of five separate Net Smelter Return (“NSR”) royalties apply to future production from the Sleeper property as follows:

The Snyder Syndicate, a private company, holds a one percent (1%) NSR royalty on 1,044 claims in a mining scenario;

Franco-Nevada U.S. Corporation (“Franco”) holds a two percent (2%) NSR royalty on minerals produced from 2,474 mining claims;

Evolving Gold/Quinton Hennigh holds a 2% NSR royalty;

Dry Lake Placer Association holds a 3% NSR royalty; and

ICN holds a 0.5% NSR royalty on the “SS” and “SP” mining claims as well as a 1.5% NSR royalty on the Blue mining claims.

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Figure 3-3. Map of Sleeper Property Subject to Applicable Production Royalties

3.6	SIGNIFICANT FACTORS AND RISKS

RESPEC is not aware of any significant factors and risks that may affect access, title, or the right or ability to perform work on the property other than those described in Sections 3.1 through 3.5.

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4.0	ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE, AND PHYSIOGRAPHY

4.1	TOPOGRAPHY, ELEVATION AND VEGETATION

The Sleeper gold-silver property is located approximately 50 kilometers northwest of Winnemucca, Nevada on the western flank of the Slumbering Hills. The property covers flat to hilly, grass- and shrub-covered desert, with a few trees present at higher elevations. Elevations range from1,250 meters along the western valley side of the property to 1,646 meters on a hilltop in the southeastern portion of the property.

4.2	ACCESS TO THE PROPERTY

Access to the Sleeper gold-silver property is via Interstate Highway 80 to Winnemucca, north on Highway 95 for 51.5 kilometers, west on Highway 140 for 22.5 kilometers, and then south on the maintained gravel Sod House Road for 10 kilometers to the project site.

4.3	CLIMATE AND LENGTH OF OPERATING SEASON

The climate in the Sleeper property area is semi-arid, with temperatures that are cool to cold during the winter, with occasional moderate snowfalls, and warm during the summer with cool nights. The area is dry, with infrequent rains during the summer. Exploration and mining activities can be conducted year-round.

4.4	INFRASTRUCTURE

An office building, a maintenance building plus assorted equipment are present at the Sleeper project site and are in use for exploration offices, core logging, storage and to support drilling programs. Necessary supplies, equipment, and services to carry out full sequence exploration and mining development projects are available in Winnemucca, Reno, and Elko, Nevada. A trained mining-industrial workforce is available in Winnemucca and other nearby communities. The Sleeper property area is uninhabited. The overall subdued topography that characterizes much of the Sleeper property provides ample ground for the siting of mine facilities, tailings, waste dumps and heap leach facilities.

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5.0	HISTORY

The information summarized in this section is taken largely from Redfern and Rowe (2003), Gustin and Fleming (2004), Thomason et al. (2006), Giroux et al. (2009), Wilson et al. (2015), and Ressel et al. (2020). RESPEC has reviewed this information and believes it is suitable for use in this report.

The Sleeper gold-silver project is located in the Awakening district which has been active since the early 1900s. Early production of gold was associated with gold-bearing quartz veins and the district was significantly revitalized with the discovery of the Sleeper deposit by AMAX in 1982, and subsequent open pit mining from 1986 through 1996. This section summarizes historical mining operations, operators, and exploration and development work undertaken by previous owners and operators.

5.1	HISTORICAL PRODUCTION

5.1.1	EARLY MINING: 1914 TO 1982

Early production of gold in the Slumbering Hills (Awakening district), first recorded in 1914, was associated with gold-bearing quartz veins in Mesozoic metasedimentary rocks. Production increased beginning in 1936 with development of the Jumbo and Alma mines (Nash et al., 1995). Narrow quartz-adularia veins within folded metasedimentary rocks were exploited for gold at the Jumbo mine located approximately six kilometers southeast of the Sleeper mine by open pit and underground methods (Nash et al., 1995). Workings include several shafts, adits, and numerous prospects located within 2 kilometers of the eventual Sleeper mine. These old workings, probably from the 1930s, are in or adjacent to altered and veined Tertiary volcanic rocks. The Sleeper mill was constructed atop one of the historical shafts (Nash, et al., 1995). Willden (1964) tabulated a total of 26,262 ounces of gold produced from the Awakening district between 1932 and 1958.

5.1.2	AMAX: 1982 TO 1996

The post-1950s mining history of the Sleeper property, as summarized in Wood and Hamilton (1991), began in 1982 when John Wood, an exploration geologist with AMAX Gold Inc. (“AMAX”), observed iron oxide minerals in a scarp east of what became the Sleeper mine during an aerial geological reconnaissance. AMAX conducted surface geological and geochemical work over the next two years and a drilling program that identified gold mineralization that averaged approximately 1.4 g Au/t. In late 1984, AMAX’s thirty-fourth drillhole stepped out to the west of the previous drilling and intersected 102 meters of silicified breccia with an average grade of 27.8 g Au/t and 61.7 g Ag/t, including one very high-grade quartz vein containing abundant visible gold (Nash et al., 1995).

In February 1985, AMAX formally announced the discovery of the Sleeper gold deposit. Mining began in January 1986 and mill commissioning began the following month. On March 26, 1986, AMAX poured its first gold bar. Although the mine plan called for production of about 40,000 ounces in 1986, the mine produced 126,000 ounces of gold during the year at an average cost of less than $60 per ounce, making it one of the lowest cost gold mines in the world at the time.

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AMAX’s initial capital investment was recouped in the first six months of operation. During the first nine months the head grade was 25.7 g Au/t, or more than twice the expected grade, owing to bonanza grades in the Sleeper vein (Redfern and Rowe, 2003). In September 1986, AMAX began processing low-grade material in a heap leach circuit. Production increased to 159,000 ounces in 1987 (the first full year of production) and to 230,000 ounces in 1988 at an average cost of $103 per ounce (Proteus, 2002). Armed guards were hired to protect the high-grade, visible gold in the pit. In 1993, annual production declined to 100,000 ounces of gold at a cash cost of $317 per ounce. Cyprus Minerals and AMAX Inc. merged to form Cyprus AMAX Minerals Co. in 1994. AMAX suspended mining operations at Sleeper in 1996.

The Sleeper operation was designed to treat oxide mineralization by both milling and heap leaching. There was no flotation circuit in the mill to recover gold bearing sulfides. The early pit mill feed was oxide material, but zones of sulfide mineralization were present in the pit. Reported total gold production was 1,219,880 ounces from the mill and 438,609 ounces from heap leaching (Zoutomou, 2007). Silver production totaled approximately 2.3 million ounces.

After production ceased, groundwater infiltrated into the open pit, forming a pit lake. The pit lake surface is within 34 meters below the crest of the original pit limits. The mill and crushing facilities have been removed and the mill area has been reclaimed.

5.2	HISTORICAL EXPLORATION

The Sleeper deposit was largely overlain by alluvial deposits and was discovered by drilling through only a few meters of unconsolidated post-mineral cover. Over the past 40 years, there have been more than 4,400 exploration holes drilled in and around the Sleeper property by AMAX and numerous other companies. Historical drilling from 1983 through 2012 is summarized in Table 5-1. The majority of drilling has been done with reverse-circulation rotary (“RC”) methods which account for 95% of the holes and 93% of the meters drilled on the property. A map showing historical drill collar locations, to the extent known, is shown in Figure 5-1.

Sleeper exploration data includes more than 2,600 rock-chip geochemical samples, more than 11,300 soil geochemical samples, and at least 21 geophysical surveys within the current project landholdings (Ressel et al., 2020). The historical geophysical surveys included gravity, airborne magnetics, ground magnetics, induced polarization(“IP”)/resistivity(“R”), magnetotelluric (“MT”), and seismic studies, as listed in Table 5-2. Surveys completed for Paramount are described in Section 7.1.

Exploration work carried out by historical operators is summarized chronologically below.

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Table 5-1. Summary of Sleeper Deposit Drilling in RESPEC Database

Year	Company	Core Holes	Core Meters	RC Holes	RC Meters	RC + Core Tail Holes	RC + Core Tail Meters	Sonic Holes	Sonic Meters	?? Holes	?? Meters	Total Holes	Total Meters

1983 – 1995	AMAX			3,670	494,789							3,670	494,789

1989	NGM			9	438							9	438

1986 – 1987	X-Cal			140	27,600							140	27,600

1997	Placer Dome			30	6,721	11	4,243			6	2,204	47	13,168

2002	X-Cal							83	N/A			83	N/A

2003 – 2007	X-Cal	30	9,027	132	35,545	8	2,776			1	N/A	171	47,347

2004 – 2005	New Sleeper Gold	20	8,783	45	8,541					4	717	69	18,041

2008	Evolving Gold^			34	6,636							34	6,636

2011 – 2012	Montezuma Mines*	11	1,940									11	1,940

2010 – 2013	Paramount	39	14,251	100	12,201	1	296	9	360			149	27,107

1983 – 2010	Unknown	0		20	781	—		—		—		20	781
Total Drilling		100	34,001	4,180	593,251	20	7,315	92	360	11	2,920	4,403	637,847
?? Signifies unknown hole type; N/A Signifies data not available or not in RESPEC database as of effective date of this report
^ Uncertain drill type, probably RC; *southern part of Sleeper property

**Paramount drilling is described in Section7.2; locations of 2009 and 2011-2012 drilling by Evolving Gold and Montezuma Mines, respectively, have not been compiled and are not in the RESPEC drilling database as of the effective date of this report.

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Paramount Gold Nevada Property Outline
409000
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Paramount Gold Nevada
New Sleeper Gold
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AMAX
XCAL Resources
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RESPEC
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PARAMOUNT GOLD
Nevada
Sleeper Project
Nye County, Nevada, USA
Map Showing Drill Holes within Property Outline
Date: 19 AUGUST 2022
Scale: As Shown
Cordinate System: UTM NAD 27 ZONE 11 meters

Figure 5-1: Map of Historical Drilling Locations

Note: locations of 2009 and 2011-2012 drilling by Evolving Gold and Montezuma Mines, respectively, have not been compiled and are not in the RESPEC drilling database as of the effective date of this report.

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Table 5-2. Geophysical Surveys Conducted at the Sleeper Property

(from Ressel et al., 2020; Paramount surveys are discussed in Section 7.1)

Company	Year	Geophysical Survey

AMAX Gold	1987	IP/resistivity

Placer-Dome	1997	Airborne magnetics

X-Cal Resources	2003	Gravity

X-Cal Resources	2004	Gravity

X-Cal Resources	2004	IP/resistivity

X-Cal Resources	2005	Magnetotellurics (“Titan”)

X-Cal Resources	2005	IP/resistivity

Evolving Gold	2007	Gravity

Evolving Gold	2007	IP/resistivity

Evolving Gold	2007	Ground magnetics

Montezuma Mines	2009	Ground magnetics

Signal Exploration	2010	Seismic

Northgate	2010	IP/resistivity

Montezuma Mines	2010	Ground magnetics

Montezuma Mines	2011	Gravity

Montezuma Mines	2011	Ground magnetics

Montezuma Mines	2011	IP/resistivity

Montezuma Mines	2011	IP/resistivity

Montezuma Mines	2012	Gravity

Paramount	2012	Gravity

Paramount	2012	IP/resistivity

Paramount	2015	Airborne magnetics

Paramount	2015	Airborne radiometrics

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5.2.1	AMAX 1982 - 1998

Exploration efforts by AMAX leading to and following production included surface mapping and geochemical sampling, drilling, and geophysical surveys (e.g., Nash et al., 1995; Wood, 1988; Wood and Hamilton, 1991). From 1983 through 1995, AMAX drilled a total of 494,789 meters in 3,670 RC holes. RESPEC has no information about AMAX’s drilling contractors, specific rig types, sample collection methods, or collar and down-hole surveys.

In May 1984, a time-domain IP survey was conducted by DMW Geophysics for AMAX. AMAX used these IP survey data to delineate conductive rock units such as sulfidic or clay-rich zones locally present, and resistive rock units, such as veined areas with silicification (Wood and Hamilton, 1991). In general, the IP survey showed that sulfidic mineralization in the Sleeper pit area could be correlated with IP highs. An IP high was also present along the Range Front fault east of the open pit.

Paramount’s drilling data compiled by RESPEC for this report includes nine RC holes drilled in 1989 by “NGM”. RESPEC is not aware of the actual name of NGM or its relationship to AMAX. RESPEC has no information about NGM’s drilling contractors, specific rig types, sample collection methods, or collar and down-hole surveys.

AMAX merged with Cyprus Minerals to form Cyprus AMAX Minerals Co. (“Cyprus-AMAX”) in 1994. Mining operations at Sleeper were suspended in 1996 and in 1998 Cyprus-AMAX merged with Kinross Gold Corporation (“Kinross”).

5.2.2	X-CAL RESOURCES LTD 1993 -1997

In 1993, X-Cal acquired property around the Alma underground mine in the Awakening District, southeast of the Sleeper pit. X-Cal acquired additional land in 1994 and 1995, extending its holdings to the limit of the AMAX Sleeper property boundary. In April 1996, X-Cal and AMAX formed a joint venture to explore the Sleeper property, which included the land holdings of both X-Cal and AMAX. Upon entry into the district, X-Cal carried out exploration work progressing from comprehensive compilation of all data, analysis of satellite imagery and low-level aerial photography, detailed geologic and structural mapping, surface geochemical sampling, and ground-generated and airborne geophysical surveys.

From 1993 through 1997, a total of 7,599 soil samples and 2,480 rock chip samples were collected from the Sleeper property by X-Cal (Redfern and Rowe, 2003). RESPEC is not aware of the methods and procedures used for these exploration surveys nor the results.

The database compiled by RESPEC from Paramount’s drilling files indicates X-Cal drilled a total of 27,600 meters in 140 holes during 1996 and 1997 (Table 5-1). All of X-Cal’s drilling during this time was done with RC methods. Details of the drilling methods and procedures were summarized in Kornze et al. (2006), but RESPEC is not aware of X-Cal’s drilling contractors, rig types, or how collar and down-hole surveys were conducted. Although X-Cal was a reputable exploration company, this lack of information imparts risk and affects the classification of the current mineral resources presented in Section 11.

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5.2.3	PLACER DOME 1997

In 1997, X-Cal entered into an option agreement with Placer Dome US Inc. (“Placer Dome”) that granted Placer Dome the right to earn a 50% interest in the Sleeper project. During 1997, Placer Dome reviewed the Sleeper property data in detail, completed a detailed aeromagnetic survey, and drilled a total of 13,168 meters in 47 holes (Table 5-1). The RESPEC database includes six holes of unknown type for 2,204 meters, as well as 11 holes initiated with RC and finished with core tails. The 1997 drilling was an effort to extend known mineralization as well as discover new zones of mineralization. RESPEC has no information about Placer Dome’s drilling contractors, rig types, sample collection methods, or how collar and down-hole surveys were conducted. Although Placer Dome was a reputable exploration company, this lack of information imparts risk and affects the classification of the current mineral resources presented in Section 11.

Pediment and Range Front areas and approximately 60% of other target areas were covered by a detailed airborne magnetic survey completed for Placer Dome. The survey comprised E-W and N-S lines spaced 50 meters apart, with magnetometer recordings every two meters along lines. Local aeromagnetic highs were thought to be associated with volcanic, hypabyssal, or metasedimentary rock units (White, 2003). Placer Dome declined to exercise the option and the property reverted to X-Cal.

In 1997 Mineral Resources Development Inc (”MRDI”) implemented studies of the Sleeper mine tailings and heap leach pads for X-Cal. Six auger holes, approximately 7.6 to 10.7 meters deep, were drilled into the tailings. The depth and degree of oxidation was delineated utilizing data from drill samples. A metallurgical study of the heap leach pads included completion of two RC holes and three auger holes in the heap leach pads. The RESPEC drilling database does not include the 1997 auger drill holes as of the effective date of this report and are not included in Table 5-1.

5.2.4	X-CAL 1998 - 2003

Commencing in 1998, X-Cal negotiated a series of options to purchase the Kinross interest in Sleeper. In January 1999, X-Cal carried out a sampling and metallurgical test program on the Sleeper mine tailings (KCA,1999). Ten auger holes (15.2 centimeter in diameter) were drilled in the southeastern end of the tailings pond and samples were obtained from depths of 2.7 to 4.6 meters for metallurgical testing. The RESPEC drilling database does not include the 1999 auger drill holes as of the effective date of this report and are not included in Table 5-1.

In 2002, X-Cal carried out a sampling project to further test the Sleeper mine tailings impoundments. X-Cal drilled 83 sonic drill holes (3.2 to 5.1 centimeters in diameter) to depths of 9.1 to 10.7 meters (the average thickness of the tailings was estimated to range from 12.2 to 13.7 meters). The holes were sampled at intervals of 1.52 meters.

In 2003 a gravity survey was carried out at the Sleeper property by Geophysical and Geodetic Associates Inc. of Reno, Nevada for X-Cal. The survey comprised east-west and north-south lines spaced 500 meters apart with gravity measurements every 200 meters along lines. Interpretations were refined following additional gravity surveys for New Sleeper Gold in 2004 as described in the next section.

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5.2.5 NEW	SLEEPER GOLD 2004 - 2006

In January of 2004, New Sleeper Gold Corp. (“New Sleeper”) formed a 50/50 joint venture with X-Cal Resources by acquiring Kinross Gold’s 50% interest in the Sleeper property. New Sleeper assumed management of the Sleeper property as the “Sleeper JV”. RESPEC’s drilling database attributes a total of 18,041 meters of drilling to New Sleeper in 2004 and 2005. The drilling included 20 core holes, 45 RC holes, and four holes of unknown type. According to Giroux et al. (2009), the New Sleeper drilling also included 688.8 meters of sonic drilling, presumably in the waste dumps or tailings impoundment. The data for this sonic drilling has either been lost or has not been compiled by Paramount. Further uncertainty stems from Giroux et al. (2009), who stated:

“The Sleeper JV drilled a total of 122 holes at Sleeper in 2004 and 2005. Core drilling, reverse circulation drilling and sonic drilling were completed. Table 13.1A below provides footage details of each type of drilling by the Sleeper JV.”

Table 5-3. 2004 and 2005 Drill Footage Summary

(from Giroux et al., 2009)

Type of Drilling	Number of Holes	Footage

Core Drilling	57	70,841

RC Drilling	48	29,978

Sonic Drilling	17	2,260

Total	122	103,019

RESPEC is unaware of the drilling contractors, rig types, sample collection methods, or how collar and down-hole surveys were conducted in the drilling by New Sleeper. RESPEC recommends that Paramount fully compile and evaluate this information, to the extent it is available.

New Sleeper conducted trenching, electrical geophysical surveys (both IP and MT), ground gravity surveys, ‘Quicksilver’ mercury soil gas surveys, O2/CO2 soil gas surveys, geological mapping, extensive soil geochemical sampling, and aerial photography (Giroux et al., 2009).

Results from the gravity surveys of 2003 (X-Cal) and 2004 showed significant density contrast between the local basement composed of Mesozoic metasedimentary rocks, and the combined package of pediment and Tertiary volcanic rocks, providing depth to basement determinations (Thomason et al., 2006). Additional detailed gravity work in 2005 resulted in improved definition of structures and understanding of the Sleeper deposit. Wright (2005) interpreted residual gravity results to reflect a complex structure involving three primary orientations: north-south, northwest, and northeast. The Sleeper deposit appeared to be located at the intersection of northwest and northeast structural corridors, proximal to a major north-south oriented basement feature.

A natural source MT survey was conducted over the “NW and SW Pediment areas” by Quantech who also modeled results. Additional modeling of these data by Wright (2005) yielded preliminary interpretations of subsurface geology, structure, and possible alteration.

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From 2004 through 2006, approximately 55 line-kilometer IP and resistivity surveys were completed by Zonge Geosciences Inc. (“Zonge”) and Quantech Consulting Inc. (“Quantec”). Zonge and Quantech processed their respective data, and calculated 2D model inversions of the results. The inversions were forwarded to Jim Wright for geophysical interpretation (Thomason et al., 2006).

Wilson et al. (2015) stated:

“In 2004 New Sleeper completed 17 sonic drill holes (13 vertical) for a total of 641.6 meters in Leach Pad 1. All holes terminated at least 6.1 meters above the leach pad liner as required by State of Nevada regulations.”

The above is not consistent with the drilling data received from Paramount, or possibly Paramount has not compiled the New Sleeper drilling data completely.

In 1997, Placer Dome conducted a pilot clay mineralogy study on 49 drill holes using Terra Spec ASD short-wave infrared (“SWIR”) spectral analyses. The study identified a strong association between gold mineralization and ammonia minerals including NH4-illite and buddingtonite. In 2004, New Sleeper Gold expanded on Placer Dome’s pilot clay mineralogy study and gathered spectral data from approximately 250 drill holes, but RESPEC is not aware of the results or significance of this work.

Between 2004 and 2005, a variety of surface geochemical surveys were carried out. Two phases of mercury vapor surveys were completed in 2004 and 2005 as a reconnaissance tool to detect possible mineralization beneath the pediment surface. The surveys covered the entire pediment area of the Sleeper property west of and overlapping the interpreted Range Front fault. Rock chip and soil samples were collected during this period, and results were added to existing databases; as of 2006 the databases included a total of 1,762 rock chip samples and 9,866 soil samples from the property area. RESPEC has not evaluated these data and is not aware of the results.

Under the management of New Sleeper, the mill and crusher facilities were removed and the sites where these facilities formerly stood were reclaimed. New Sleeper and X-Cal equally funded work at Sleeper from August 2005 to May 2006, at which time X-Cal purchased New Sleeper’s 50% interest in the project for a combination of cash and X-Cal common stock. The Sleeper property was then consolidated 100% into X-Cal until August 2010.

5.2.6	X-CAL 2006-2010

According to Giroux et al. (2009), core drilling procedures used by X-Cal during 2007 were as follows:

“Core was collected by a truck mounted Atlas Copco CS3001 core rig capable of drill depths in excess of 2,000 feet. The drill equipment was owned and operated by EMM Core Drilling of Winnemucca, Nevada. Corrugated waxed cardboard core boxes were provided by the core contractor. Wooden blocks or plastic depth indicators were labeled and placed by the core contractors at the appropriate measured drill depths.

Preferred core size was HQ. Adverse drilling conditions preventing advancement of the HQ tools were remedied by casing the hole down to the problem zone. Occasionally a reduction to NQ tools was needed to continue the drill hole to targeted depth.

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Core holes drilled in the West Wood target were pre-collared and cased to bedrock (approximately 160-210 feet) using the RCD rig. Angle and vertical drill hole collar sites were pre-surveyed using a portable GPS positioning device.

Completion of each core hole was preceded by down hole surveys conducted by International Directional Services of Battle Mountain, Nevada. After the completion of the drill hole and down hole survey the hole was abandoned by pumping a bentonite slurry from the bottom of the drill hole to within 10 feet of the surface. The remaining surface plug was ten feet of Portland cement. Desert Mountain Surveying of Winnemucca, Nevada, conducted surface collar surveys for each core hole.

    Core boxes filled with core were neatly stacked upon pallets and tarped at the drill site until the full pallet was transported to the core processing facility. The core was washed, geologically logged and sample intervals selected and labeled by the core geologist.

The next procedure was digitally photographing the core in place utilizing scale bars to easily position the exact down hole location within each individual core box. The core boxes were then positioned next to the sheds that contain self-feeding core saws.

Each piece of silicified or hard core is placed in a confinement jig. The maximum length is one foot. The jig positions the core’s central axis producing two nearly exact volumetric halves after the core has been cut. One core half is returned to its origin box and the remaining half is placed into a pre-marked 16”X19” sample bag. The more clay rich core intervals are hand chiseled into halves by the core technician or by a geologist.

The sampling technician independently logged the core sample intervals. Copies of the sample intervals are submitted to the assay lab and a copy is archived into individual core hole folders. In addition, the folders contain copies of the geologic log, down hole survey, assays, hole abandonment sheets and surface collar surveys.”

Giroux et al. (2009) stated that X-Cal’s RC drilling procedures in 2007 were as follows:

“The reverse circulation drilling (RC) programs for both late 2006 and 2007 have utilized a Schramm 685, capable of drill depths in excess of 2,500 feet. The Schramm rig is owned and operated by DeLong Drilling and Construction of Winnemucca, Nevada. The crew consists of one driller and two driller’s helpers. The driller’s helpers have multiple tasks in addition to their mechanical drilling duties which include sample bag numbering (including duplicates), chip tray numbering, sample and chip collection and sample storage at the drill site. All drill hands are responsible for a safe, clean and organized drill site.

The preferred RC drill hole diameter is 5 3⁄4 inches produced by a pneumatic hammer and carbide button bit. If water volumes exceed capacities that prevent the advancement of the hammer tool or adverse conditions warrant the use of a tricone tool, the hammer tool is tripped out of the hole and the appropriate tri-cone diameter is returned to the bottom of the hole.

25 RSI(RNO)-M0144.21001 REV 5

Occasionally a reduction to a smaller diameter of tri-cone is needed to complete the proposed drill hole.

Depths to bedrock vary according to target location. Shallow bedrock depths (less than 20 feet) require only one 20-foot length of 6 inch inside diameter thick-walled casing. Moderate depths to bedrock (over 20 feet and under 250 feet) are cased using a conventional (weld, hammer drive, weld) casing technique. After recent sediments (sands, basin fill sand and gravels) reach accumulations in excess of 250 feet casing depth is dependent upon the sediment’s integrity (adhesive, cementation and porosity properties) and water volumes encountered. All drill holes drilled atop of mine dumps or other areas previously used as staging areas for ore (crusher sites, mill site, etc.) are cased through the mine dump fill material into bedrock at least 10 feet.

RC samples are collected from the surface every 5 feet. Provided an area has previous drilling results that warrant the over burden not to be sampled, an appropriate estimate to sample depth is provided to the driller. Duplicate samples are collected from the rotary splitter every 150 feet.

The rotary wet splitter (splitter) is attached to the rear passenger side of the Schramm. The splitter is washed down after each completed drill hole. Once surface casing is completed water and on demand drilling mud and hole conditioners are injected to suppress silica dust exposure and maintain the integrity of the drill hole.

The splitter has removable pie shaped platelets that are removed or added to maintain a consistent 20:1 volumetric split product at the exit end of the sample collection port. The sample exits the port straight downward into a 5-gallon plastic bucket. Once the 5 feet drill interval has been completed another clean bucket is placed under the exit port. The sample bucket is poured into a pre-labeled 15 inch by 17-inch sample bag. The sample bucket is rinsed once with fresh water and contents poured into the sample bag. The bag is tied and placed into a collection crib or crate that has been provided to the project by American Assay. The crib provides an additional assurance against contamination by ground exposure. The duplicates taken every 150 feet are collected by similar procedure and placed upon a black plastic sheet for drill site storage.

Drill rod changes have long been suspected for down the hole contamination during RCD drilling on other projects. At Sleeper the end of the 20 feet drill rod cycle is used to ream, clean, and dress the walls of the last 20 feet drilled. The process takes a few moments but is vital in maintaining a clean drill hole. Once the new rod for the next 20 feet is positioned, the rotation is started and down the hole pressures and water levels are allowed to stabilize. A screen is placed at the exit of the splitter and checked for debris that may have its origin from up hole. The sample bucket is re-positioned under the sample port only after the driller observes a clean return in the screen. This method takes additional time and has been proven to be a very effective method in minimizing down the hole contamination.

26 RSI(RNO)-M0144.21001 REV 5

Completion of each RCD hole was preceded by down hole surveys conducted by International Directional Services of Battle Mountain, Nevada. After the completion of the drill hole and down hole survey the hole was abandoned by pumping a bentonite slurry from the bottom of the drill hole to within 10 feet of the surface. The remaining surface plug was ten feet of Portland cement. Desert Mountain Surveying of Winnemucca, Nevada, conducted surface collar surveys for each RCD and core hole.

Compartmental chip trays (20 compartments) were used to archive drilled material from each 5 feet of drill advancement. Each compartment’s content was pre-washed prior to filling the compartment with the aid of a fitted funnel. The process minimizes any contamination from other 5 feet samples. Prior to completion of an RCD hole, the chip trays were stored and secured by the drillers at the rig site after drilling hours. All chip trays were collected after completion of each specific RCD hole. Note: The fenced compound is locked after day shift ends and remains locked until day shift resumes the following day. During the day period the electric gate is unlocked and accessible to entry only through Sleeper personnel.

All chip tray intervals are reviewed by at least one geologist and logged for geologic attributes. The chip trays are archived by drill hole number and placed upon steel shelves located in closed buildings for later additional reviewing.”

5.2.7     EVOLVING GOLD 2007 - 2008

In 2008, Evolving Gold completed an extensive exploration and drilling program over an area to the south of the Sleeper deposit entirely covered by unconsolidated alluvium and lake sediments (Ressel et al., 2020). According to a press release, the program was designed to test targets with relatively shallow cover and decreased magnetic response. Evolving Gold drilled 34 RC holes for a total of about 6,636 meters, although there are several collar files with inconsistent information (Ressel et al., 2020). Four holes failed to reach bedrock; the other holes terminated in basalt, volcaniclastic sediments, Mesozoic metasedimentary rocks, or Mesozoic granite (Ressel et al., 2020). The Evolving drilling program was not successful. There were a few drill holes with gold in the tens of ppb – not worth following up. Paramount has not compiled and evaluated this information and none of the Evolving Gold drill holes are included in the RESPEC database as of the effective date of this report. RESPEC is not aware of the drilling contractors, rig type or methods and procedures used by Evolving Gold. RESPEC recommends that Paramount compile and fully evaluate the Evolving Gold drill data for future studies of the Sleeper property.

Evolving Gold contracted a significant quantity of geophysical surveys, including seven lines of IP, two blocks of ground magnetics, and 396 gravity stations. This data was all provided to Paramount and evaluated by Mr. James Wright. Evolving Gold was exploring for another Sleeper deposit, targeting areas with shallower bedrock cover and reduced magnetic signature, which was interpreted to be from magnetite-destructive alteration.

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5.2.8 MONTEZUMA	MINES 2009-2012

Ressel et al. (2020) reported:

“Paramount has recently acquired a property explored by Montezuma Mines and most recently held by South Sleeper Resources LLC. The property consists of 152 unpatented lode mining claims (60 RO claims and 92 SH claims) that cover an area of about 12.6 square kilometers located about 2 km south of, and extending into, the Paramount property position.

The entire property is located to the west of the Slumbering Hills with no outcrop. In their exploration of the property, Montezuma Mines completed IP/Resistivity surveys, ground magnetic surveys, and extensive soil and soil gas geochemistry. The company drilled 11 holes for a total of 6,366 feet of core in 2011 and 2012. The core was analyzed for multielement geochemistry, with clay characterization by reflectance spectroscopy.”

Paramount has not compiled the Montezuma Mines drilling data and the 2011-2012 drilling is not included in the RESPEC drilling database as of the effective date of this report. RESPEC recommends that Paramount compile and fully evaluate the Montezuma Mines drill data for future studies of the Sleeper property.

5.2.9     PARAMOUNT GOLD AND SILVER CORP. ACQUISITION 2010

Paramount Gold and Silver Corp. acquired all the issued and outstanding shares of X-Cal in August 2010 by plan of arrangement. In 2013, X-Cal changed its name to Paramount Nevada Gold Corp. which was merged into Paramount Gold Nevada Corp. in early 2015. In December 2014 Paramount Gold and Silver Corp. entered into a merger agreement with Coeur Mining, Inc. (“Coeur”), Hollywood Merger Sub, Inc., and Paramount Gold Nevada Corp. pursuant to which Coeur acquired Paramount Gold and Silver after the spin-off of Paramount Gold Nevada Corp. (Paramount) owning 100% of Sleeper Mining LLC and New Sleeper LLC. Paramount’s exploration from 2010 through the effective date of this report is summarized in Section 7.0.

5.3	HISTORICAL MINERAL RESOURCE ESTIMATES

Several estimates of mineral resources at the Sleeper property were completed between 1985 and Paramount’s acquisition of the property beginning in 2010. The sources of these historical estimates are summarized in Table 5-4. The citations for historical resource and reserve estimates in this section are presented as an item of historical interest only and should not be considered representative of actual mineral resources or mineral reserves currently present at the Sleeper property. The current mineral resources for the Sleeper deposit are discussed in Section 11 of this report.

28 RSI(RNO)-M0144.21001 REV 5

Table 5-4. Summary of Historical Mineral Resource Estimates, Sleeper Property

Company	Year	Reference

AMAX	1985	Wood and Hamilton, 1991

AMAX	1989	Wood and Hamilton, 1991

Placer Dome and X-Cal Resources	1997	Mineral Resources Development, Inc. (“MRDI”), 1997

X-Cal Resources	1999	Sierra Mining and & Engineering LLC (“Sierra”), 1999

X-Cal Resources	2009	Giroux et al., 2009

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6.0	GEOLOGIC SETTING, DEPOSIT TYPE, AND MINERALIZATION

6.1	REGIONAL GEOLOGIC SETTING

The Sleeper project area is situated along the western Slumbering Hills within the western northern Nevada rift, a northwest-trending geologic province extending from southeastern Oregon to southeastern Nevada. The northern Nevada rift is a narrow region of mid-Miocene-age bimodal basalt-rhyolite volcanism, rifting, and widespread low-sulfidation epithermal mineralization (John, 2001).

In general, pre-Miocene rocks in the Slumbering Hills consist of metasedimentary rocks of the Auld Lang Syne Group and granitic intrusions. Metasediments of the Auld Lang Syne Group were part of an early Mesozoic back-arc basin sequence deformed and metamorphosed to greenschist facies during late Jurassic contraction related to the Luning-Fencemaker east-directed thrust belt (Willden, 1964; Burke and Silberling, 1973; Oldow, 1984; Wyld et al., 2002). In the central part of the Slumbering Hills, a granodioritic to monzonitic pluton was emplaced during the Cretaceous (Willden, 1964).

Tertiary volcanic rocks and intercalated sedimentary rocks unconformably overlie and intrude rocks of the Auld Lang Syne Group in the northern and eastern parts of the Slumbering Hills. Many of the Tertiary volcanic units are thought to be outflow facies of the McDermitt volcanic field and related calderas to the north, with the volcanic rocks that host the Sleeper deposit originating from a local volcanic complex (Nash et al., 1995). Quaternary pediment gravels and eolian sands lie to the west of the Slumbering Hills and cover much of the Sleeper project area.

Basin and Range extension was first manifested in lacustrine and alluvial volcaniclastic materials deposited prior to 17 Ma, and in numerous high-angle normal faults with northerly to northeasterly strikes. Although Auld Lang Syne rocks are significantly deformed at small scales, district-wide tilts in the northern Slumbering Hills suggest the principal structure is a northeast-trending arch or anticline with a southeast-dipping east limb and a northwest-dipping west limb (Nash et al., 1995).

6.2	DISTRICT AND LOCAL GEOLOGY

The Sleeper project is located on the western flank of the northern Slumbering Hills and sits largely within the adjacent Desert Valley to the west. The project area encompasses more than 180 square kilometers (Figure 3-2). Quaternary gravels, alluvium, colluvium, and a surficial sequence of eolian sand infilled the Desert Valley and covered much of the Sleeper deposit.

The Sleeper project straddles a major west-dipping range-front normal fault along the northern Slumbering Hills (Wood, 1988; Nash and Trudel, 1996). This principal fault (the “range-bounding fault”) has a total displacement up to 1,000 meters in the western Desert Valley hanging wall (Hudson, 2014b) and the Sleeper gold-silver mineralization is situated nearly entirely in the hanging wall. In the deposit area, this main range-bounding fault is interpreted by Hudson (2013a, 2013b) to dip at approximately 45° West and to separate Mesozoic metasedimentary rocks of the Auld Lang Syne Group in the footwall from middle Miocene lavas, flow breccia, and lesser epiclastic and tuffaceous rocks in the hanging wall. Previous workers (e.g., Wood, 1988; Nash et al., 1991; 1995; Nash and Trudel, 1996) interpreted an approximately 45° West depositional contact between basement Auld Lang Syne and the overlying

30 RSI(RNO)-M0144.21001 REV 5

Miocene volcanic rocks, which were cut dominoes-style by numerous steep (>70°) west-dipping normal faults including the range-bounding fault. The current Sleeper geological model uses the interpretation of Hudson (2013a, 2013b; 2014a, 2014b).

Basement rocks of the Auld Lang Syne Group in the Sleeper area are subdivided into a basal calcareous phyllite, a middle unit of argillite and phyllite, and an upper unit of fine- to coarse-grained quartzite with lesser phyllite (Ferdock et al., 2005). These rocks exhibit pervasive slaty cleavage and contain abundant muscovite from recrystallization during regional metamorphism. The Auld Lang Syne Group has a structural thickness of well over one kilometer near the Sleeper project. Rocks of the Auld Lang Syne Group host the gold-bearing quartz-adularia veins that were exploited at the Jumbo and Alma mines.

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LEGEND
4125 ft
Geologic Map Coverage
Paramount Claim Block
Winnemucca
Approximate Sleeper Pit Location
4137 ft
5750 ft
5778 ft
4176 ft
6235 ft
AWAKENING
N

Sleeper Project Claim Boundary

0 375 750 1,500 2,250 3,000 Meters

RESPEC Reno Office
775.856.5700

PARAMOUNT GOLD Nevada

Sleeper Gold and Silver Project

**Geologic Map**

Date: 08 September 2022

Scale: As Shown

Coordinate System: UTM NAD 83 Zone 11 US Meters

Figure 6-1: Regional Geologic Map of the Sleeper Project Area

(modified from Nash et al., 1995 and Ressel et al., 2020)

32 RSI(RNO)-M0144.21001 REV 5

Tertiary volcanic rocks (Nash et al., 1985) unconformably overlie and intrude Auld Lang Syne metasediments in the northern and eastern parts of the Slumbering Hills. The basal unit is a sequence of volcaniclastic rocks and local volcanic flow strata of intermediate composition up to 200 meters in thickness. The age of this unit is uncertain, but pre-dates a 17.3 Ma quartz-adularia vein cutting this unit at the Jumbo mine to the southeast of the Sleeper mine (Conrad et al., 1993).

A sequence of intermediate volcanic flows and dacitic to basaltic flow breccias overlying the basal volcaniclastic unit is approximately 150 meters in thickness. The Sleeper rhyolite, the main host of gold mineralization within the Sleeper pit, overlies the basalt unit. The Sleeper rhyolite is a sequence of flows, dikes, sills, and flow domes of quartz-eye rhyolite with sanidine phenocrysts and local biotite. The age of the Sleeper rhyolite is approximately 17 Ma, but there are no direct age dates (Nash et al., 1995). Rhyolite to quartz latite dikes and sills of similar appearance are found to the east and southeast of the Sleeper mine in the Slumbering Hills.

The Sleeper rhyolite is overlain by significant volumes of peralkaline rhyolite ash flow tuff erupted at approximately 16.2 to 16.1 Ma (Conrad et al., 1993). This strongly welded outflow unit originated from the McDermitt caldera area about 80 kilometers to the north; outcrops can be seen in the northern Slumbering Hills where it is up to about 75 meters thick. Southeast of the Sleeper mine, the Awakening rhyolite of approximately 13.6 Ma (Conrad et al., 1993) appears to have formed several flow domes along normal faults with thicknesses of up to approximately 180 meters. These rocks are generally unaltered, in contrast to the strongly altered flows of the Sleeper rhyolite (Nash et al., 1995). Some silicified but unmineralized intrusive dikes of Awakening rhyolite occur near the flow domes.

The middle Miocene basalt and rhyolite lavas, domes, and small-volume tuffs of the Slumbering Hills and Desert Valley are collectively referred to as the Sleeper volcanic center (“SVC”), which has a known extent of approximately 40 square kilometers. The SVC is spatially and genetically linked to epithermal deposits in the Slumbering Hills, which include the Sleeper deposit and deposits exploited at the Jumbo, Alma, and Mohawk mines to the southeast (Figure 6-3). Sleeper mineralization is closely associated with rhyolitic dikes and domes of the SVC.

Pliocene basalt dikes occur locally southeast of the Sleeper mine and represent the youngest igneous unit recognized in the Slumbering Hills. Older alluvium (Pliocene to Quaternary; Nash et al., 1995) occurs in the Sleeper project area. This includes gravels containing weathered quartz veins and visible gold covering the Sleeper deposit. Airfall tuff dated at 2.1 Ma locally overlies the Pliocene alluvium (Conrad et al., 1993). Younger Quaternary pediment gravels, alluvium, and colluvium overlie the Pliocene tuff and occur along the flanks of the Slumbering Hills and as infill within Desert Valley. A capping of eolian sand covers much of the Desert Valley and adjoining hills.

In 2013, Paramount initiated a re-logging program of drill core and RC chips. Based on their work, the following descriptions reflect the current interpretation of the lithologic and structural setting at Sleeper. A stratigraphic column based on that interpretation for the property area is shown in Figure 6-2.

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Figure 6-2: Stratigraphic Column for the Sleeper Property

(from Wilson et al., 2015)

The following descriptions summarize the stratigraphic column in Figure 6-2:

●

Qal: Includes alluvium (sand and gravel) and waste dumps. Gravel of both volcanic and metasediments dominate near the bedrock contact. These are interbedded with eolian sand towards the surface. Near the Range Front fault, metasediments dominate the gravels. This alluvial unit varies from less than 1 meter to >200 meters in thickness southwest of the Sleeper pit.

●

Tr: Includes the Sleeper rhyolite and possible younger rhyolite flows. Includes vitric and non-vitric rhyolite or dacite with up to 20% plagioclase phenocrysts ranging from <2 millimeters and rarely up to 9 millimeters; trace sanidine and quartz phenocrysts. Contains 3 to 5% (rarely up to 15%) mafic phenocrysts, usually ranging from <1 millimeter and rarely up to 2 millimeters; typically obscured by alteration. In the least-altered rocks, orthopyroxene is slightly more abundant than biotite.

●

Tif: Felsic intrusions similar to the Sleeper rhyolite, but usually with fewer phenocrysts; may lack quartz phenocrysts. Forms numerous dikes; some intrusions develop into sills or possibly laccoliths.

●

Tb: This unit is dominantly comprised of basalt flows to basaltic andesite. Individual flows vary from a few meters to up to 100 meters thick. Most tops of flows are highly vesicular and commonly display aa-style textures. Few flows do not contain vesicles. Rocks are aphanitic or contain rare, small phenocrysts. Some flows have up to 7% mafic phenocrysts of augite and/or

34 RSI(RNO)-M0144.21001 REV 5

olivine <0.5 millimeters in size. Others may have up to 5% plagioclase phenocrysts <1 millimeter in size. Near the top of the mafic sequence of flows is a distinctive andesite or dacite with about 10% highly elongate, small plagioclase phenocrysts. Interbedded with the flows are typically discontinuous volcanic wacke typically less than 20 meters thick. There are also debris flows of mafic material and rare mafic tuffs. The entire sequence likely exceeds 300 meters in thickness.

●

Tim: Mafic dikes (basalt to basaltic andesite), usually aphyric to aphanitic. These intrude the Sleeper rhyolite, but many are probably older. At deeper levels, particularly in the metasedimentary units, these dikes appear as fine-grained diabase to gabbro with augite and olivine.

●

Tvs: Wacke, usually fine-grained and rarely laminated. The upper part is a volcanic wacke. With depth, thin, flat clasts of Mesozoic Auld Lang Syne metasediments become intermixed, usually as distinctive fine-grained conglomerate beds; the unit becomes more quartz-rich near the base. In the north-central part of the Sleeper pit, this unit may exceed 150 meters in thickness, but elsewhere is tens of meters thick. Underlying the wacke is a unit of breccia up to 50 meters thick of Auld Lang Syne clasts, which may contain interbedded wacke; this breccia unit overlies the Auld Lang Syne Group in the northeastern part of the Sleeper pit.

●	Tc: Breccia containing angular clasts of Auld Lang Syne metasediments up to 1 meter in size. Rarely contains interbedded basaltic wacke. Thickness ranges between 0 to 50 meters.

●

Mz: Weakly-metamorphosed carbonaceous, phyllitic, siltstones and fine-grained, arkose to quartz arenite of the Auld Lang Syne Group. Very rarely carbonaceous, silty; limestone is locally interbedded and usually intensely folded. Intruded by Mesozoic mafic to felsic dikes and sills.

A geologic map of the SVC and a cross-section through the Sleeper mine area are shown in Figure 6-3 and Figure 6-4, respectively.

35 RSI(RNO)-M0144.21001 REV 5

118° 00'
N
140
Desert Valley
SLEEPER MINE
Tv
Mzs
ZZ Top
JUMBO MINE
Awakening Peak
QToa
Qya
41° 15'
Silver State Valley
Kg
Slumbering Hills
Jeep Trail
0
5
miles
QUATERNARY
Qya Younger Alluvium
QUATERNARY - PLIOCENE
QToa Older Alluvium
TERTIARY
Tv Volcanic Rocks Undifferentiated
CRETACEOUS
Kg Granites
MESOZOIC
Mzs Metasediments
from Nash et. Al. (1995)
Regional geology simplified from Willden (1964).

Sleeper Mine
NEVADA

# RockWorks Limited

Sleeper Gold Project
Humbolt County, Nevada, U.S.A.

## Local Geology

| Date: December 4, 2003 | Figure: 8 |
|---|---|

Adrian Fleming B.Sc (Hons), M.Aus.I.M.M, M.AIG

Figure 6-3: Geologic Map of the Sleeper Volcanic Center

(from Nash et al., 1995)

36 RSI(RNO)-M0144.21001 REV 5

Figure 6-4: Cross-Section looking North through the Sleeper mine area

(from Wilson et al., 2015)

6.3	MINERALIZATION

Gold-silver mineralization in the Sleeper deposit occurs within a zone of relatively large displacement normal faults adjacent to and west of the Range Front fault. The Sleeper deposit consists of four spatially overlapping types of gold-silver mineralization (Nash et al., 1995; Kornze and Phinisey, 2002):

●	Banded quartz-adularia-electrum-(sericite) veins;

●	Silica-pyrite-marcasite cemented breccias;

●	Quartz-pyrite-marcasite stockworks; and

●	Alluvial gold-silver placers in Pliocene gravels.

A network of low-displacement faults extends approximately 1,000 meters west in the hanging wall of the principal Range Front fault. This array of faults cuts and displaces stratigraphy within the Sleeper deposit; some faults host ore and other faults truncate ore zones. The Sleeper veins generally dip to the west at moderate to high angles, but some secondary hanging wall offshoots of the principal vein structures dip steeply to the east. The Sleeper deposit is draped by several meters of unconsolidated post-mineralization cover and is generally not exposed in outcrop.

Prior to mining, significant zones of mineralization at Sleeper extend for about 1,500 meters along strike and about 600 meters of width (Wood, 1988). Mineralization persists from near the pre-mining surface to depths of more than 610 meters (Hedenquist, 2005). At least eleven veins with bonanza grades were mined historically. By far the most productive were the “Sleeper Main”, “East” (i.e., “Wood”), “West”, and “Office Pit” veins. The Sleeper Main vein produced more than 0.5 Moz of gold from a single bonanza ore shoot, which had a strike length of 850 meters and width ranging from 0.3 to 4.6 meters. Level plans of bonanza-grade veins show they collectively encompass an area approximately 1,200 meters long by 450 meters wide. Most discrete bonanza zones consisted of a series of sheeted chalcedonic quartz veins distributed over cumulative widths of 10 to 25 meters. Individual veins ranged in thickness from a few

37 RSI(RNO)-M0144.21001 REV 5

centimeters to locally 5 meters. The bonanza part of the Sleeper Main vein (34 g Au/t) extended from near the top of bedrock to depths of about 213 meters; below that, the vein irregularly contains grades of as much as 8 g Au/t to depths of about 460 meters. Higher-grade vein- and breccia-hosted mineralization are localized at and near structural intersections and flexures in fault orientation.

Gold-silver mineralization is associated with marcasite and occurs as electrum and as visible particles within banded quartz veins. Antimony minerals including stibnite and kermesite are commonly identified proximal to and within more anomalous gold zones. Auriferous, banded quartz veins occur and are predominantly easterly dipping and crosscut quartz-sulfide altered volcanic strata. The banding texture is derived from multiple stages of fluid transport saturated with silica and sulfides. Commonly, bands of dark sulfides and framboidal marcasite are parallel to the microcrystalline quartz bands.

Quartz veins with high gold-silver grades at Sleeper extended up to the unconformity with overlying gravels, indicating significant post-mineralization erosion. Concentrations of alluvial gold on the down gradient or west side of the Sleeper deposit also indicate erosion of the top of the Sleeper veins. Alluvial gold is generally most abundant near the base of the alluvial cover, but at least locally may occur more than 200 meters above the bedrock unconformity.

The Sleeper deposit occurs within a large volume of highly altered rock characterized by magnetite-destructive alteration and abundant clay. Prior to mining, the Sleeper rhyolite was the principal host rock (Nash et al., 1991). The vesicular character and high iron contents of the Miocene basalt promoted the precipitation of pyrite and marcasite through sulfidation reactions. This rendered the basalt receptive to sulfide-breccia-style mineralization. The brittle and less permeable character of the Sleeper rhyolite rendered it favorable for high-grade vein mineralization.

Comprehensive reviews of the Sleeper deposit by Jackson (2006) and Jackson and Chevillon (2007) documented the chemical and alteration zonation within and immediately surrounding the Sleeper deposit. These reviews indicate the presence of a cluster of hydrothermal foci within the Sleeper deposit footprint surrounded by large, encompassing haloes of hydrothermal alteration, which are greater than 2 kilometers in diameter.

Age determinations from adularia indicate precious-metal mineralization at Sleeper formed between about 13.7 and 16.1 Ma (Conrad et al., 1993), similar to, but also much younger than, the16.3 Ma Sleeper rhyolite and underlying basaltic host rocks. A simplified cross-section model of the ore controls, mineralization, and alteration in the Sleeper deposit is shown in Figure 6-5.

The post-mining Sleeper deposit is predominantly characterized by extensive, low-grade stockwork mineralization hosted within the Sleeper rhyolite and underlying basalts. The stockwork mineralization has numerous, randomly oriented quartz-pyrite-marcasite veinlets peripheral to mid- to high- grade veins and breccias. The mid-grade mineralization consists of clast-supported breccias and narrow veins which extend down-dip from previously mined high-grade veins. These mid-grade narrow veins typically assay between 3 and 34 g Au/t, whereas the stockwork assays usually result in grades less than 3 g Au/t.

The West Wood area to the southwest of the Sleeper pit contains high-grade mineralization within a hydrothermal breccia body associated with faults and a felsic porphyritic intrusive. This zone likely represents a down-faulted block that was continuous or parallel to the West vein mined in the pit. The

38 RSI(RNO)-M0144.21001 REV 5

West Wood breccia is highly silicified with abundant sulfides, but localized veins within the breccia can exceed 100 g Au/t.

Figure 6-5: Schematic Cross-Section Model of the Sleeper Deposit

(modified from Ressel et. al., 2020. Not to scale. Volcanic occurrences shown to the east in the Slumbering Hills may be more vertically extensive than shown.)

6.4	DEPOSIT TYPES

Sleeper and other occurrences of gold-silver mineralization in the Slumbering Hills (e.g., Jumbo, Alma, and Mohawk) (Figure 6-3) have long been considered examples of epithermal precious-metal deposits (Wood, 1988; Nash et al., 1991; Conrad et al., 1993) that are now classified as the “low-sulfidation” type (e.g. White and Hedenquist, 1995; Hedenquist et al. 2000; Cooke and Simmons, 2000; Sillitoe and Hedenquist, 2003). Sleeper and other low-sulfidation deposits in the region are broadly related to middle Miocene (~17-15 Ma) bimodal basalt-rhyolite volcanism of the SVC associated with the northern Nevada rift (John, 2001). Epithermal deposits are important sources of gold and silver that form at shallow depths (<1.5 kilometers), at temperatures less than 300°C, and in hydrothermal systems commonly developed in association with calc-alkaline to alkaline, as well as continental tholeiitic (i.e., bimodal), magmatism (Simmons et al, 2005). Such deposits can have substantial precious-metal production (e.g., many deposits produce >5 Moz gold and >250 Moz silver) and are particularly known for the spectacular bonanza grades of some deposits (Cooke and Simmons, 2000).

Minerals associated with precious-metals in low-sulfidation systems include pyrite, sphalerite, arsenopyrite, gold-silver sulfosalts, electrum, and gold. Common gangue includes quartz, opal-CT, adularia, calcite, illite, and barite (White and Hedenquist, 1995). Gold typically occurs as electrum in association with silver sulfosalts, base-metal sulfides, and pyrite. (Cooke and Simmons, 2000). The geochemistry of low-sulfidation epithermal deposits is characterized by anomalously high concentrations of Au, Ag, As, Sb, Hg, Zn, Pb, Se, and K.

39 RSI(RNO)-M0144.21001 REV 5

Figure 6-6 is a schematic model of a low-sulfidation epithermal mineralizing system modified from White and Hedenquist (1995), Hedenquist et al. (2000), Cooke and Simmons (2000), and Sillitoe and Hedenquist (2003). The geological setting of the Sleeper project is somewhat more complex than the simplified model in the figure, but the overall geometry and association of features are similar.

Figure 6-6: Schematic Model of Low-Sulfidation Epithermal Precious-Metal Systems

The schematic section shows geologic relationships in typical low-sulfidation epithermal precious-metal deposits. Meteoric water circulates to depths as deep as 5 kilometers through convection driven by heat from an underlying crystallizing magma (or from heated fluids accessed through crustal extension). At depths of 1-2 kilometers below the water table, within the upflow zone, maximum temperature-pressure gradients are close to boiling conditions. At shallower levels, the local hydraulic gradient may cause rising fluids to move laterally to form outflow zones. Separated vapor with CO2 and H2S may condense in the vadose zone to form steam-heated acidic waters.

Other low-sulfidation epithermal gold-silver deposits that formed in similar bimodal volcanic settings and exhibit similar characteristics include the Hollister, Buckskin-National, Jarbidge, Rosebud, Midas, Fire Creek, Sandman, and Mule Canyon deposits in northern Nevada, as well as the Grassy Mountain deposit in Oregon and the DeLamar district of Idaho. The deposits are linked spatially and temporally to near-source volcanic rocks erupted within a discrete period in the middle Miocene from approximately 17 and 15 Ma.

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7.0	EXPLORATION

Exploration conducted by Paramount commenced in 2010 and has included soil sampling, geophysical surveys and drilling as summarized below.

7.1	PARAMOUNT GEOPHYSICAL SURVEYS 2010 - 2013

Paramount has completed three geophysical surveys since acquiring Sleeper in 2010 and contracted James Wright, J.L. Wright Geophysics Inc. to evaluate and interpret all of the Paramount and historical geophysical surveys. The following subsections summarize geophysical surveys conducted on the southern portion of the subject property between 2012 and 2015 for Paramount based on reports prepared by Mr.  Wright who performed data processing and interpretation (Wright, 2012a; 2012b; 2015).

7.1.1     2012 GRAVITY 2012

In 2012, Paramount contracted Magee Geophysical Services LLC (“Magee”) to conduct a gravity survey south of the historical Sleeper pit. Magee conducted a gravity survey over the southern portion of the property between March 28, 2012, and April 12, 2012. The objectives of the survey were to delineate structures, lithologies, and possible alteration related to gold mineralization (Wright, 2012a). Additionally, this survey aimed to fill in areas adjacent to a previous gravity study from 2005. Magee acquired a total of 1,019 gravity stations on a 100-meter grid, a 200-meter grid, and additional, widely spaced reconnaissance stations, which were added to the previous survey database. Relative gravity measurements were made with LaCoste & Romberg Model-G gravity meters. The gravity survey was tied to the gravity base at the Winnemucca Airport (DoD reference number 0474-1). Topographic surveying was performed with Trimble Real-Time Kinematic (“RTK”) and Fast-Static GPS at the same time as gravity data acquisition. All gravity stations were surveyed for easting, northing, and elevation using the RTK GPS method or, where not possible, by Fast-Static method (Wright 2012) and tied to a GPS base station. Terrain corrections were calculated to 167 kilometers for each gravity station using various procedures for three radii around each station including 0-10 meters, 10-200 meters, and 2-167 kilometers. The gravity data were processed by Magee using the Xcelleration Gravity module of Oasis montaj (version 7.0) to Complete Bouguer Anomaly (“CBA”) over a range of densities from 2.00 g/cc to 3.0 g/cc at steps of 0.05 g/cc.

Magee provided Mr. Wright with gravity data corrected to the CBA stage. Previous work by Mr. Wright at the Sleeper property indicated that a density of 2.35 g/cc was representative of the rock types in the survey area (Wright 2012a). Mr. Wright gridded the data with a kriging algorithm using a spacing of 50 meters with additional processing to produce regional, residual, and horizontal gradient grids. All four grids were contoured for import to MAPINFO and ARCGIS.

Mr. Wright concluded that the gravity data reflected three major north-south structures extending south from the Sleeper deposit for more than 30 kilometers. The structures bound a perched basin and horst block extending along the west side of the Slumbering Hills. The basin appeared to be detached from the Sleeper deposit by a major northwest structure, locally called the “Awakening Structure”. Right lateral offset along the Awakening Structure accommodated basin and range extension and isolated the deposit area.    North-South and northwest trending structures control mineralization at the Sleeper deposit with

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high-grade gold associated with their intersections. Mr. Wright indicated that three major north-south structures defined by the gravity survey should be considered as corridors of interest. Reconnaissance IP surveys were also recommended for certain areas within the project boundary to identify areas of elevated sulfide concentrations (Wright 2012a).

7.1.2     INDUCED POLARIZATION SURVEY 2012

Zonge International, Inc. (“Zonge”) performed a gradient array induced polarization and resistivity (“IP/Res”) survey on the southern extent of the property during July and August 2012. The purpose of the survey was to further clarify two areas of structural complexity identified as potential extensions of the Sleeper deposit during interpretation of the gravity survey conducted in March and April of 2012 by Mr. Wright. The gradient array IP/Res data were acquired along lines oriented N90° East using 50-meter receiver dipoles with 200-meter line spacing for approximately 62.7 line-kilometers of coverage. Zonge personnel used a Trimble PRO-XR GPS receiver that utilizes the integrated real-time DGPS beacon for position corrections. Each transmitting electrode consisted of three, four-foot diameter pits lined with aluminum foil and soaked with salt water. The electrode pits connected to the transmitter with 14-gauge wire. Measurements were made at 0.125 Hz. Each receiver spread consisted of six potential dipoles, comprising 300 meters of coverage per receiver set up (Zonge, 2012).

Measurement instrumentation consisted of Zonge model GPD-32II multiple purpose receivers. The electric field was measured at the receiver site using non-polarizing ceramic porous-pot electrodes connected to the receiver with insulated 14-gauge wire. The signal source was a Zonge GGT-30 transmitter- a constant-current 30 kW transmitter controlled by an XMT-32 transmitter-controller. Power was provided by a Zonge AMG-30DL motor-generator equipped with an internal voltage regulator. Transmitter-receiver synchronization was maintained with identical crystal oscillators, synchronized before data acquisition. A minimum of three measurements were saved for each data point, with outlying values accounting for extraneous noise sources (such as lightening discharges and man-made electrical currents) removed from the data set. Zonge produced an average value for chargeability and resistivity for each data point.

Mr. Wright performed data processing and interpretation (Wright, 2012b). Mr. Wright processed the data with a kriging algorithm using a spacing of 50 meters with additional processing to produce regional, residual, and horizontal gradient grids. All four grids were contoured for import to MAPINFO and ARCGIS. Mr. Wright concluded that the north-south and northwest oriented structures interpreted from the 2012 gravity survey showed excellent correlation with the resistivity data. Mr. Wright also compared the resistivity and chargeability data to earlier IP and magnetic data. Good agreement was found between all the data sets. The data showed weak chargeability anomalies in both survey areas, relative to structures.

Mr. Wright proposed drilling six holes to further test the anomalies identified. The holes were proposed in areas with chargeability highs in geologic settings similar to that found at the Sleeper deposit and with interpreted structural connections to the deposit.

7.1.3     AIRBORNE MAGNETIC SURVEY 2015

Precision GeoSurveys of Vancouver, British Columbia performed an airborne magnetic survey of the southern portion of the Sleeper property on June 22-23, 2015. A total of 1,024 line-kilometers was

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surveyed on lines spaced 100 meters apart, and on an east-west orientation, with north-south tie lines every 1,000 meters. The survey lines were flown with a helicopter with a laser altimeter on board and the magnetometer attached to a boom extending from the front of the aircraft. The laser altimeter was used to measure the height of the magnetometer over the terrain (Wright, 2015).

The data was processed by Mr. Wright who merged the 2015 airborne magnetic survey with one flown in 1997 by Placer over the northern portion of the property, which included the Sleeper deposit. The surveys overlapped in the central portion of the property to allow level shifting of the 1997 survey to match that of the 2015 survey. Once the earlier survey data were corrected, Mr. Wright processed the combined data with a kriging algorithm at a spacing of 25 meters. The gridded field data was then reduced to the pole (“RTP”) with a USGS algorithm. The RTP was further processed to produce a first vertical derivative (“VD”). All three of the processed datasets were then contoured as MAPINFO and ARCGIS files and used for interpretation (Wright, 2015).

Mr. Wright overlayed the interpreted magnetic data from the 2012 survey over the combined gravity data. Mr. Wright’s interpretation included delineation of a large Jurassic intrusive body located south of the Sleeper deposit, which is bounded by two north-south structures to form a perched basin. A ridge to the west of the basin is composed of the Jurassic intrusion and is offset by a group of northwest oriented structures. Drilling by Paramount and earlier operators confirms that much of the southern portion of the subject property is underlain by the Jurassic intrusion and potentially mafic dikes.

7.2	PARAMOUNT DRILLING 2010 - 2013

Paramount commenced drilling at Sleeper in October of 2010 and continued through spring 2013. A total of 27,107 meters were drilled in 149 holes as summarized in Table 7-1. Approximately 67% of the holes and 45% of the meters were drilled with RC methods, including 65 shallow RC holes to sample historical waste dumps in the mine area. Nine holes in the waste dumps were drilled using sonic methods. Conventional wireline core drilling methods were used for 26% of the holes and 54% of the meters drilled by Paramount, including one hole started with RC and finished with a core tail. Paramount’s drill hole collar locations are shown in Figure 7-1.

The initial drill campaign focused on two mine area zones (West Wood and Facilities areas) with the twin goals of validating the 2009 resource block model, and to demonstrate continuity/strike extension. Several holes were drilled to obtain samples for metallurgical testing.

Table 7-1. Paramount Drilling in 2010 - 2013

Year	Core Holes	Core Meters	RC Holes	RC Meters	RC + Core Tail Holes	RC + Core Tail Meters	Sonic Holes	Sonic Meters	Total Holes	Total Meters

2010	5	1,408.8	8	2,418.6	1	296.0			14	4,123.4

2011	10	2,348.6	74	6,283.5			9	359.66	93	9,027.8

2012	14	6,009.4	18	3,499.1					32	9,508.6

2013	10	4,447.7							10	4,447.7

Totals	39	14,250.5	100	12,201.2	1	296.00	9	359.66	149	27,107.4

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Figure 7-1: Map of Drill Holes Within the Sleeper Deposit

7.2.1    2010-2011 PARAMOUNT DRILL PROGRAM

During 2010 and 2011, Paramount drilled 15 core holes, 82 RC holes, nine sonic holes and one RC with core tail hole for a total of 13,151 meters. All drill hole locations were surveyed by hand-held GPS devices. The azimuth was marked on the ground to align the drill rig, whereas the angle was determined by the driller and checked by the site geologist when possible.

The RC drilling was carried out by DeLong Drilling and Envirotech Drilling, both of Winnemucca, Nevada. Some of the holes were drilled with a Schramm T685W truck-mounted rig. The equipment included an 11.4-centimeter pipe and a face-return bit. The holes were drilled with a combination of a hammer bit at shallow depths and a tricone or rock bit once the hammer could no longer progress. The holes were drilled with water injection in the upper portion of the hole and with groundwater below the water table. The drill rig was equipped with a rotary splitter. The drillers were allowed to use bentonite to stabilize the holes when needed. The RC sample interval was 1.52 meters (5.0 feet). Each sample was collected in a cloth bag inside an 18.9-liter bucket to assure that adequate coarse and fine material was collected.

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Each drill hole was surveyed down-hole by International Directional Services (“IDS”) to measure deviation. RESPEC is unaware of the instrumentation, methods and procedures used by IDS.

The sonic drilling was conducted by Boart Longyear with an LS600 Sonic drill that utilized a combination of various sonic frequencies, rotation, core barrel, and borehole casing to collect samples in the unconsolidated mill tailings. The samples are retrieved directly from the core barrel and put into plastic bags the size of the core and labeled by the driller with the end depth of the sample interval.

The core drilling was carried out by Redcor Drilling of Winnemucca Nevada and American Drilling Corp. of Spokane, Washington. RESPEC is unaware of the rig type(s), methods and procedures used for the core drilling.

7.2.2    2012-2013 PARAMOUNT DRILL PROGRAM

Paramount drilled a total of 13,956 meters in 42 holes in 2012 and 2013 (Table 7-1). RESPEC’s drilling database includes 24 core and 18 RC holes drilled by Paramount in 2012. It appears that similar down-hole survey methods and drilling methods and procedures from the 2011 program were used for the 2012 and 2013 RC and core holes, however RESPEC is unaware of the contractors and rig types used.

The Paramount drilling in 2010 through 2013 provided infill and added confidence to some of the historical drilling results within the “Facilities” and “West Wood” areas of the remaining, unmined portions of the Sleeper gold-silver deposit. No new mineralization was discovered with the Paramount drilling, but this drilling resulted in validation of earlier historical results and the core drilling provided samples for metallurgical testing as discussed in Section 10. Representative drill hole cross-sections showing the drilling results are provided in Section 11.0.

7.2.3    2021 PARAMOUNT DRILLING

After the effective date of the drilling database for the current mineral resources presented in Section 11.0, RESPEC was made aware of nine RC holes for more than 2,265 meters drilled in 2021 near the Sleeper open pit and the “Range Front” areas (Figure 7-2). Three of these holes were intended to be finished with core tails but were not completed to the planned RC depths and no core drilling was done. Assays, drill logs, and down-hole surveys have not been received for the 2021 drill holes and RESPEC has not verified the 2021 drill data and results.

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Figure 7-2: Map of 2021 Drill Collar Locations

(from Paramount, 2021)

7.3	PARAMOUNT EXPLORATION ASSESSMENT 2020

In 2020, Paramount conducted a target generation exercise for the Sleeper project with the assistance of RESPEC geologists. The exploration potential of the Sleeper project is discussed in Section 23.5.

7.4	HYDROGEOLOGY

The authors are not aware of any relevant hydrogeology data obtained by Paramount. RESPEC recommends that Paramount compile and evaluate any relevant historical hydrogeology data to the extent it may be available.

7.5	GEOTECHNICAL DATA

The authors are not aware of any relevant geotechnical data obtained by Paramount. RESPEC recommends that Paramount compile and evaluate any relevant historical geotechnical data to the extent it may be available.

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8.0	SAMPLE PREPARATION, ANALYSIS, AND SECURITY

This section summarizes all information known to RESPEC relating to sample preparation, analysis, security, and quality assurance/quality control (“QA/QC”) procedures that pertain to the Sleeper project. The information has either been compiled by RESPEC from historical records or provided by Paramount. Much of this section has been extracted and modified from Gustin and Fleming (2004), Giroux et al. (2009) and Wilson et al. (2015, 2017).

The historical records of sample preparation, analysis, security, and QA/QC procedures summarized below are incomplete and have not been fully compiled and evaluated by Paramount. RESPEC recommends that Paramount fully compile and evaluate the existing historical information to the extent it is available.

8.1	HISTORICAL SAMPLE PREPARATION, ANALYSIS, QUALITY ASSURANCE/QUALITY CONTROL PROCEDURES AND HISTORICAL SAMPLE SECURITY

8.1.1	AMAX, PLACER DOME, AND X-CAL 1983 - 2002

Available information was summarized by Gustin and Fleming (2004) who stated:

“The authors do not have any documentation for sample preparation, bagging, security, and transportation practices used by Amax and Placer Dome. However, summary data sheets and summary reports prepared by these companies, their employees and geological consultants, and the analytical laboratories are available. The sampling done prior to X-Cal was handled by geological and engineering employees of and consultants to large, professional Canadian and American mining companies. It is not unreasonable to expect that these persons used sampling techniques in accordance with industry-accepted protocols. These organizations reportedly used accredited commercial laboratories in addition to in-house laboratories.

X-Cal has established and maintained a strict regimen of quality control and quality assurance procedures in the handling, bagging, transportation, security, preparation, and analysis of exploration samples taken from the Sleeper project. According to information made available to the authors, X-Cal used Bondar Clegg and Chemex for all of their assaying. Bondar Clegg is now wholly owned by Chemex, which is ISO 9002 registered and certified by KPMG in Canada and the U.S.A.

X-Cal’s sample handling, analysis and security procedures are described below. X-Cal’s exploration samples were protected from contamination or disturbance from third parties by storage on plastic sheeting inside a guarded perimeter fence at the sample storage sites. No samples were collected by officers or directors of the company or any associate of the issuer. The samples were drilled, collected, transported, and processed by independent contractors.

For samples submitted to Chemex, the procedures are described below. Chemex picked up the samples and transported them directly to its sample preparation facility in Elko, Nevada, using chain-of-custody identification and tracking procedures. Chemex prepared the samples

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for assay and geochemical analysis. If the samples were wet, they were dried in low temperature ovens. Then, depending on the type of analysis requested, the samples were split, sieved, crushed, and pulverized. Finally, Chemex shipped the pulps to its laboratory in Vancouver, British Columbia for final chemical analysis, maintaining custody of the samples the entire time. The authors do not know procedures used for samples submitted to Bondar-Clegg. X-Cal has used a variety of quality control procedures in its verification of assay values reported by Chemex. Two kinds of check assays were completed. Duplicate samples were selected by X-Cal personnel and analyzed by Chemex. In addition, assay “standard” samples, which have a verified known, measured content of minor and trace elements, were sent to Chemex along with regular samples in each given shipping batch. Where higher gold values were encountered in the drilling or the presence of visible gold is suspected by visual geologic logging and/or the panning-sluicing of samples, X-Cal requested a screen fire Metallic assay. All samples were sent to Chemex in Elko, Nevada. X-Cal’s routine procedures involved submitting blanks and standards with each batch of samples. Duplicate samples were sent to American Assay Laboratories in Reno. The sampling and assaying procedures utilized by X-Cal on its Sleeper project appear to have been professional and consistent with industry practice.”

Bondar-Clegg and Chemex were commercial analytical laboratories independent from X-Cal. RESPEC is unaware of the specific laboratory certifications held by Bondar-Clegg and Chemex at the time of analysis of the X-Cal samples.

Records of laboratory sample preparation and analytical methods used by AMAX, Placer Dome, and X-Cal prior to 2003 are incomplete but to some extent exist in the files of Paramount. RESPEC recommends that Paramount fully compile and evaluate this data.

8.1.2	NEW SLEEPER GOLD 2004 - 2005

The methods and procedures used by the New Sleeper Gold joint venture for sample preparation, sample security and analysis of the 2004 and 2005 RC drilling samples have been summarized by Kornze et al. (2006) as follows:

”New Sleeper followed the regimen of quality control and quality assurance procedures in the handling, bagging, transportation, security, preparation, and analysis of exploration samples taken from the Sleeper Gold Property as defined in the written QA/QC protocol. New Sleeper used American Assay Laboratories and ALS Chemex for all of its assaying. Both laboratories are based in Reno.

New Sleeper’s sample handling, analysis and security procedures followed generally accepted industry standards. Samples were protected from contamination or disturbance from third parties by storage on plastic sheeting inside a guarded perimeter fence and/or at the core logging and storage facility at Sleeper inside the perimeter fence. During the exploration drilling campaigns in 2004 and 2005 persons were present at the Sleeper site on a seven-day basis and at night the access gate was locked. This ensured security of samples. No samples were collected by directors of the company or any associate of the issuer. The samples were drilled, collected, transported, and processed by independent contractors.

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Most drill samples were processed by American Assay Laboratories. American Assay picked up the samples from the core shed at Sleeper and transported them directly to its sample preparation facility in Sparks, Reno, Nevada, using chain-of-custody identification and tracking procedures. American Assay prepared the samples for assay and geochemical analysis. If the samples were wet, they were dried in low temperature ovens. Then, depending on the type of analysis requested, the samples were split, sieved, crushed, pulverized, and analyzed at Sparks. American Assay laboratories thus maintained custody of the samples the entire time. Finally, American Assay laboratories shipped the pulps back to Sleeper where they have been stored in secure steel containers.

New Sleeper used a variety of quality control procedures in its verification of assay values reported by American Assay Laboratories. Duplicate samples were collected from RC holes and included in each batch dispatched from the Sleeper Gold Property site. In addition, assay “standard” samples, which have a verified known, measured content of gold and silver, were sent to American Assay Laboratories along with regular samples in each given shipping batch. Standard samples were submitted with all drill sample consignments irrespective of drilling method. Generally, 1 in 20 samples was a “standard”. Where higher gold values were encountered in the drilling or the presence of visible gold is suspected by visual geologic logging New Sleeper’s protocol required a screen fire Metallic assay. Selected drill samples were also submitted to a third party for check assay following completion of the primary analysis by American Assay Laboratories. These samples representing approximately1 in 20 were in sent to ALS Chemex.”

RESPEC is unaware of the laboratory sample preparation and analytical methods used by New Sleeper Gold. RESPEC believes that this information likely exists in the files maintained by Paramount and recommends that Paramount fully compile and evaluate this information to the extent it is available.

RESPEC is unaware of the actual QA/QC procedures used by New Sleeper Gold, or the results of analyses of QA/QC samples that may have been used by New Sleeper Gold.    RESPEC believes significant QA/QC information from New Sleeper Gold has not been compiled or evaluated by Paramount. RESPEC recommends that Paramount fully compile and evaluate the New Sleeper Gold QA/QC procedures and results to the extent they are available.

8.1.3	X-CAL 2003 - 2007

According to Giroux et al. (2009), X-Cal’s procedures for core and RC samples were as follows:

”American Assay Laboratories were scheduled to pick up the sample “cribs” near the end of a 10-day drilling shift. Predominantly one drill hole was placed in the shipping crib. If additional crib room is needed to ship a few samples from another drill hole, a plastic liner separates the two sample sets. This procedure helps the lab personnel sort the core or RCD samples after delivery to the Sparks, Nevada prep facilities and prevents co-mingling of drill holes located in different target areas. Duplicate RCD samples were collected from every drill hole on 150 feet increments. Example: drill hole FAC-07-55, sample interval 145-150 feet would have a duplicate split collected at the wet splitter and labeled 145-150 D. The duplicate RCD samples were temporarily stored on plastic liners near the geology office. The duplicate samples for

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each individual drill hole once air-dried were placed in larger shipping bags labeled with drill hole numbers and intervals.

The duplicate samples were stored at Sleeper mine site until a shipment quantity “batch” would be ready for transport. The samples would be hand delivered by Sleeper personnel to the ALS Chemex’s prep facilities located in Winnemucca, Nevada. Assay submittal sheets and standards accompanied the samples and copies of the submittals were retained by X-Cal for archive.

Duplicate samples were collected at the RCD rig every 150 feet (45 meters) and identified by a letter “D” following the footage designation. Duplicate samples of specific core intervals were selected from sample rejects after the principle [sic] lab preparation and assays were completed. Commercial standards of various gold concentrations (pre-packaged pulps) were introduced into the analytical lab’s sample stream at the pulp stage.”

American Assay Laboratories (“AAL”) and ALS Chemex (“Chemex” or “ALS”) were commercial analytical laboratories independent of X-Cal. RESPEC is unaware of the specific laboratory certifications held by AAL and Chemex during 2003 through 2007.

During 2003 at Chemex, gold was determined by fire-assay fusion of a 50-gram aliquot followed by an atomic adsorption (“AA”) finish. In some cases, gold was also determined by fire-assay fusion of a 50-gram aliquot followed by a gravimetric finish. Silver was determined by AA and inductively coupled plasma optical-emission spectrometry (“ICP-OES” or “ICP”) after a 4-acid digestion. In some cases, silver was determined by fire-assay fusion followed by a gravimetric finish.

At AAL during 2003, gold was determined by fire-assay fusion followed by a gravimetric finish. Silver was determined by AA after a 2-acid digestion and in some cases by fire-assay fusion with a gravimetric finish.

The same analytical methods were used at ALS and AAL for drill samples analyzed during 2004 -2006. In addition, some samples were analyzed for gold by both labs using a 50-gram fire-assay fusion followed by an ICP finish. Some samples were also analyzed at AAL using a “metallic screen” fire-assay fusion procedure. In 2006, ALS determined silver by ICP-OES after an aqua regia digestion and gold was determined by fire-assay fusion followed by an ICP finish. Beginning in 2007 and continuing in 2008, gold and silver were determined at AAL and ALS in some cases using a 30-gram fire-assay fusion with either an AA or gravimetric finish.

The X-Cal QA/QC program in 2007 was described by Giroux et al. (2009) as follows:

”The assay quality control program used during 2007 was industry standard and included collection of field duplicate samples, insertion of reference samples (standards), and regular submission of samples to a second laboratory for check analyses. The principal laboratory was American Assay Laboratories (AAL) in Reno, Nevada, and the check laboratory was ALS-Chemex (ALS) in Reno, Nevada Prior to submitting samples to AAL, X-Cal had a stipulation protocol that drill samples submitted for assay would require an automatic check assay by AAL if gold values reported were greater than 3 grams and or silver values were greater than 60

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grams. In addition, drill intervals that were inspected by the supervisory geologist and visually contained geologic features that accompany higher-grade mineralization, including but not limited to banded veins, dark sulphide bearing breccias, antimony sulphides or visible gold were reported to the lab prior to assay analysis. The principle [sic] lab preps the indicated higher-grade zone. Between each of the individual samples that have been highlighted by the supervisory geologist, 5 feet for RCD and 2 1⁄2 feet for core, a barren silica sand flush was used to clean the grinding equipment.

A total of 565 samples were assayed as check samples (565 samples to AAL and 565 duplicates to ALS). The standards inserted into the sample stream totaled 359. Results of the assay quality control program show generally acceptable gold assaying. For future drilling programs, additional check assaying is recommended. Field duplicates were collected while drilling for the reverse circulation drill holes. Core duplicates were collected from processed core rejects that were returned to the Sleeper mine site by the principle [sic] laboratory (AAL) and then the same reject was sent to the secondary lab (ALS) for check analysis.”

According to historical records reviewed by RESPEC, X-Cal also inserted coarse blanks into the 2003-2007 drill sample stream. The blanks were reportedly created in-house, but the origin of the blank materials and other details are not known.

RESPEC’s evaluation of the X-Cal QA/QC information as summarized in Section 8.3.

8.1.4	EVOLVING GOLD 2009

Evolving Gold’s drilling, sample preparation and laboratory analytical methods have not been compiled by Paramount. RESPEC is unaware of the methods and procedures used and recommends that Paramount fully compile and evaluate the Evolving Gold drill data for consideration in future studies of the Sleeper project.

8.1.5	MONTEZUMA MINES 2011 - 2012

Montezuma Mines’ drilling, sample preparation and laboratory analytical methods have not been compiled by Paramount. RESPEC is unaware of the methods and procedures used and recommends that Paramount fully compile and evaluate the Montezuma Mines drill data for consideration in future studies of the Sleeper project.

8.2	PARAMOUNT SAMPLE PREPARATION, ANALYSES, SAMPLE SECURITY AND QUALITY ASSURANCE/QUALITY CONTROL PROCEDURES

Samples from Paramount’s drilling in 2010-2013 were transported by drill contractors from drill sites to the Paramount shop at the Sleeper site facilities outside of Winnemucca, Nevada. Drill core was placed in core boxes and marked with wooden blocks, in feet, by the drilling contractor. The core was transported to the shop logging facility at site daily to have the wooden blocks converted to meters. At the logging facility, each box was photographed and placed on a core logging table or a pallet. The core was then logged by a Paramount geologist who recorded lithological, alteration, mineralization, and

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structural information, including the angle of intersection of faults with the core, fault lineations, fractures, veins, and bedding. The entire length of core was then prepared for sampling.

Sample intervals were based on the geological logs in an effort to separate different lithologies and styles of mineralization and alteration. Sample length generally did not exceed 1.52 meters (5.0 feet) and, where possible, correlates to the drilling runs. If any significant veins, veinlets, healed breccias, or other potentially mineralized planar features were present, the geologist marked a line down the length of the core where the core should be sawed or split to ensure a representative sample was taken by the sampler. After logging was completed, sample intervals were marked and assigned a unique sample identification (sample tag), with the sample tag stapled inside of the box at the end of each sample interval. A duplicate sample tag for each interval was placed inside the sample bag, and the sample number was recorded in the sample tag booklet. Sample numbers were numeric and did not identify the drill hole, depth, or any other indication of sample location.

The core boxes were then moved to the sampling station where a technician cut competent core in half with a diamond-blade core saw, while highly broken core was split by hand directly from the box using a brush and spoon in an effort to take a representative half-core sample. One half of the core was placed into a cloth sample bag labeled with the sample number. The other half was placed back into the core box for future reference. The responsible technician filled out a core cutting/splitting form recording the sample number, the starting and ending footage of the sample interval, and the date. The sample bags were tied off and stored in the secure shop facility until the sample batch was ready to be shipped.

When the core samples were prepared for shipment, they were laid out in order (including quality assurance/quality control samples) at the Paramount logging facility at site. A complete sample inventory was filled out and maintained. Drill core sample bags were placed into rice bags, and each rice bag was sealed with a numbered security seal. Only samples from a single drill hole were included in a shipment. A sample submittal form was prepared with the shipment number, security seal numbers, the sample numbers, the type of analyses requested, and a list of samples to be duplicated. A hard copy of the submittal form was included with the sample shipment and an electronic copy was emailed to the lab.

No core duplicates were collected. A coarse reject (or preparation) duplicate for every 20 samples, and a pulp-duplicate analysis of every 20th pulp was requested from the laboratory. Additionally, one sample in every batch of 20 samples was to be quartered and both quarters submitted to the lab as duplicates with different sample numbers. Control blanks and reference standards accompanied each 20-sample batch to the laboratory. The labs were instructed to run samples in numerical sequence to ensure that field QA/QC samples were assayed in each batch.

RC samples were collected in a cloth bag inside a five-gallon bucket to assure that adequate coarse and fine material was collected. All sample bags were labeled with a unique sample number only with careful record kept with the corresponding depth/interval/ hole number. All samples were tied and put into sample crates, which were then picked up from the drill site or from behind the locked gates of the mine site by ALS. The date and the number of samples transported were recorded on a sample handling form. The samples were arranged in a manner to ensure that all samples, blanks, and standards were accounted for, and were photographed prior to shipment for analysis.

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RC rig-duplicate samples were collected at the drill rig as described in Section 7.2. For RC sampling one sample in every batch of 20 samples was quartered and both quarters submitted to the lab as duplicates with different sample numbers. Control blanks (barren material) and certified reference materials (“CRMs”) accompanied each 20-sample batch to the laboratory. The duplicates were delivered to Inspectorate, a secondary laboratory, as a check on ALS the primary laboratory. The labs were instructed to run samples in sample number numerical sequence to ensure that standard reference samples and coarse blanks were assayed in order in each batch.

During the 2010-2013 drilling programs, commercially prepared CRMs obtained from MEG and RockLabs were inserted into the sample sequence for the purpose of QA/QC. To meet Paramount’s QA/QC protocols, the standards needed to assay within three standard deviations of the recommended gold value furnished from MEG, RockLabs, and CDN. Two of the CRMs have certified silver values as well. If any samples assayed outside the three standard deviation limits, the sample previous to and after the failed sample were examined for accuracy and for cohesiveness with geology and mineralization. Any failures and surrounding samples that were thought out of the ordinary after this examination were re-assayed.

The blank materials used by Paramount are shown in Table 8-1.

Table 8-1. Paramount Blank Materials for 2010-2013

Blank ID	Certified Value	Type	Origin

AuBlank40	<0.002 ppm	coarse	MEG Labs

MEG- Blank.11.01	<0.005 ppm	pulp	MEG Labs

Blank	<0.005 ppm	coarse	commercial crushed white marble

Sonic drilling samples were taken directly from the drill pipe and put into plastic bags the size of the core and labeled by the contractor with the “ending” footage and an arrow. The samples were picked up from site, delivered to the shop facility and placed on the core logging tables in order. The geologist logged the samples and measured off meters. Each one-meter sample was then placed in one or two 45.7 by 61-centimeter plastic bags and closed for shipping. The samples were placed in samples bins and transported to McClelland Laboratories (“McClelland”) by DeLong Construction and Drilling Company in a large transport truck. Lids were nailed onto the sample bins to keep them secure. The samples were delivered to the laboratory the same day they were picked up from Sleeper.

The samples were logged into McClelland and adequate material for analysis was split from each one-meter sample. The samples were coarsely crushed at McClelland and then delivered to ALS for determination of gold by fire-assay fusion with an AA finish and silver by ICP analysis. CRMs were inserted between every 20 samples.

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ALS crushed the samples to 75% passing a six-millimeter mesh and then split off 250-gram subsamples for pulverization to 85% at -<75 microns (200 mesh). Cleaner sand was run through the crusher every five samples or at any color change in the sample noticed by ALS technicians. Cleaner sand was pulverized between every sample in the pulverizing step. ALS was independent from Paramount and maintained an ISO 9001:2008 accreditation for quality management and ISO/IEC17025:2005 accreditation for gold assay methods.

In 2011 and 2012, silver was analyzed at ALS by ICP following a 3-acid digestion, and, in some cases, by 50-gram fire-assay fusion with a gravimetric finish. Gold was determined at ALS by both 30-gram and 50-gram fire-assay fusion with either an AA or gravimetric finish.

During 2011 and 2012, samples were also analyzed at Inspectorate in Sparks, Nevada. Silver was determined by either AA after a 4-acid digestion, or by ICP following an aqua regia digestion. Gold was determined by 30-gram and 50-gram fire-assay fusion with either an AA or gravimetric finish. Inspectorate was a commercial analytical laboratory independent from Paramount. RESPEC is unaware of the certifications held by Inspectorate in 2011 and 2012.

During 2013, all drill samples were analyzed at ALS. Gold was determined by 30-gram or 50-gram fire-assay fusion with either an AA or a gravimetric finish. Silver was determined by AA, ICP and fire-assay fusion with a gravimetric finish.

Pulps were split to separate a 30-gram aliquot for determining gold by fire assay with AA finish (ALS code Au-AA23). A separate five-gram aliquot was used for ICP-AES determination of silver and 32 major, minor, and trace elements following a four-acid digestion (ALS code ME-ICP61). Further aliquots were taken from the same pulp for fire assay with gravimetric finish (ALS code Au-GRA21) if the original gold assay exceeded the 10.0 g Au/t upper limit of detection. Samples that assayed greater than 100 g Ag/t were reanalyzed using a 10-gram aliquot with a four-acid digestion for silver and an AA finish (ALS code AG-OG62). Samples that assayed greater than 1,500 g Ag/t were reanalyzed using a 30-gram fire assay with a gravimetric finish (ALS code Ag-GRA21).

Paramount compiled an electronic database containing all historical and 2010-2013 drilling information. This database is maintained using SQL software and is housed by an off-site remote server that is controlled by a third-party database expert. All database inquiries and data requests are routed through this third-party expert. All data are controlled by Paramount’s designated data manager and this third-party expert to prevent any unauthorized changes to the Paramount database. Paramount has established QA/QC protocols for data management, verification, validation, and data screening. These protocols consist of primary and secondary checks on electronic entry of field data, drill hole data, sample information, assays, and geochemistry. All information is verified and cross-checked by Paramount and the third-party database expert to ensure accuracy.

8.3	QUALITY ASSURANCE/QUALITY CONTROL RESULTS

RESPEC has compiled and evaluated QA/QC results from X-Cal’s 2003 to 2007 and Paramount’s 2010 to 2013 drilling programs that have been found as of the date of this report. Efforts are ongoing to uncover additional data where possible. Analyses of certified reference materials (“CRMs” or “standards”), blanks,

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field duplicates, preparation, and pulp duplicates have been identified, and where possible, compiled and discussed in this section.

The CRMs, blanks, and field duplicates were inserted into the primary drill sample streams that were submitted to the primary lab, and the preparation and pulp duplicates were created at the primary lab. All of the QA/QC samples discussed herein were analyzed by the primary lab, with the exception of X-Cal’s core preparation duplicates.

The QA/QC sample types are described as follows.

CRMs. CRMs used in mineral exploration are usually powders comprised of rock-forming minerals that include metal(s) of interest in known concentrations, and they are used to assess analytical accuracy. CRMs analyses are evaluated using criteria for passing or failing. CRMs are usually obtained from commercial suppliers, and these suppliers provide specifications that include the average of many analyses of the CRMs by multiple labs, which is referred to as the certified value, as well as the standard deviation of the analyses from which the certified value is determined.

A typical criterion for accepting the analyses of CRMs in the mineral industry is that they should fall within a range determined by the certified (or “expected”) value ± three standard deviations.

Blanks. Blanks are samples determined to have metal concentrations less than the applicable detection limits of the metals of interest. There are two types of blanks used in the minerals industry, coarse blanks and analytical (or pulp) blanks, both of which are used to monitor for potential laboratory contamination. Analytical blanks are pulps of barren materials, and as such, can only identify contamination at the analytical stage. Since analytical contamination is rare, these blanks are of limited usefulness. Coarse blanks must be of sufficient particle size to require them to be subjected to all sample preparation stages that are required for the associated primary drill samples. Coarse blanks are used to provide information relevant as to possible laboratory contamination during sample preparation (crushing and pulverizing). The source of the cross contamination, if present, is usually attributable to the sample(s) immediately preceding the contaminated blank. Blanks yielding values over five times the detection limit are considered to be failures.

Pulp Duplicates (or Replicate Analyses). Pulp Duplicates are second analyses of the original pulps that are often performed routinely by the primary analytical laboratory. These duplicates can be used to evaluate the precision of the subsampling of the pulp and of the analysis.

Preparation Duplicates. Preparation duplicates are new pulps prepared from secondary splits of the original coarse rejects created during the first crushing and splitting stage of the primary drill samples. These samples provide information about the subsampling variance introduced during the sample preparation process, as well as to assess the representativity of the sample splitting of the coarse rejects at the laboratory.

Field Duplicates. Field (or rig) duplicates are secondary splits of drill core or RC cuttings taken at the drill rig, or in the case of core, later from the core box at the core logging and sampling site. Field duplicates

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can be useful in the identification of problems in sample splitting, as well as to assess sampling variance experienced in the field.

The analytical labs and analytical techniques used for the primary drill samples and QA/QC samples, as well as the reported QA/QC insertion rates and other details, are discussed in 8.2 and Sections 8.3.2.

Table 8-2 summarizes the quantities of QA/QC data RESPEC has been able to compile as of the effective date of this report for the X-Cal and Paramount drilling, which are generally less than indicated by the reported insertion rates.

Table 8-2. Summary Counts of Sleeper QA/QC Analyses

	2003-2007		2011-2013

QA/QC Type	Au	Ag	Au	Ag

Standard (CRM):

Number in Use	N/A	N/A	12	6

Number of Analyses	N/A	N/A	387	16

Number of Failures	N/A	N/A	13	0

Duplicate:

Field Duplicate	822	875	200	199

Preparation Duplicate	642	309	0	0

Pulp Duplicate	1610	2451	0	42

Lab Preparation Duplicate	0	64	0	6

Lab Pulp Duplicate	162	11	0	0

Blank:

Pulp Blank	0	0	56	0

Coarse Blank	42	35	231	230

Lab Prep Blanks	0	0	8	10

Drill hole Samples:	51325	44980	10134	10137

Total Insertion Percent:	5.00	4.93	8.11	4.42

Table 8-3 shows summary data for the field duplicate pairs for both X-Cal and Paramount’s 2011 to 2013 (RESPEC found no QA/QC data from Paramount’s five-hole drilling program in 2010).

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Table 8-3: Summary of Results for X-Cal Historical and Paramount Field Duplicates

Laboratory	Duplicate Type	Drill Type(s)	Element	Period	Counts			RMA Regression	Averages as Percent
					All	Used	Outliers	y = Duplicate x = Original	Rel Pct Diff	Abs Rel Pct Diff

ALS Minerals Inspectorate ACME Labs	Field Dup	R/C	Au	2003-2007	822	757	65	Y = 1.0047x + 0.0027	3.56	31.12

ALS Minerals Inspectorate ACME Labs	Prep Dup	Core	Au	2003-2007	642	618	24	Y = 1.0229x - 0.0238	-0.97	33.64

ALS Minerals Inspectorate ACME Labs	Field Dup	R/C Core	Au	2011-2013	200	192	8	y = 0.8866x + 0.0126	8.02	31.38

ALS Minerals Inspectorate ACME Labs	Field Dup	R/C	Au	2011-2013	137	132	5	Y = 1.5165x – 0.0439	16.60	31.78

ALS Minerals Inspectorate ACME Labs	Field Dup	Core	Au	2011-2013	63	60	3	Y = 1.037x – 0.0107	-9.26	30.44

ALS Minerals Inspectorate ACME Labs	Field Dup	R/C Core	Ag	2003-2007	875	870	5	Y= 0.992x + 0.126	0.3	54.2

ALS Minerals Inspectorate ACME Labs	Field Dup	R/C Core	Ag	2011-2013	225	224	1	Y = 1.063x + 0.241	-27.2	66.5

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8.3.1	X-CAL HISTORICAL QUALITY ASSURANCE/QUALITY RESULTS

8.3.1.1	CRMS 2003 -2007

Although RESPEC confirmed that X-Cal’s 2003 to 2007 drilling program included the use of CRMs, the documentation of the CRMs has not been found, so the CRMs could not be evaluated.

8.3.1.2	BLANKS 2003 - 2007

Table 8-4 summarizes the blanks inserted by X-Cal in 2003 through 2007.

Table 8-4. Summary of Results for Blanks 2003 - 2013

Blank ID	Drill Program	Elem	Counts		Maximum	Dates of Analyses
			All	Above Warn	(ppm)	Start	End

Coarse Blank	2003-07	Au	38	4	0.1710	23/Mar/04	20/Jun/05

Coarse Blank	2003-07	Ag	35	1	5.3000	23/Mar/04	20/Jun/05

A total of 38 coarse blanks were found from the X-Cal drilling and these blanks were analyzed for both gold and 35 for silver with detection limits of 0.005 ppm and 0.2 ppm, respectively. This undoubtably represents a small subset of the blanks analyzed, the bulk of which were either not described in enough detail to determine the type of blank or not reported in the data evaluated by RESPEC.

Four failures for gold and a single failure for silver were identified using failure limits of five times the detection limit for gold and twice the detection limit for silver. Silver was handled differently than the normal five times detection limit since the detection limit was relatively high. Table 8-5 shows the blank failures:

Table 8-5. X-Cal Blank Failures and Preceding Samples 2003-2007

Blank	Certificate	Elem	Method	Preceding		Blank		5x Det Limit (ppm)
				Sample	Value (ppm)	Sample	Value (ppm)

Blank	SP065348	Au	ICP	27805	1.2260	27806	0.0280	0.025

Blank	SP065582	Au	F50/ICP	28127	1.6200	28128	0.0500	0.025

Blank	SP065732	Au	F50/ICP	28248	0.6720	28249	0.0300	0.025

Blank	SP068824	Au	F50/ICP	WW39-05 34018	0.0110	WW39-05 34019	0.1710	0.025

Blank	SP068894	Ag	AA	NS-01-05 30854	0.6000	NS-01-05 30855	5.3000	1.000

Three of the four blank failures are preceded by samples with higher grade gold or silver values Figure 8-1. This indicates there are likely to have been intermittent issues with the crushing circuit at AAL

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between May 2004 and April 2005 that led to cross-contamination. The other failure may have been due to a mislabeled sample.

Figure 8-1: X-Cal Gold in Blanks and Preceding Samples 2003-2007

8.3.1.3	DUPLICATES 2003 - 2007

RESPEC evaluated the various types of duplicate pairs through scatterplots showing RMA regressions, quantile/quantile plots, relative-percent difference (“RPD”) plots, and plots of the absolute value of the RPD. Two types of RPD plots were used, the maximum of the pair and mean of the pair plots, with the relative differences calculated as follows:

RPD(max) = 100 x ((Duplicate – Original))/(Lesser of (Duplicate, Original))

The relative percent difference of the mean of the pair is expressed as follows:

RPD(mean) = 100 x ((Duplicate – Original))/(Mean of (Duplicate ,Original))

The RPD(max) method yields higher magnitude relative differences as compared to the RPD(mean) calculation.

Outlier pairs were discarded from scatterplots based on visual analysis, while pairs with absolute values greater than 2000% were removed from the RPD plots. While the outliers were removed to avoid statistical anomalies, many are nonetheless relevant and should be considered as part of an overall evaluation. Only pairs with misidentified sample numbers or sample origins are irrelevant. The causes of the extreme variations therefore require further review.

Pulp Duplicates. Pulp duplicates have been found but remain in the process of compilation.

Preparation Duplicates. Giroux et al. (2009) noted that core duplicates were collected from core coarse rejects that were returned by AAL to the Sleeper mine site. Selected samples of the coarse rejects were then sent to ALS for sample preparation and analysis. These samples were therefore preparation duplicates of core drill samples, although instead of having these prepped and analyzed by the primary lab (AAL), as RESPEC recommends, they were sent to ALS. Figure 8-2 shows an RPD for the core preparation duplicates for gold.

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Figure 8-2: X-Cal Gold Core Preparation Duplicates, Relative Differences 2003-2007

At relevant grades (>~0.1 g Au/t), the majority of the duplicate pairs lie between the RPD limits of +50% to -50%, most within +/-25% limits. The small percentage of pairs with much higher RPDs indicate significantly higher variability between the original sample gold analysis and the duplicate analysis. No bias is evident in the data, although the higher-variability pairs cause the red moving-average line to deflect from 0% RPD to varying extents (data that have RPDs that average ~0% exhibit no bias).

Figure 8-5 is an RPD chart that plots the absolute value (“AV”) of the RPD for each gold sample pair. This type of chart is used to show the magnitude of variability in a duplicate dataset.

Figure 8-3: X-Cal Gold Core Preparation Duplicates, Relative Differences 2003-2007

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Field Duplicates. Figure 8-4 shows the RPDs of the X-Cal RC gold field duplicates.

Figure 8-4: X-Cal Gold RC Field Duplicates, Relative Differences 2003-2007

While the moving-average line in this dataset is overly influenced by extreme outliers, which limits its usefulness, statistical analyses of the dataset indicate there is a high bias in the gold analyses of the duplicates relative to the original sample assays. However, this bias is not present if the 16% of the sample pairs are removed that have AVs of the RPDs exceeding 100%, which means the high bias is entirely caused by the 16% of the pairs that have very high variability. The silver RC field duplicates show similar relationships, which is expected as both gold and silver are reported to occur primarily within electrum.

The average AV of the RPDs is 24% for sample pairs with AVs less than or equal to 100%, which is to say most of the sample pairs within this AV range are less than 50%, a level not unusual for field duplicates. This issue is with the number of pairs having AVs of the RPDs in excess of 100% (high variability), as well as these pairs tending to have duplicates with higher grades, on average, than the original samples. It is important to note that high variability at low-grade ranges is expected, due to lower precision in analyses at these grades and higher RPDs because percentage differentials are exaggerated for low values.

Absent sample mix-ups and other data related problems, the most likely cause of the greater than 100% AV of the RPDs that cause the high bias in the RC duplicate samples is unrepresentative splitting of the RC sample cuttings at the drill rig. The best-case scenario would be that this unrepresentative splitting occurred only during the sampling of drill intervals for which the second (duplicate) was collected. This could happen if the RC sampling protocols were different for the duplicate sampling intervals versus drill intervals that only original samples were collected, which while poor practice that yields useless data, RESPEC has seen at certain projects over the years. Absent this scenario, the routine RC sample splitting was not representative approximately 15% to 20% of the time.

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To illustrate the degree of variability in the X-Cal field duplicates, Figure 8-5 shows the absolute values of the relative percent differences (based on RPD(max)) for the RC duplicate pairs. Note that the pairs exceeding AVs of the RPDs of 500% are indicated by the blue lines without points at their apices, which are truncated at the top of the plot.

Figure 8-5: X-Cal Gold RC Field Duplicates, Absolute Values of the Relative Differences 2003-2007

Field duplicates incorporate the inherent variability of the mineralization as well as the variability imparted by all other subsampling stages, including: (i) subsampling of the coarse rejects to obtain material to be pulverized; (ii) subsampling the pulverized material to obtain an assay pulp; (iii) subsampling of the assay pulp to obtain an aliquot for analysis, and (iv) the variability in the sample analyses. All variability imparted prior to the splitting of field duplicates is incorporated into the preparation duplicates.

In the case of the Sleeper duplicate datasets, approximately half of the variability seen in the RC field duplicates is evident in the core preparation duplicates. While the core preparation duplicates were not assayed at the same lab as the RC field duplicates, which is not ideal, the lack of bias in the core duplicates suggests that comparing the two datasets to evaluate variability has value.

Similar to the RC field duplicates, the core preparation duplicates are characterized by very high variability pairs at relevant gold grades, but the proportion of these pairs is less than that in the RC dataset, and the core high variability pairs are not causing bias. This supports the conclusion that there may have been RC splitting issues at the rig in the X-Cal 2003 to 2007 drilling programs.

The very highly variable pairs should be investigated to be sure of the validity of the pairs, and if valid, possible causes/nature of the variability (e.g., are they more numerous in certain time periods or in certain locations).

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High variability pairs are expected due to the nugget effect imparted by the well documented occurrence of gold and silver in electrum in the Sleeper deposit. Irrespective of possible splitting issues, this inherent variability adds risk to the estimation of resources and must therefore be carefully considered in the choice of estimation methodologies.

8.3.2	PARAMOUNT QUALITY ASSURANCE/QUALITY CONTROL RESULTS

8.3.2.1	CRMS 2010 -2013

Paramount used four CRMs obtained from MEG of Reno, Nevada and eight from RockLabs of Perth, Western Australia. All 12 CRMs were certified for gold, with some listing silver values, but these values were not certified. Based on available data compiled by RESPEC, the CRM insertion rate for the 2010-2013 drilling was about 4% for gold and less than 1% for silver. The lower silver insertion numbers were because not all the CRMs had listed values for silver and not every drill sample was analyzed for silver. Table 8-6 summarizes the CRMs used by Paramount that were compiled by RESPEC.

Table 8-6: CRMs used by Paramount

Standard ID	Drill Years	Insertion Count	Certified Au ppm	Au Std Dev ppm	Listed Ag ppm

MEG S107005X	2011-13	32	1.347	0.0850	9.00

MEG S107006X	2011-13	34	2.850	0.3640	8.00

MEG S107010X	2011-13	17	6.405	0.3020	18.00

MEG-Au.09.02	2011-13	35	0.185	0.0190	0.10

OxA89	2011-13	29	0.084	0.0080

OxC30	2011-13	18	0.200	0.0050

OxD87	2011-13	59	0.417	0.0130

Si25	2011-13	44	1.801	0.0440	33.25

Si42	2011-13	40	1.761	0.0540

SJ63	2011-13	31	2.632	0.0550

SL61	2011-13	30	5.931	0.1770

SN16	2011-13	18	8.367	0.2170	17.64

RESPEC identified three high failures and ten low failures in the ALS analyses for gold that would be subject to further review. Three of the four CRMs from MEG had slight negative biases, as did five out of eight from RockLabs. Three CRM pulps listed on three certificates from this time frame were sent to Inspectorate in Reno, Nevada. Because so few of the samples were sent to Inspectorate, and the gold detection limits were the same, the two labs were evaluated together. Results for the CRM gold analysis are summarized in Table 8-7, and the failures are detailed in Table 8-8.

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Table 8-7. Summary of Sleeper Gold Results for Certified Reference Materials 2010-2013

Standard ID	Grades in Au ppm					Dates Used		Failure Counts		Bias pct
	Target	Ave	Max	Min		First	Last	High	Low

MEG S107005X	1.347	1.336	1.490	1.130	32	7/9/2011	8/26/2012	0	0	-0.8

MEG S107006X	2.850	3.001	3.350	2.150	34	7/13/2011	8/31/2012	0	0	5.3

MEG S107010X	6.405	5.899	6.450	5.080	17	7/9/2011	8/26/2012	0	2	-7.9

MEG-Au.09.02	0.185	0.172	0.198	0.124	35	7/9/2011	8/26/2012	0	1	-6.9

OxA89	0.084	0.080	0.089	0.073	29	9/20/2012	6/8/2013	0	0	-4.8

OxC30	0.200	0.366	3.250	0.181	18	7/9/2011	9/20/2012	1	2	83.2

OxD87	0.417	0.410	0.431	0.392	59	7/26/2012	6/8/2013	0	0	-1.8

Si25	1.801	1.796	1.915	1.395	44	7/9/2011	4/26/2013	0	1	-0.3

Si42	1.761	1.802	1.875	1.750	40	10/5/2012	6/8/2013	0	0	2.3

SJ63	2.632	2.653	2.790	2.540	31	9/20/2012	6/8/2013	0	0	0.8

SL61	5.931	5.808	6.270	4.800	30	7/26/2012	6/3/2013	0	1	-2.1

SN16	8.367	8.087	9.603	4.610	18	7/9/2011	1/30/2012	2	3	-3.4

Table 8-8 provides further details of the gold failures.

Table 8-8. Gold Failures in the 2010-2013 Drill Program

Standard ID	Hole ID	Values in Au ppm				Sample Number	Certificate
		Target for Std	Fail Type	Fail Limit	Failed Value

MEG S107010X	PGC-11-007	6.405	Low	5.499	5.33	613065	RE11131983

MEG S107010X	PGC-11-014	6.405	Low	5.499	5.08	613897	WN11189542

MEG-Au.09.02	PGC-11-007	0.185	Low	0.128	0.124	613075	RE11131983

OxC30	PGC-12-021	0.200	High	0.215	3.250	616935	WN12209477

OxC30	NDRC-11-041	0.200	Low	0.185	0.181	612271	11-338-10754-01

OxC30	SDRC-11-051	0.200	Low	0.185	0.183	612548	11-338-10755-01

Si25	PGR-11-015	1.801	Low	1.700	1.395	609960	WN11114096

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Standard ID	Hole ID	Values in Au ppm				Sample Number	Certificate
		Target for Std	Fail Type	Fail Limit	Failed Value

SL61	PGC-12-016	5.931	Low	5.400	4.800	614254	WN12152755

SN16	NDRC-11-041	8.367	High	9.018	9.603	612436	11-338-10754-01

SN16	NDRC-12-061	8.367	High	9.018	9.117	612745	12-338-00257-01

SN16	PGR-11-013	8.367	Low	7.716	5.330	609511A	WN11114451

SN16	PGR-11-014	8.367	Low	7.716	4.610	609762A	WN11112727

SN16	PGC-11-011	8.367	Low	7.716	7.620	613501	WN11164001

Two of the failures were from certificate RE11131983. One of the failures (sample 616935) is likely to have been a mislabeled sample, as the MEG S107006X standard is in that range and was in use at that time. Four of the failures were very close to the failure limit, and with the negative bias, these are more the result of the bias than failures. Also, it is important to note that the CRMs were analyzed by ALS using AA fire assay finish as compared to the gravimetric methods used in the standard.

Figure 8-6 shows the control chart for the CRM MEG-Au.09.02, which shows the single low side failure. A consistent low bias in the ALS analyses of this CRM is also evident. The apparent failure, adjusted for this bias, is not actually a failure.

Figure 8-6. Gold Control Chart for MEG-Au.09.02

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Explanation for Figure 8-6

Items Obtained from Certificate for CRM

USL	Upper Specification Limit	Target + 3 Std Dev (CRM)

Target	Expected Value (CRM)

LSL	Lower Specification Limit	Target - 3 Std Dev (CRM)

Items Calculated using Paramount Data

UCL	Upper Control Limit	Avg + 3 Std Dev (Population)

Avg	Mean Value (Population)

LCL	Lower Control Limit	Avg - 3 Std Dev (Population)

For silver, only six of the CRMs had a listed, uncertified value. All silver analyses were run at ALS using a three-acid digestion with an ICP finish and a detection limit of less than 0.5 ppm. The sixteen CRM analyses performed at Inspectorate for silver were run with an aqua regia digestion and an AA finish. To deal with the listed values not having a standard deviation, the LCL/UCL control limits of the sample population were used to evaluate the silver CRMs. The following table shows the details, with no failures for silver in the 2011-2013 drill program. The low-side bias on three of the CRMs (MEG S107006X, MEG S107010X, and SN16) is most likely a difference in analytical methods used.

Table 8-9. Summary of Sleeper Silver Results for Certified Reference Materials, 2010-2013

Standard ID	Grades in Ag ppm					Dates Used		Failure Counts		Bias pct
	Target	Ave	Max	Min		First	Last	High	Low

MEG S107005X	9.00	8.87	9.60	8.40	3	1/18/2012	1/23/2012	0	0	-1.5

MEG S107006X	8.00	7.15	7.20	7.10	2	1/18/2012	1/18/2012	0	0	-10.6

MEG S107010X	18.00	9.80	9.80	9.80	1	1/30/2012	1/30/2012	0	0	-45.6

OxC30	0.10	0.10	0.10	0.10	2	1/18/2012	1/30/2012	0	0	0.0

Si25	33.25	31.67	34.30	28.40	3	1/23/2012	1/30/2012	0	0	-4.8

SN16	17.64	15.72	17.60	14.00	5	1/18/2012	1/30/2012	0	0	-10.9

8.3.2.2	BLANKS 2010 -2013

Coarse blanks, including two from MEG and one created by Paramount using commercially available crushed rock, and analytical (pulp) blanks were also inserted into the drill sample stream. Based on the data compiled by RESPEC, Paramount inserted blanks at a rate of about one blank for every 30 samples. Any lab assay value greater than five times the detection limit was considered to be a failure that should be evaluated further.

A total of 231 coarse blanks were submitted with the drill samples and analyzed for gold and 230 for silver. No failures were returned. A total of 56 pulp blanks were submitted and analyzed for gold with no failures. RESPEC was also provided with a compilation of some ALS internal lab coarse blank results, comprised of eight blanks analyzed for gold and 10 for silver, and again no issues were found.

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Figure 8-7 shows the gold values of the coarse blanks plotted with the preceding values. Notice that some of the higher blank gold values, while not failures, are often associated with high preceding drill sample values, which indicates an immaterial amount of cross-contamination from the prior sample into the drill sample.

Figure 8-7 Gold Values of Paramount Coarse Blanks and Preceding Samples

8.3.2.3	PARAMOUNT DUPLICATES

Pulp Duplicates and Preparation Duplicates. Paramount’s pulp and preparation duplicate data were in the process of final compilation and subsequent analysis as of the date of this report.

Field Duplicates. A total of 137 RC field duplicates were compiled from Paramount’s 2011 to 2013 drill program. Figure 8-8 shows an RPD plot of the 121 of the field duplicate pairs; pairs in which both the original and duplicate analyses are less than the detection limit were excluded.

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Figure 8-8: Paramount Gold RC Field Duplicates, Relative Differences 2010-2013

No bias at relevant grades (≥ 0.1 g Au/t) is evident. Five of the 51 pairs that have a mean-of-the-pairs ≥ 0.1 ppm exceed an AV of the RPD of 100%, and these five pairs are among the highest-grade pairs of this limited dataset, ranging from 1.1 to 2.2 ppm.

There are even fewer core field-duplicate pairs in which at least one of the duplicate and original analyses are greater than the detection limit (Figure 8-9). In this case, the available data show a consistent low bias, in which the duplicate analyses tend to be lower than the original drill sample assays. More data are needed to confirm this bias, however. Three of the 26 pairs with mean-of-the-pairs ≥ 0.1 g Au/t have AVs of the RPDs in excess of 100%.

Figure 8-9: Paramount Gold Core Field Duplicates, Relative Differences 2010-2013

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8.4	ADEQUACY OF SAMPLE PREPARATION, ANALYSES AND SECURITY

The sample preparation, analytical, and security procedures implemented by Paramount and historical operators were all within conventional industry norms. While the documentation of the QA/QC programs of the historical operators reviewed by RESPEC to date is not complete, Paramount and RESPEC continue to review historical information and compile relevant data. Even the compilation, verification, and evaluation of Paramount QA/QC information remains ongoing. Irrespective of the ongoing evaluation, based on the information RESPEC has reviewed to date, there is little evidence of what, if any, actions were taken by historical operators to address QAQC failures that may have been identified.

As of the date of this report, potential RC sample-splitting issues in the 2003-2007 X-Cal drilling have been identified and require further evaluation to ascertain whether the problem was restricted to certain periods of drilling and/or specific areas of the deposit. It is important to note that, to the extent there is an issue, the effect is that a relatively small portion of X-Cal’s RC drill sample gold values may be understated.

The most significant issue identified is the high variability that is an inherent characteristic of the Sleeper gold-silver mineralization. As discussed, while this variability is expected due to the nature of the Sleeper mineralization, it must be addressed throughout the entire process of resource modeling.

It is the opinion of RESPEC that the sample preparation, analyses, and security of the Sleeper project operators resulted in data that is adequate as used in this report, most importantly to support the estimation of Inferred gold and silver resources.

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9.0	DATA VERIFICATION

The current Sleeper drill hole database, which forms the basis for the Sleeper resource estimation, is comprised of information derived from 4,261 holes. A total of 3,994 of these holes were drilled in the general area of the Sleeper resources, including 132 Paramount holes and 3,862 historical holes. This database was then subjected to the data verification procedures discussed below and corrections were made as appropriate.

9.1	SITE VISIT

RESPEC visited the project site on five separate occasions: April 19 and November 18, 2021; March 2 and May 11, 2022, and August 14, 2023. During these visits, RESPEC inspected altered and mineralized drill core samples from several drill holes from the Sleeper deposit area and reviewed all project procedures related to logging, sampling, and data capture completed by Paramount. RESPEC inspected the conditions of sample storage at site and if historical pulps were in suitable condition for resampling. Several drill hole locations were visited while in the field and GPS coordinates were collected to compare collar coordinates in the database. Part of the visit also included time at the Winnemucca office reviewing the status and condition of the historical drill logs, assay certificates, and other paper records. RESPEC reviewed the cross-sectional geological modeling generated by Paramount geologists and consultant Don Hudson that was eventually used as a base for resource modeling.

9.2	DRILLING DATABASE VERIFICATION

Data verification is the process of confirming that data have been generated with proper procedures, have been accurately transcribed from the original sources and are suitable to be used. Additional confirmation of the drill data’s reliability is based on the evaluations of the Sleeper drill project QA/QC procedures and results, as described previously, and in general working with the data. No separate evaluations of QA/QC procedures and results were done on data from drilling outside the mineral resource areas.

Paramount’s database was from drill-collar coordinates, down-hole survey data, and assays provided in Excel spreadsheets. Beginning in May 2022, RESPEC conducted verification of Paramount’s spreadsheet database in two phases: Phase 1 involved running a series of logical tests against the current modeling database to test for data integrity issues, and correction/explanation of and documentation of any issues. For Phase 2, collar coordinates, down-hole surveys and assays were compared to original certificates or proxy data files.

Paramount also conducted a resampling program of core and pulps to verify the representativity of historical assays. RESPEC evaluated these data as well.

9.2.1	PHASE 1 – LOGIC TESTS

The initial phase logical tests of the database included a series of queries to validate the modeling database (Sleeper project Excel database). The following validation tests were conducted to identify:

●	Collars: identify collars with missing depths, collars with missing coordinates, switched or duplicated coordinates, drill holes without assay intervals or intervals without assays, drill holes

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without collar survey information, drill holes without geology, and drill holes with illogical geotechnical information (core holes only);

●

Surveys: identify survey depths greater than total depth, survey points missing azimuth or dip values, surveys with azimuth readings above 360° or below 0°, surveys with positive or flat dip angles (< ~ -45°), or outside -90° to +90°; and

●

Assays: identify illogical or incorrect ‘from’ and ‘to’ intervals; excessively large or small assay or geologic intervals, assay, geologic or geotechnical intervals that are greater than collar total depth, gaps and overlaps in assay, geologic or geotechnical intervals.

When minor data integrity issues were found, they were evaluated and if warranted, corrected in the modeling database. Data issues were resolved using the data repository supplied by Paramount.

9.2.2	PHASE 2 – COLLAR, SURVEY AND ASSAY VERIFICATION

9.2.2.1	DRILL COLLAR LOCATIONS

Since the initial exploration during the early-1980s of the Sleeper Gold Property AMAX established a local grid coordinate system using a truncated state plane, NAD27, Western Nevada Zone system in feet: local X of 0 = State Plane X of 640,000; local Y of 0 = State Plane Y of 2,390,000. This local coordinate system remained in use for all data systems through to August of 2004. As of the end of August 2004, X-Cal converted all pertinent data, including the drill hole coordinates, to the Universal Transverse Mercator (UTM) NAD1927, Zone 11 coordinate projection system in meters: local Mine Grid X of 0 = UTM X of 410,125.39; local Mine Grid Y of 0 = UTM Y of 4,573,808.38. All holes from subsequent drilling programs were surveyed in UTM coordinates.

The Paramount drilling programs have been surveyed in UTM coordinates. Paramount has not resurveyed any historical drill hole collars because they were either mined out as part of operation or reclaimed as part of mine closure. An audit of the collar data determined that most of the historical drill hole collar coordinates had been transcribed into electronic files by X-Cal as part of the update to a UTM projection system and the most prominent original source of historical collar data was found recorded onto drill logs. The vast majority of the UTM coordinates from electronic source material and mine grid coordinates on drill logs are in agreement with the coordinates found within the database.

9.2.2.2	DOWN-HOLE SURVEYS

Down-hole survey data was received as composited digital files from Paramount. An audit of records from survey logs collected by X-Cal and Paramount are consistent with surveys recorded in Paramount’s database. A preponderance of historical drill holes are lacking down-hole survey records, making it difficult to verify actual sample locations. RESPEC was unable to determine whether down-hole surveying was conducted on a consistent basis during operation by AMAX.

9.2.2.3	DRILLING ASSAY DATABASE

The second phase of the data validation was the most comprehensive, comparing the Sleeper project database to original assay certificates acquired from Paramount in both pdf and csv form. All certificates were reportedly obtained by Paramount directly from ALS Minerals (Chemex Labs), American Assay, Inspectorate Labs, or ACME Labs. None of the certificates were downloaded directly from the laboratory by RESPEC. Of the 4,330 certificates received, 674 were in digital csv form and compiled directly into

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GeoSequel for comparison to Paramount’s database. The remaining 3,656 certificates were pdf scans of originals, and a portion was compared to Paramount’s database manually.

A digital audit was performed on 100% of the 47,832 records for gold and silver data against certificates received in csv format. The drill campaigns represented include all of Paramount’s drilling (NDRC-, PGC-, PGR-, SDRC- and WDRC-series), all XCAL holes (BC-, BCP-, FW-, NE-, RF-, RLIP-, SS-, WW-, XC-XR-, XW- and ZJ-series), and New Sleeper Gold (AM-, BCP-, DM-, FAC-, MC-, MV-, NS-, NWS-, OP-, SD- and SS-series). After accounting for the discrepancies related to assays below detection limits, 541 and 675 differences existed for gold and silver, respectively. These were evaluated to determine the nature of the differences, and to apply the appropriate values in the database. For the gold differences, 409 were associated with samples with multiple assays and assay types, for example, metallic screen fire, gravimetric, ICP and standard fire assays, as well as duplicates, repeats and re-runs. The prioritization of assays used in the database was normalized, with metallic screen and gravimetric assays taking precedence over original fire assays, and original assays used preferentially over duplicates, repeats and re-runs. Minor rounding differences due to inconstant conversions between oz Au/ton and g Au/t accounted for 120 of the gold differences, and the remainder were typographical or sourcing errors. For the silver differences, 333 were conversion issues, 264 were prioritization issues, and 78 were typographical errors. All errors and inconsistencies were evaluated and corrected.

Additional work was undertaken to verify historical assays in Paramount’s database, which were compared to scans of hard copy assay certificates stored at the Winnemucca office. The audit focused on all M-, S- and PPW-series holes drilled by AMAX. The most common discrepancies found were an increase in significant digits in the assay values due to conversion from imperial to metric units. These differences were not viewed as statistically significant, however, and were not considered errors. Appropriate levels of precision have been applied in the historical data for these assay values.

To perform the manual audit, a random list of 10% of the AMAX holes was generated. Scanned assay certificates were not available for many of the holes, such that 5.6% (12,999 data rows) of the total of 231,227 records from the M-, S- and PPW-series holes was ultimately performed. After the minor rounding differences were accounted for, 136 records had gold and silver values that significantly differed from Paramount’s database records. This yields an acceptable error rate of 1.0%. A majority were typographical errors that likely occurred during data entry. Some were series of assays that were shifted up or down one interval in a drill hole. All errors and inconsistencies were evaluated and corrected as needed.

No documentation was available for AMAX’s D-, EP-, G-, OH-, PFW-, TM- and WD- series holes, which are predominantly located west of PPW holes, and were assigned confidence codes of 0. These define some low-grade mineralization along the west side of the Sleeper pit but are generally located west of modeled domains.

9.2.3	RESAMPLING PROGRAMS

A resampling program of half core and pulps was completed for holes drilled by AMAX and X-Cal to test that the original samples were representative. There were 195 sample pairs for the half core with at least one of the resample or original assay greater than detection limit. There is an apparent small bias (resample assay > original assay) indicated on the chart, and the variability is generally within 75%.

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(Figure 9-1). There are 15 pairs with mean-of-pairs ≥ 0.1 g Au/t have Absolute values (“AV”) of the Relative Percent Differences (“RPD”) in excess of 100%.

There were 277 sample pairs from the pulp test (Figure 9-2). The pulps were visually inspected for moisture and contamination before being re-homogenized for analysis. The pulp resample data show less variability at about 25% to 50% in the mean-of-pairs as compared to the core assay pairs. However, there is a low bias (resample assay > original assay) indicated on the chart. Only three of the mean-of-pairs ≥ 0.1 g Au/t have AVs of the RPDs in excess of 100%.

9.2.4	DOWN-HOLE CONTAMINATION

Of the 4,261 drill holes in the GeoSequel database, 199 holes in the drill-collar file were excluded from use in resource estimation. Notations indicating contamination from historical logs were entered in the assay database by interval. Additional intervals with possible down-hole contamination were identified during modeling of gold and silver domains. Down-hole contamination can be detected by inspection of the RC drill assay results in the context of the geology (e.g., anomalous to significant gold assays returned

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in post-mineral units), by comparison with adjacent core holes, and by examination of down-hole grade patterns (e.g., cyclic assay patterns related to drill-rod changes). Contaminated intervals identified during modeling were added to the drill-hole database. Ultimately, 14,800 assay intervals were removed from use in resource estimation.

9.2.5	GEOLOGIC DATA

Paramount geologists and consultant Don Hudson relogged and reinterpreted numerous historical drill holes in 2013. From the reinterpretation program a lithologic, oxidation, and structural sectional model was built using east-west oriented vertical sections, spaced every 50 meters in the central portion of the deposit, and spaced every 100 meters at the north and south ends of the deposit. Three-dimensional lithologic solids were generated from the polygonal modeling done on section, respecting drill-hole intercepts, and were used in the coding of the resource model.

Comparing the three-dimensional lithologic and structural model to the historical drill logs proved to be difficult due to vague or missing rock descriptions. The quality of drill logs varies considerably; some drill holes are described well enough to determine lithologic boundaries whereas others could only be used to define a bedrock-alluvium contact.

When evaluating the oxidation model, it was apparent that the logged data for the oxide zone had been exchanged with the sulfide logging in a significant portion of the database. Historical mining records produced by AMAX are in conflict with the redox data, providing additional evidence of the issue. RESPEC strongly recommends that Paramount investigate this logged data and modify the database as needed.

9.3	ADEQUACY OF DATA

RESPEC has verified a majority of historical and all of Paramount’s collar, down-hole survey and assay data against original certificates. Digital assay certificates for 100% of Paramount’s drilling were compared to the database, and a manual audit using scanned assay certificates was conducted on roughly 10% of most historical drilling programs. If no assay certificates were available to verify the assays of a given historical drilling campaign, lower confidence codes were assigned to drill-hole intervals and applied in the classification of resources (Section 11.8.1). Some data was removed from use in resource estimation based on down-hole contamination noted on drill logs, conflicting geology, or assay cyclicity.

The results of the core and pulp resampling program for holes drilled by AMAX and X-Cal indicate there is some bias between original and resample assays. The bias could be due to inconsistencies caused by unequal sample splits or related to differences between the assaying laboratories over time. Variability was moderate and was higher in core resamples. The exercise was not undertaken to test the accuracy of the historical assay data, rather, it provides some verification of the assays associated with their respective drilling campaigns.

In consideration of the information summarized in Sections 5 through 9 and 11 of this report data are acceptable to use to support estimation of the mineral resources. Some data was excluded based on down-hole contamination issues, and resource classification in Section 11.8.1 reflects the results of the assay audit.

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10.0	MINERAL PROCESSING AND METALLURGICAL TESTING

This section has been prepared under the supervision of Mr. Jeffrey L. Woods, of Woods Process Services LLC. The information presented below was received from Paramount and sources as cited. Mr. Woods has reviewed this information and believes it to be materially accurate.

10.1	PARMOUNT METALLURGICAL TESTS

This section summarizes metallurgical test work performed by McClelland Laboratories, Inc. (MLI) of Sparks, Nevada on Sleeper drill hole samples. Specifically, this report is a summary of the following reports:

●	Report #1: Phase 2 Metallurgical Evaluation – Waste Dump, Westwood, and Facilities Composites (“bench” scale tests); MLI Job No. 3486-01; January 27, 2012

●	Report #2: Heap Leach Amenability Study – Sleeper Waste Rock Composites (5) and Facilities Oxide Core Composites (2); MLI Job No. 3486-01; August 16, 2012

●	Report #3: Metallurgical Tests and Analyses on 12 Sleeper Project Core Composites; MLI Job No. 3775; July 28, 2014

●

Report #4: Biooxidation and Pressure Oxidation Testing – Sleeper Drill Core Composites; MLI Job No. 3775; May 26, 2015 (includes Gold Deportment Mineralogical Study on 3 Samples; SGS Project 14322-001; February 10, 2014)

This report presents a summary of the test results of the four reports listed above, and this report is not intended to present all of the details contained in the reports. The purpose is to bring the results of these reports into one compiled summary.

The summary of results presented herein is organized in two parts, Test Series 1 and Test Series 2. Test Series 1 includes the tests reported in Reports #1 and #2. Test Series 2 includes the tests reported in Reports #3 and #4.

10.1.1	TEST SERIES #1

Waste Dump Sonic Drill Samples

Test results show that waste dump material is generally amenable to agitated cyanidation treatment at P80 19mm (3/4”) crush size. Gold recoveries ranged from 49.0% to 89.7%, averaging 69.7% with 96 hours of cyanidation. Silver recoveries were lower and ranged from 18.2% to 52.1%. Average Ag recovery was 34.5%. Cyanide consumptions were high for the south waste dump composites but relatively low for the west and north waste dump composites. Lime requirements were relatively high (>3kg/mt), especially for the north waste dump composites.

Flotation tests on waste dump material showed very high mass pulls to concentrate (43.3% and 49.5%). Gold recoveries were 67.1% and 69.2%. Silver recoveries were 67.2% and <61.7%.

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Column percolation leach tests on waste dump composite samples were performed at P80 19mm feed size. Gold recoveries were 63.6% and 75.9% for the south dump composites. Gold recoveries were somewhat higher (81.0% and 81.8%) for the west dump composites. Gold recovery for the north dump (HG) sample was 79.0%. Leaching was relatively fast, with gold extraction substantially complete in twenty (20) days. Cyanide (NaCN) and cement consumptions were moderate to high for the south dump and west dump samples. The cement requirement for the north dump sample was exceptionally high. No lime addition was used in these column leach tests.

Westwood and Facilities Core Drill Samples

Westwood core composites (WAS, argillic silicic and WSS, strong silicic) had low direct cyanidation metal recoveries at P80 19mm and P80 75µm feed sizes (5.9% to 36.5% gold recovery). Flotation recoveries were better, but further work would be required to optimize performance to achieve acceptable metallurgical results. Concentrate regrinding, and possibly ultrafine grinding may be viable options to improve metallurgical performance.

Bond comminution tests were performed on two (2) Westwood composites. The make-up of these composites was not clearly stated, but it is assumed these were sulfide composites. Bond ball mill work index (BWi) results were 18.55 and 20.53 kWH/st. These results classified this material as hard. Abrasion index (Ai) results were 0.1894 and 0.1391. These results showed the material had moderate abrasiveness.

Facilities core composites (both oxide and sulfide) were amenable to direct cyanidation (bottle roll tests) at P80 19mm feed sizes. Sulfide composites were tested at P80 75µm, and the reduced feed size improved metal recoveries noticeably. Oxide composites were not subjected to cyanidation tests at the P80 75µm feed size.

Bond ball mill work index (BWi) results on Facilities sulfide composites were 7.53 and 8.73 kWH/st. These results classified this material as soft. Abrasion index (Ai) results were 0.0011 and 0.0060. These results showed the material had light abrasiveness.

Column percolation leach tests on Facilities oxide composite samples were performed at P80 19mm feed size. Gold recoveries were 83.1% and 84.6%. Leaching was relatively fast, with gold extraction substantially complete in twenty (20) days. Cyanide (NaCN), cement and lime consumptions were moderate. Despite the relatively high gold recoveries obtained in the bottle roll leach tests, column leach tests were not performed on the Facilities sulfide composite samples.

10.1.2	TEST SERIES #2

Results show that Facilities mixed ore was amenable to bottle roll cyanidation at P80 37.5mm (1-1/2”) and P80 19mm (3/4”) crush sizes. Gold recoveries were 71.3% and 74.2%, respectively. Facilities sulfide ore was not amenable to bottle roll cyanidation at either of the crush sizes (~25% gold recovery), which is significantly different than the results obtained in Test Series 1. In Test Series 1, gold recoveries for Facilities sulfide composites were 92.8% and 80.4% for the P80 19mm bottle roll tests.

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Lower grade West Wood oxide ore was amenable to bottle roll cyanidation. Gold recovery at P80 19mm was 76.4%. Gold recovery at P80 75µm was 80.7%.

Higher grade West Wood oxide ore was marginally amenable to bottle roll cyanidation at P80 19mm crush size. Gold recovery was 53.6%. Gold recovery increased to 82.8% for the ground P80 75µm feed. It is important to note that the column leach test gold recovery for this composite, at P80 19mm crush size, was significantly better (70.8% gold recovery).

Sleeper oxide ore was readily amenable to bottle roll cyanidation at P80 19mm crush size. Gold recovery was 93.9%. No other feed sizes were tested on this composite because Sleeper oxide ore was nearly “mined out” during previous commercial heap leach operation.

The West Wood, Sleeper and South Sleeper sulfide composites were not amenable to bottle roll cyanidation at P80 75µm grind size. Gold recoveries were ~29% for West Wood, ~40% for Sleeper and <23% for South Sleeper.

Wood sulfide ore was not amenable to bottle roll cyanidation at P80 19mm crush size (12.9% gold recovery). Grinding the ore to P80 75µm did not increase cyanidation recovery to acceptable levels (48.5% gold recovery).

For the above bottle roll tests, NaCN consumptions were low for mixed and oxide ore composites (<0.05 to 0.18 kg/mt ore) and generally high for sulfide ore composites (>0.5 kg/mt ore). Lime requirements (lime added) were generally high (>3 kg/mt ore) for all ore composites.

Facilities mixed ore was amenable to heap leach cyanidation at P80 37.5mm and P80 19mm crush sizes. Gold recoveries were 77.1% and 71.3%, respectively, suggesting the finer crush size had no benefit.

West Wood oxide ores were amenable to heap leach cyanidation treatment at P80 19mm crush size. Gold recoveries were 70.8% (higher grade composite) and 82.1% (lower grade composite). These recoveries were achieved in 139 and 67 days of leaching and rinsing, respectively.

Facilities sulfide ore was not amenable to heap leach cyanidation. Column leach test gold recovery was 12.9% in 88 days of leaching and rinsing.

For the column leach tests above, NaCN consumption was high. Typically, NaCN consumption in commercial heap leaching is substantially lower. Lime requirement (lime added) was moderate to high. Lime added before leaching was sufficient to maintain leach pH above 10.

Pursuant to the bottle roll and column leach tests performed above, preliminary stirred tank biooxidation and pressure oxidation (POX) tests were conducted on three refractory sulfide drill core composites from the Wood and West Wood areas of the project. The purpose of these tests was to determine if gold recovery could be improved by oxidative pretreatment of the ore. Biooxidation testing consisted of batch stirred tank biooxidation tests, at P80 45µm grind size, followed by carbon-in-leach/cyanidation

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(CIL) of the biooxidized residues. POX testing consisted of a single batch POX test, at P80 80µm grind size, followed by CIL of the POX residue.

All three composites responded very well to batch stirred tank biooxidation treatment. Gold recoveries obtained by CIL were significantly improved (90.6% to 96.0%) after 21 to 28 days of biooxidation. CIL reagent consumptions for the biooxidized residues were moderate.

Biooxidation rates were rapid for the West Wood composites. Biooxidation rate was slower for the Wood composite, but not unusually slow for batch stirred tank biooxidation tests. Relatively high levels of sulfide oxidation (>90%) were achieved for all three composites.

A single batch POX test was conducted by Hazen Research, under the direction of MLI, on each of the three composites. All three composites responded well to POX processing. Gold recoveries ranged from 85.9% to 92.5%. Reagent consumptions were higher than for batch biooxidation tests, but not considered unusually high for such preliminary testing. Sulfide sulfur oxidation obtained by POX pretreatment ranged from 77% to 82%. Optimization of grind size and POX process conditions could result in higher levels of sulfide oxidation and gold recovery.

Although the results from preliminary stirred tank biooxidation and POX tests showed good technical potential for processing the Sleeper refractory ore types tested, the grade range of the composites tested (1.1 to 3.1 g Au/mt ore) did not appear sufficiently high to offset the high capital and operating costs associated with these process methods. Accordingly, evaluation of these ore types by heap biooxidation processing was performed on three (3) sulfide composites. The composites were from the Westwood, Wood, and Facilities areas of the project.

Simulated heap biooxidation pretreatment was effective in significantly improving gold recovery by cyanidation. Baseline gold recoveries obtained from the three composites, at both P80 12.5mm (1/2”) and P80 6.3mm (1/4”) feed sizes, ranged from 11.9% to 20.6%, in 67 to 109 days of leaching and rinsing. Gold recoveries obtained from cyanidation of the biooxidized residues, at the 12.5mm feed size, ranged from 65.4% to 71.9%, in 85 to 92 days of leaching and rinsing. Gold recoveries from the P80 6.3mm biooxidized residues ranged from 68.7% to 81.0%, in 87 to 93 days of leaching and rinsing.

Cyanidation gold recovery rates were relatively rapid. Biooxidation was terminated for these tests after 235 days, and sulfide sulfur analysis of the biooxidized residues indicated sulfide oxidation ranged from 22.0% to 54.9%. Further analysis of the data from the sacrificial column tests run in this test program indicated that an adequate biooxidation cycle time could be significantly less than 235 days. Further testing would be required to confirm that observation. At some point, a large scale biooxidation test would need to be performed to properly assess this process option.

Cyanide consumptions for the biooxidized residues were high (2.50 to 3.55 kg NaCN/mt ore). Lime required to maintain pH during cyanidation of the biooxidized residues was very high (12.7 to 37.7 kg/mt ore). It is important to note that this lime requirement does not include the lime or limestone that would be required for neutralizing acid generated during biooxidation pretreatment in a commercial circuit. The global base requirement is probably best estimated based on the sulfide sulfur grade, mineralogy of the feed, and the levels of oxidation required.

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Solution percolation problems were observed during biooxidation pretreatment of all three composites, at the P80 6.3mm feed size. Those problems ranged from minor to relatively severe. In general, no significant solution percolation problems were encountered during biooxidation of the P80 12.5mm feeds. The notable exception was the Facilities composite, which displayed moderate solution percolation problems in the P80 12.5mm test. All cyanidation column charges (baseline and biooxidized residues) were agglomerated, using the lime required for pH control, before leaching. No solution percolation problems were encountered during cyanide leaching. No geotechnical (load/permeability) testing was conducted on the biooxidized residues or cyanide leached agglomerates, to evaluate permeability expected during commercial heap biooxidation and leaching. It is expected that load/permeability testing will be required, and that testing may lead to additional optimization of crush size and agglomerating conditions.

10.2	DISCUSSION

10.2.1	TEST SERIES #1

Report #1 – Waste Dump Test Program

Report #1 presents results of metallurgical tests performed on composite samples prepared from sonic drill hole intervals from three waste dumps. The waste dumps were designated as North, South and West Waste Dumps. There were three sonic drill holes from each of the three waste dumps resulting in nine total holes used in the waste dump test program. Table 10-1 below summarizes the composite make-up information.

Table 10-1.  Waste Dump Composite Make-Up Information

AREA	COMPOSITE ID	HOLE	FROM	TO	COMMENTS

South Waste Dump	WDS-11-1	WDS-11-1	0	39.3	from/to in meters, sonic drill hole

South Waste Dump	WDS-11-2	WDS-11-2	0	37.8	from/to in meters, sonic drill hole

South Waste Dump	WDS-11-3	WDS-11-3	0	25	from/to in meters, sonic drill hole

West Waste Dump	WDW-11-4	WDW-11-4	0	21	from/to in meters, sonic drill hole

West Waste Dump	WDW-11-5	WDW-11-5	0	16	from/to in meters, sonic drill hole

West Waste Dump	WDW-11-6	WDW-11-6	0	18.3	from/to in meters, sonic drill hole

North Waste Dump	WDN-11-9 HG	WDN-11-9	0	20	from/to in meters, sonic drill hole

North Waste Dump	WDN-11-7,8+9	WDN-11-7 WDN-11-8 WDN-11-9	0 0 0	43 27.4 33.5	from/to in meters, sonic drill holes

A review of the sonic drill hole locations shows the holes listed above were significantly spaced apart (for example, 300 to 400 meters in the north dump). Accordingly, it is questionable as to how well the small number of samples represent the metallurgical performance of the entirety of waste dump material. There were a significant number of sonic drill holes put into the waste dumps, which were not tested. If material is still available, it may be possible to perform variability bottle roll tests and correlate those results to the test results reported herein.

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The tests performed on waste dump composite samples were as follows:

•	Bottle roll cyanidation tests (BRTs) at P80 19mm (3/4”) feed size [all eight composites]

•	Bulk sulfide flotation tests on two North Waste Dump composites (WDN-11-9 HG and WDN-11-7,8+9)

Table 10-2 below summarizes the results of the P80 19mm BRTs.

Table 10-2. Summary Metallurgical Results, Agitated Cyanidation Tests, Sleeper Waste Dump Composites, P80 19mm Feeds

Hole		Au	gAu/mt ore			Ag	gAg/mt ore			Reagent Consumption,
Composite	Interval,	Rec.,			Calc.	Rec.,			Calc.	kg/mt ore
I.D.	Meters	%	Extracted	Tail	Head	%	Extracted	Tail	Head	NaCN Cons.	Lime (Added)

WDS-11-1	0-39	73.4	0.1388	0.0503	0.1891	52.1	1.087	1.000	2.087	0.79	9.6

WDS-11-2	0-37.8	55.4	0.1599	0.1253	0.2812	35.0	1.078	2.000	3.078	1.42	13.0

WDS-11-3	0-25	49.0	0.1183	0.1233	0.2416	36.8	1.165	2.000	3.165	0.91	7.4

WDW-11-4	0-21	66.5	0.1223	0.0617	0.184	18.2	0.296	1.333	1.629	0.23	2.9

WDW-11-5	0-16	89.7	0.24	0.0277	0.2677	35.2	0.544	1.000	1.544	0.08	3.3

WDW-11-6	0-18.3	85.4	0.22	0.0377	0.2577	30.9	0.447	1.000	1.447	0.08	3.4

WDN-11-HG	0-20	78.8	0.3833	0.103	0.4863	38.6	1.680	2.667	4.397	0.23	42.9

WDN-11 Master	N/A1)	59.2	0.2554	0.1757	0.4311	29.0	1.634	4.000	5.634	0.38	29.5

1) Master composite prepared on a weighted basis from all drill intervals from sonic drill holes WDN-11-7,8 and 9.

Gold recovery ranged from 49.0% to 89.7%, with an average of 69.7%. Silver recovery ranged from 18.2% to 52.1%, with an average of 34.5%. The waste dump material is generally amenable to bottle roll cyanidation at 19mm feed size. Cyanide consumptions were high for the WDS composites, but relatively low for the WDW and WDN composites. Lime consumptions were high for the WDS composites, typical for the WDW composites and exceptionally high for the WDN composites.

Table 10-3 below summarizes the results of the bulk sulfide flotation tests (75µm grind size).

Table 10-3. Summary Metallurgical Results, Bulk Sulfide Flotation Tests (for Ro. Concs.), North Waste Dump Composites, P80 75µm Feeds

			Ro. Conc.
Comp.		Weight,	Assays, g/mt		Recovery, percent
I.D.	Product	percent	Au	Ag	Au	Ag

WDN-11-9 HG	Ro. Conc.	43.31	0.826	8.03	67.1	67.2

WDN-11 Master	Ro. Conc.	49.48	0.439	<4.39	69.2	<61.7

Flotation performance was not good. The mass pulls to concentrate were very high (+40%), and the metal recoveries a little under 70%.

Report #1 – Core Drill Hole Test Program

In addition to the tests on waste dump samples, Report #1 presents results of metallurgical tests performed on composite samples prepared from core drill hole intervals from the West Wood and Facilities Areas of the project. Eight (8) core drill holes were used in the core test program. Table 10-4 below summarizes the composite make-up information.

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Table 10-4. West Wood and Facilities Composite Make-Up Information

AREA	COMPOSITE ID	HOLE	FROM	TO	COMMENTS

West Wood	WAS1	PGC-10-004	633	673	from/to in feet, core drill hole

West Wood	WAS2	PGC-10-002	339.2	364	from/to in feet, core drill hole

West Wood	WAS3	PGC-10-003	864.5	893	from/to in feet, core drill hole

West Wood	WAS4	PGC-10-001	483	513	from/to in feet, core drill hole

West Wood	WSS1	PGC-10-003	710.5	767.5	from/to in feet, core drill hole

West Wood	WSS2	PGC-10-001	615.5	743	from/to in feet, core drill hole

West Wood	WSS3	PGC-10-001	773	796	from/to in feet, core drill hole

West Wood	WSS4	PGC-10-002	646	659	from/to in feet, core drill hole

Facilities	FOX-001	PGC-11-007 PGC-11-009	0 68.9	149.9 167.3	from/to in feet, core drill hole

Facilities	FOX-002	CFAC-01-04 PGC-11-010	85 104.99	150 249.34	from/to in feet, core drill hole

Facilities	FSUF-001	PGC-11-007	115.18	194.88	from/to in feet, core drill hole

Facilities	FSUF-002	PGC-11-007 PGC-11-009	194.88 200.1	214.89 232.9	from/to in feet, core drill hole

For comments regarding the location of these, and other core drill holes used for metallurgical testing, please refer to the discussion following Table 10-8.

The tests performed on core composite samples were as follows:

●	Bottle roll cyanidation tests (BRTs) at P80 19mm (3/4”) feed size [all twelve (12) composites]

●	Bottle roll cyanidation tests (BRTs) at P80 75µm feed size [ten (10) composites, Facilities oxide composites tested at P80 19mm only]

●	Bulk sulfide flotation tests, P80 75µm feed size [all twelve (12) composites]

●	Cyanidation tests (BRTs) on select bulk rougher flotation tailing samples

●	Bond ball mill work index (BWi) and abrasion index (Ai) determinations on Westwood and Facilities composites

Table 10-5 below summarizes the results of the P80 19mm BRTs.

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Table 10-5. Summary Metallurgical Results, Agitated Cyanidation Tests, Westwood, and Facilities Core Composites, P80 19mm Feeds and P80 75µm Feeds

Hole		Au	gAu/mt ore			Ag	gAg/mt ore			Reagent Consumption,
Composite	Interval,	Rec.,			Calc.	Rec.,			Calc.	kg/mt ore
I.D.	Meters	%	Extracted	Tail	Head	%	Extracted	Tail	Head	NaCN Cons.	Lime (Added)
WAS1	19mm	5.9	0.0505	0.8170	0.8612	5.8	1.11	18.00	19.11	0.25	2.0

WAS1	75µm	9.8	0.0715	0.6567	0.7282	30.4	5.67	13.00	18.67	0.23	1.8

WAS2	19mm	15.4	0.2745	1.5117	1.7862	7.8	0.17	2.00	2.17	0.45	5.5

WAS2	75µm	58.3	0.9858	0.7063	1.6921	47.4	0.90	1.00	1.90	0.15	7.0

WAS3	19mm	36.5	0.3645	0.6330	0.9975	29.9	1.28	3.00	4.28	0.92	8.9

WAS3	75µm	48.9	0.6340	0.6727	1.3157	31.5	1.38	3.00	4.38	0.30	7.5

WAS4	19mm	9.1	0.0341	0.3420	0.3761	0.0	0.00	0.67	0.67	0.20	3.4

WAS4	75µm	31.1	0.1394	0.3083	0.4477	6.9	0.05	0.67	0.72	0.33	5.0

WSS1	19mm	25.3	0.3412	1.0083	1.3495	19.4	0.24	1.00	1.24	0.60	3.6

WSS1	75µm	37.0	0.4548	0.7730	1.2278	18.0	0.22	1.00	1.22	0.29	3.1

WSS2	19mm	16.8	0.1034	0.5133	0.6167	7.4	0.08	1.00	1.08	0.35	2.8

WSS2	75µm	12.2	0.0878	0.6317	0.7195	44.6	1.07	1.33	2.40	0.15	6.3

WSS3	19mm	28.8	0.2765	0.6820	0.9585	47.4	1.80	2.00	3.80	0.61	4.2

WSS3	75µm	23.6	0.1970	0.6360	0.8330	46.7	1.75	2.00	3.75	0.45	3.0

WSS4	19mm	20.3	0.4813	1.8883	2.3696	25.0	2.00	6.00	8.00	0.67	3.4

WSS4	75µm	21.2	0.4850	1.7983	2.2833	26.6	1.69	4.67	6.36	0.45	4.0

FSUF-001	19mm	92.8	1.2441	0.0963	1.3404	27.5	0.76	2.00	2.76	0.36	6.1

FSUF-001	75µm	93.2	1.2359	0.0907	1.3266	33.3	1.00	2.00	3.00	0.20	5.8

FSUF-002	19mm	80.4	0.9862	0.2410	1.2272	43.5	0.77	1.00	1.77	0.65	6.1

FSUF-002	75µm	84.6	0.8620	0.1570	1.0190	55.0	0.82	0.67	1.49	0.47	4.2

FOX-001	19mm	80.7	0.4850	0.1160	0.6010	11.3	0.34	2.67	3.01	<0.03	4.5

FOX-002	19mm	81.1	0.7260	0.1690	0.8950	16.7	0.40	2.00	2.40	<0.03	3.7

The results show WAS (Westwood, argillic silicic) and WSS (Westwood, strong silicic) composites were not amenable to cyanidation at P80 19mm. Reducing feed size to P80 75µm did not improve metal recoveries to acceptable levels. Cyanide consumptions were low to moderate, and lime consumptions were generally high.

Facilities oxide composites were amenable to cyanidation at the P80 19mm feed size. Gold recoveries were 80.7% and 81.1%. However, silver recoveries were low (<20%). Cyanide consumption was low and lime consumption was moderately high.

Facilities sulfide composites were amenable to cyanidation at the P80 19mm feed size; gold recoveries were 92.8% and 80.4%. This is noteworthy. The high gold recoveries were not expected for sulfide material. Reducing particle size increased gold recoveries noticeably to 93.2% and 84.6%, respectively. Silver recoveries at the P80 19mm feed size were 27.5% and 43.5%. Reducing particle size increased silvery recovery significantly to 33.3% and 55.0%. Cyanide consumption was low to moderate, and lime consumption was high.

Table 10-6 below summarizes the results of the bulk sulfide flotation tests (P80 75µm grind size).

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Table 10-6. Summary Metallurgical Results, Bulk Sulfide Flotation Tests (for Ro. Concs.), Westwood and Facilities Core Composites, P80 75µm Feeds

Comp. I.D.	Product	Weight, percent	Ro. Conc. Assays, g/mt		Recovery, percent
			Au	Ag	Au	Ag

WAS1	Ro. Conc.	23.9	2.322	60.52	79.7	76.0

WAS2	Ro. Conc.	27.0	3.487	4.32	57.7	26.9

WAS3	Ro. Conc.	25.2	3.139	13.76	72.1	69.8

WAS4	Ro. Conc.	18.7	1.591	5.25	73.5	>54.7

WSS1	Ro. Conc.	24.2	2.710	3.97	65.0	55.9

WSS2	Ro. Conc.	23.9	2.394	7.43	80.5	70.0

WSS3	Ro. Conc.	25.4	2.186	9.59	70.0	52.2

WSS4	Ro. Conc.	51.9	3.436	14.27	84.9	90.2

FSUF-001	Ro. Conc.	34.2	2.023	<4.29	70.7	<48.8

FSUF-002	Ro. Conc.	17.0	4.560	3.78	91.2	43.6

FOX-001	Ro. Conc.	24.3	1.748	4.38	62.7	29.7

FOX-002	Ro. Conc.	23.3	1.927	2.70	60.8	<21.5

The report noted that cleaner flotation recoveries were generally poor. Therefore, only rougher flotation data was presented. It should be noted that the flotation tests performed were scoping in nature and no attempt was made to optimize parameters. It may be possible to improve flotation performance by optimizing parameters.

Mass pulls to concentrate were high for the WAS and WSS composites. Excluding WSS4, which had an exceptionally high mass pull (51.9%), mass pulls to concentrate generally ranged from 18% to 27%. Except for WAS2, which had a gold recovery of 57.7%, WAS gold recoveries ranged from 72.1% to 79.7%. Silver recoveries for WAS composites ranged from 26.9% (WAS2) to 76.0% (WAS1).

Gold recoveries for WSS composites ranged from 65.0% to 84.9%, and silver recoveries ranged from 52.2% to 90.2%.

Mass pulls to concentrate for Facilities sulfide composites were 34.2% and 17.0%. Gold recoveries were 70.7% and 91.2%. Silver recoveries were <48.8% and 43.6%. It is interesting to note that the lower mass pull corresponded with the higher gold recovery.

Mass pulls to concentrate for the Facilities oxide composites were 23.3% and 24.3%. Gold recoveries were 62.7% and 60.8%. Silver recoveries were 29.7% and <21.5%.

Cyanidation tests were performed on select Westwood and Facilities rougher flotation tailing samples (WAS2, WAS3, WSS1, WSS3, WSS4 and FSUF-001). For Westwood composites, gold recoveries were low and ranged from 22.9% (WAS3) to 59.4% (WAS2), averaging 37.8%. The Facilities rougher tail gold recovery was relatively high (86.5%).

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Bond ball mill work index (BWi) and abrasion index (Ai) tests were performed on samples identified in the Phillips Enterprises, LLC (PE) report (dated January 16, 2012) as W-01, W-02, FSU-001 and FSU-002. The PE report identifies these as waste dump sonic samples, which is incorrect. Report #1 states these samples are core samples from the Westwood and Facilities areas of the project, but Report #1 does not clearly identify the make-up of the composites sent to PE. It is assumed the four (4) samples are sulfide composites. The BWi (75µm close size) and Ai results were as follows:

● W-01:	BWi = 20.53 kWH/st (22.63 kWH/mt),	Ai = 0.1894
● W-02:	BWi = 18.55 kWH/st (20.45 kWH/mt),	Ai = 0.1391
● FSU-001:	BWi = 7.53 kWH/st (8.31 kWH/mt),	Ai = 0.0011
● FSU-002:	BWi = 8.73 kWH/st (9.63 kWH/mt),	Ai = 0.0060

The Bond ball mill work indices for Westwood composites indicated hard milling material. The abrasion indices indicated moderate abrasiveness.

The Bond ball mill work indices for Facilities composites indicated soft milling material. The abrasion indices indicated light abrasiveness.

Report #2 – Column Leach Tests

Report #2 presents column percolation cyanidation test results that were completed after Report #1 was issued. The column leach tests were performed on five (5) Sleeper Waste Dump composites and two (2) Sleeper core composites. Specifically, the composites tested were:

● WDS-11-1
● WDS-11-2+3
● WDW-11-4
● WDW-11-5+6
● WDN-11-9 HG
● FOX-001
● FOX-002

The composite make-up information for these composites is summarized earlier in this report.

Note: Composite WDW-11-2+3 was created on a weighted basis from WDW-11-2 and WDW-11-3, and composite WDW-11-5+6 was created on a weighted basis from WDW-11-5 and WDW-11-6.

Table 10-7 below shows the results of the column leach tests (P80 19mm crush size).

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Table 10-7. Summary Column Percolation Leach Test Results,

Sleeper Waste Dump and Facilities Oxide Core Composites, P80 19mm Feeds

	gAu/mt ore			Au	Reagent Requirements,
			Calc.	Recovery,	kg/mt ore
Composite I.D.	Extracted	Tail	Head	%	NaCN Cons.	Cement/Lime
WDS-11-1	0.173	0.055	0.228	75.9	1.44	10.0
WDS-11-2+3	0.164	0.094	0.258	63.6	1.74	10.0
WDW-11-4	0.108	0.024	0.132	81.8	0.94	3.5
WDW-11-5+6	0.204	0.048	0.252	81.0	0.83	3.5
WDN-11-9 HG	0.392	0.104	0.496	79.0	1.09	40.0
FOX-001	0.587	0.107	0.694	84.6	0.84	5.0/4.5
FOX-002	0.719	0.146	0.865	83.1	0.88	4.0/3.7

The results show the Waste Dump and Facilities oxide composites were amenable to agglomeration-heap leach cyanidation processing at a P80 19mm crush size. Gold recoveries were somewhat lower for the South Waste Dump (WDS) composites. Gold recovery was relatively fast; extraction was substantially complete in 20 days of leaching. NaCN consumption was high, but commercial consumption should be lower. For waste dump composites, cement requirements for agglomeration and pH control during leaching were moderate (WDW) to high (WDS). Cement requirement was extremely high for WDN-11-9 HG, mostly for pH control. For Facilities composites, lime was used in addition to cement, and consumptions of both were moderate.

It was stated in Report #2 that, “Because of the low-grade nature of the Waste Dump composites, even though Au recoveries were relatively high, heap leach processing may not be economically feasible unless waste dumps have to be moved to facilitate new planned production activity.” This is a fair statement, but given higher current metal prices, the value of waste dump material may have increased enough to be viable, especially if used for heap leach pad overliner material.

10.2.2    TEST SERIES #2

Report #3

Whole core from eight (8) drill holes was received for interval preparation and assay. Subsequent to assay results, twelve (12) composite samples were prepared from intervals from seven (7) of the holes (PGC-13-034 was not used). Table 10-8 below shows the composite make-up information.

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Table 10-8. Sleeper Project Composite Make-Up Information

AREA	COMPOSITE ID	HOLE	FROM	TO	COMMENTS

Facilities	FMX-13-1	PGC-12-028 PGC-13-031	162 20.2	234 200	from/to in feet, core drill hole

Facilities	FSU-13-1	PGC-12-028	435	745	from/to in feet, core drill hole

Sleeper	SOX-13-1	PGC-13-032	76.5	172.5	from/to in feet, core drill hole

Sleeper	SSU-13-1	PGC-12-029	1450	1575	from/to in feet, core drill hole

Sleeper	SSU-13-2	PGC-12-029	1180	1355	from/to in feet, core drill hole

West Wood	WWO-13-1	PGC-12-030	200	265	from/to in feet, core drill hole

West Wood	WWO-13-2	PGC-12-033	290	420	from/to in feet, core drill hole

West Wood	WWS-13-1	PGC-12-033	815	1060	from/to in feet, core drill hole

West Wood	WWS-13-2	PGC-12-033	625	681.5	from/to in feet, core drill hole

Wood	WOS-13-1	PGC-12-027	640	690	from/to in feet, core drill hole

South Sleeper	SSS-13-1	PGC-12-024 PGC-12-025 PGC-12-035	480 755 585	535 805 635	from/to in feet, core drill hole

South Sleeper	SSS-13-2	PGC-12-018 PGC-12-020 PGC-12-038	920 1050 1130	935 1125 1155	from/to in feet, core drill hole

A review of the core drill hole locations shows the holes listed above, and those listed in Table 4, provide reasonable coverage of the resource areas located beyond the historic Sleeper pit boundary (i.e., horizontally beyond). In general, the resource areas that lie beneath the historic Sleeper pit are not represented by the metallurgical testing reported herein. It is understood that obtaining core drill samples from the areas beneath the pit lake is not feasible and that historic mill metallurgical performance will have to be used for a PEA level report.

Table 10-9 below outlines the scope of work in this test program.

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Table 10-9. Metallurgical Scope of Work Summary, Sleeper Project Core Composites

		Bottle Roll		Head Screen		Column Test & Tail Screen

Composite	P80 Feed Size			P80 Feed Size		P80 Feed Size

I.D.	37.5mm	19mm	75µm	37.5mm	19mm	37.5mm	19mm

FMX-13-1	X	X		X	X	X	X

FSU-13-1	X	X		X	X		X

SOX-13-1		X

SSU-13-1			X		X

SSU-13-2			X		X

WWO-13-1		X	X		X		X

WWO-13-2		X	X		X		X

WWS-13-1			X

WWS-13-2			X

WOS-13-1		X	X		X

SSS-13-1			X

SSS-13-2			X

Total	2	6	9	2	7	1	4

Table 10-10 below shows the results of the bottle roll cyanidation tests performed at various feed sizes.

Table 10-10. Summary Metallurgical Results, Bottle Roll Tests, Sleeper Project Core Composites, Varied Feed Sizes

	Feed		gAu/mt ore					Reagent Requirements,		FinaI

	Size,	Au Rec.,			Calc’d	Avg.1)	Ag Ext’d,	kg/mt ore		Leach

Composite	P80%		Ext’d	Tail	Head	Head	g/mt ore	NaCN Cons.	Lime Added	pH
FMX-13-1	37.5mm	71.3	0.3024	0.1217	0.4241	0.470	0.70	0.15	3.1	10.5
FMX-13-1	19mm	74.2	0.3257	0.1133	0.4390	0.470	0.74	0.08	4.8	10.9
FSU-13-1	37.5mm	26.3	0.0633	0.2053	0.2686	0.376	0.33	0.38	3.2	10.9
FSU-13-1	19mm	23.7	0.0644	0.2137	0.2801	0.376	0.32	0.44	3.8	11.0
SOX-13-1	19mm	93.9	0.1888	0.0123	0.2011	0.218	0.09	0.24	6.3	11.0
WOS-13-1	19mm	12.9	0.1501	1.0130	1.1631	1.548	6.00	0.90	4.4	10.5
WOS-13-1	75µm	48.5	0.8264	0.8773	1.7037	1.548	8.69	0.63	3.1	10.8
WWO-13-1	19mm	76.4	0.2605	0.0803	0.3408	0.312	0.00	<0.05	5.7	11.0
WWO-13-1	75µm	80.7	0.3047	0.0730	0.3777	0.312	0.07	0.17	6.7	10.7
WWO-13-2	19mm	53.6	0.5839	0.5063	1.0922	1.024	1.78	<0.05	3.2	11.0
WWO-13-2	75µm	82.8	0.8956	0.1860	1.0816	1.024	23.72	0.18	5.0	10.8
WWS-13-1	75µm	28.9	0.9855	2.4233	3.4088	3.272	4.55	1.36	4.5	10.9
WWS-13-2	75µm	28.6	0.3822	0.9550	1.3372	1.285	1.45	0.60	3.8	10.9
SSU-13-1	75µm	44.9	0.5349	0.6563	1.1912	1.057	0.82	1.00	4.9	10.9
SSU-13-2	75µm	36.0	0.1715	0.3053	0.4768	0.485	0.41	0.73	3.8	10.8
SSS-13-1	75µm	0.0	0	0.3693	0.3693	0.352	0.91	0.08	2.5	10.7
SSS-13-2	75µm	22.8	0.0700	0.2370	0.3070	0.295	7.44	0.30	3.6	10.8
1) Average of all head grade determinations.

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The results show Facilities mixed ore (FMX-13-1) was amenable to cyanidation at the two crush sizes tested [P80 37.5mm (1-1/2”) and P80 19mm (3/4”)]. Gold recovery was improved slightly at the smaller crush size.

In this series of tests, Facilities sulfide ore (FSU-13-1) was not amenable to cyanidation at the two crush sizes evaluated, which differed from the previous series of tests. In the previous series of tests, Facilities sulfide composites had relatively high gold recoveries (92.8% and 80.4%) at the P80 19mm feed size. However, head grades were significantly higher in Series 1 (1.34 and 1.23 g Au/mt), versus 0.27 and 0.28 g Au/mt in this series, and higher recovery associated with higher head grade is not surprising. The comparison of results suggests there may be an opportunity to heap leach higher grade Facilities sulfide material if milling Facilities sulfide material is not economic.

Sleeper oxide ore (SOX-13-1) was readily amenable to cyanidation at the P80 19mm crush size. No other tests were conducted on this composite as Sleeper oxide ore was nearly “mined out” during previous commercial heap leach operation.

Wood sulfide ore (WOS-13-1) was not amenable to cyanidation at the P80 19mm crush size. Grinding the ore to P80 75µm improved gold recovery significantly, but recovery remained below a viable level.

The lower grade West Wood oxide ore (WWO-13-1) was amenable to cyanidation and grinding to P80 75µm improved gold recovery from 76.4% to 80.7%. The higher-grade West Wood oxide ore (WWO-13-2) was marginally amenable to cyanidation at the P80 19mm crush size (53.6% gold recovery). At P80 75µm, gold recovery increased significantly to 82.8%. It is worthwhile to note the column percolation leach test recovery for the WWO-13-2 (P80 19mm crushed feed size, discussed below) was higher (70.8%) than this P80 19mm bottle roll leach test.

The Wood, West Wood, Sleeper, and South Sleeper sulfide composites were not amenable to cyanidation at the P80 75µm grind size.

Cyanide consumptions were low for mixed and oxide ore composites (<0.05 to 0.18 kg/mt ore) but were generally high for sulfide ore composites (>0.5 kg/mt ore). Lime requirements (lime added) were generally high (>3 kg/mt ore) for all ore composites.

Table 10-11 below shows the results of the column leach tests (CT) performed on select samples. The bottle roll leach test (BT) results are included for comparison.

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Table 10-11. Summary Metallurgical Results, Column Leach Tests, Sleeper Project Core Composites, P80 37.5 and P80 19mm Feeds (BT Results Included for Comparison)

Composite	Test Type	Feed Size P80	Au Rec., %	gAu/ mt ore				Ag Ext’d, g/mt ore	Reagent Requirements, kg/mt ore		Final Leach pH
					Tail	Calc’d Head	Avg.1) Head		NaCN Cons.	Lime Added
				Ext’d
FMX-13-1	CT	37.5mm	77.1	0.4070	0.1210	0.5280	0.470	0.67	1.03	3.5	10.2
FMX-13-1	BT	37.5mm	71.3	0.3024	0.1217	0.4241	0.470	0.70	0.15	3.1	10.5
FMX-13-1	CT	19mm	71.3	0.3570	0.1440	0.5010	0.470	0.88	1.25	5.0	10.1
FMX-13-1	BT	19mm	74.2	0.3257	0.1133	0.4390	0.470	0.74	0.08	4.8	10.9
FSU-13-1	CT	19mm	12.9	0.0580	0.3900	0.4480	0.376	0.37	1.41	4.0	10.1
FSU-13-1	BT	19mm	23.7	0.0664	0.2137	0.2801	0.376	0.32	0.44	3.8	11.0
WWO-13-1	CT	19mm	82.1	0.2660	0.0580	0.3240	0.312	0.01	0.69	5.0	10.1
WWO-13-1	BT	19mm	76.4	0.2605	0.0803	0.3408	0.312	0	<0.05	5.7	11.0
WWO-13-2	CT	19mm	70.8	0.7720	0.3190	1.0910	1.024	4.12	1.47	3.0	10.4
WWO-13-2	BT	19mm	53.6	0.5859	0.5063	1.0922	1.024	1.78	<0.05	3.2	11.0
1) Average of all head grade determinations.

The Facilities mixed composite (FMX-13-1) was amenable to heap leach cyanidation treatment at the feed sizes tested. Gold recoveries were 77.1% [P80 37.5mm (1-1/2”)] and 71.3% [P80 19mm (3/4”)].

The West Wood oxide composites (WWO-13-1 and WWO-13-2) were amenable to heap leach cyanidation treatment at the feed size tested (P80 19mm). Gold recoveries were 82.1% and 70.8%.

Gold extraction from the Facilities and West Wood oxide composite samples was achieved in 67 to 139 days of leaching and rinsing.

Facilities sulfide ore was not amenable to heap leach cyanidation, and gold recovery was only 12.9% in 88 days of leaching and rinsing.

Cyanide consumption was high, but consumption should be substantially lower during commercial heap leaching. Lime requirements (lime added) were moderate to high. Lime added before leaching was sufficient to maintain leach pH at above pH 10.

Report #4

Report #4 presents stirred tank biooxidation amenability, pressure oxidation and biooxidation column test results performed on three (3) sulfide core composite samples created for the previous test program (i.e., Report #3 phase of tests). Namely, the composites tested were: WWS-13-1, WWS-13-2, and WOS-13-1. Composite make-up information is outlined above in the previous section of this report.

Table 10-12 below shows the results of the stirred tank biooxidation amenability tests (P80 45µm grind size).

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Table 10-12. Summary Metallurgical Results, Cyanidation (CIL) Tests, Sleeper Drill Core Composites, 80%-45µm Feed Size

Composite	Amenability Test No.	Bioox. Time, days	Estimated Oxidation, %	Au Rec., %	gAu/mt BR			gAu/mt ore		Ag Rec., %	gAg/mt BR			gAg/mt ore		Reagent Req., kg/mt BR
					Ext’d.	Tail	Calc’d. Head	Calc’d. Head1)	Head Assay		Ext’d.	Tail	Calc’d. Head	Calc’d. Head1)	Head Assay	NaCN Cons.	Lime Added
WWS-13-1	Baseline	0	0	38.6	1.30	2.07	3.37	3.37	3.13	30.6	1.9	4.3	6.2	6.2	10.3	1.56	6.3
WWS 13-1	AM-14	5	1.7	81.3	3.08	0.71	3.79	3.77	3.13	51.4	5.5	5.2	10.7	10.7	10.3	1.12	14.8
WWS-13-1	AM-1	8	53.3	94.3	3.61	0.22	3.83	3.59	3.13	64.6	8.4	4.6	13.0	12.2	10.3	1.39	6.4
WWS-13-1	AM-2	21	79.5	96.0	3.63	0.15	3.78	3.46	3.13	68.1	7.9	3.7	11.6	10.6	10.3	1.36	7.5

WWS-13-2	Baseline	0	0	30.2	0.39	0.90	1.29	1.29	1.19	45.2	1.4	1.7	3.1	3.1	2.8	0.75	4.4
WWS 13-2	AM-13	5	2.6	62.1	0.82	0.50	1.32	1.32	1.19	75.0	3.6	1.2	4.8	4.8	2.8	0.89	7.4
WWS-13-2	AM-5	7	60.8	88.7	1.10	0.14	1.24	1.20	1.19	90.6	2.9	0.3	3.2	3.1	2.8	1.27	6.9
WWS-13-2	AM-6	21	78.6	91.1	1.23	0.12	1.35	1.33	1.19	93.4	5.7	0.4	6.1	6.0	2.8	1.19	7.6

WOS-13-1	Baseline	0	0	51.5	0.85	0.80	1.65	1.65	1.49	64.3	9.2	5.1	14.3	14.3	14.7	0.82	3.8
WOS-13-1	AM-9	5	5.8	64.0	1.10	0.62	1.72	1.66	1.49	73.8	13.5	4.8	18.3	17.6	14.7	0.59	5.5
WOS-13-1	AM-10	8	24.2	72.5	1.24	0.47	1.71	1.67	1.49	72.2	10.9	4.2	15.1	14.7	14.7	0.85	9.5
WOS-13-1	AM-11	21	60.3	83.4	1.36	0.27	1.63	1.52	1.49	83.1	11.3	2.3	13.6	12.8	14.7	1.00	5.0
WOS-13-1	AM-12	28	85.1	90.6	1.55	0.16	1.71	1.66	1.49	86.6	12.9	2.0	14.9	14.4	14.7	1.16	5.0
1) Adjusted for weight lost during biooxidation. Note: BR denotes biooxidized residue.

All three (3) composites responded very well to batch stirred tank biooxidation treatment. Gold recovery obtained by CIL bottle roll testing of the biooxidation residues was>90%. Without oxidative pretreatment, gold recovery ranged from ~30% to ~50%. Biooxidation times ranged from 21 to 28 days. Reagent consumptions for the biooxidized residues were moderate.

Biooxidation rates were rapid for the WWS composites. Biooxidation rate was slower for the WOS composite, but not unusually slow for batch stirred tank biooxidation tests. Relatively high levels of sulfide oxidation (>90%) were achieved for all three composites.

A single batch POX test (P80 80µm) was conducted by Hazen Research, under the direction of MLI, on each of the three composites. Results showed that all three composites responded well to POX processing. Gold recoveries obtained from the WWS-13-1, WWS-13-2, and WOS-13-1 composites, by CIL of the POX residues, were 92.5%, 90.0% and 85.9%, respectively. Reagent consumptions were higher than for batch biooxidation tests, but not considered unusually high for such preliminary testing. Sulfide sulfur oxidation obtained by POX pretreatment ranged from 77% to 82%. Higher levels of sulfide oxidation and gold recovery may be achievable through optimization of grind size and/or POX processing conditions.

Overall, preliminary test results showed good technical potential for processing the Sleeper refractory materials tested, either by biooxidation or POX pretreatment, followed by cyanidation. It was questionable, however, whether the grade range of the composites tested (1.1 to 3.1 g Au/mt ore) was sufficiently high to offset the high capital and operating cost associated with these process options. Considering the results, and the grade of the material tested, evaluation of heap biooxidation processing of these ore types was tested.

Due to constraints in sample availability, three different composites were selected for the heap biooxidation testing program. The composites tested were WWS-13-MC (master composite), WOS-MC (master composite) and FSU-13-1. The WWS-13-MC composite was created from available rejects from previously prepared composites WWS-13-1 and WWS-13-2. The WOS-MC composite was created from available rejects from WOS-13-1 and drill core intervals from lower in core drill hole PGC-12-033 that were not previously used.

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Table 13 below shows the results from the heap biooxidation tests [P80 12.5mm (1/2”) and P80 6.3mm (1/4”) feed sizes].

Table 10-13. Summary Metallurgical Results, Continuous Column Leach Tests, Sleeper Drill Core Composites

Composite	Feed Size, P80	Test Type	Estimated Sulfide Oxidation, %	Leach/Rinse Time, days	Au Rec., %	gAu/mt ore			Ag Rec., %	gAg/mt ore			Reagent Req., kg/mt ore
						Ext’d.	Tail Screen	Calc’d. Head		Ext’d.	Tail Screen	Calc’d. Head	NaCN Cons.	Lime Added
WWS-13-MC	12.5mm	BL	0	109	19.5	0.54	2.23	2.77	33.8	2.2	4.3	6.5	2.62	6.60
WWS-13-MC	12.5mm	BR	22.9	92	65.4	1.76	0.93	2.69	44.6	3.3	4.1	7.4	3.55	21.10

WWS-13-MC	6.3mm	BL	0	109	20.6	0.56	2.16	2.72	33.3	2.6	5.2	7.8	2.78	6.60
WWS-13-MC	6.3mm	BR	22.0	92	68.7	1.80	0.82	2.62	45.0	3.6	4.4	8.0	3.40	26.10

WOS-MC	12.5mm	BL	0	109	14.8	0.57	3.27	3.84	39.9	23.6	35.6	59.2	2.61	6.20
WOS-MC	12.5mm	BR	33.8	92	71.9	2.94	1.15	4.09	41.8	23.7	33.0	56.7	3.37	12.70

WOS-MC	6.3mm	BL	0	109	14.4	0.59	3.50	4.09	36.4	23.2	40.5	63.7	2.83	5.40
WOS-MC	6.3mm	BR	23.9	93	77.9	3.07	0.87	3.94	43.9	25.4	32.4	57.8	2.85	13.80

FSU-13-1	12.5mm	BL	0	67	14.3	0.05	0.30	0.35	19.0	0.4	1.7	2.1	1.65	3.40
FSU-13-1	12.5mm	BR	44.4	85	70.7	0.29	0.12	0.41	41.7	1.0	1.4	2.4	2.73	30.80

FSU-13-1	6.3mm	BL	0	67	11.9	0.05	0.37	0.42	16.7	0.4	2.0	2.4	1.55	5.50
FSU-13-1	6.3mm	BR	54.9	87	81.0	0.34	0.08	0.42	38.5	1.0	1.6	2.6	2.50	37.70
Note: BL denotes baseline. BR denotes cyanidation of a column biooxidized residue.

The baseline (BL) column leach tests were performed on untreated composite materials. The BR tests refer to bottle roll cyanidation of the biooxidation column residues. Column leach tests were not performed on the biooxidation column residues.

It is worthwhile to note that sacrificial biooxidation columns were run concurrently with the continuous columns (reported above in Table 13) to determine the biooxidation time required. Based on the sacrificial column results, the continuous biooxidation column tests ended after 235 days of pretreatment.

Gold recoveries for the BL tests ranged from 11.9% to 20.6%. Gold recoveries for the BR tests ranged from 65.4% to 81.0%. These results indicated that gold recovery was significantly improved by simulated heap biooxidation followed by column leach cyanidation of the biooxidation column residues. Comparatively, the P80 6.3mm feed size tests produced higher gold recoveries than the P80 12.5mm feed size tests, in some cases significantly.

Cyanidation gold recovery rates were relatively rapid. Because the continuous biooxidation columns were operated without interruption during biooxidation, biooxidation rate data was not available. Sulfide sulfur oxidation ranged from 22.0% to 54.9%. Further analysis of the data from the sacrificial column tests indicated that a biooxidation cycle of significantly less time than 235 days may have been sufficient for obtaining the reported gold recoveries by cyanidation. The data suggests that decreased biooxidation time may be possible as well. Further testing would be required to confirm these observations, and at some point, large scale testing of heap biooxidation would be required to properly assess this process option.

Cyanide consumptions for the baseline column leach tests were high (1.55 to 2.83 kg NaCN/mt ore). Cyanide consumptions for the biooxidized residues were higher (2.50 to 3.55 kg NaCN/mt ore).

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Cyanide consumptions for the baseline column leach tests were high (1.55 to 2.83 kg NaCN/mt ore). Cyanide consumptions for the biooxidized residues were higher (2.50 to 3.55 kg NaCN/mt ore). Lime requirements for the baseline tests ranged from 3.4 to 6.6 kg/mt ore. Lime required to maintain pH during cyanidation of the biooxidized residues were substantially higher (12.7 to 37.7 kg/mt ore). It is important to note that these lime requirements do not include the quantities of lime or limestone that will be required for neutralizing acid generated during biooxidation pretreatment in a commercial circuit. The global base requirement is probably best estimated based on the sulfide sulfur grade and mineralogy of the feed, and the levels of oxidation required.

Solution percolation problems were observed during biooxidation pretreatment of all three composites, at the P80 6.3mm feed size. Those problems ranged from minor to relatively severe. In general, no significant solution percolation problems were encountered during biooxidation of the P80 12.5mm feeds. The notable exception was the FSU-13-1 composite, which displayed moderate solution percolation problems in the P80 12.5mm continuous column test.

All baseline cyanidation test column charges were agglomerated, using the lime required for pH control, before leaching, and no solution percolation problems were encountered during cyanide leaching. No geotechnical (load/permeability) testing was conducted on the biooxidized residues or cyanide leached agglomerates to evaluate permeability expected during commercial heap biooxidation and leaching. It is expected that load/permeability testing will be required, and that testing may lead to additional optimization of crush size and agglomerating conditions.

Report #3/#4 – SGS Mineralogy Report

As part of the Series 2 phase of tests, samples of West Wood and Wood sulfide composites were sent to SGS for mineralogy and gold deportment analyses. Specifically, the composites analyzed were WWS-13-1, WWS-13-2, and WOS-13-1. The SGS report is included in Report #4 appendix.

Rapid mineral scan results showed composites contained the following:

●	27% to 39% quartz

●	4.8% to 8.6% kaolinite, plus 26% to 32% other clays

●	13% to 21% K-spar

●	4.2% to 7.2% pyrite

●	Minor amounts of arsenopyrite and stibnite

Gold mineralogy/deportment showed the following:

●	Gold particles typically contained a significant amount of silver, and there was a significant amount of electrum (Ag:Au > 25%) present.

●	Pyrite contained trace amounts of arsenopyrite, and arsenopyrite contained a trace amount of stibnite – both observations suggest potential for sub-microscopic gold.

●	Gold grains in the West Wood composites were predominantly <10µm (>71% and >89%). Approximately 24% were between 10µm and 30µm. <5% were >30µm.

●	Gold grains in the Wood composite were predominantly <5µm (>75%). Approximately 25% were between 5µm and 10µm. There were no grains observed >10µm.

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●

For West Wood composites, 30 grains were observed. 10 grains were liberated, 2 grains were exposed, and 18 grains were locked. The majority of the locked and exposed gold grains were associated with pyrite/quartz complexes or pyrite/silicate complexes. Exposed grains associated with pyrite ranged from only a few grains (WWS-13-1) to ~23% (WWS-13-2). A few grains observed in WWS-13-1 were associated with miargyrite (AgSbS2).

●

For the Wood composite, 20 grains were observed. 8 grains were liberated, 3 grains were exposed, and 9 grains were locked. Almost all of the locked and exposed gold grains were associated with quartz complexes. Only a few grains were associated with pyrite.

10.3	CONCLUSION AND RECOMMENDATIONS

10.3.1	TEST SERIES #1

Conclusions, observations, and recommendations for this series of tests are summarized as follows:

●	Waste Dump materials are generally amenable to cyanidation processing at P80 19mm crush size. Reagent requirements are generally moderate to high (except for WDW dump composites).

●	Facilities Sulfide and Oxide core composites were amenable to cyanidation treatment at P80 19mm crush size. NaCN consumptions were generally low, but lime requirements were generally high.

●

In contrast to the above, Facilities sulfide gold recoveries obtained in Test Series 2 were low. An investigation into the causes of this variance should be made. Was it simply an ore classification issue, or is it more complex? The Test Series 2 head grades were significantly lower – was it simply due to grade vs. recovery? If some Facilities sulfide material can be heap leached, that likely would result in added value. Tests on sulfide materials should include CN:FA determinations and carbon/sulfur speciation.

●	Column leach test gold recoveries from Facilities Oxide core samples were high (86.4% and 83.1%). Silver recoveries were poor.

●	Westwood Sulfide core composites were not amenable to agitated cyanidation treatment at P80 19mm or P80 75µm feed sizes. Reagent requirements were generally moderate to high.

●	Westwood Sulfide core composites responded reasonably well to rougher flotation. There is potential to improve metallurgical response through optimization of grind size and flotation parameters.

●	Flotation response was variable, and different flotation schemes may be required for sulfide materials form different areas.

●

Sleeper Waste Dump composites were amenable to agglomeration-heap leaching treatment at P80 19mm crush size. The feeds were, however, low-grade and crushing, agglomerating and heap leaching may not be economic unless waste dumps must be moved to facilitate new commercial production plans at site.

●	Facilities Oxide ore represented by these core composites are amenable to heap leaching treatment at a P80 19mm crush size and may be amenable at a coarser crush size.

●

Agglomeration pretreatment was required for all column leach test feeds because of high fines/clay content. Cement/lime requirements were reasonably high. NaCN consumption was high but should be less in commercial production.

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●	Fines content was high (>20% -106µm material) for all composites used for column leach tests. Agglomeration is required, and conditions should be optimized.

●	Bond ball mill work index tests on Westwood samples (assume sulfide) showed the material was hard. Abrasion tests showed it had moderate abrasiveness.

●	Bond ball mill work index tests on Facilities sulfide samples showed the material was soft. Abrasion tests showed it had light abrasiveness.

10.3.2	TEST SERIES #2

Conclusions, observations, and recommendations for this series of tests are summarized as follows:

●	Facilities mixed, Sleeper oxide and West Wood oxide core composite samples were amenable to heap leach cyanidation.

●

Facilities, Sleeper, West Wood, and South Sleeper sulfide core composite samples were not amenable to heap cyanidation or milling cyanidation processing. Sulfide ores will require oxidation (bio or pressure oxidation) to improve cyanidation recoveries to acceptable levels. Ultrafine grinding should be considered as well.

●	Heap leach reagent requirements were moderate to high.

●	As mentioned earlier in this section of the report, the recovery variance for Facilities sulfide materials should be investigated.

●

In the heap biooxidation phase of this series of tests, the sulfide drill core composites tested (from West Wood, Wood, and Facilities areas of the project) were refractory to direct cyanidation treatment, at feed sizes ranging from P80 12.5mm (1/2”) to P80 45µm.

●	The most likely cause for the low gold recoveries was the locking of gold in sulfide mineral grains.

●	All six composites tested responded very well to biooxidation and POX pretreatment for oxidation of contained sulfide minerals, resulting in an improvement in gold recovery by cyanidation treatment.

●	Gold recoveries of 90% or greater were obtained by simulated whole ore stirred tank biooxidation, followed by agitated cyanidation, at P80 45µm feed size (3 composites tested).

●	Gold recoveries of 86% to 93% were obtained by whole ore POX pretreatment followed by agitated cyanidation, at an 80%-80µm feed size.

●	Gold recoveries of 65% to 81% were obtained by simulated heap biooxidation pretreatment, followed by simulated heap leach cyanidation treatment, at P80 12.5mm and P80 6.3mm feed sizes.

●

Solution percolation/solution ponding problems were encountered during simulated heap biooxidation pretreatment, particularly at the 6.3mm feed size. Further optimization of heap biooxidation feed size and biooxidation cycle time will be required if this process is to be considered further. Reagent requirements were high, under conditions not yet optimized.

●

Testing should be conducted to optimize rinsing and neutralization of the biooxidation residues before cyanidation treatment. This testing should include evaluation of biooxidation solution treatment/neutralization and recycling in the biooxidation circuit and in a rinsing circuit. Proper assessments of acid neutralization costs are needed.

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10.3.3	RECOVERY PROJECTIONS

The following table presents recovery projects for typical processing methods of the Sleeper material types using conventional heap leach processing.

Material Type	Heap Leach Recovery
	Au	Ag

Alluvium	72%	8%

Mine Dumps	72%	43%

Facilities	79%	8%

Mixed	68%	20%

Sleeper	85%	10%

Westwood	72%	9%

For the refractory ore types, a hybrid processing method is recommended. This method involves grinding the material suitable for froth flotation to generate a flotation concentrate. Treatment of the concentrate by biooxidation followed by cyanidation is expected to recover 75% of the gold and 48% of the silver. Cyanide leaching of the flotation tailings is expected to recover an additional 15 % and 22 % of the gold and silver respectively, for an overall recovery of 90% of gold and 70% of silver of the flotation feed material.

Process	Au Recovery	Ag Recovery

Flotation Rec	80%	60%

Concentrate BIOX/Leach	94%	80%

Net Flot/Biox/Leach	75%	48%

Flot Tails to Leach	20%	40%

Flot Tails Leach Rec	75%	55%

Net Flot Tails Lech Rec	15%	22%

Combined Flot Con/Tails Rec	90%	70%

10.3.4	HYBRID PROCESS RECOMMENDATIONS

Additional metallurgical testing is required to further develop the process and define metallurgical performance, process flow sheet, and mass balance. The test work includes:

●	Additional flotation optimization,

●	Biooxidation optimization

●	Biooxidation product neutralization

●	Cyanidation parameter optimization

10.4	SUMMARY STATEMENT FOR PARAMOUNT METALLURGICAL TESTING

The information presented above was received from Paramount and sources as cited. Mr. Woods has reviewed this information and believes it to be materially accurate.

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11.0 MINERAL RESOURCE ESTIMATES

11.1	INTRODUCTION

The mineral resource estimates presented herein were completed by RESPEC.

These estimated mineral resources were classified in order of increasing geological and quantitative confidence into Measured, Indicated, and Inferred categories in accordance with the New Mining Rules. SEC mineral resource definitions are given below:

Mineral Resource is a concentration or occurrence of material of economic interest in or on the Earth’s crust in such form, grade or quality, and quantity that there are reasonable prospects for economic extraction. A mineral resource is a reasonable estimate of mineralization, taking into account relevant factors such as cut-off grade, likely mining dimensions, location or continuity, that, with the assumed and justifiable technical and economic conditions, is likely to, in whole or in part, become economically extractable. It is not merely an inventory of all mineralization drilled or sampled.

Measured Mineral Resource is that part of a Mineral Resource for which quantity, grade or quality, densities, shape, and physical characteristics are estimated with confidence sufficient to allow the application of Modifying Factors to support detailed mine planning and final evaluation of the economic viability of the deposit. Geological evidence is derived from detailed and reliable exploration, sampling, and testing and is sufficient to confirm geological and grade or quality continuity between points of observation. A Measured Mineral Resource has a higher level of confidence than that applying to either an Indicated Mineral Resource or an Inferred Mineral Resource. It may be converted to a Proven Mineral Reserve or to a Probable Mineral Reserve.

Indicated Mineral Resource is that part of a Mineral Resource for which quantity and grade or quality are estimated on the basis of adequate geological evidence and sampling. The level of geological certainty associated with an Indicated Mineral Resource is sufficient to allow a qualified person to apply Modifying Factors in sufficient detail to support mine planning and evaluation of the economic viability of the deposit. Because an Indicated Mineral Resource has a lower level of confidence than the level of confidence of a Measured Mineral Resource, an Indicated Mineral Resource may only be converted to a Probable Mineral Reserve.

Inferred Mineral Resource is that part of a Mineral Resource for which quantity and grade or quality are estimated on the basis of limited geological evidence and sampling. The level of geological uncertainty associated with an Inferred Mineral Resource is too high to apply relevant technical and economic factors likely to influence the prospects of economic extraction in a manner useful for evaluation of economic viability. Because an Inferred Mineral Resource has the lowest level of geological confidence of all mineral resources, which prevents the application of the Modifying Factors in a manner useful for evaluation of economic viability, an Inferred Mineral Resource may not be considered when assessing the economic viability of a mining project and may not be converted to a Mineral Reserve.

RESPEC reports resources at cutoffs that are reasonable for deposits of this nature given anticipated mining methods and plant processing costs, while also considering economic conditions, according to the regulatory requirements that a resource exists “in such form, grade or quality, and quantity that there are reasonable prospects for economic extraction.”

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The Sleeper gold and silver mineral resource estimate is reported herein with an effective date of July 31, 2023, based on data derived from drilling performed through 2013. The drill hole database on which this estimate is based was received from Paramount in May of 2023. The database underwent auditing, and the last minor changes to collar, survey, and assay data were made on June 29, 2023. The block model is oriented due North, and the blocks are 10 meters by 10 meters by 10 meters.

11.2	DATABASE

Mineral resources were estimated using data generated by Paramount and the historical operators discussed in Section 5 and Section 7. These data were provided to RESPEC by Paramount.

11.2.1	DRILL HOLE DATABASE

The drill hole data are in UTM Zone 11 NAD27 coordinates in US Feet. The database includes information from a total of 4,258 drill holes; a total of 3,994 of these holes contribute assay data that are directly used in the estimation of the project resources.

Paramount provided RESPEC with a project drill hole database prior to the 2021 drilling program. As discussed in Section 9.1, RESPEC audited these historical drill data and made corrections to the database as appropriate. RESPEC then periodically updated the database with the information acquired during Paramount’s drilling programs, including gold and silver assay data received directly from the analytical laboratory. RESPEC also audited and incorporated the historical data compiled by Paramount from assay certificates in 2023. Table 11-1 provides a summary of the drill hole database used for modeling and resource estimation.

Table 11-1. Summary of Drilling in the Database for the Sleeper Deposit Resource Estimate

Type of hole	Count	Drilled meter

Core	86	30,904

RC	3,870	538,374

RC/ Core tail	20	7,315

Sonic	9	360

Unknown	9	2,658

Total	3,994	579,611

Table 11.2 presents descriptive statistics of all audited and accepted Sleeper Deposit drill hole analytical and geotechnical data imported into MinePlan 3D© software (v. 13.0). Data from rejected samples have been excluded from the table. Trace-element and whole-rock geochemical data represents a small portion of the data.

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Table 11-2. Descriptive Statistics of Sample Assays in Sleeper Drill hole Database

	Valid	Median	Mean	Std Dev	CV	Minimum	Maximum	Units

FROM	326,327					0	765	m

-TO-	326,327					0	767	m

-AI-	326,327	1.520	1.795			0	314	m

Au ppm	290,080	0.0759	0.875	34.720	39.684	0.001	14,983.400	g Au/t

Capped Au	290,080	0.0759	0.859	34.244	39.871	0.001	14,983.400	g Au/t

Ag ppm	305,430	0.701	3.929	26.094	6.641	0.005	6,632.520	g Ag/t

Capped Ag	305,430	0.701	3.868	25.793	6.668	0.005	6,632.520	g Ag/t

Density	2,548	2.330	2.329	0.194	0.083	0.060	3.830	g/cm3

Of the 4,261 drill holes in the GeoSequel database, 199 holes in the drill-collar file were excluded from use in resource estimation. Notations indicating contamination from historical logs were entered in the assay database by interval. Additional intervals with possible down-hole contamination were identified during modeling of gold and silver domains. Down-hole contamination can be detected by inspection of the RC drill assay results in the context of the geology (e.g., anomalous to significant gold assays returned in post-mineral units), by comparison with adjacent core holes, and by examination of down-hole grade patterns (e.g., cyclic assay patterns related to drill-rod changes). Contaminated intervals identified during modeling were added to the drill-hole database. Ultimately, 14,800 assay intervals were removed from use in resource estimation.

11.2.2	TOPOGRAPHY

Paramount provided RESPEC with topographic data for the current project topography, the mined Sleeper pit topography, and the pre-mine topography. RESPEC does not know how the surfaces were generated, however, the extent of the Sleeper pit aligns with the blasthole database, and drill hole collar locations correlate well with current and past topography. Minor differences between surfaces are apparent, and are attributed to disturbance that occurred during mining, post-mining reclamation of the Sleeper pit, and discrepancies that commonly occur between surveys.

11.3	DEPOSIT MODELING RELEVANT TO RESOURCE ESTIMATION

The Sleeper gold-silver deposit is hosted by Tertiary Sleeper Rhyolites and Tertiary Sleeper Basalts. As presently drilled, the core of the known mineralization extends 1,675 meters along strike of the higher-grade mineralization (015° to 020° to the Northeast), approximately 100 meters perpendicular to the strike, and 150 meters in the vertical direction. The deposit is comprised of a core zone characterized by the mined-out Sleeper vein that lies within a broad envelope of lower-grade mineralization. The lower-grade envelope is the primary subject of the resource estimates discussed in following sections of the report.

The low-grade mineralization has extents of approximately 2,000 meters east-west, about 1,250 meters north-south, and up to 600 meters in the vertical direction. Sub-horizontal and sub-vertical veins and breccia bodies of the mid- and high-grade mineralization extend outward into the lower-grade envelope,

98 RSI(RNO)-M0144.21001 REV 5

likely due to stratigraphic and structural controls. The base of the Sleeper vein core zone is sharp, marked by a distinct decrease in the precious-metal grades.

High-grade mineralization (>8 g Au/t) within the core zone related to the Sleeper vein and its stratigraphic and structural extensions has been documented to have been most frequently associated with thin (<5 centimeters), often banded, typically steeply dipping chalcedonic quartz + adularia veins/veinlets. It is important to note that there are examples of high-grade mineralization that have no obvious association with veins, and the presence of veins does not guarantee high grades. In addition, the Sleeper fault has been hypothesized to be the primary controlling feature in the formation of the deposit, and there is evidence of an association between high-angle structural zones and increases in vein density and grades. The distribution of high-grade mineralization distal to the Sleeper vein is somewhat erratic but is locally systematic. For example, the high-grade mineralization at West Wood and the Office areas is related to hydrothermal brecciation.

Stratigraphic control of moderate-grade mineralization is expressed by lenses of generally concordant mineralization that extend outward from the margins of higher-grade mineralization along the hanging wall and footwall of the Sleeper vein.

The Sleeper gold- and silver-bearing hydrothermal fluids are interpreted to have been introduced into the Sleeper Rhyolite and Basalt units along a series of northeast-striking, steeply dipping (primarily to the northwest) structural zones, within the core zone of the deposit. The planar base of this zone and the abrupt change to weakly mineralized and altered rocks below likely reflect the elevation at which boiling of the ascending hydrothermal fluids and deposition of high-grade mineralization was initiated. Outside of the core zone of the Sleeper deposit, deposition of high-grade mineralization is more erratic, which suggests that fluid flow was less focused along poorly defined structural zones. The waning stages of the mineralizing system appear to be manifested as “multi-stage hydrothermal breccias”. These primarily clast-supported breccias contain rotated fragments and some mineralized quartz veinlets. The breccias are cemented primarily by silica, contain pyrite, marcasite and adularia and are almost entirely post-mineral.

Post-mineral faulting has resulted in a slight tilting of the Sleeper deposit and its host stratigraphy to the west.

It is within the above-described context of geology that the gold and silver resource modeling was undertaken.

11.4	GEOLOGIC MODELING

Paramount geologists and consultant Don Hudson relogged and reinterpreted numerous historical drill holes in 2013. From the reinterpretation program a lithologic, oxidation, and structural sectional model was built using east-west oriented vertical sections, spaced every 50 meters in the central portion of the deposit, and spaced every 100 meters at the north and south ends of the deposit. Three-dimensional lithologic solids were generated from the polygonal modeling done on section, respecting drill-hole intercepts, and were used in the coding of the resource model.

99 RSI(RNO)-M0144.21001 REV 5

Comparing the three-dimensional lithologic and structural model to the historical drill logs proved to be difficult due to vague or missing rock descriptions. The quality of drill logs varies considerably; some drill holes are described well enough to determine lithologic boundaries whereas others could only be used to define a bedrock-alluvium contact.

Paramount supplied RESPEC with a set of detailed cross-sectional lithological and structural interpretations that cover most of the Sleeper deposit. RESPEC’s modeling of gold and silver mineralization was based on these cross-sectional interpretations. The structural interpretations were particularly important to the gold and silver mineral-domain modeling discussed in Section 11.3. RESPEC made minor modifications to Paramount’s structural interpretations.

11.5	OXIDATION MODELING

When evaluating the oxidation model, it was apparent that the logged data for the oxide zone had been exchanged with the sulfide logging in a significant portion of the database. Historical mining records produced by AMAX are in conflict with the redox data, providing additional evidence of the issue. RESPEC strongly recommends that Paramount investigate this logged data and modify the database as needed.

Cross-sectional interpretations of oxidation were used to model zones of oxide, mixed (oxide + sulfide), and sulfide mineralization, and both cross-sections and solids were provided to RESPEC by Paramount. The remaining unmined material is primarily within the mixed and sulfide zones. The most significant portion of remaining oxide zone occurs at shallow depths in the Facility area.

11.6	DENSITY MODELING

A total of 2,546 measurements of bulk density have been conducted by X-Cal and Paramount. All density data were obtained using the water-immersion method on samples of drill core; it is not known if samples were coated as part of the testing. The density data were examined collectively and individually by rock type and oxidation. The combined X-Cal and Paramount Sleeper densities (in g/cm3) and tonnage factors (in ft3/ton) grouped by lithology and oxidation is summarized in Table 11-3.

Table 11-3. Sleeper Deposit Applied Densities and Tonnage Factors

Formation	Redox Domain	Number of Samples	Min Density (g/cm3)	Max Density (g/cm3)	Density (g/cm3)	Tonnage Factor (ft3/ton)

Dumps/Fill	All	0			1.90	16.87

Quaternary Alluvium	All	7	1.76	2.42	1.90	16.87

West Wood Breccia	All	20	2.04	2.56	2.35	13.64

Breccia	All	1	2.42	2.42	2.42	13.24

Tertiary Intrusive Felsic	All	398	0.06	2.90	2.36	13.58

Tertiary Intrusive Mafic *	All	0			2.30	13.94

Tertiary Sleeper Rhyolite	Oxide	115	1.86	3.11	2.18	14.70

Tertiary Sleeper Rhyolite	Mixed	84	1.68	2.42	2.18	14.70

Tertiary Sleeper Rhyolite	Sulfide	970	1.39	3.83	2.33	13.76

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Formation	Redox Domain	Number of Samples	Min Density (g/cm3)	Max Density (g/cm3)	Density (g/cm3)	Tonnage Factor (ft3/ton)

Tertiary Sleeper Basalt	Oxide	28	1.88	2.48	2.24	14.31

Tertiary Sleeper Basalt	Mixed	51	1.91	2.65	2.33	13.76

Tertiary Sleeper Basalt	Sulfide	800	1.58	3.74	2.33	13.76

Tertiary Sleeper Volcanic Sediment	All	26	2.06	2.80	2.46	13.03

Mesozoic Basement	All	46	2.32	3.24	2.64	12.14

Tonnage Factor = 2000 / (Density * 62.4)

*Default Density 2.30 g/cm3

11.7	GOLD AND SILVER MODELING

11.7.1	MINERAL DOMAINS

A mineral domain encompasses a volume of rock that ideally is characterized by a single, natural, grade population of a metal or metals that occurs within a specific geologic environment. In order to define the mineral domains at Sleeper, the natural gold and silver populations were first identified on population-distribution graphs that plot the gold- and silver-grade distributions of all of the drillhole assays, as well as distribution plots using only analyses from core samples. This analysis led to the identification of 3 populations for both gold and silver. Ideally, each of these populations can then be correlated with specific geologic characteristics that are captured in the project database, which can be used in conjunction with the grade populations to interpret the bounds of each of the gold and silver mineral domains. The approximate grade ranges of the low-grade (domain 100), mid-grade (domain 200), and high-grade (domain 300) domains that were modeled for gold and silver are listed in Table 11-4.

Table 11-4. Approximate Grade Ranges of Gold and Silver Domains

Domain	g Au/ t	g Ag/t

100	0.1 to 1.0	1.80 to 10.0

200	1.0 to 8.0	10.0 to 20.0

300	> 8.0	> 20.0

The gold and silver mineralization was modeled by first interpreting gold and silver mineral domain polygons individually on a set of vertical, 30-meter spaced, north-looking cross-sections that span the extents of the deposit. The mineral domains were interpreted using the gold and silver drill-hole assay data and associated alteration and mineralization codes, as well as sectional lithological and structural interpretations provided by Paramount. This information was used to discern the stratigraphic and structural controls of the mineralization and to model the domains accordingly. Gold was modeled first, and the sectional gold-domain polygons were then used as additional guides for defining the silver domains.

The mid- and high-grade mineralization within the deposit appears to have a discontinuous distribution. To represent this lack of continuity in the model, the boundaries of the mid- and high-grade domains were

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modeled as gradational contacts within the respective zones. The high-grade gold population (>8.0 g Au/t) is the most readily identifiable grade population in drill core, as it strongly correlates with the presence of thin, often banded, quartz–chalcedony veins and veinlets and/or breccias. Visible gold is sometimes present as well. Drill hole orientations and angles to core axes indicate the high-grade veinlets are most commonly steeply dipping.

The boundary between the low- and mid-grade domains was largely determined by grade. The geologic characteristics of the low- and mid-grade domains were not evident in core and logging. Although the grade change across this domain boundary is generally sharp, it is locally gradational. The grade change across the sub-horizontal base of the mid-grade domain is usually sharp. This basal contact of the mid-grade domain is likely indicative of the elevation at which boiling of the ascending fluids and significant gold deposition initially occurred in the Sleeper hydrothermal system.

The mineralization modeled within the low-grade domain is much less variable than in the two higher-grade domains. This mineralization is distal from the zone of boiling, its related brecciation, and its distribution exhibits strong stratigraphic controls.

The cross-sectional gold and silver mid- and high-grade mineral domains were projected horizontally to the drill data in each 30-m sectional window, and these three-dimensional polygons were then sliced horizontally along 10-meter planes at midblock locations. These slices, along with the lithologic solids and structural surfaces, were used to guide the final rectification of the metal mineral domains on the 10-meter-spaced midblock levels. The low-grade domain solid was generated from a geologically constrained indicator interpolation using Leapfrog software. The domain solids within the Quaternary alluvium and the Sleeper dumps were modeled independently and were generated from a geologically constrained indicator interpolation using Leapfrog software within their respective geologic solids.

Examples of cross-sections of the geology, and gold and silver mineral domains in the central portion of the Sleeper deposit are shown in Figure 11.1 to Figure 11-4.

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$1800 Au pit
current topography
original topography
$1800 Au pit
Qal
oxide
mixed
sulfide
Tr
Tb
Tif
Mz
Drill Hole Assays
Assays g Au/t
0.0 - 0.1
0.1 - 1.0
1.0 - 8.0
8.0-1050
>1050
Mineral Domains
high-grade domains
mid-grade domains
low-grade domains
Geology
Qal Alluvium and waste dumps
Tr Rhyolite
Tif Felsic intrusions
Tb Basalt
TC Breccia
WWbx West Wood Breccia
Mz Auld Lang Syne

See Figure 7-1 for section location through the Sleeper deposit

RESPEC Reno Office
775.856.5700

METERS 0 50 100 200

PARAMOUNT GOLD Nevada

Section 4575545N Showing Geology and Gold Domains

Sleeper Project
Nye County, Nevada

DATE: August 17, 2023
PROJECTION: UTM NAD 27 Zone 11 meters
DOC: Au_N_4575545.dwg

Figure 11-1. East-West Cross-Section 4575545N Showing Gold Domains and Geology.

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$1800 Au pit
current topography
original topography
$1800 Au pit
Qal
oxide
mixed
sulfide
oxide
mixed
sulfide
Drill Hole Assays
Assays g Ag/t
0.0 - 1.8
1.8 - 10
10 - 20
20 - 500
>500
Mineral Domains
high-grade domains
mid-grade domains
low-grade domains
Geology
Qal Alluvium and waste dumps
Tr Rhyolite
Tif Felsic intrusions
Tb Basalt
TC Breccia
WWbx West Wood Breccia
Mz Auld Lang Syne
See Figure 7-1 for section location through the Sleeper deposit
RESPEC
RESPEC Reno Office
775.856.5700
METERS
0 50 100 200
PARAMOUNT GOLD
Nevada
Sleeper Project
Nye County, Nevada
Section 4575545N Showing
Geology and Silver Domains
DATE: August 17, 2023
PROJECTION: UTM NAD 27 Zone 11 meters

Figure 11-2. East-West Cross-Section 4575545N Showing Silver Domains and Geology

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$1800 Au pit
current topography
original topography
$1800 Au pit
oxide
mixed
sulfide
oxide
mixed
sulfide
Qal
Tvs
Tvs
Mz
Mz
Drill Hole Assays
Assays g Au/t
0.0 - 0.1
0.1 - 1.0
1.0 - 8.0
8.0-1050
>1050
Mineral Domains
mid-grade domains
low-grade domains
Geology
Qal Alluvium and waste dumps
Tr Rhyolite
Tif Felsic intrusions
Tb Basalt
Tvs Wacke
TC Breccia
Mz Auld Lang Syne
See Figure 7-1 for section location through the Sleeper deposit
RESPEC
RESPEC Reno Office
775.856.5700
METERS
0 50 100 200
PARAMOUNT GOLD
Nevada
Section 4576175N Showing
Geology and Gold Domains
Sleeper Project
Nye County, Nevada
DATE: August 17, 2023
PROJECTION: UTM NAD 27 Zone 11 meters
DOC: Au_N_4576175.dwg

Figure 11-3. East-West Cross-Section 45756175N Showing Gold Domains and Geology.

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$1800 Au pit
current topography
original topography
$1800 Au pit
oxide
mixed
sulfide
oxide
mixed
sulfide
Qal
Tvs
Tvs
Mz
Mz
Drill Hole Assays
Assays g Ag/t
0.0 - 1.8
1.8 - 10
10 - 20
20 - 500
>500
Mineral Domains
high-grade domains
mid-grade domains
low-grade domains
Geology
Qal Alluvium and waste dumps
Tr Rhyolite
Tif Felsic intrusions
Tb Basalt
Tvs Wacke
TC Breccia
Mz Auld Lang Syne
See Figure 7-1 for section location through the Sleeper deposit
RESPEC Reno Office
775.856.5700
RESPEC
METERS
0 50 100 200
PARAMOUNT GOLD Nevada
Section 4576175N Showing Geology and Silver Domains
Sleeper Project
Nye County, Nevada
DATE: August 18, 2023
PROJECTION: UTM NAD 27 Zone 11 meters
DOC: Ag_N_4576175.dwg

Figure 11-4.. East-West Cross-Section 45756175N Showing Silver Domains and Geology.

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11.7.2	ASSAY CODING, CAPPING, AND COMPOSITING

Drill hole assays were coded to the gold and silver mineral domains using the mid- and high-grade cross-sectional polygons and the low-grade solid. Assay caps (Table 11-5) were determined by the inspection of population distribution plots of the coded assays by domain, to identify high-grade outliers that might be appropriate for capping. The plots were also evaluated for the possible presence of multiple grade populations within each of the modeled metal domains. Evaluation of descriptive statistics of the coded assays by domain, and visual reviews of the spatial relationships of the possible outliers with respect to potential impacts during grade interpolation, were also considered in the determination of the assay caps.

Table 11-5. Sleeper Gold and Silver Assay Caps by Domain

Domain	Number Capped	g Au/t	Number Capped	g Ag/t

Outside	19	6	76	20

Low-grade	107	3	154	35

Mid-grade	0	N/A	8	65

High-grade	0	N/A	0	N/A

Alluvium	23	5	0	N/A

Dumps	0	N/A	0	N/A

Each model block was coded with the volume percentage of each of the five modeled domains for both gold and silver. For model blocks that are not entirely within a combination of the low-, mid- and high-grade domains and the Quaternary alluvium and dump domains, a percentage was calculated for the portions outside modeled domain volumes of the blocks. If a majority of the blocks are outside modeled domains, it was assigned as domain 0 and estimated using assays lying outside of the modeled domains. The domain 0 assays used in this dilutionary estimate were also capped as shown in Table 11-5.

Descriptive statistics of the capped and uncapped coded gold and silver assays are provided in Table 11-6 and Table 11-7, respectively.

Table 11-6. Descriptive Statistics of Sleeper Coded Gold Assays

Low-Grade Gold Domain

	Valid	Median	Mean	Std Dev	CV	Minimum	Maximum	Units

From	79,942					0	741	m

To	79,942					2	742	m

Length	79,942	1.519	1.516			0	24	m

Au ppm	77,005	0.226	0.301	0.409	1.356	0.002	61.371	g Au/t

Capped Au	77,005	0.222	0.297	0.264	0.889	0.002	3.000	g Au/t

Density	1,080	2.330	2.332	0.181	0.077	0.060	3.741	g/cm3

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Mid-Grade Gold Domain

	Valid	Median	Mean	Std Dev	CV	Minimum	Maximum	Units

From	6,717					0	512	m

To	6,717					2	514	m

Length	6,717	1.519	1.421			0	3	m

Au ppm	6,706	1.428	1.886	1.346	0.713	0.013	27.634	g Au/t

Capped Au	6,706	1.445	1.886	1.346	0.713	0.013	27.634	g Au/t

Density	489	2.400	2.381	0.174	0.073	1.600	2.980	g/cm3

High-Grade Gold Domain

	Valid	Median	Mean	Std Dev	CV	Minimum	Maximum	Units

From	362					23	464	m

To	362					24	466	m

Length	362	1.519	1.195			0	3	m

Au ppm	362	10.143	20.646	39.244	1.901	1.047	468.788	g Au/t

Capped Au	362	10.158	20.646	39.244	1.901	1.047	468.788	g Au/t

Density	66	2.420	2.436	0.202	0.083	1.940	3.286	g/cm3

Qal Gold Domain

	Valid	Median	Mean	Std Dev	CV	Minimum	Maximum	Units

From	385					0	105	m

To	385					2	107	m

Length	385	1.519	1.535			0	6	m

Au ppm	367	0.677	1.499	3.050	2.035	0.101	29.760	g Au/t

Capped Au	367	0.690	1.140	1.283	1.125	0.101	5.000	g Au/t

Density	0	0	0	0	0	0	0	g/cm3

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Dumps Gold Domain

	Valid	Median	Mean	Std Dev	CV	Minimum	Maximum	Units

From	797					0	38	m

To	797					2	40	m

Length	797	1.519	1.528			1	4	m

Au ppm	761	0.226	0.330	0.378	1.147	0.003	3.695	g Au/t

Capped Au	761	0.222	0.330	0.378	1.147	0.003	3.695	g Au/t

Density	0	0	0	0	0	0	0	g/cm3

Outside Gold Domain

	Valid	Median	Mean	Std Dev	CV	Minimum	Maximum	Units

From	120,121					0	764	m

To	120,121					1	767	m

Length	120,121	1.519	1.646			0	305	m

Au ppm	98,299	0.046	0.086	9.587	111.953	0.002	3,005.000	g Au/t

Capped Au	98,299	0.040	0.054	0.144	2.668	0.002	6.000	g Au/t

Density	911	2.280	2.288	0.209	0.091	1.390	3.830	g/cm3

Table 11-7. Descriptive Statistics of Sleeper Coded Silver Assays

Low-Grade Silver Domain

	Valid	Median	Mean	Std Dev	CV	Minimum	Maximum	Units

From	47,386					0	742	m

To	47,386					2	744	m

Length	47,386	1.519	1.508			0	24	m

Ag ppm	45,126	3.169	4.191	8.832	2.108	0.010	949.697	g Ag/t

Capped Ag	45,126	3.169	3.967	3.419	0.862	0.010	35.000	g Ag/t

Density	648	2.380	2.361	0.192	0.081	1.580	3.741	g/cm3

Mid-Grade Silver Domain

	Valid	Median	Mean	Std Dev	CV	Minimum	Maximum	Units

From	4,195					0	497	m

To	4,195					2	498	m

Length	4,195	1.519	1.517			0	20	m

Ag ppm	4,114	13.209	14.161	11.645	0.822	0.325	442.286	g Ag/t

Capped Ag	4,114	13.209	13.875	4.729	0.341	0.325	65.000	g Ag/t

Density	93	2.440	2.441	0.195	0.080	1.830	3.286	g/cm3

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High-Grade Silver Domain

	Valid	Median	Mean	Std Dev	CV	Minimum	Maximum	Units

From	2,789					0	499	m

To	2,789					2	500	m

Length	2,789	1.519	1.464			0	3	m

Ag ppm	2,767	33.918	62.494	116.554	1.865	0.100	2,563.470	g Ag/t

Capped Ag	2,767	33.918	62.494	116.554	1.865	0.100	2,563.470	g Ag/t

Density	91	2.460	2.453	0.149	0.061	2.040	2.880	g/cm3

Qal Silver Domain

	Valid	Median	Mean	Std Dev	CV	Minimum	Maximum	Units

From	121					17	72	m

To	121					18	73	m

Length	121	1.519	1.550			0	6	m

Ag ppm	95	6.097	6.354	3.364	0.530	1.817	16.191	g Ag/t

Capped Ag	95	6.097	6.354	3.364	0.530	1.817	16.191	g Ag/t

Density	0	0	0	0	0	0	0	g/cm3

Dumps Silver Domain

	Valid	Median	Mean	Std Dev	CV	Minimum	Maximum	Units

From	244					0	38	m

To	244					2	40	m

Length	244	1.519	1.534			2	3	m

Ag ppm	244	3.483	4.364	3.949	0.905	0.200	41.000	g Ag/t

Capped Ag	244	3.483	4.364	3.949	0.905	0.200	41.000	g Ag/t

Density	0	0	0	0	0	0	0	g/cm3

Outside Silver Domain

	Valid	Median	Mean	Std Dev	CV	Minimum	Maximum	Units

From	153,589					0	764	m

To	153,589					1	767	m

Length	153,589	1.519	1.616			0	305	m

Ag ppm	144,708	0.293	0.612	2.317	3.786	0.005	320.000	g Ag/t

Capped Ag	144,708	0.293	0.589	1.063	1.805	0.005	20.000	g Ag/t

Density	1,714	2.300	2.304	0.191	0.083	0.060	3.830	g/cm3

The capped assays were composited at 3.05-meters down-hole intervals that respect the mineral domain boundaries. This minimal compositing was chosen to better represent the variability of the Sleeper mineralization in the resource estimation. The odd composite length was chosen to more precisely honor the data that has been converted from the original five-foot drill intervals. Descriptive statistics of Sleeper composites are shown in Table 11-8 and Table 11-9 for gold and silver, respectively.

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Table 11-8. Descriptive Statistics of Sleeper Gold Composites

Low-Grade Gold Domain

	Valid	Median	Mean	Std Dev	CV	Minimum	Maximum	Units

Length	42,314	3.05	2.76			0	3.05	m

Au	40,610	0.238	0.302	0.331	1.099	0.002	34.003	g Au/t

Capped Au	40,610	0.238	0.297	0.233	0.783	0.002	3.000	g Au/t

Mid-Grade Gold Domain

	Valid	Median	Mean	Std Dev	CV	Minimum	Maximum	Units

Length	3,983	3.05	2.40			0	3.05	m

Au	3,957	1.462	1.843	1.164	0.632	0.013	27.634	g Au/t

Capped Au	3,957	1.462	1.843	1.164	0.632	0.013	27.634	g Au/t

High-Grade Gold Domain

	Valid	Median	Mean	Std Dev	CV	Minimum	Maximum	Units

Length	243	1.53	1.78			0	3.05	m

Au	237	11.015	19.519	31.331	1.605	1.119	297.726	g Au/t

Capped Au	237	11.015	19.519	31.331	1.605	1.119	297.726	g Au/t

Qal Gold Domain

	Valid	Median	Mean	Std Dev	CV	Minimum	Maximum	Units

Length	231	3.05	2.45			0	3.05	m

Au	221	0.709	1.426	2.253	1.580	0.103	15.227	g Au/t

Capped Au	221	0.709	1.104	1.111	1.007	0.103	5.000	g Au/t

Dumps Gold Domain

	Valid	Median	Mean	Std Dev	CV	Minimum	Maximum	Units

Length	441	3.05	2.64			0	3.05	m

Au	410	0.219	0.326	0.326	1.000	0.005	3.242	g Au/t

Capped Au	410	0.219	0.326	0.326	1.000	0.005	3.242	g Au/t

Outside Gold Domains

	Valid	Median	Mean	Std Dev	CV	Minimum	Maximum	Units

Length	83,462	3.05	1.80			0	3.05	m

Au	53,521	0.030	0.086	6.477	75.732	0.002	1,497.580	g Au/t

Capped Au	53,521	0.030	0.056	0.131	2.345	0.002	6.000	g Au/t

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Table 11-9. Descriptive Statistics of Sleeper Silver Composites

Low-Grade Silver Domain

	Valid	Median	Mean	Std Dev	CV	Minimum	Maximum	Units

Length	25,565	3.05	2.66			0	3.05	m

Ag	24,233	3.328	4.236	7.337	1.732	0.010	478.011	g Ag/t

Capped Ag	24,233	3.328	4.018	3.070	0.764	0.010	35.000	g Ag/t

Mid-Grade Silver Domain

	Valid	Median	Mean	Std Dev	CV	Minimum	Maximum	Units

Length	3,165	1.53	1.96			0	3.05	m

Ag	3,094	13.311	14.055	10.752	0.765	0.686	402.728	g Ag/t

Capped Ag	3,094	13.311	13.805	4.166	0.302	0.686	65.000	g Ag/t

High-Grade Silver Domain

	Valid	Median	Mean	Std Dev	CV	Minimum	Maximum	Units

Length	1,918	1.53	2.11			0	3.05	m

Ag	1,898	33.432	55.174	90.935	1.648	0.250	1,683.410	g Ag/t

Capped Ag	1,898	33.432	55.174	90.935	1.648	0.250	1,683.410	g Ag/t

Qal Silver Domain

	Valid	Median	Mean	Std Dev	CV	Minimum	Maximum	Units

Length	71	3.05	2.09			0	3.05	m

Ag	58	5.935	6.318	2.810	0.445	1.817	13.029	g Ag/t

Capped Ag	58	5.935	6.318	2.810	0.445	1.817	13.029	g Ag/t

Dumps Silver Domain

	Valid	Median	Mean	Std Dev	CV	Minimum	Maximum	Units

Length	131	3.05	2.86			0	3.05	m

Ag	131	3.589	4.290	2.959	0.690	0.250	22.444	g Ag/t

Capped Ag	131	3.589	4.290	2.959	0.690	0.250	22.444	g Ag/t

Outside Silver Domains

	Valid	Median	Mean	Std Dev	CV	Minimum	Maximum	Units

Length	100,104	3.05	2.19			0	3.05	m

Ag	75,965	0.305	0.626	2.436	3.892	0.005	274.697	g Ag/t

Capped Ag	75,965	0.305	0.595	0.979	1.647	0.005	20.000	g Ag/t

11.7.3	BLOCK MODEL CODING

RESPEC created a three-dimensional block model comprised of 10 x 10 x 10-meter blocks (model x, y, z); the block model is not rotated with a bearing of 0°. The block size was chosen in consideration of the open pit mining scenario that would be the likely mining method for the Sleeper deposit. The mid- and high-grade mineral domain mid-bench polygons, in conjunction with low-grade domain, Quaternary

112 RSI(RNO)-M0144.21001 REV 5

alluvium and dump solids, were used to code partial volume percentages of each gold and silver domain into their respective model blocks. The block model was also coded using the digital topographic surfaces described in Section 11.2.2, and the geology and oxidation solids discussed in Section 11.4 and 11.5, respectfully.

The bulk density values discussed in Section11.6 were assigned based on lithology and redox codes as given in Table 11-3 for each block in the model.

Due to the combination of sub-vertical structural controls and sub-horizontal lithological controls, the orientation of modeled mineralization varies throughout the deposit. To properly represent these orientations, nine estimation areas were coded in the block model. Most of the Sleeper deposit mineralization is controlled by the stratigraphic host rocks that dip shallowly at approximately 45° West and is enclosed by estimation area 1. As shown in Table 11-10, the lower-grade gold and silver domains, as well as domain 0, were entirely estimated using search ellipses that reflect these stratigraphic orientations. Estimation areas 2, 3, 4 and 5 encompass steeply dipping mineralization where the dips of the veins and faults range between 60° -75°. Estimation area 6 encompasses steeply dipping mineralization with subvertical to vertical vein and fault orientations.

Table 11-10. Sleeper Search-Ellipse Orientations and Maximum Search Distances by Estimation Area

Estimation Area	Search Ellipse Orientation			Maximum Search Distance (ft)
	Azimuth (degrees)	Dip (degrees)	Rotation (degrees)	Low-Grade	Mid-Grade	High- Grade	Outside Domains

1	0	0	45	150	150	150	50

2	0	0	67.5	150	150	150	50

3	45	0	67.5	150	150	150	50

4	0	0	-67.5	150	150	150	50

5	120	0	67.5	150	150	150	50

6	0	0	90	150	150	150	50

7	0	0	45	75	75	75

Qal	0	0	0	150

Dumps	0	0	0	150

Note: Semi-major search distance = major search distance ÷ 1, 1.5 or 2, and the vertical search distance = major search distance ÷ 4

11.7.4	GRADE INTERPOLATION

Gold and silver grades were interpolated using inverse distance (“ID”), ordinary kriging (“OK”), and nearest-neighbor (“NN”) methods. The Mineral Resources reported herein were estimated using inverse distance to the third power (“ID3”) for mid- and high-grade domains and inverse distance to the second power (“ID2”) for low-grade domains. The ID method at the given powers produced results that were judged to represent the geology and drill data most closely. The OK and NN estimations were completed only as a check on the ID interpolations. The parameters applied to the gold and silver estimations at Sleeper are summarized in Table 11-2.

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Table 11-11. Sleeper Estimation Parameters

Description	Parameter

Low-Grade Shell Domain

Samples: minimum/maximum/maximum per hole	1 / 12 / 3

Search anisotropies (ft): major/semimajor/minor (vertical)	1 / 1 / 0.5

Inverse distance power	2

High-grade restrictions (grade in g Au/t, distance in m)	1.6 / 75

High-grade restrictions (grade in g Ag/t, distance in m)	10.5 / 75

Mid-Grade Domain

Samples: minimum/maximum/maximum per hole	1 / 12 / 3

Search anisotropies (ft): major/semimajor/minor (vertical)	1 / 1 / 0.33

Inverse distance power	3

High-grade restrictions (grade in g Au/t, distance in m)	8.0 / 75

High-grade restrictions (grade in g Ag/t, distance in m)	30 / 75

High-Grade Domain

Samples: minimum/maximum/maximum per hole	1 / 12 / 4

Search anisotropies (ft): major/semimajor/minor (vertical)	1 / 1 / 0.33

Inverse distance power	3

High-grade restrictions (grade in g Au/t, distance in m)	100.0 / 75

High-grade restrictions (grade in g Ag/t, distance in m)	290 / 75

Outside Modeled Domains

Samples: minimum/maximum/maximum per hole	2 / 12 / 3

Search anisotropies (ft): major/semimajor/minor (vertical)	1 / 1 / 0.5

Inverse distance power	2

High-grade restrictions (grade in g Au/t, distance in m)	1.1 / 20

High-grade restrictions (grade in g Ag/t, distance in m)	11 / 20

Qal Domain

Samples: minimum/maximum/maximum per hole	1 / 9 / 3

Search anisotropies (ft): major/semimajor/minor (vertical)	1 / 1 / 0.5

Inverse distance power	3

High-grade restrictions (grade in g Au/t, distance in m)	1.5 / 20

High-grade restrictions (grade in g Ag/t, distance in m)	11 / 20

Dumps Domain

Samples: minimum/maximum/maximum per hole	1 / 9 / 3

Search anisotropies (ft): major/semimajor/minor (vertical)	1 / 1 / 0.5

Inverse distance power	3

High-grade restrictions (grade in g Au/t, distance in m)	1.1 / 20

High-grade restrictions (grade in g Ag/t, distance in m)	11 / 20

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Statistical analyses of coded assays and composites, including coefficients of variation and population-distribution plots, indicate that multiple sample populations were modeled in the various grade domains of both gold and silver. Evaluation of the distribution of grade within the mid- and high-grade domains indicated that the projection of the high grades in the model was excessive and warranted the application of restricted search distances within some domains. The grade and distance of search restrictions were determined using population-distribution plots for each domain. Visual inspection of the higher-grade populations within the model was conducted in a similar manner to capping to determine the potential impact of the higher-grades and the necessary magnitude of the restrictions. Before final search-restriction parameters were derived, multiple interpolation iterations that employed various search-restriction parameters were run to determine the sensitivities of the restrictions on the model.

Estimation passes were performed independently for each of the mineral domains, so that only composites coded to a particular domain were used to estimate grade into blocks coded by that domain. The estimated grades and partial percentages of the mineral domains were used to calculate the weight-averaged gold and silver grades for each block. Grades and percentages outside modeled domains were included in the calculations to produce fully block-diluted grades.

11.8	MINERAL RESOURCES

The Sleeper deposit has the potential to be mined by open pit methods. The Mineral Resources were tabulated to reflect potential open pit mining and heap leach and biooxidation extraction as the primary scenario. To meet the requirement of reasonable prospects for eventual economic extraction, a pit optimization was run using the parameters summarized in Table 11-11.

Table 11-12. Pit Optimization Parameters

Item	Value	Unit

Mining cost	2.40	$/tonne

Heap Leach Processing cost	3.08	$/tonne processed

Flot/Bio/Leach Processing cost	8.52	$/tonne processed

Process rate	30,000	tonnes-per-day processed

General and Administrative cost	0.46	$/tonne processed

Au price	1,800	$/oz

Ag price	22	$/oz

Au recovery	84.6	percent

Ag recovery	52.3	percent

The pit shell created by the optimization was used to constrain the mineral resources, which are reported at a cut-off grade of 0.14 g Au/t for oxide and mixed materials, whereas the sulfide material is reported at a cut-off grade of 0.17 g Au/t. The gold cut-off grade was calculated using the processing, general and administrative costs, gold price, recovery, and refining cost provided in Table 11-12. The mining cost is not included in the determination of the cut-off grade, as all material in the conceptual pit would potentially be mined as either ore or waste. The reference point at which the mineral resources are

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defined is therefore at the top rim of the pit, where material equal to or greater than the cut-off grade would be processed.

The metal prices used in the pit optimization and the determination of the gold cut-off grade are derived roughly from three-year moving-average prices as of July 2023 ($1,800/oz and $22/oz for gold and silver, respectively).

The open pit resource estimates are based on a 30,000 tonnes per day oxide and transitional leaching process rate, and 30,000 tonnes per day of Sulfide Flotation/Bi Oxidation.

The Sleeper mineral resources are presented in Table 11-13 Mineral resources that are not mineral reserves do not have demonstrated economic viability.

In addition to the mineral resources reported in this summary, there is considerable mineralized material located within the alluvium above and adjacent to the optimized pit. An ID3 estimation was performed on these mineralized materials and determined to contain approximately 18,000 oz Au. Although not reported as resources in Table 11-13, mining taking place through these mineralized materials to access mineralization in basement rock could potentially contribute to gold and silver production.

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Table 11-13. Sleeper Gold and Silver Mineral Resources

	Resources			Cut-off Grades (g Au/t)	Metallurgical Recovery
	Tonnes	Average Grades
		g Au/t	g Ag/t

Measured mineral resources - Oxide	698,000	0.330	2.76	0.14	82% Au / 9% Ag

Indicated mineral resources - Oxide	19,502,000	0.277	2.92	0.14	82% Au / 9% Ag

Inferred mineral resources - Oxide	17,153,000	0.283	1.51	0.14	82% Au / 9% Ag

Measured mineral resources - Mixed	1,021,000	0.404	3.34	0.14	67.5% Au / 20% Ag

Indicated mineral resources - Mixed	39,260,000	0.309	4.37	0.14	67.5% Au / 20% Ag

Inferred mineral resources - Mixed	14,402,000	0.290	2.62	0.14	67.5% Au / 20% Ag

Measured mineral resources - Sulfide	3,183,000	0.625	3.89	0.17	90% Au / 70% Ag

Indicated mineral resources - Sulfide	99,575,000	0.390	4.16	0.17	90% Au / 70% Ag

Inferred mineral resources - Sulfide	88,354,000	0.325	2.61	0.17	90% Au / 70% Ag

Inferred mineral resources - Dumps	15,800,000	0.319	2.08	0.14	72 % Au / 42.5% Ag

Notes:

•	The estimate of mineral resources was done by RESPEC in metric tonnes.
•	Mineral Resources comprised all model blocks at a 0.14 g Au/t cut-off for Oxide and Mixed, 0.17 g Au/t for Sulfide within an optimized pit and 0.14 g Au/t for dumps.
•

The average grades of the Mineral Resources are comprised of the weighted average of Oxide, Mixed, Sulfide, and dumps mineral resources. Alluvium mineralized materials are not included in the mineral resources.

•	Mineral Resources within the optimized pit are block-diluted tabulations. Dumps mineral resources are undiluted tabulations.
•	Mineral Resources that are not Mineral Reserves do not have demonstrated economic viability.
•

Mineral Resources potentially amenable to open pit mining methods are reported using a gold price of US$1,800/oz, a silver price ofUS$22/oz, a throughput rate of 30,000 tonnes/day, assumed metallurgical recoveries of 84.6% for Au and 52.3% for Ag, mining costs of US$2.40/tonne mined, heap leach processing costs of US$3.08/tonne processed, flotation with biooxidation processing costs of US$8.52/tonne processed, general and administrative costs of $0.46/tonne processed. Gold and silver commodity prices were selected based on analysis of the three-year running average at the end of July 2023.

•	The effective date of the estimate is June 30, 2023.
•	Rounding may result in apparent discrepancies between tonnes, grade, and contained metal content.

Figure 11-5 through Figure 11-8 are cross-sections through the central portion of the Sleeper deposit that show estimated block-model gold and silver grades. These figures correspond to the mineral-domain cross-sections presented in Figure 11-1 to Figure 11-4.

117 RSI(RNO)-M0144.21001 REV 5

$1800 Au pit
current topography
original topography
$1800 Au pit
Qal
oxide
mixed
sulfide
Tb
Tb
Mz

**Drill Hole Assays & Model Grades**

Assays g Au/t

- 0.0 - 0.1
- 0.1 - 1.0
- 1.0 - 8.0
- 8.0-1050
- >1050

**Mineral Domains**

- high-grade domains
- mid-grade domains
- low-grade domains

**Geology**

| | |
|---|---|
| Qal | Alluvium and waste dumps |
| Tr | Rhyolite |
| Tif | Felsic intrusions |
| Tb | Basalt |
| TC | Breccia |
| WWbx | West Wood Breccia |
| Mz | Auld Lang Syne |

See Figure 7-1 for section location through the Sleeper deposit

RESPEC Reno Office
775.856.5700

METERS 0 50 100 200

PARAMOUNT GOLD Nevada

Section 4575545N Showing Geology, Block Model and Gold Domains

Sleeper Project
Nye County, Nevada

DATE: August 17, 2023
PROJECTION: UTM NAD27 Zone 11 meters
DOC: Au_N_4575545.dwg

Figure 11-5. East-West Cross-Section 4575545N Showing Gold Grades in the Block Model

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$1800 Au pit
current topography
original topography
$1800 Au pit
Qal
oxide
sulfide
oxide
mixed
sulfide
Tb
Mz
Drill Hole Assays & Model Grades
Assays g Ag/t
0.0 - 1.8
1.8 - 10
10 - 20
20 - 500
>500
Mineral Domains
high-grade domains
mid-grade domains
low-grade domains
Geology
Qal Alluvium and waste dumps
Tr Rhyolite
Tif Felsic intrusions
Tb Basalt
TC Breccia
WWbx West Wood Breccia
Mz Auld Lang Syne
See Figure 7-1 for section location through the Sleeper deposit
RESPEC Reno Office
775.856.5700
METERS
0 50 100 200
PARAMOUNT GOLD Nevada
Section 4575545N Showing Geology, Block Model and Silver Domains
Sleeper Project
Nye County, Nevada
DATE: August 17, 2023
PROJECTION: UTM NAD27 Zone 11 meters
DOC: Ag_N_4575545.dwg

Figure 11-6. East-West Cross-Section 4575545N Showing Silver Grades in the Block Model

119 RSI(RNO)-M0144.21001 REV 5

$1800 Au pit
current topography
original topography
$1800 Au pit
oxide
mixed
sulfide
oxide
mixed
sulfide
Qal
Tvs
Tb
Tif
Mz

**Drill Hole Assays**

Assays g Au/t
- 0.0 - 0.1
- 0.1 - 1.0
- 1.0 - 8.0
- 8.0-1050
- >1050

**Mineral Domains**
- mid-grade domains
- low-grade domains

**Geology**

| | | | |
|---|---|---|---|
| Qal | Alluvium and waste dumps | Tvs | Wacke |
| Tr | Rhyolite | TC | Breccia |
| Tif | Felsic intrusions | Mz | Auld Lang Syne |
| Tb | Basalt | | |

See Figure 7-1 for section location through the Sleeper deposit

RESPEC Reno Office
775.856.5700

METERS 0 50 100 200

PARAMOUNT GOLD Nevada

Sleeper Project
Nye County, Nevada

Section 4576175N Showing Geology, Block Model and Gold Domains

DATE: August 17, 2023
PROJECTION: UTM NAD 27 Zone 11 meters
DOC: Au_N_4576175.dwg

Figure 11-7. East-West Cross-Section 4576175N Showing Gold Grades in the Block Model

120 RSI(RNO)-M0144.21001 REV 5

$1800 Au pit
current topography
original topography
$1800 Au pit
oxide
mixed
sulfide
Qal
Tr
Tvs
Tb
Tif
Mz

**Drill Hole Assays**

Assays g Ag/t
- 0.0 - 1.8
- 1.8 - 10
- 10 - 20
- 20 - 500
- >500

**Mineral Domains**

- high-grade domains
- mid-grade domains
- low-grade domains

**Geology**

| | | | |
|---|---|---|---|
| Qal | Alluvium and waste dumps | Tvs | Wacke |
| Tr | Rhyolite | TC | Breccia |
| Tif | Felsic intrusions | Mz | Auld Lang Syne |
| Tb | Basalt | | |

See Figure 7-1 for section location through the Sleeper deposit

RESPEC
RESPEC Reno Office
775.856.5700

METERS
0 50 100 200

PARAMOUNT GOLD
Nevada

Sleeper Project
Nye County, Nevada

Section 4576175N Showing Geology, Block Model and Silver Domains

DATE: August 18, 2023
PROJECTION: UTM NAD 27 Zone 11 meters
DOC: Ag_N_4576175.dwg

Figure 11-8. East-West Cross-Section 4576175N Showing Silver Grades in the Block Model

121 RSI(RNO)-M0144.21001 REV 5

11.8.1	CLASSIFICATION

The Sleeper resources are classified as Measured, Indicated, and Inferred. Classification was based on parameters layering the number of samples, proximity of samples, and the verification status of drill-hole data within each estimation area (Table 11.14). Uncertainties considered in resource classification include: (i) the preponderance of vertical RC holes drilled and assayed by historical operators; (ii) the sample quality due to contamination in some portions of the RC holes; and (iii) the adequacy of the drill hole spacing in the higher-grade core zone of the deposit where variability in the highest-grade gold population is high.

Table 11-14. Sleeper Classification Parameters

Sleeper Classification Parameters

Measured

In modeled domain, and

*Drill-hole confidence code ≥ 0.9, and

Number of samples ≥ 7, and closest distance ≤ 10 m

Indicated

In modeled domain, and

*Drill-hole confidence code ≥ 0.55, and

Number of samples ≥ 7 and closest distance ≤ 22 m;

Or

In modelled domain, and

*Drill-hole confidence code ≥ 0.55, and

Number of samples ≥ 2 and closest distance ≤ 10 m

Inferred

In modeled domain that is not Measured or Indicated;

Or

*Drill-hole confidence code ≥ 0.5, and

Number of samples ≥ 1 and closest distance ≤ 10 m

*Confidence codes were assigned by drilling program based on availability of supporting documentation for data verification. A code of ‘1’ - available for all data; ‘0.9’ – data available for all assays and majority of down-hole surveys; ‘0.75’ – data available for assays but not down-hole surveys; ‘0.5’ - limited supporting documentation; and ‘0’ - no documentation.

Confidence codes between 0 (no confidence) and 1 (highest confidence) were assigned to assays by campaign based on the amount of supporting documentation available for auditing, as well as the performance, or lack thereof, of down-hole surveys. Codes of 0.75 to 1.0 were assigned to the M-, S- and Paramount-series holes, the majority of which were supported with assay certificates and were down-hole surveyed. Fewer quantities of certificates were available for the PPW-series holes, but since down-hole surveys were not done on these holes, confidence codes of 0.5 were assigned. The PPW holes were drilled along the west side of the pit and define primarily low-grade mineralization. No documentation was available for AMAX’s D-, EP-, G-, OH-, PFW-, TM- and WD- series holes, which are predominantly located west of PPW holes, and were assigned confidence codes of ‘0’. These define

122 RSI(RNO)-M0144.21001 REV 5

some low-grade mineralization but are generally west of modeled domains. The confidence codes were estimated into the block model using the same search ellipse orientations search distances as for gold and silver estimates, so that distance weighting was applied. The estimated confidence code was applied to classification according to Table 11.14.

AMAX drilled 3,480 holes that were used in grade estimation for the current mineral resources. The majority of these were vertical. Due to the emerging understanding of the importance of narrow high-grade veins and steeply dipping structural controls to the higher-grade mineralization, subsequent operators, including Paramount, emphasized angled core holes in their drilling programs. A total of 100 core holes, including 39 drilled by Paramount, support the current resource estimates, and enhanced the geological understanding of the Sleeper deposit. The Paramount drilling decreased uncertainties in the resource estimation related to the historical paucity of angled core holes.

RESPEC identified 13,511 assay intervals with demonstrable down-hole contamination, and 2,576 assay intervals flagged with high-rate of water flow and down-hole contamination of precious-metals values. These samples were excluded from use in the resource estimation. The evaluations have been completed, however there is potential for additional down-hole contamination that was not identifiable. This represents an inherent source of uncertainty since the historical data is primarily associated with RC drilling below the water table.

The higher-grade zones contain the majority of the metal content in the deposit and are critical to the potential economic viability of a potential mining operation at the Sleeper project. However, the deposit has predominantly been drilled at hole spacings of about 30 meters. Even at this tight drill density, the highest-grade gold mineralization (> 1,050 g Au/t) could not be confidently correlated from drill hole to drill hole. As a result, this mineralization was included within the high-grade domain that contains grades greater than approximately 8.0 g Au/t. The estimation of the highest-grade population within the bimodal high-grade domain was controlled using search restrictions in an attempt to properly represent continuity and grade distribution in the model. However, the bimodal character of the domain and the inability to model the highest-grade population (8.0 g Au/t) increases grade variability and thereby adds uncertainty to the model.

11.9	DISCUSSION OF RESOURCES

RESPEC is not an expert with respect to environmental, permitting, legal, title, taxation, socio-economic, marketing, political, or other relevant factors not discussed in this report. RESPEC is not aware of any issues related to these factors that could materially affect the Mineral Resource estimates as of the effective date of the report.

The block size (10 x 10 x 10 m) of the Sleeper block model was chosen in consideration of potential exploitation by open pit mining and heap leach and biooxidation extraction, and resources were reported within a pit optimized using current economic parameters. However, all modeling processes and inputs that were used to estimate the gold and silver resources, including the mineral domain modeling, grade capping, grade estimation, and density assignment, were completed independent of potential mining methods.

123 RSI(RNO)-M0144.21001 REV 5

The risks to the reported mineral resources are primarily associated with the high variability and lack of continuity of the highest grades within the deposit and lower confidence associated with some historical datasets. The high-grade mineralization demonstrates an erratic distribution, which made correlation of these highest-grade samples from drill hole to drill hole difficult at the current drill spacing. The domain boundaries between the low- and mid-grade domains were largely determined by grade because the geologic characteristics that distinguish those domains were not evident in core or logging. In some cases, relatively high-grade samples were included in lower-grade domains because of the lack of continuity and inability to model the higher grades. There is the possibility that these included higher grades influence more volume than would actually be expected due to the lack of proper domain constraints, however, high-grade search restrictions were applied in attempt to mitigate the risk. The mineralization modeled within the low-grade domain is much less variable than the mid- and high-grade mineralization, which is indicative of more stratigraphic controls on the distribution.

The uncertainty of grade variability and grade location is minimized in an open pit mining scenario. However, properly oriented, closely spaced drilling is needed to fully delineate the mid- and high-grade domain mineralization in the resource models which would increase confidence in the location and extent of the mineralization. Oriented core drilling would also allow for refinement of the geotechnical model for pit slope designs.

The majority of data that was used to estimate the mineral resources in the Sleeper deposit are historical RC drill holes. A majority of the drilling data associated with these holes were able to be verified with respect to assay certificates and other supporting documentation as of the effective date of the reported resources. There remain some uncertainties in the data, such as the inherent risk associated with RC drilling with respect to down-hole contamination of samples, especially below the water table. A total of 13,511 samples with demonstrated contamination were identified and removed from use in resource estimation; there is risk that there is additional down-hole contamination that could not be identified that could materially affect future mineral resource estimates.

RESPEC believes that any risk factors that would likely influence the prospect of economic extraction could be resolved by further drilling and validation of the historical dataset. Contamination issues below the water table could be avoided by drilling more core, and closely spaced drilling at an angle would allow for refinement of the mid- and high-grade domain models.

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12.0  MINERAL RESERVE ESTIMATES

There are no current mineral reserves at the Sleeper project.

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13.0 MINING METHODS

This section is not applicable to the Sleeper project Technical Report Summary.

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14.0 PROCESSING AND RECOVERY METHODS

This section is not applicable to the Sleeper project Technical Report Summary.

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15.0 INFRASTRUCTURE

This section is not applicable to the Sleeper project Technical Report Summary.

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16.0 MARKET STUDIES

This section is not applicable to the Sleeper project Technical Report Summary.

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17.0 ENVIRONMENTAL STUDIES, PERMITTING, AND PLANS, NEGOTIATIONS, OR AGREEMENTS WITH LOCAL INDIVIDUALS OR GROUPS

This section is not applicable to the Sleeper project Technical Report Summary.

130 RSI(RNO)-M0144.21001 REV 5

18.0 CAPITAL AND OPERATING COSTS

This section is not applicable to the Sleeper project Technical Report Summary.

131 RSI(RNO)-M0144.21001 REV 5

19.0 ECONOMIC ANALYSIS

This section is not applicable to the Sleeper project Technical Report Summary.

132 RSI(RNO)-M0144.21001 REV 5

20.0 ADJACENT PROPERTIES

RESPEC have no information on adjacent properties to report.

133 RSI(RNO)-M0144.21001 REV 5

21.0 OTHER RELEVANT DATA AND INFORMATION

RESPEC has no other relevant data and information to report necessary to provide a complete and balanced presentation of the value of the Sleeper property.

134 RSI(RNO)-M0144.21001 REV 5

22.0 INTERPRETATIONS AND CONCLUSIONS

22.1	ADEQUECY OF THE DATA USED IN ESTIMATING THE PROJECT MINERAL RESOURCES

RESPEC has reviewed the Sleeper project data, including information relevant to the project history, geology, and mineralization, and verified the drill hole data used in the resource estimation. RESPEC geologists have visited the project site on multiple occasions. Based on this work, it is RESPEC’s opinion that the project data are adequate for the modeling and estimation of the current Inferred gold and silver resources as discussed in this report.

22.2	GEOLOGY AND MINERALIZATION

The Sleeper gold-silver deposit is characterized by low-sulfidation epithermal mineralization hosted within a sequence of middle Miocene basalt and rhyolite lavas, domes, and small-volume tuffs. Prior to historical mining, significant zones of mineralization at Sleeper extend for about 2,000 meters along strike, about 1,250 meters of width, and from near the pre-mining surface to depths of more than 600 meters. At least eleven veins with bonanza-type gold grades were mined historically. Within the central core of the deposit, the Sleeper veins generally dip to the west at moderate to high angles, but some secondary hanging-wall offshoots of the principal vein structures dip steeply to the east. The mined-out portion of the deposit included banded quartz/chalcedony veins grading in excess of 8 g Au/t surrounded by a broad envelope of generally much lower-grade mineralization. AMAX mined the Sleeper deposit through open pit mining methods from 1986 to 1996, when a total of approximately 1.66 million ounces of gold and 2.3 million ounces of silver were produced.

During the historical AMAX operation, the Sleeper veins and associated lower-grade envelope were mined through to the down-dip extents of the bonanza-grades. It is these lowermost elevations of the high-grade vein systems that define the base of the historical open pit. Based on detailed reviews of the AMAX blast-hole gold grades and all AMAX and subsequent operators’ drilling results, RESPEC believes that the lowermost extents of the high-grade Sleeper veins represent the limit where boiling of ascending hydrothermal fluids had taken place, rather than some structural truncation of the veins. The main vein systems can be traced below the AMAX open pit, but while intermittent high gold grades are present, the overall grades decrease rapidly as down-dip distances from the pit bottoms increase.

The current Sleeper mineral resources are principally comprised of the substantial volumes of the lower-grade mineralization that envelops the Sleeper veins both vertically and laterally. This lower-grade envelope is dominated by stratigraphically controlled, disseminated mineralization, but moderate to high grade mineralization within it includes the down-dip extensions of the historic Sleeper veins as well as other secondary and tertiary structural zones that host hydrothermal breccias of moderate grades. The unmined West Wood occurrence also lies within the low-grade halo mineralization. West Wood is comprised of mid- to high-grade gold mineralization hosted within an easterly dipping, sulfidic breccia of intrusive and volcanic fragments that is related to a felsic dike, and it lies to the south of the AMAX pit limits.

135 RSI(RNO)-M0144.21001 REV 5

22.3	METALLURGY AND PROCESSING

Six composites responded very well to tests for biooxidation and pressure oxidation (“POX”) pretreatment for oxidation of contained sulfide minerals, resulting in an improvement in estimated gold recovery by cyanidation treatment. Gold recoveries of 90% or greater were obtained by simulated stirred tank biooxidation, followed by agitated cyanidation, at P80 45µm feed size. Gold recoveries of 86% to 93% were obtained by POX pretreatment followed by agitated cyanidation at an 80% -80µm feed size. Gold recoveries of 65% to 81% were obtained by simulated heap biooxidation pretreatment, followed by simulated heap-leach cyanidation treatment, at P80 12.5mm and P80 6.3mm feed sizes.

22.4	MINERAL RESOURCES, MINING METHODS, AND MINE PLANNING

Measured and Indicated resources, effective June 30, 2023, consist of a total of 163,239,000 tonnes with an average gold grade of 0.361 g Au/t and an average silver grade of 4.05 g Ag/t, for 1,897,000 contained ounces of gold and 21,231,000 contained ounces of silver. The resources are constrained within an optimized pit, reflecting the potential for open pit mining and heap-leach processing of the present Sleeper deposit. The in-pit resources are reported at cutoffs of 0.14 g Au/t for oxide and mixed materials, and 0.17 g Au/t for sulfide material. The cutoff for unoxidized materials reflects the potential for flotation with biooxidation processing. The Sleeper resources are comprised 12% oxidized, 25% mixed, and 63% unoxidized.

22.5	EXPLORATION POTENTIAL

Incremental additions to the current Sleeper resources may be possible with additional infill drilling. West Wood mineralization has a strong association with dikes, and logged dikes are frequently associated with elevated gold values. Mapping and modeling of these intrusions could provide a better understanding of structural control of the West Wood mineralization and could also guide exploration for unidentified West Wood-type mineralization within the main Sleeper resource area.

RESPEC has reviewed Paramount’s extensive exploration archive of the Sleeper project, and several target areas with evidence for discovery potential have been identified that have not been adequately tested. Many areas peripheral to the Sleeper gold-silver resource area should be more thoroughly evaluated by excluding shallow drill holes, which on maps used for assessment may give a false negative impression of the actual potential. Many of the holes 100 to 200 meters in depth that lie peripheral to the Sleeper resources failed to encounter bedrock and are thus of limited to no value beyond providing information on the minimum depth to bedrock. The historical grades at Sleeper are high and discovery and development of deposits of similar grades will not necessarily be limited to open pit mining methods.

Future exploration of the Sleeper property must be guided by the extensive historical exploration data archive. Many of the conceptual targets identified to date are hidden beneath post-mineral unconsolidated colluvium and alluvium. Target definition in these areas therefore would need to rely primarily on geophysical evidence. Recommended drilling is proposed in Section 23.1.3.

136 RSI(RNO)-M0144.21001 REV 5

23.0 RECOMMENDATIONS

RESPEC concludes that the Sleeper project is a project of merit that warrants additional work as summarized in Table 23-1.

Table 23-1 Paramount’s Recommended Work Program

Category	Estimated Cost $

Initial Assessment	$150,000

Infill RC Drilling (7,600 meters at $132/m)	$1,000,000

Metallurgy including biooxidation test work	$250,000

Pre-Feasibility Study	$2,500,000

Total	$3,900,000

23.1	RESOURCE UPDATE AND PRELIMINARY ECONOMIC ANALYSIS

It is recommended to advance the current technical report summary to an initial assessment (“IA”) to assess the preliminary project economics. The estimated cost is approximately $150,000.

23.2	INFILL DRILLING PROGRAM

If the results of the recommended IA are favorable, an infill drill program of approximately 7,600 meters of drilling is recommended. The drilling is proposed to be completed by RC methods with an estimated cost of about $132 per meter. However, RESPEC recommends that core drilling be substituted for a portion of the RC drilling due to the emerging understanding of the importance of narrow high-grade veins and steeply dipping structural controls to the remaining higher-grade mineralization, and to avoid the demonstrated down-hole contamination that has occurred below the water table. Core drilling would also provide opportunities to collect information regarding geotechnical data, hydrology, metallurgical testing, and validate historical RC drilling. Increased drill density is required in some areas to provide confidence needed to potentially upgrade Inferred resources to Measured and Indicated classifications. The estimated cost is approximately $1,000,000.

23.3	METALLURGICAL TEST WORK

If the results of the recommended IA are favorable, a metallurgical test program should be carried out at a level that would support a pre-feasibility study (“PFS”) and using samples that are representative of the deposit. Some of these samples should be obtained from the “West Wood” portion of the Sleeper deposit area. Others should be obtained from the “Facilities” area. While many detailed metallurgical tests have already been completed, more work is required for the determination of optimum biooxidation recovery methods.

Testing should be conducted to optimize the rinsing and neutralization of the biooxidation residues before cyanidation treatment. This testing should include evaluation of biooxidation solution treatment/neutralization and recycling in the biooxidation circuit and in a rinsing circuit. Proper

137 RSI(RNO)-M0144.21001 REV 5

assessments of acid neutralization costs are needed. Additional testing is also required to develop and define the metallurgical performance, process flow sheet, and mass balance, including flotation and biooxidation optimization, biooxidation product neutralization, and cyanidation parameter optimization.

The estimated cost is approximately $250,000.

23.4	PRE-FEASIBILITY STUDY

If the results of the recommended IA are favorable, a PFS is recommended. The required elements of a PFS will be determined based upon the results of the IA. A budget of $2,500,000 for the PFS is proposed here.

138 RSI(RNO)-M0144.21001 REV 5

24.0 REFERENCES

Burke, D.B., and Silberling, N.J., 1973, The Auld Lang Syne Group, of Late Triassic and Jurassic(?) age, north-central Nevada: U.S. Geological Survey Bulletin 1394-E, p. E1-E14.

Conrad, J.E., McKee, E.H., Rytuba, J.J., Nash, J.T., and Utterback, W.C., 1993, Geochronology of the Sleeper deposit, Humboldt County, Nevada: Epithermal gold-silver mineralization following emplacement of a silicic flow-dome complex: Economic Geology, v. 88, no. 2, p. 317-327.

Cooke, D.R., and Simmons, S.F., 2000, Characteristics and genesis of epithermal gold deposits, in Hagemann, S.G., and Brown, P.E., eds., Gold in 2000: Reviews in Economic Geology, v. 13, p. 221-244.

Ferdock, G.C., Bradley, M., Ross, K., Martin, L., Fleming, A., Wellman, J., and Blair, K., 2005, Mineralogy and mineralization at the New Sleeper Gold Project, Awakening mining district, Slumbering Hills, Humboldt County, Nevada, in Rhoden, H.N., Steininger, R.C., and Vikre, P.G., eds., Window to the World: Reno, Nevada, Geological Society of Nevada Symposium Proceedings, p. 497-510.

Ferdock, G.C., 2005_, “BC-03-03 target generation,” confidential memorandum to New Sleeper Gold LLC dated May 2005.

Ferdock, G.C., 2005_, “Mineralogical sample evaluation: Placer gold collected from OP-01-05 and BC-03-03,” confidential memorandum to New Sleeper Gold LLC dated November 2005.

Giroux, G., Kornze, L., and Martin, L.G., and Healy, T.H.A., 2009, “Sleeper Gold property Preliminary economic assessment,” effective date November 16, 2009.

Gustin, M.M., and Fleming, A., 2004, “Technical report on the Sleeper Gold Project, Nevada, USA,” report prepared for New Sleeper Gold Corporation and Upland Resource Corporation by Mine Development Associates and RockWorks Ltd. dated ____.

Hedenquist, J.W., Arribas, A.R., and Gonzalez-Urien, E., 2000, Exploration for epithermal gold deposits, in Hagemann, S.G., and Brown, P.E., eds., Gold in 2000: Reviews in Economic Geology, vol. 13, pp. 245-277.

Hedenquist, J.W., 2005, “Observations on the Sleeper Gold Project, Nevada,” confidential memorandum to X-Cal Resources Ltd. dated December 2005.

Hudson, D.M., 2013a, “Simplified Sleeper geology and stratigraphy,” internal technical report prepared for Paramount Gold and Silver dated August 2013, 5 p.

Hudson, D.M., 2013b, “Series of east-west cross sections across the Sleeper deposit on 25-meter spaced intervals,” internal data with text and stratigraphic column prepared for Paramount Gold and Silver Corporation dated August 2013.

Hudson, D.M., 2014a, “Petrography of select samples for diamond drill holes MC-21A, MC-24, MC-26, MC-42-04, WW-27-04, XW-07-60, and MC-11 from the Sleeper Project, Humboldt County, Nevada,” 92 p.

Hudson, D.M., 2014b, “Geologic observations from core relogging of the Sleeper Project, Humboldt County, Nevada,” report prepared for Paramount Gold and Silver Corporation, 30 p.

Jackson, R.G., 2006, “Alteration mineralogy 3D model of the Sleeper low-sulfidation gold system, Nevada,” report prepared for New Sleeper Gold Corporation, 12 p.

139 RSI(RNO)-M0144.21001 REV 5

Jackson, R.G., and Chevillon, C.V., 2007, 3D geochemical and mineralogical model of the Sleeper low-sulphidation gold system, Nevada: Exploration 2007: Toronto, Ontario, Canada, International Conference on Mineral Exploration, poster presentation.

John, D.A., 2001, Miocene and Early Pliocene epithermal gold-silver deposits in the Northern Great Basin, Western United States: characteristics, distribution, and relationship to magmatism: Economic Geology, v. 96, no. 8, p. 1827-1853.

KCA, 1999, Sleeper project sampling and metallurgical test program: Internal report by Kappes, Cassiday & Associates for X-Cal Resources, Ltd., dated 28 February 1999, 25 p.

Kornze, L.D. and Phinisey, J.D., 2002, Geologic due diligence report and Sleeper gold district exploration proposal for X-Cal Resources Ltd., Humboldt County, Nevada: Private report for Dundee Capital, 31 p.

MRDI, 1997, “Modeling and resource estimation of the Facility, Saddle, West Wood, and Silica Cap area, Sleeper Gold property,” report prepared for Placer Dome U.S. Inc. and X-Cal Resources Ltd. by Mineral Resources Development Inc., dated August 1997, 155 p.

Nash, J.T., Utterback, W.C., and Saunders, J.A., 1991, Geology and Geochemistry of the Sleeper Gold Deposits, Humboldt County, Nevada: An Interim Report, in Raines, G.L., Lisle, R.E., Schafer, R.W., and Wilkinson, W.H., eds., Geology and Ore Deposits of the Great Basin, Symposium Proceedings: Reno, Geological Society of Nevada and U.S. Geological Survey, p. 1063-1084.

Nash, J.T., Utterback, W.C., and Trudel, W.C., 1995, Geology and geochemistry of Tertiary volcanic host rocks, Sleeper gold-silver deposit, Humboldt County, Nevada: U.S. Geological Survey Bulletin 2090, 63 p.

Nash, J.T., and Trudel, W.S., 1996, Bulk mineable gold ore at the Sleeper mine, Nevada: Importance of extensional faults, breccia, framboids, and oxidation, in Coyner, A.R., and Fahey, P.L., eds., Geology and Ore Deposits of the American Cordillera: Geological Society of Nevada Symposium Proceedings, Reno, Nevada, April 1995, p. 235-256.

Oldow, J.S., 1984, Evolution of a Late Mesozoic back-arc fold and thrust belt, northwestern Great Basin, USA: Tectonophysics, v. 102, p. 245–274.

Paramount, 2022a, “Amendment Paramount PEA 2017_Section 4_11_REV_mfm_08032022.docx,” project document received from M. McGinnis of New Sleeper Gold LLC via email on August 29, 2022.

Paramount, 2022b, “Sleeper Claims Aug 2022.xlsx,” project document received M. McGinnis of New Sleeper Gold LLC via email on August 29, 2022.

Paramount, 2022c, “Sleeper Royalties_mfm_20220829.docx,” project document received from M. McGinnis of New Sleeper Gold LLC via email on August 29, 2022.

Proteus, 2002, “Information memorandum,” confidential memorandum to X-Cal Resources Ltd. from Proteus Capital Corporation dated August 6, 2002, 30 p.

Redfern, R.R., and Rowe, W.A., 2003, “Technical report on the Sleeper Gold property,” report prepared for X-Cal Resources Ltd. dated December 2003, 118 p.

Ressel, M., Christensen, O.D., and Gustin, M.M., 2020, “Evaluation of the exploration potential at the Sleeper Project, Humboldt County, Nevada,” report prepared for Paramount Gold and Silver Corporation, dated November 17, 2020, 215 p.

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Sierra Mining and Engineering LLC, 1999, “Mineral inventory report: Sleeper mine, Humboldt County, Nevada,” report prepared for X-Cal Resources Ltd. dated November 1999.

Sillitoe, R.H., and Hedenquist, J.W., 2003, Linkages between volcanotectonic setting, ore-fluid compositions and epithermal precious metal deposits, Society of Economic Geologists Special Publication 10, p. 315-343.

Simmons, S.F., White, N.C., and John, D.A., 2005. Geological characteristics of epithermal precious and base metal deposits. Economic Geology 100th Anniversary Volume, pp. 485-522.

Thomason, R.E., Kornze, L., and Rowe, W.A., 2006, “Technical report on the Sleeper Gold property,” report prepared for X-Cal Resources Ltd. dated March 12, 2006, 149 p.

Wilson, B., and Pennstrom, R.K., 2012, “Preliminary economic assessment for the Sleeper Gold Project, Nevada, USA,” report prepared by Scott E. Wilson Consulting, Inc. dated July 2012, 261 p.

Wilson, S.E., Brechtel, C., and Pennstrom, W.J., Jr., 2015, Preliminary economic assessment Paramount Gold Nevada Corp. Sleeper Project, Humboldt County, Nevada: report by Metal Mining Consultants Inc., 218 p.

Wilson, S.E., and Brechtel, C., 2017, Technical report and preliminary economic assessment Paramount Gold Nevada Corp. Sleeper Project, Humboldt County, Nevada December 10, 2015 amended Sepetember 25, 2017: report by Metal Mining Consultants Inc., 215 p.

White, T.L., 2003, “Airborne magnetic survey and IP survey lines for the Sleeper Project,” internal report prepared for X-Cal Resources Ltd., 2 p.

White, N.C., and Hedenquist, J.W., 1995. Epithermal gold deposits: styles, characteristics and exploration. Society of Economic Geologists Newsletter, No. 23, pp. 1, 9-13.

Willden, R., 1964, Geology and Mineral Deposits of Humboldt County, Nevada: Nevada Bureau of Mines and Geology Bulletin 59, 154 p.

Wood, J.D., 1988, Geology of the Sleeper gold deposit, Humboldt County, Nevada, in Schafer, R.W., Cooper, J.J., and Vikre, P.G., eds., Bulk Mineable Precious Metal Deposits of the Western United States: Reno, Nevada, Geological Society of Nevada, Symposium Proceedings, p. 11–34., p. 293-302.

Wood, J.D., and Hamilton, S.K., 1991, The Sleeper gold-silver deposit: Discovery through feasibility: Economic Geology Monograph 8, p. 289-299.

Wright, J.L., 2005, “Sleeper property induced polarization inverted sections,” confidential report prepared for New Sleeper Gold LLC dated January 15, 2005.

Wright, J.L., 2012, Sleeper project Evolving Gold data compilation. Report prepared for Paramount Gold. 6 pages.

Wright, J., 2012a, Sleeper project – induced polarization survey, 2012: internal company report prepared for Paramount Gold, 21 p.

Wright, J., 2012b, Sleeper project – gravity survey, 2012: internal company report prepared for Paramount Gold, 17 p.

Wright, J., 2015, Sleeper property airborne magnetic survey, GIS database: internal company report prepared for Paramount Gold Nevada: 15 p.

Wyld, S.J., 2002, Structural evolution of a Mesozoic backarc fold-and-thrust belt in the U.S. Cordillera: New evidence from northern Nevada: Geological Society of America Bulletin, v. 114; no. 11; p. 1452–1468.

Zonge Geoscience Inc., 2012, IP/Resistivity Survey on the North Sleeper Project, Humboldt County, Nevada for Montezuma Mines Inc., Data Acquisition Report, 53 p.

Zoutomou, E.K., 2007, “Sleeper mine tailings and heap evaluation as potential gold resources,” confidential report prepared for X-Cal Resources Ltd.

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25.0	RELIANCE ON INFORMATION PROVIDED BY THE REGISTRANT

The following categories of information have been provided to RESPEC by Paramount:

●

Electronic copies of documents, reports, maps, tables, and 3D topographic shapefiles that Paramount acquired from historical operators of the Sleeper property concerning concession boundaries, property history, geology, and historical drilling and sampling;

●

Electronic copies of documents, reports, maps, tables, and 3D geologic shapefiles provided by Paramount with the results of drilling and sampling carried out by Paramount through the effective date of this report;

●	Electronic copies of maps, photographs, drilling data tables, and laboratory assay reports and certificates from Paramount’s 2010 – 2013 drilling.

RESPEC has taken all appropriate steps, in their professional judgment, to ensure that the work, information, or advice from the above noted information and companies is sound. The uncertainties and lack of verification of the data have been disclosed in Section 5.2, Section 7.4, Section 7.5, Section 8.1, Section 8.2, and Section 8.3.

RESPEC has fully relied on Mr. Glen Van Treek, President of Paramount, to provide complete information concerning the pertinent legal status of Paramount and its affiliates, as well as current legal title, material terms of all agreements, and material environmental and permitting information that pertains to the Sleeper project. RESPEC has therefore relied fully upon information and opinions provided by Paramount with regards to the land tenure summarized in Section 3.2, Section 3.3, Section 3.4, Section 3.5 and Appendix A. RESPEC has no reason to believe that any material facts have been withheld or misstated and this is why RESPEC considers it reasonable to rely upon the registrant for the information summarized in Section 3 of this report.

142 RSI(RNO)-M0144.21001 REV 5

APPENDIX A

LIST OF UNPATENTED LODE MINING CLAIMS OF THE SLEEPER PROPERTY

210 SOUTH ROCK BOULEVARD

RENO, NV 89502

775.856.5700

respec.com

A.1.	LIST OF UNPATENTED LODE CLAIMS

Claim Name	BLM Serial No	Owner
BLUE NO. 982	NMC1024274	Paramount Gold Nevada Corp
BLUE NO. 983	NMC1024275	Paramount Gold Nevada Corp
BLUE NO. 984	NMC1024276	Paramount Gold Nevada Corp
BLUE NO. 985	NMC1024277	Paramount Gold Nevada Corp
BLUE NO. 986	NMC1024278	Paramount Gold Nevada Corp
BLUE NO. 987	NMC1024279	Paramount Gold Nevada Corp
BLUE NO. 988	NMC1024280	Paramount Gold Nevada Corp
BLUE NO. 989	NMC1024281	Paramount Gold Nevada Corp
BLUE NO. 990	NMC1024282	Paramount Gold Nevada Corp
BLUE NO. 991	NMC1024283	Paramount Gold Nevada Corp
BLUE NO. 992	NMC1024284	Paramount Gold Nevada Corp
BLUE NO. 993	NMC1024285	Paramount Gold Nevada Corp
BLUE NO. 994	NMC1024286	Paramount Gold Nevada Corp
BLUE NO. 995	NMC1024287	Paramount Gold Nevada Corp
BLUE NO. 996	NMC1024288	Paramount Gold Nevada Corp
BLUE NO. 997	NMC1024289	Paramount Gold Nevada Corp
BLUE NO. 928	NMC1029648	Paramount Gold Nevada Corp
BLUE NO. 929	NMC1029649	Paramount Gold Nevada Corp
BLUE NO. 930	NMC1029650	Paramount Gold Nevada Corp
BLUE NO. 931	NMC1029651	Paramount Gold Nevada Corp
BLUE NO. 932	NMC1029652	Paramount Gold Nevada Corp
BLUE NO. 933	NMC1029653	Paramount Gold Nevada Corp
BLUE NO. 934	NMC1029654	Paramount Gold Nevada Corp
BLUE NO. 935	NMC1029655	Paramount Gold Nevada Corp
BLUE NO. 936	NMC1029656	Paramount Gold Nevada Corp
BLUE NO. 937	NMC1029657	Paramount Gold Nevada Corp
BLUE NO. 938	NMC1029658	Paramount Gold Nevada Corp
BLUE NO. 939	NMC1029659	Paramount Gold Nevada Corp
BLUE NO. 940	NMC1029660	Paramount Gold Nevada Corp
BLUE NO. 941	NMC1029661	Paramount Gold Nevada Corp
BLUE NO. 942	NMC1029662	Paramount Gold Nevada Corp
BLUE NO. 943	NMC1029663	Paramount Gold Nevada Corp
BLUE NO. 944	NMC1029664	Paramount Gold Nevada Corp
BLUE NO. 945	NMC1029665	Paramount Gold Nevada Corp
BLUE NO. 946	NMC1029666	Paramount Gold Nevada Corp
BLUE NO. 947	NMC1029667	Paramount Gold Nevada Corp

A-1 RSI(RNO)-M0144.21001 REV 5

Claim Name	BLM Serial No	Owner
BLUE NO. 948	NMC1029668	Paramount Gold Nevada Corp
BLUE NO. 949	NMC1029669	Paramount Gold Nevada Corp
BLUE NO. 950	NMC1029670	Paramount Gold Nevada Corp
BLUE NO. 951	NMC1029671	Paramount Gold Nevada Corp
BLUE NO. 952	NMC1029672	Paramount Gold Nevada Corp
BLUE NO. 953	NMC1029673	Paramount Gold Nevada Corp
BLUE NO. 954	NMC1029674	Paramount Gold Nevada Corp
BLUE NO. 955	NMC1029675	Paramount Gold Nevada Corp
BLUE NO. 956	NMC1029676	Paramount Gold Nevada Corp
BLUE NO. 957	NMC1029677	Paramount Gold Nevada Corp
BLUE NO. 958	NMC1029678	Paramount Gold Nevada Corp
BLUE NO. 959	NMC1029679	Paramount Gold Nevada Corp
BLUE NO. 960	NMC1029680	Paramount Gold Nevada Corp
BLUE NO. 961	NMC1029681	Paramount Gold Nevada Corp
BLUE NO. 962	NMC1029682	Paramount Gold Nevada Corp
BLUE NO. 963	NMC1029683	Paramount Gold Nevada Corp
BLUE NO. 2000	NMC1029684	Paramount Gold Nevada Corp
BLUE NO. 2001	NMC1029685	Paramount Gold Nevada Corp
BLUE NO. 2002	NMC1029686	Paramount Gold Nevada Corp
BLUE NO. 2003	NMC1029687	Paramount Gold Nevada Corp
BLUE NO. 2004	NMC1029688	Paramount Gold Nevada Corp
BLUE NO. 2005	NMC1029689	Paramount Gold Nevada Corp
BLUE NO. 2006	NMC1029690	Paramount Gold Nevada Corp
BLUE NO. 2007	NMC1029691	Paramount Gold Nevada Corp
BLUE NO. 2008	NMC1029692	Paramount Gold Nevada Corp
BLUE NO. 2009	NMC1029693	Paramount Gold Nevada Corp
BLUE NO. 2010	NMC1029694	Paramount Gold Nevada Corp
BLUE NO. 2011	NMC1029695	Paramount Gold Nevada Corp
BLUE NO. 2012	NMC1029696	Paramount Gold Nevada Corp
BLUE NO. 2013	NMC1029697	Paramount Gold Nevada Corp
BLUE NO. 2014	NMC1029698	Paramount Gold Nevada Corp
BLUE NO. 2015	NMC1029699	Paramount Gold Nevada Corp
BLUE NO. 2016	NMC1029700	Paramount Gold Nevada Corp
BLUE NO. 2017	NMC1029701	Paramount Gold Nevada Corp
BLUE NO. 2018	NMC1029702	Paramount Gold Nevada Corp
BLUE NO. 2019	NMC1029703	Paramount Gold Nevada Corp
BLUE NO. 2020	NMC1029704	Paramount Gold Nevada Corp
BLUE NO. 2021	NMC1029705	Paramount Gold Nevada Corp
BLUE NO. 2022	NMC1029706	Paramount Gold Nevada Corp
BLUE NO. 2023	NMC1029707	Paramount Gold Nevada Corp

A-2 RSI(RNO)-M0144.21001 REV 5

Claim Name	BLM Serial No	Owner
BLUE NO. 2024	NMC1029708	Paramount Gold Nevada Corp
BLUE NO. 2025	NMC1029709	Paramount Gold Nevada Corp
BLUE NO. 2026	NMC1029710	Paramount Gold Nevada Corp
BLUE NO. 2027	NMC1029711	Paramount Gold Nevada Corp
BLUE NO. 2028	NMC1029712	Paramount Gold Nevada Corp
BLUE NO. 2029	NMC1029713	Paramount Gold Nevada Corp
BLUE NO. 2030	NMC1029714	Paramount Gold Nevada Corp
BLUE NO. 2031	NMC1029715	Paramount Gold Nevada Corp
BLUE NO. 2032	NMC1029716	Paramount Gold Nevada Corp
BLUE NO. 2033	NMC1029717	Paramount Gold Nevada Corp
BLUE NO. 2034	NMC1029718	Paramount Gold Nevada Corp
BLUE NO. 2035	NMC1029719	Paramount Gold Nevada Corp
BLUE NO. 2036	NMC1029720	Paramount Gold Nevada Corp
BLUE NO. 2037	NMC1029721	Paramount Gold Nevada Corp
BLUE NO. 2038	NMC1029722	Paramount Gold Nevada Corp
BLUE NO. 2039	NMC1029723	Paramount Gold Nevada Corp
MIMI 1	NMC1065272	Sleeper Mining Company LLC
MIMI 2	NMC1065273	Sleeper Mining Company LLC
MIMI 3	NMC1065274	Sleeper Mining Company LLC
MIMI 4	NMC1065275	Sleeper Mining Company LLC
MIMI 5	NMC1065276	Sleeper Mining Company LLC
MIMI 6	NMC1065277	Sleeper Mining Company LLC
MIMI 7	NMC1065278	Sleeper Mining Company LLC
MIMI 8	NMC1065279	Sleeper Mining Company LLC
MIMI 9	NMC1065280	Sleeper Mining Company LLC
MIMI 10	NMC1065281	Sleeper Mining Company LLC
MIMI 11	NMC1065282	Sleeper Mining Company LLC
MIMI 12	NMC1065283	Sleeper Mining Company LLC
MIMI 13	NMC1065284	Sleeper Mining Company LLC
MIMI 14	NMC1065285	Sleeper Mining Company LLC
MIMI 15	NMC1065286	Sleeper Mining Company LLC
MIMI 16	NMC1065287	Sleeper Mining Company LLC
MIMI 17	NMC1065288	Sleeper Mining Company LLC
MIMI 18	NMC1065289	Sleeper Mining Company LLC
MIMI 19	NMC1065290	Sleeper Mining Company LLC
MIMI 20	NMC1065291	Sleeper Mining Company LLC
MIMI 21	NMC1065292	Sleeper Mining Company LLC
MIMI 22	NMC1065293	Sleeper Mining Company LLC
MIMI 23	NMC1065294	Sleeper Mining Company LLC
MIMI 24	NMC1065295	Sleeper Mining Company LLC

A-3 RSI(RNO)-M0144.21001 REV 5

Claim Name	BLM Serial No	Owner
MIMI 25	NMC1065296	Sleeper Mining Company LLC
MIMI 26	NMC1065297	Sleeper Mining Company LLC
MIMI 27	NMC1065298	Sleeper Mining Company LLC
MIMI 28	NMC1065299	Sleeper Mining Company LLC
MIMI 29	NMC1065300	Sleeper Mining Company LLC
MIMI 30	NMC1065301	Sleeper Mining Company LLC
MIMI 31	NMC1065302	Sleeper Mining Company LLC
MIMI 32	NMC1065303	Sleeper Mining Company LLC
MIMI 33	NMC1065304	Sleeper Mining Company LLC
MIMI 34	NMC1065305	Sleeper Mining Company LLC
MIMI 35	NMC1065306	Sleeper Mining Company LLC
MIMI 36	NMC1065307	Sleeper Mining Company LLC
MIMI 37	NMC1065308	Sleeper Mining Company LLC
MIMI 38	NMC1065309	Sleeper Mining Company LLC
MIMI 39	NMC1065310	Sleeper Mining Company LLC
MIMI 40	NMC1065311	Sleeper Mining Company LLC
MIMI 41	NMC1065312	Sleeper Mining Company LLC
MIMI 42	NMC1065313	Sleeper Mining Company LLC
MIMI 43	NMC1065314	Sleeper Mining Company LLC
MIMI 44	NMC1065315	Sleeper Mining Company LLC
MIMI 45	NMC1065316	Sleeper Mining Company LLC
MIMI 46	NMC1065317	Sleeper Mining Company LLC
MIMI 47	NMC1065318	Sleeper Mining Company LLC
MIMI 48	NMC1065319	Sleeper Mining Company LLC
MIMI 49	NMC1065320	Sleeper Mining Company LLC
MIMI 50	NMC1065321	Sleeper Mining Company LLC
MIMI 51	NMC1065322	Sleeper Mining Company LLC
MIMI 52	NMC1065323	Sleeper Mining Company LLC
MIMI 53	NMC1065324	Sleeper Mining Company LLC
MIMI 54	NMC1065325	Sleeper Mining Company LLC
MIMI 55	NMC1065326	Sleeper Mining Company LLC
MIMI 56	NMC1065327	Sleeper Mining Company LLC
MIMI 57	NMC1065328	Sleeper Mining Company LLC
MIMI 58	NMC1065329	Sleeper Mining Company LLC
MIMI 59	NMC1065330	Sleeper Mining Company LLC
MIMI 60	NMC1065331	Sleeper Mining Company LLC
MIMI 61	NMC1065332	Sleeper Mining Company LLC
MIMI 62	NMC1065333	Sleeper Mining Company LLC
MIMI 63	NMC1065334	Sleeper Mining Company LLC
MIMI 64	NMC1065335	Sleeper Mining Company LLC

A-4 RSI(RNO)-M0144.21001 REV 5

Claim Name	BLM Serial No	Owner
MIMI 65	NMC1065336	Sleeper Mining Company LLC
MIMI 66	NMC1065337	Sleeper Mining Company LLC
MIMI 67	NMC1065338	Sleeper Mining Company LLC
MIMI 68	NMC1065339	Sleeper Mining Company LLC
MIMI 69	NMC1065340	Sleeper Mining Company LLC
MIMI 70	NMC1065341	Sleeper Mining Company LLC
MIMI 71	NMC1065342	Sleeper Mining Company LLC
MIMI 72	NMC1065343	Sleeper Mining Company LLC
MIMI 73	NMC1065344	Sleeper Mining Company LLC
MIMI 74	NMC1065345	Sleeper Mining Company LLC
MIMI 75	NMC1065346	Sleeper Mining Company LLC
MIMI 76	NMC1065347	Sleeper Mining Company LLC
MIMI 77	NMC1065348	Sleeper Mining Company LLC
MIMI 78	NMC1065349	Sleeper Mining Company LLC
MIMI 79	NMC1065350	Sleeper Mining Company LLC
MIMI 80	NMC1065351	Sleeper Mining Company LLC
MIMI 81	NMC1065352	Sleeper Mining Company LLC
MIMI 82	NMC1065353	Sleeper Mining Company LLC
MIMI 83	NMC1065354	Sleeper Mining Company LLC
MIMI 84	NMC1065355	Sleeper Mining Company LLC
MIMI 103	NMC1065374	Sleeper Mining Company LLC
MIMI 104	NMC1065375	Sleeper Mining Company LLC
MIMI 110	NMC1065381	Sleeper Mining Company LLC
MIMI 111	NMC1065382	Sleeper Mining Company LLC
MIMI 112	NMC1065383	Sleeper Mining Company LLC
MIMI 113	NMC1065384	Sleeper Mining Company LLC
MIMI 114	NMC1065385	Sleeper Mining Company LLC
MIMI 115	NMC1065386	Sleeper Mining Company LLC
MIMI 118	NMC1065389	Sleeper Mining Company LLC
MIMI 119	NMC1065390	Sleeper Mining Company LLC
MIMI 120	NMC1065391	Sleeper Mining Company LLC
MIMI 121	NMC1065392	Sleeper Mining Company LLC
MIMI 122	NMC1065393	Sleeper Mining Company LLC
MIMI 123	NMC1065394	Sleeper Mining Company LLC
MIMI 124	NMC1065395	Sleeper Mining Company LLC
MIMI 125	NMC1065396	Sleeper Mining Company LLC
MIMI 126	NMC1065397	Sleeper Mining Company LLC
MIMI 127	NMC1065398	Sleeper Mining Company LLC
MIMI 128	NMC1065399	Sleeper Mining Company LLC
MIMI 129	NMC1065400	Sleeper Mining Company LLC

A-5 RSI(RNO)-M0144.21001 REV 5

Claim Name	BLM Serial No	Owner
MIMI 130	NMC1065401	Sleeper Mining Company LLC
MIMI 131	NMC1065402	Sleeper Mining Company LLC
MIMI 132	NMC1065403	Sleeper Mining Company LLC
MIMI 133	NMC1065404	Sleeper Mining Company LLC
MIMI 134	NMC1065405	Sleeper Mining Company LLC
MIMI 137	NMC1065406	Sleeper Mining Company LLC
MIMI 138	NMC1065407	Sleeper Mining Company LLC
MIMI 139	NMC1065408	Sleeper Mining Company LLC
SH 1	NMC1067899	Sleeper Mining Company LLC
SH 2	NMC1067900	Sleeper Mining Company LLC
SH 3	NMC1067901	Sleeper Mining Company LLC
SH 4	NMC1067902	Sleeper Mining Company LLC
SH 5	NMC1067903	Sleeper Mining Company LLC
SH 6	NMC1067904	Sleeper Mining Company LLC
SH 7	NMC1067905	Sleeper Mining Company LLC
SH 8	NMC1067906	Sleeper Mining Company LLC
SH 9	NMC1067907	Sleeper Mining Company LLC
SH 10	NMC1067908	Sleeper Mining Company LLC
SH 11	NMC1067909	Sleeper Mining Company LLC
SH 12	NMC1067910	Sleeper Mining Company LLC
SH 13	NMC1067911	Sleeper Mining Company LLC
SH 14	NMC1067912	Sleeper Mining Company LLC
SH 15	NMC1067913	Sleeper Mining Company LLC
SH 16	NMC1067914	Sleeper Mining Company LLC
SH 17	NMC1067915	Sleeper Mining Company LLC
SH 18	NMC1067916	Sleeper Mining Company LLC
SH 19	NMC1067917	Sleeper Mining Company LLC
SH 20	NMC1067918	Sleeper Mining Company LLC
SH 21	NMC1067919	Sleeper Mining Company LLC
SH 22	NMC1067920	Sleeper Mining Company LLC
SH 23	NMC1067921	Sleeper Mining Company LLC
SH 24	NMC1067922	Sleeper Mining Company LLC
SH 25	NMC1067923	Sleeper Mining Company LLC
SH 26	NMC1067924	Sleeper Mining Company LLC
SH 27	NMC1067925	Sleeper Mining Company LLC
SH 43	NMC1067926	Sleeper Mining Company LLC
SH 44	NMC1067927	Sleeper Mining Company LLC
SH 51	NMC1067928	Sleeper Mining Company LLC
SH 52	NMC1067929	Sleeper Mining Company LLC
SH 53	NMC1067930	Sleeper Mining Company LLC

A-6 RSI(RNO)-M0144.21001 REV 5

Claim Name	BLM Serial No	Owner
SH 54	NMC1067931	Sleeper Mining Company LLC
SH 55	NMC1067932	Sleeper Mining Company LLC
SH 56	NMC1067933	Sleeper Mining Company LLC
SH 57	NMC1067934	Sleeper Mining Company LLC
SH 58	NMC1067935	Sleeper Mining Company LLC
SH 59	NMC1067936	Sleeper Mining Company LLC
SH 60	NMC1067937	Sleeper Mining Company LLC
SH 61	NMC1067938	Sleeper Mining Company LLC
SH 62	NMC1067939	Sleeper Mining Company LLC
SH 63	NMC1067940	Sleeper Mining Company LLC
SH 64	NMC1067941	Sleeper Mining Company LLC
SH 65	NMC1067942	Sleeper Mining Company LLC
SH 66	NMC1067943	Sleeper Mining Company LLC
SH 67	NMC1067944	Sleeper Mining Company LLC
SH 68	NMC1067945	Sleeper Mining Company LLC
SH 69	NMC1067946	Sleeper Mining Company LLC
SH 70	NMC1067947	Sleeper Mining Company LLC
SH 71	NMC1067948	Sleeper Mining Company LLC
SH 72	NMC1067949	Sleeper Mining Company LLC
SH 73	NMC1067950	Sleeper Mining Company LLC
SH 74	NMC1067951	Sleeper Mining Company LLC
SH 75	NMC1067952	Sleeper Mining Company LLC
SH 76	NMC1067953	Sleeper Mining Company LLC
SH 77	NMC1067954	Sleeper Mining Company LLC
SH 78	NMC1067955	Sleeper Mining Company LLC
SH 79	NMC1067956	Sleeper Mining Company LLC
SH 80	NMC1067957	Sleeper Mining Company LLC
SH 81	NMC1067958	Sleeper Mining Company LLC
SH 82	NMC1067959	Sleeper Mining Company LLC
SH 83	NMC1067960	Sleeper Mining Company LLC
SH 84	NMC1067961	Sleeper Mining Company LLC
SH 85	NMC1067962	Sleeper Mining Company LLC
SH 86	NMC1067963	Sleeper Mining Company LLC
SH 87	NMC1067964	Sleeper Mining Company LLC
SH 88	NMC1067965	Sleeper Mining Company LLC
SH 89	NMC1067966	Sleeper Mining Company LLC
SH 90	NMC1067967	Sleeper Mining Company LLC
SH 91	NMC1067968	Sleeper Mining Company LLC
SH 92	NMC1067969	Sleeper Mining Company LLC
SH 93	NMC1067970	Sleeper Mining Company LLC

A-7 RSI(RNO)-M0144.21001 REV 5

Claim Name	BLM Serial No	Owner
SH 94	NMC1067971	Sleeper Mining Company LLC
SH 95	NMC1067972	Sleeper Mining Company LLC
SH 96	NMC1067973	Sleeper Mining Company LLC
SH 97	NMC1067974	Sleeper Mining Company LLC
SH 98	NMC1067975	Sleeper Mining Company LLC
SH 99	NMC1067976	Sleeper Mining Company LLC
SH 100	NMC1067977	Sleeper Mining Company LLC
SH 101	NMC1067978	Sleeper Mining Company LLC
SH 102	NMC1067979	Sleeper Mining Company LLC
SH 103	NMC1067980	Sleeper Mining Company LLC
SH 104	NMC1067981	Sleeper Mining Company LLC
SH 105	NMC1067982	Sleeper Mining Company LLC
SH 106	NMC1067983	Sleeper Mining Company LLC
SH 107	NMC1067984	Sleeper Mining Company LLC
SH 108	NMC1067985	Sleeper Mining Company LLC
SH 109	NMC1067986	Sleeper Mining Company LLC
SH 110	NMC1067987	Sleeper Mining Company LLC
SH 111	NMC1067988	Sleeper Mining Company LLC
SH 112	NMC1067989	Sleeper Mining Company LLC
SH 113	NMC1067990	Sleeper Mining Company LLC
MIMI 140	NMC1068172	Sleeper Mining Company LLC
MIMI 141	NMC1068173	Sleeper Mining Company LLC
MIMI 142	NMC1068174	Sleeper Mining Company LLC
MIMI 143	NMC1068175	Sleeper Mining Company LLC
MIMI 144	NMC1068176	Sleeper Mining Company LLC
MIMI 145	NMC1068177	Sleeper Mining Company LLC
MIMI 146	NMC1068178	Sleeper Mining Company LLC
MIMI 147	NMC1068179	Sleeper Mining Company LLC
MIMI 148	NMC1068180	Sleeper Mining Company LLC
MIMI 149	NMC1068181	Sleeper Mining Company LLC
MIMI 150	NMC1068182	Sleeper Mining Company LLC
MIMI 151	NMC1068183	Sleeper Mining Company LLC
MIMI 152	NMC1068184	Sleeper Mining Company LLC
MIMI 153	NMC1068185	Sleeper Mining Company LLC
MIMI 154	NMC1068186	Sleeper Mining Company LLC
MIMI 155	NMC1068187	Sleeper Mining Company LLC
MIMI 156	NMC1068188	Sleeper Mining Company LLC
MIMI 157	NMC1068189	Sleeper Mining Company LLC
MIMI 158	NMC1068190	Sleeper Mining Company LLC
MIMI 159	NMC1068191	Sleeper Mining Company LLC

A-8 RSI(RNO)-M0144.21001 REV 5

Claim Name	BLM Serial No	Owner
MIMI 160	NMC1068192	Sleeper Mining Company LLC
MIMI 161	NMC1068193	Sleeper Mining Company LLC
MIMI 162	NMC1068194	Sleeper Mining Company LLC
MIMI 163	NMC1068195	Sleeper Mining Company LLC
MIMI 164	NMC1068196	Sleeper Mining Company LLC
MIMI 165	NMC1068197	Sleeper Mining Company LLC
MIMI 166	NMC1068198	Sleeper Mining Company LLC
MIMI 167	NMC1068199	Sleeper Mining Company LLC
MIMI 168	NMC1068200	Sleeper Mining Company LLC
MIMI 169	NMC1068201	Sleeper Mining Company LLC
MIMI 170	NMC1068202	Sleeper Mining Company LLC
MIMI 171	NMC1068203	Sleeper Mining Company LLC
MIMI 172	NMC1068204	Sleeper Mining Company LLC
MIMI 173	NMC1068205	Sleeper Mining Company LLC
MIMI 174	NMC1068206	Sleeper Mining Company LLC
MIMI 175	NMC1068207	Sleeper Mining Company LLC
MIMI 176	NMC1068208	Sleeper Mining Company LLC
MIMI 177	NMC1068209	Sleeper Mining Company LLC
MIMI 194	NMC1068226	Sleeper Mining Company LLC
MIMI 195	NMC1068227	Sleeper Mining Company LLC
MIMI 196	NMC1068228	Sleeper Mining Company LLC
MIMI 197	NMC1068229	Sleeper Mining Company LLC
MIMI 198	NMC1068230	Sleeper Mining Company LLC
MIMI 199	NMC1068231	Sleeper Mining Company LLC
MIMI 200	NMC1068232	Sleeper Mining Company LLC
MIMI 201	NMC1068233	Sleeper Mining Company LLC
MIMI 202	NMC1068234	Sleeper Mining Company LLC
MIMI 203	NMC1068235	Sleeper Mining Company LLC
MIMI 204	NMC1068236	Sleeper Mining Company LLC
MIMI 205	NMC1068237	Sleeper Mining Company LLC
MIMI 206	NMC1068238	Sleeper Mining Company LLC
MIMI 207	NMC1068239	Sleeper Mining Company LLC
MIMI 208	NMC1068240	Sleeper Mining Company LLC
MIMI 209	NMC1068241	Sleeper Mining Company LLC
MIMI 210	NMC1068242	Sleeper Mining Company LLC
MIMI 211	NMC1068243	Sleeper Mining Company LLC
MIMI 212	NMC1068244	Sleeper Mining Company LLC
MIMI 213	NMC1068245	Sleeper Mining Company LLC
MIMI 214	NMC1068246	Sleeper Mining Company LLC
MIMI 215	NMC1068247	Sleeper Mining Company LLC

A-9 RSI(RNO)-M0144.21001 REV 5

Claim Name	BLM Serial No	Owner
MIMI 216	NMC1068248	Sleeper Mining Company LLC
MIMI 217	NMC1068249	Sleeper Mining Company LLC
MIMI 218	NMC1068250	Sleeper Mining Company LLC
MIMI 219	NMC1068251	Sleeper Mining Company LLC
MIMI 225	NMC1068257	Sleeper Mining Company LLC
MIMI 226	NMC1068258	Sleeper Mining Company LLC
MIMI 227	NMC1068259	Sleeper Mining Company LLC
MIMI 228	NMC1068260	Sleeper Mining Company LLC
MIMI 229	NMC1068261	Sleeper Mining Company LLC
MIMI 230	NMC1068262	Sleeper Mining Company LLC
MIMI 231	NMC1068263	Sleeper Mining Company LLC
MIMI 232	NMC1068264	Sleeper Mining Company LLC
MIMI 239	NMC1068271	Sleeper Mining Company LLC
MIMI 240	NMC1068272	Sleeper Mining Company LLC
MIMI 241	NMC1068273	Sleeper Mining Company LLC
MIMI 242	NMC1068274	Sleeper Mining Company LLC
MIMI 246	NMC1068278	Sleeper Mining Company LLC
MIMI 247	NMC1068279	Sleeper Mining Company LLC
MIMI 248	NMC1068280	Sleeper Mining Company LLC
MIMI 257	NMC1072849	Sleeper Mining Company LLC
MIMI 258	NMC1072850	Sleeper Mining Company LLC
MIMI 259	NMC1072851	Sleeper Mining Company LLC
MIMI 260	NMC1072852	Sleeper Mining Company LLC
MIMI 261	NMC1072853	Sleeper Mining Company LLC
MIMI 262	NMC1072854	Sleeper Mining Company LLC
MIMI 263	NMC1072855	Sleeper Mining Company LLC
MIMI 264	NMC1072856	Sleeper Mining Company LLC
MIMI 265	NMC1072857	Sleeper Mining Company LLC
MIMI 266	NMC1072858	Sleeper Mining Company LLC
MIMI 267	NMC1072859	Sleeper Mining Company LLC
MIMI 268	NMC1072860	Sleeper Mining Company LLC
MIMI 269	NMC1072861	Sleeper Mining Company LLC
MIMI 270	NMC1072862	Sleeper Mining Company LLC
MIMI 271	NMC1072863	Sleeper Mining Company LLC
MIMI 272	NMC1072864	Sleeper Mining Company LLC
MIMI 273	NMC1072865	Sleeper Mining Company LLC
MIMI 274	NMC1072866	Sleeper Mining Company LLC
MIMI 275	NMC1072867	Sleeper Mining Company LLC
MIMI 276	NMC1072868	Sleeper Mining Company LLC
MIMI 277	NMC1072869	Sleeper Mining Company LLC

A-10 RSI(RNO)-M0144.21001 REV 5

Claim Name	BLM Serial No	Owner
MIMI 278	NMC1072870	Sleeper Mining Company LLC
MIMI 279	NMC1072871	Sleeper Mining Company LLC
MIMI 280	NMC1072872	Sleeper Mining Company LLC
MIMI 281	NMC1072873	Sleeper Mining Company LLC
MIMI 282	NMC1072874	Sleeper Mining Company LLC
MIMI 283	NMC1072875	Sleeper Mining Company LLC
MIMI 284	NMC1072876	Sleeper Mining Company LLC
MIMI 285	NMC1072877	Sleeper Mining Company LLC
MIMI 286	NMC1072878	Sleeper Mining Company LLC
MIMI 287	NMC1072879	Sleeper Mining Company LLC
MIMI 288	NMC1072880	Sleeper Mining Company LLC
MIMI 289	NMC1072881	Sleeper Mining Company LLC
MIMI 290	NMC1072882	Sleeper Mining Company LLC
MIMI 291	NMC1072883	Sleeper Mining Company LLC
MIMI 292	NMC1072884	Sleeper Mining Company LLC
MIMI 293	NMC1072885	Sleeper Mining Company LLC
MIMI 294	NMC1072886	Sleeper Mining Company LLC
MIMI 295	NMC1072887	Sleeper Mining Company LLC
MIMI 296	NMC1072888	Sleeper Mining Company LLC
MIMI 297	NMC1072889	Sleeper Mining Company LLC
MIMI 301	NMC1072890	Sleeper Mining Company LLC
MIMI 302	NMC1072891	Sleeper Mining Company LLC
MIMI 303	NMC1072892	Sleeper Mining Company LLC
MIMI 304	NMC1072893	Sleeper Mining Company LLC
MIMI 305	NMC1072894	Sleeper Mining Company LLC
MIMI 315	NMC1072895	Sleeper Mining Company LLC
MIMI 316	NMC1072896	Sleeper Mining Company LLC
MIMI 317	NMC1072897	Sleeper Mining Company LLC
MIMI 318	NMC1072898	Sleeper Mining Company LLC
MIMI 319	NMC1072899	Sleeper Mining Company LLC
MIMI 320	NMC1072900	Sleeper Mining Company LLC
MIMI 321	NMC1072901	Sleeper Mining Company LLC
MIMI 322	NMC1072902	Sleeper Mining Company LLC
MIMI 323	NMC1072903	Sleeper Mining Company LLC
MIMI 324	NMC1072904	Sleeper Mining Company LLC
MIMI 325	NMC1072905	Sleeper Mining Company LLC
MIMI 326	NMC1072906	Sleeper Mining Company LLC
MIMI 327	NMC1072907	Sleeper Mining Company LLC
MIMI 328	NMC1072908	Sleeper Mining Company LLC
MIMI 329	NMC1072909	Sleeper Mining Company LLC

A-11 RSI(RNO)-M0144.21001 REV 5

Claim Name	BLM Serial No	Owner
MIMI 330	NMC1072910	Sleeper Mining Company LLC
MIMI 331	NMC1072911	Sleeper Mining Company LLC
MIMI 332	NMC1072912	Sleeper Mining Company LLC
MIMI 333	NMC1072913	Sleeper Mining Company LLC
MIMI 334	NMC1072914	Sleeper Mining Company LLC
MIMI 335	NMC1072915	Sleeper Mining Company LLC
MIMI 336	NMC1072916	Sleeper Mining Company LLC
MIMI 337	NMC1072917	Sleeper Mining Company LLC
MIMI 338	NMC1072918	Sleeper Mining Company LLC
MIMI 339	NMC1072919	Sleeper Mining Company LLC
MIMI 340	NMC1072920	Sleeper Mining Company LLC
MIMI 341	NMC1072921	Sleeper Mining Company LLC
MIMI 342	NMC1072922	Sleeper Mining Company LLC
MIMI 343	NMC1072923	Sleeper Mining Company LLC
MIMI 344	NMC1072924	Sleeper Mining Company LLC
MIMI 345	NMC1072925	Sleeper Mining Company LLC
MIMI 346	NMC1072926	Sleeper Mining Company LLC
MIMI 347	NMC1072927	Sleeper Mining Company LLC
MIMI 348	NMC1072928	Sleeper Mining Company LLC
MIMI 349	NMC1072929	Sleeper Mining Company LLC
MIMI 350	NMC1072930	Sleeper Mining Company LLC
MIMI 351	NMC1072931	Sleeper Mining Company LLC
MIMI 352	NMC1072932	Sleeper Mining Company LLC
MIMI 353	NMC1072933	Sleeper Mining Company LLC
MIMI 354	NMC1072934	Sleeper Mining Company LLC
MIMI 355	NMC1072935	Sleeper Mining Company LLC
MIMI 356	NMC1072936	Sleeper Mining Company LLC
MIMI 357	NMC1072937	Sleeper Mining Company LLC
MIMI 358	NMC1072938	Sleeper Mining Company LLC
MIMI 359	NMC1072939	Sleeper Mining Company LLC
MIMI 360	NMC1072940	Sleeper Mining Company LLC
MIMI 361	NMC1072941	Sleeper Mining Company LLC
MIMI 362	NMC1072942	Sleeper Mining Company LLC
MIMI 363	NMC1072943	Sleeper Mining Company LLC
MIMI 364	NMC1072944	Sleeper Mining Company LLC
MIMI 365	NMC1072945	Sleeper Mining Company LLC
MIMI 366	NMC1072946	Sleeper Mining Company LLC
MIMI 367	NMC1072947	Sleeper Mining Company LLC
MIMI 368	NMC1072948	Sleeper Mining Company LLC
MIMI 369	NMC1072949	Sleeper Mining Company LLC

A-12 RSI(RNO)-M0144.21001 REV 5

Claim Name	BLM Serial No	Owner
MIMI 370	NMC1072950	Sleeper Mining Company LLC
MIMI 371	NMC1072951	Sleeper Mining Company LLC
MIMI 372	NMC1072952	Sleeper Mining Company LLC
MIMI 373	NMC1072953	Sleeper Mining Company LLC
MIMI 374	NMC1072954	Sleeper Mining Company LLC
MIMI 375	NMC1072955	Sleeper Mining Company LLC
MIMI 376	NMC1072956	Sleeper Mining Company LLC
MIMI 377	NMC1072957	Sleeper Mining Company LLC
MIMI 378	NMC1072958	Sleeper Mining Company LLC
MIMI 379	NMC1072959	Sleeper Mining Company LLC
MIMI 380	NMC1072960	Sleeper Mining Company LLC
MIMI 381	NMC1072961	Sleeper Mining Company LLC
MIMI 382	NMC1072962	Sleeper Mining Company LLC
MIMI 383	NMC1072963	Sleeper Mining Company LLC
MIMI 384	NMC1072964	Sleeper Mining Company LLC
MIMI 385	NMC1072965	Sleeper Mining Company LLC
MIMI 386	NMC1072966	Sleeper Mining Company LLC
MIMI 387	NMC1072967	Sleeper Mining Company LLC
MIMI 388	NMC1072968	Sleeper Mining Company LLC
MIMI 389	NMC1072969	Sleeper Mining Company LLC
MIMI 390	NMC1072970	Sleeper Mining Company LLC
MIMI 391	NMC1072971	Sleeper Mining Company LLC
MIMI 392	NMC1072972	Sleeper Mining Company LLC
MIMI 393	NMC1072973	Sleeper Mining Company LLC
MIMI 394	NMC1072974	Sleeper Mining Company LLC
MIMI 395	NMC1072975	Sleeper Mining Company LLC
MIMI 396	NMC1072976	Sleeper Mining Company LLC
MIMI 397	NMC1072977	Sleeper Mining Company LLC
MIMI 398	NMC1072978	Sleeper Mining Company LLC
MIMI 399	NMC1072979	Sleeper Mining Company LLC
MIMI 400	NMC1072980	Sleeper Mining Company LLC
MIMI 401	NMC1072981	Sleeper Mining Company LLC
MIMI 402	NMC1072982	Sleeper Mining Company LLC
MIMI 403	NMC1072983	Sleeper Mining Company LLC
MIMI 404	NMC1072984	Sleeper Mining Company LLC
MIMI 405	NMC1072985	Sleeper Mining Company LLC
MIMI 406	NMC1072986	Sleeper Mining Company LLC
MIMI 407	NMC1072987	Sleeper Mining Company LLC
MIMI 408	NMC1072988	Sleeper Mining Company LLC
MIMI 409	NMC1072989	Sleeper Mining Company LLC

A-13 RSI(RNO)-M0144.21001 REV 5

Claim Name	BLM Serial No	Owner
MIMI 410	NMC1072990	Sleeper Mining Company LLC
MIMI 411	NMC1072991	Sleeper Mining Company LLC
MIMI 412	NMC1072992	Sleeper Mining Company LLC
MIMI 413	NMC1072993	Sleeper Mining Company LLC
MIMI 414	NMC1072994	Sleeper Mining Company LLC
MIMI 415	NMC1072995	Sleeper Mining Company LLC
MIMI 416	NMC1072996	Sleeper Mining Company LLC
MIMI 417	NMC1072997	Sleeper Mining Company LLC
MIMI 418	NMC1072998	Sleeper Mining Company LLC
MIMI 419	NMC1072999	Sleeper Mining Company LLC
MIMI 420	NMC1073000	Sleeper Mining Company LLC
MIMI 421	NMC1073001	Sleeper Mining Company LLC
MIMI 422	NMC1073002	Sleeper Mining Company LLC
MIMI 423	NMC1073003	Sleeper Mining Company LLC
MIMI 424	NMC1073004	Sleeper Mining Company LLC
MIMI 425	NMC1073005	Sleeper Mining Company LLC
MIMI 426	NMC1073006	Sleeper Mining Company LLC
MIMI 427	NMC1073007	Sleeper Mining Company LLC
MIMI 428	NMC1073008	Sleeper Mining Company LLC
MIMI 429	NMC1073009	Sleeper Mining Company LLC
MIMI 430	NMC1073010	Sleeper Mining Company LLC
MIMI 431	NMC1073011	Sleeper Mining Company LLC
MIMI 432	NMC1073012	Sleeper Mining Company LLC
MIMI 433	NMC1073013	Sleeper Mining Company LLC
MIMI 434	NMC1073014	Sleeper Mining Company LLC
MIMI 435	NMC1073015	Sleeper Mining Company LLC
MIMI 436	NMC1073016	Sleeper Mining Company LLC
MIMI 437	NMC1073017	Sleeper Mining Company LLC
MIMI 438	NMC1073018	Sleeper Mining Company LLC
MIMI 439	NMC1073019	Sleeper Mining Company LLC
MIMI 440	NMC1073020	Sleeper Mining Company LLC
MIMI 441	NMC1073021	Sleeper Mining Company LLC
MIMI 442	NMC1073022	Sleeper Mining Company LLC
MIMI 443	NMC1073023	Sleeper Mining Company LLC
MIMI 444	NMC1073024	Sleeper Mining Company LLC
MIMI 445	NMC1073025	Sleeper Mining Company LLC
MIMI 446	NMC1073026	Sleeper Mining Company LLC
MIMI 447	NMC1073027	Sleeper Mining Company LLC
MIMI 448	NMC1073028	Sleeper Mining Company LLC
MIMI 449	NMC1073029	Sleeper Mining Company LLC

A-14 RSI(RNO)-M0144.21001 REV 5

Claim Name	BLM Serial No	Owner
MIMI 450	NMC1073030	Sleeper Mining Company LLC
MIMI 451	NMC1073031	Sleeper Mining Company LLC
MIMI 452	NMC1073032	Sleeper Mining Company LLC
MIMI 453	NMC1073033	Sleeper Mining Company LLC
MIMI 454	NMC1073034	Sleeper Mining Company LLC
MIMI 455	NMC1073035	Sleeper Mining Company LLC
MIMI 456	NMC1073036	Sleeper Mining Company LLC
MIMI 457	NMC1073037	Sleeper Mining Company LLC
MIMI 458	NMC1073038	Sleeper Mining Company LLC
MIMI 459	NMC1073039	Sleeper Mining Company LLC
MIMI 460	NMC1073040	Sleeper Mining Company LLC
MIMI 461	NMC1073041	Sleeper Mining Company LLC
MIMI 462	NMC1073042	Sleeper Mining Company LLC
MIMI 463	NMC1073043	Sleeper Mining Company LLC
MIMI 464	NMC1073044	Sleeper Mining Company LLC
MIMI 465	NMC1073045	Sleeper Mining Company LLC
MIMI 466	NMC1073046	Sleeper Mining Company LLC
MIMI 467	NMC1073047	Sleeper Mining Company LLC
MIMI 468	NMC1073048	Sleeper Mining Company LLC
MIMI 469	NMC1073049	Sleeper Mining Company LLC
MIMI 470	NMC1073050	Sleeper Mining Company LLC
MIMI 471	NMC1073051	Sleeper Mining Company LLC
MIMI 472	NMC1073052	Sleeper Mining Company LLC
MIMI 473	NMC1073053	Sleeper Mining Company LLC
MIMI 474	NMC1073054	Sleeper Mining Company LLC
MIMI 475	NMC1073055	Sleeper Mining Company LLC
MIMI 476	NMC1073056	Sleeper Mining Company LLC
MIMI 477	NMC1073057	Sleeper Mining Company LLC
MIMI 478	NMC1073058	Sleeper Mining Company LLC
MIMI 479	NMC1073059	Sleeper Mining Company LLC
MIMI 480	NMC1073060	Sleeper Mining Company LLC
MIMI 481	NMC1073061	Sleeper Mining Company LLC
MIMI 482	NMC1073062	Sleeper Mining Company LLC
MIMI 483	NMC1073063	Sleeper Mining Company LLC
MIMI 484	NMC1073064	Sleeper Mining Company LLC
MIMI 485	NMC1073065	Sleeper Mining Company LLC
MIMI 486	NMC1073066	Sleeper Mining Company LLC
MIMI 487	NMC1073067	Sleeper Mining Company LLC
MIMI 488	NMC1073068	Sleeper Mining Company LLC
MIMI 489	NMC1073069	Sleeper Mining Company LLC

A-15 RSI(RNO)-M0144.21001 REV 5

Claim Name	BLM Serial No	Owner
MIMI 490	NMC1073070	Sleeper Mining Company LLC
MIMI 491	NMC1073071	Sleeper Mining Company LLC
MIMI 492	NMC1073072	Sleeper Mining Company LLC
MIMI 493	NMC1073073	Sleeper Mining Company LLC
MIMI 494	NMC1073074	Sleeper Mining Company LLC
MIMI 495	NMC1073075	Sleeper Mining Company LLC
MIMI 496	NMC1073076	Sleeper Mining Company LLC
MIMI 497	NMC1073077	Sleeper Mining Company LLC
MIMI 498	NMC1073078	Sleeper Mining Company LLC
MIMI 499	NMC1073079	Sleeper Mining Company LLC
MIMI 500	NMC1073080	Sleeper Mining Company LLC
MIMI 501	NMC1073081	Sleeper Mining Company LLC
MIMI 502	NMC1073082	Sleeper Mining Company LLC
MIMI 503	NMC1073083	Sleeper Mining Company LLC
MIMI 504	NMC1073084	Sleeper Mining Company LLC
MIMI 505	NMC1073085	Sleeper Mining Company LLC
MIMI 506	NMC1073086	Sleeper Mining Company LLC
MIMI 507	NMC1073087	Sleeper Mining Company LLC
MIMI 508	NMC1073088	Sleeper Mining Company LLC
MIMI 509	NMC1073089	Sleeper Mining Company LLC
MIMI 510	NMC1073090	Sleeper Mining Company LLC
MIMI 511	NMC1073091	Sleeper Mining Company LLC
MIMI 512	NMC1073092	Sleeper Mining Company LLC
MIMI 513	NMC1073093	Sleeper Mining Company LLC
MIMI 514	NMC1073094	Sleeper Mining Company LLC
MIMI 515	NMC1073095	Sleeper Mining Company LLC
MIMI 516	NMC1073096	Sleeper Mining Company LLC
MIMI 517	NMC1073097	Sleeper Mining Company LLC
MIMI 518	NMC1073098	Sleeper Mining Company LLC
MIMI 519	NMC1073099	Sleeper Mining Company LLC
MIMI 520	NMC1073100	Sleeper Mining Company LLC
MIMI 521	NMC1073101	Sleeper Mining Company LLC
MIMI 522	NMC1073102	Sleeper Mining Company LLC
MIMI 523	NMC1073103	Sleeper Mining Company LLC
MIMI 524	NMC1073104	Sleeper Mining Company LLC
MIMI 525	NMC1073105	Sleeper Mining Company LLC
MIMI 526	NMC1073106	Sleeper Mining Company LLC
MIMI 527	NMC1073107	Sleeper Mining Company LLC
MIMI 528	NMC1073108	Sleeper Mining Company LLC
MIMI 529	NMC1073109	Sleeper Mining Company LLC

A-16 RSI(RNO)-M0144.21001 REV 5

Claim Name	BLM Serial No	Owner
MIMI 530	NMC1073110	Sleeper Mining Company LLC
MIMI 531	NMC1073111	Sleeper Mining Company LLC
MIMI 532	NMC1073112	Sleeper Mining Company LLC
MIMI 533	NMC1073113	Sleeper Mining Company LLC
MIMI 534	NMC1073114	Sleeper Mining Company LLC
MIMI 535	NMC1073115	Sleeper Mining Company LLC
MIMI 536	NMC1073116	Sleeper Mining Company LLC
MIMI 537	NMC1073117	Sleeper Mining Company LLC
MIMI 538	NMC1073118	Sleeper Mining Company LLC
MIMI 539	NMC1073119	Sleeper Mining Company LLC
MIMI 540	NMC1073120	Sleeper Mining Company LLC
MIMI 541	NMC1073121	Sleeper Mining Company LLC
MIMI 542	NMC1073122	Sleeper Mining Company LLC
MIMI 543	NMC1073123	Sleeper Mining Company LLC
MIMI 544	NMC1073124	Sleeper Mining Company LLC
MIMI 545	NMC1073125	Sleeper Mining Company LLC
MIMI 546	NMC1073126	Sleeper Mining Company LLC
MIMI 547	NMC1073127	Sleeper Mining Company LLC
MIMI 548	NMC1073128	Sleeper Mining Company LLC
MIMI 549	NMC1073129	Sleeper Mining Company LLC
MIMI 550	NMC1073130	Sleeper Mining Company LLC
MIMI 551	NMC1073131	Sleeper Mining Company LLC
MIMI 552	NMC1073132	Sleeper Mining Company LLC
MIMI 553	NMC1073133	Sleeper Mining Company LLC
MIMI 554	NMC1073134	Sleeper Mining Company LLC
MIMI 555	NMC1073135	Sleeper Mining Company LLC
MIMI 556	NMC1073136	Sleeper Mining Company LLC
MIMI 557	NMC1073137	Sleeper Mining Company LLC
MIMI 558	NMC1073138	Sleeper Mining Company LLC
MIMI 559	NMC1073139	Sleeper Mining Company LLC
MIMI 560	NMC1073140	Sleeper Mining Company LLC
MIMI 561	NMC1073141	Sleeper Mining Company LLC
MIMI 562	NMC1073142	Sleeper Mining Company LLC
MIMI 563	NMC1073143	Sleeper Mining Company LLC
MIMI 564	NMC1073144	Sleeper Mining Company LLC
MIMI 565	NMC1073145	Sleeper Mining Company LLC
MIMI 566	NMC1073146	Sleeper Mining Company LLC
MIMI 567	NMC1073147	Sleeper Mining Company LLC
MIMI 568	NMC1073148	Sleeper Mining Company LLC
MIMI 569	NMC1073149	Sleeper Mining Company LLC

A-17 RSI(RNO)-M0144.21001 REV 5

Claim Name	BLM Serial No	Owner
MIMI 570	NMC1073150	Sleeper Mining Company LLC
MIMI 571	NMC1073151	Sleeper Mining Company LLC
MIMI 572	NMC1073152	Sleeper Mining Company LLC
MIMI 573	NMC1073153	Sleeper Mining Company LLC
MIMI 574	NMC1073154	Sleeper Mining Company LLC
MIMI 575	NMC1073155	Sleeper Mining Company LLC
MIMI 576	NMC1073156	Sleeper Mining Company LLC
MIMI 577	NMC1073157	Sleeper Mining Company LLC
MIMI 578	NMC1073158	Sleeper Mining Company LLC
MIMI 579	NMC1073159	Sleeper Mining Company LLC
MIMI 580	NMC1073160	Sleeper Mining Company LLC
MIMI 581	NMC1073161	Sleeper Mining Company LLC
MIMI 582	NMC1073162	Sleeper Mining Company LLC
MIMI 583	NMC1073163	Sleeper Mining Company LLC
MIMI 584	NMC1073164	Sleeper Mining Company LLC
MIMI 585	NMC1073165	Sleeper Mining Company LLC
MIMI 586	NMC1073166	Sleeper Mining Company LLC
MIMI 587	NMC1073167	Sleeper Mining Company LLC
MIMI 588	NMC1073168	Sleeper Mining Company LLC
MIMI 589	NMC1073169	Sleeper Mining Company LLC
MIMI 590	NMC1073170	Sleeper Mining Company LLC
MIMI 591	NMC1073171	Sleeper Mining Company LLC
MIMI 592	NMC1073172	Sleeper Mining Company LLC
MIMI 593	NMC1073173	Sleeper Mining Company LLC
MIMI 594	NMC1073174	Sleeper Mining Company LLC
MIMI 595	NMC1073175	Sleeper Mining Company LLC
MIMI 596	NMC1073176	Sleeper Mining Company LLC
MIMI 597	NMC1073177	Sleeper Mining Company LLC
MIMI 598	NMC1073178	Sleeper Mining Company LLC
MIMI 599	NMC1073179	Sleeper Mining Company LLC
MIMI 600	NMC1073180	Sleeper Mining Company LLC
MIMI 601	NMC1073181	Sleeper Mining Company LLC
MIMI 602	NMC1073182	Sleeper Mining Company LLC
MIMI 603	NMC1073183	Sleeper Mining Company LLC
MIMI 604	NMC1073184	Sleeper Mining Company LLC
MIMI 605	NMC1073185	Sleeper Mining Company LLC
MIMI 606	NMC1073186	Sleeper Mining Company LLC
MIMI 607	NMC1073187	Sleeper Mining Company LLC
MIMI 608	NMC1073188	Sleeper Mining Company LLC
MIMI 609	NMC1073189	Sleeper Mining Company LLC

A-18 RSI(RNO)-M0144.21001 REV 5

Claim Name	BLM Serial No	Owner
MIMI 610	NMC1073190	Sleeper Mining Company LLC
MIMI 611	NMC1073191	Sleeper Mining Company LLC
MIMI 612	NMC1073192	Sleeper Mining Company LLC
MIMI 613	NMC1073193	Sleeper Mining Company LLC
MIMI 614	NMC1073194	Sleeper Mining Company LLC
MIMI 615	NMC1073195	Sleeper Mining Company LLC
MIMI 616	NMC1073196	Sleeper Mining Company LLC
MIMI 617	NMC1073197	Sleeper Mining Company LLC
MIMI 618	NMC1073198	Sleeper Mining Company LLC
MIMI 619	NMC1073199	Sleeper Mining Company LLC
MIMI 620	NMC1073200	Sleeper Mining Company LLC
MIMI 621	NMC1073201	Sleeper Mining Company LLC
MIMI 622	NMC1073202	Sleeper Mining Company LLC
MIMI 623	NMC1073203	Sleeper Mining Company LLC
MIMI 624	NMC1073204	Sleeper Mining Company LLC
MIMI 625	NMC1073205	Sleeper Mining Company LLC
MIMI 626	NMC1073206	Sleeper Mining Company LLC
MIMI 627	NMC1073207	Sleeper Mining Company LLC
MIMI 628	NMC1073208	Sleeper Mining Company LLC
MIMI 629	NMC1073209	Sleeper Mining Company LLC
MIMI 630	NMC1073210	Sleeper Mining Company LLC
MIMI 631	NMC1073211	Sleeper Mining Company LLC
MIMI 632	NMC1073212	Sleeper Mining Company LLC
MIMI 633	NMC1073213	Sleeper Mining Company LLC
MIMI 634	NMC1073214	Sleeper Mining Company LLC
MIMI 635	NMC1073215	Sleeper Mining Company LLC
MIMI 636	NMC1073216	Sleeper Mining Company LLC
MIMI 637	NMC1073217	Sleeper Mining Company LLC
MIMI 638	NMC1073218	Sleeper Mining Company LLC
MIMI 639	NMC1073219	Sleeper Mining Company LLC
MIMI 640	NMC1073220	Sleeper Mining Company LLC
MIMI 641	NMC1073221	Sleeper Mining Company LLC
MIMI 642	NMC1073222	Sleeper Mining Company LLC
MIMI 643	NMC1073223	Sleeper Mining Company LLC
MIMI 644	NMC1073224	Sleeper Mining Company LLC
MIMI 645	NMC1073225	Sleeper Mining Company LLC
MIMI 646	NMC1073226	Sleeper Mining Company LLC
MIMI 647	NMC1073227	Sleeper Mining Company LLC
MIMI 648	NMC1073228	Sleeper Mining Company LLC
MIMI 649	NMC1073229	Sleeper Mining Company LLC

A-19 RSI(RNO)-M0144.21001 REV 5

Claim Name	BLM Serial No	Owner
MIMI 650	NMC1073230	Sleeper Mining Company LLC
MIMI 651	NMC1073231	Sleeper Mining Company LLC
MIMI 652	NMC1073232	Sleeper Mining Company LLC
MIMI 653	NMC1073233	Sleeper Mining Company LLC
MIMI 654	NMC1073234	Sleeper Mining Company LLC
MIMI 655	NMC1073235	Sleeper Mining Company LLC
MIMI 656	NMC1073236	Sleeper Mining Company LLC
MIMI 657	NMC1073237	Sleeper Mining Company LLC
MIMI 658	NMC1073238	Sleeper Mining Company LLC
MIMI 659	NMC1073239	Sleeper Mining Company LLC
MIMI 660	NMC1073240	Sleeper Mining Company LLC
MIMI 661	NMC1073241	Sleeper Mining Company LLC
MIMI 662	NMC1073242	Sleeper Mining Company LLC
MIMI 663	NMC1073243	Sleeper Mining Company LLC
MIMI 664	NMC1073244	Sleeper Mining Company LLC
MIMI 665	NMC1073245	Sleeper Mining Company LLC
MIMI 666	NMC1073246	Sleeper Mining Company LLC
MIMI 667	NMC1073247	Sleeper Mining Company LLC
MIMI 668	NMC1073248	Sleeper Mining Company LLC
MIMI 669	NMC1073249	Sleeper Mining Company LLC
MIMI 670	NMC1073250	Sleeper Mining Company LLC
MIMI 671	NMC1073251	Sleeper Mining Company LLC
MIMI 672	NMC1073252	Sleeper Mining Company LLC
MIMI 673	NMC1073253	Sleeper Mining Company LLC
MIMI 674	NMC1073254	Sleeper Mining Company LLC
MIMI 675	NMC1073255	Sleeper Mining Company LLC
MIMI 676	NMC1073256	Sleeper Mining Company LLC
MIMI 677	NMC1073257	Sleeper Mining Company LLC
MIMI 678	NMC1073258	Sleeper Mining Company LLC
MIMI 679	NMC1073259	Sleeper Mining Company LLC
MIMI 680	NMC1073260	Sleeper Mining Company LLC
MIMI 681	NMC1073261	Sleeper Mining Company LLC
MIMI 682	NMC1073262	Sleeper Mining Company LLC
MIMI 683	NMC1073263	Sleeper Mining Company LLC
MIMI 684	NMC1073264	Sleeper Mining Company LLC
MIMI 685	NMC1073265	Sleeper Mining Company LLC
MIMI 686	NMC1073266	Sleeper Mining Company LLC
MIMI 687	NMC1073267	Sleeper Mining Company LLC
MIMI 688	NMC1073268	Sleeper Mining Company LLC
MIMI 689	NMC1073269	Sleeper Mining Company LLC

A-20 RSI(RNO)-M0144.21001 REV 5

Claim Name	BLM Serial No	Owner
MIMI 690	NMC1073270	Sleeper Mining Company LLC
MIMI 691	NMC1073271	Sleeper Mining Company LLC
MIMI 692	NMC1073272	Sleeper Mining Company LLC
MIMI 693	NMC1073273	Sleeper Mining Company LLC
MIMI 694	NMC1073274	Sleeper Mining Company LLC
MIMI 695	NMC1073275	Sleeper Mining Company LLC
MIMI 696	NMC1073276	Sleeper Mining Company LLC
MIMI 697	NMC1073277	Sleeper Mining Company LLC
MIMI 698	NMC1073278	Sleeper Mining Company LLC
MIMI 699	NMC1073279	Sleeper Mining Company LLC
MIMI 700	NMC1073280	Sleeper Mining Company LLC
MIMI 701	NMC1073281	Sleeper Mining Company LLC
MIMI 702	NMC1073282	Sleeper Mining Company LLC
MIMI 703	NMC1073283	Sleeper Mining Company LLC
MIMI 704	NMC1073284	Sleeper Mining Company LLC
MIMI 705	NMC1073285	Sleeper Mining Company LLC
MIMI 706	NMC1073286	Sleeper Mining Company LLC
MIMI 707	NMC1073287	Sleeper Mining Company LLC
MIMI 708	NMC1073288	Sleeper Mining Company LLC
MIMI 709	NMC1073289	Sleeper Mining Company LLC
MIMI 710	NMC1073290	Sleeper Mining Company LLC
MIMI 711	NMC1073291	Sleeper Mining Company LLC
MIMI 712	NMC1073292	Sleeper Mining Company LLC
MIMI 713	NMC1073293	Sleeper Mining Company LLC
MIMI 714	NMC1073294	Sleeper Mining Company LLC
MIMI 715	NMC1073295	Sleeper Mining Company LLC
MIMI 716	NMC1073296	Sleeper Mining Company LLC
MIMI 717	NMC1073297	Sleeper Mining Company LLC
MIMI 718	NMC1073298	Sleeper Mining Company LLC
MIMI 719	NMC1073299	Sleeper Mining Company LLC
MIMI 720	NMC1073300	Sleeper Mining Company LLC
MIMI 721	NMC1073301	Sleeper Mining Company LLC
MIMI 722	NMC1073302	Sleeper Mining Company LLC
MIMI 723	NMC1073303	Sleeper Mining Company LLC
MIMI 724	NMC1073304	Sleeper Mining Company LLC
MIMI 725	NMC1073305	Sleeper Mining Company LLC
MIMI 726	NMC1073306	Sleeper Mining Company LLC
MIMI 727	NMC1073307	Sleeper Mining Company LLC
MIMI 728	NMC1073308	Sleeper Mining Company LLC
MIMI 729	NMC1073309	Sleeper Mining Company LLC

A-21 RSI(RNO)-M0144.21001 REV 5

Claim Name	BLM Serial No	Owner
MIMI 730	NMC1073310	Sleeper Mining Company LLC
MIMI 731	NMC1073311	Sleeper Mining Company LLC
MIMI 732	NMC1073312	Sleeper Mining Company LLC
MIMI 733	NMC1073313	Sleeper Mining Company LLC
MIMI 734	NMC1073314	Sleeper Mining Company LLC
MIMI 735	NMC1073315	Sleeper Mining Company LLC
MIMI 736	NMC1073316	Sleeper Mining Company LLC
MIMI 737	NMC1073317	Sleeper Mining Company LLC
MIMI 738	NMC1073318	Sleeper Mining Company LLC
MIMI 739	NMC1073319	Sleeper Mining Company LLC
MIMI 740	NMC1073320	Sleeper Mining Company LLC
MIMI 741	NMC1073321	Sleeper Mining Company LLC
MIMI 742	NMC1073322	Sleeper Mining Company LLC
MIMI 743	NMC1073323	Sleeper Mining Company LLC
MIMI 744	NMC1073324	Sleeper Mining Company LLC
MIMI 745	NMC1073325	Sleeper Mining Company LLC
MIMI 746	NMC1073326	Sleeper Mining Company LLC
MIMI 747	NMC1073327	Sleeper Mining Company LLC
MIMI 748	NMC1073328	Sleeper Mining Company LLC
MIMI 749	NMC1073329	Sleeper Mining Company LLC
MIMI 750	NMC1073330	Sleeper Mining Company LLC
MIMI 751	NMC1073331	Sleeper Mining Company LLC
MIMI 752	NMC1073332	Sleeper Mining Company LLC
MIMI 753	NMC1073333	Sleeper Mining Company LLC
MIMI 754	NMC1073334	Sleeper Mining Company LLC
MIMI 755	NMC1073335	Sleeper Mining Company LLC
MIMI 756	NMC1073336	Sleeper Mining Company LLC
MIMI 757	NMC1073337	Sleeper Mining Company LLC
MIMI 758	NMC1073338	Sleeper Mining Company LLC
MIMI 759	NMC1073339	Sleeper Mining Company LLC
MIMI 760	NMC1073340	Sleeper Mining Company LLC
MIMI 761	NMC1073341	Sleeper Mining Company LLC
MIMI 762	NMC1073342	Sleeper Mining Company LLC
MIMI 763	NMC1073343	Sleeper Mining Company LLC
MIMI 764	NMC1073344	Sleeper Mining Company LLC
MIMI 765	NMC1073345	Sleeper Mining Company LLC
MIMI 766	NMC1073346	Sleeper Mining Company LLC
MIMI 767	NMC1073347	Sleeper Mining Company LLC
MIMI 768	NMC1073348	Sleeper Mining Company LLC
MIMI 769	NMC1073349	Sleeper Mining Company LLC

A-22 RSI(RNO)-M0144.21001 REV 5

Claim Name	BLM Serial No	Owner
MIMI 770	NMC1073350	Sleeper Mining Company LLC
MIMI 771	NMC1073351	Sleeper Mining Company LLC
MIMI 772	NMC1073352	Sleeper Mining Company LLC
MIMI 773	NMC1073353	Sleeper Mining Company LLC
MIMI 774	NMC1073354	Sleeper Mining Company LLC
MIMI 775	NMC1073355	Sleeper Mining Company LLC
MIMI 776	NMC1073356	Sleeper Mining Company LLC
MIMI 777	NMC1073357	Sleeper Mining Company LLC
MIMI 778	NMC1073358	Sleeper Mining Company LLC
MIMI 779	NMC1073359	Sleeper Mining Company LLC
MIMI 780	NMC1073360	Sleeper Mining Company LLC
MIMI 786	NMC1073361	Sleeper Mining Company LLC
MIMI 787	NMC1073362	Sleeper Mining Company LLC
MIMI 788	NMC1073363	Sleeper Mining Company LLC
MIMI 789	NMC1073364	Sleeper Mining Company LLC
MIMI 790	NMC1073365	Sleeper Mining Company LLC
MIMI 791	NMC1073366	Sleeper Mining Company LLC
MIMI 792	NMC1073367	Sleeper Mining Company LLC
MIMI 793	NMC1073368	Sleeper Mining Company LLC
MIMI 794	NMC1073369	Sleeper Mining Company LLC
MIMI 795	NMC1073370	Sleeper Mining Company LLC
MIMI 796	NMC1073371	Sleeper Mining Company LLC
MIMI 797	NMC1073372	Sleeper Mining Company LLC
MIMI 798	NMC1073373	Sleeper Mining Company LLC
MIMI 799	NMC1073374	Sleeper Mining Company LLC
MIMI 800	NMC1073375	Sleeper Mining Company LLC
MIMI 801	NMC1073376	Sleeper Mining Company LLC
MIMI 802	NMC1073377	Sleeper Mining Company LLC
MIMI 803	NMC1073378	Sleeper Mining Company LLC
MIMI 804	NMC1073379	Sleeper Mining Company LLC
MIMI 805	NMC1073380	Sleeper Mining Company LLC
MIMI 806	NMC1073381	Sleeper Mining Company LLC
MIMI 807	NMC1073382	Sleeper Mining Company LLC
MIMI 808	NMC1073383	Sleeper Mining Company LLC
MIMI 809	NMC1073384	Sleeper Mining Company LLC
MIMI 810	NMC1073385	Sleeper Mining Company LLC
MIMI 811	NMC1073386	Sleeper Mining Company LLC
MIMI 812	NMC1073387	Sleeper Mining Company LLC
MIMI 813	NMC1073388	Sleeper Mining Company LLC
MIMI 814	NMC1073389	Sleeper Mining Company LLC

A-23 RSI(RNO)-M0144.21001 REV 5

Claim Name	BLM Serial No	Owner
MIMI 815	NMC1073390	Sleeper Mining Company LLC
MIMI 816	NMC1073391	Sleeper Mining Company LLC
MIMI 817	NMC1073392	Sleeper Mining Company LLC
MIMI 818	NMC1073393	Sleeper Mining Company LLC
MIMI 819	NMC1073394	Sleeper Mining Company LLC
MIMI 820	NMC1073395	Sleeper Mining Company LLC
MIMI 821	NMC1073396	Sleeper Mining Company LLC
MIMI 822	NMC1073397	Sleeper Mining Company LLC
MIMI 823	NMC1073398	Sleeper Mining Company LLC
MIMI 824	NMC1073399	Sleeper Mining Company LLC
MIMI 825	NMC1073400	Sleeper Mining Company LLC
MIMI 826	NMC1073401	Sleeper Mining Company LLC
MIMI 827	NMC1073402	Sleeper Mining Company LLC
MIMI 828	NMC1073403	Sleeper Mining Company LLC
MIMI 829	NMC1073404	Sleeper Mining Company LLC
MIMI 830	NMC1073405	Sleeper Mining Company LLC
MIMI 831	NMC1073406	Sleeper Mining Company LLC
MIMI 832	NMC1073407	Sleeper Mining Company LLC
MIMI 833	NMC1073408	Sleeper Mining Company LLC
MIMI 834	NMC1073409	Sleeper Mining Company LLC
MIMI 835	NMC1073410	Sleeper Mining Company LLC
MIMI 836	NMC1073411	Sleeper Mining Company LLC
MIMI 837	NMC1073412	Sleeper Mining Company LLC
MIMI 838	NMC1073413	Sleeper Mining Company LLC
MIMI 839	NMC1073414	Sleeper Mining Company LLC
MIMI 840	NMC1073415	Sleeper Mining Company LLC
MIMI 841	NMC1073416	Sleeper Mining Company LLC
MIMI 842	NMC1073417	Sleeper Mining Company LLC
MIMI 843	NMC1073418	Sleeper Mining Company LLC
MIMI 844	NMC1073419	Sleeper Mining Company LLC
MIMI 845	NMC1073420	Sleeper Mining Company LLC
MIMI 846	NMC1073421	Sleeper Mining Company LLC
MIMI 847	NMC1073422	Sleeper Mining Company LLC
MIMI 848	NMC1073423	Sleeper Mining Company LLC
MIMI 849	NMC1073424	Sleeper Mining Company LLC
MIMI 850	NMC1073425	Sleeper Mining Company LLC
MIMI 851	NMC1073426	Sleeper Mining Company LLC
MIMI 852	NMC1073427	Sleeper Mining Company LLC
MIMI 853	NMC1073428	Sleeper Mining Company LLC
MIMI 854	NMC1073429	Sleeper Mining Company LLC

A-24 RSI(RNO)-M0144.21001 REV 5

Claim Name	BLM Serial No	Owner
MIMI 855	NMC1073430	Sleeper Mining Company LLC
MIMI 856	NMC1073431	Sleeper Mining Company LLC
MIMI 857	NMC1073432	Sleeper Mining Company LLC
MIMI 858	NMC1073433	Sleeper Mining Company LLC
MIMI 859	NMC1073434	Sleeper Mining Company LLC
MIMI 860	NMC1073435	Sleeper Mining Company LLC
MIMI 861	NMC1073436	Sleeper Mining Company LLC
MIMI 862	NMC1073437	Sleeper Mining Company LLC
MIMI 863	NMC1073438	Sleeper Mining Company LLC
MIMI 864	NMC1073439	Sleeper Mining Company LLC
MIMI 865	NMC1073440	Sleeper Mining Company LLC
MIMI 866	NMC1073441	Sleeper Mining Company LLC
MIMI 867	NMC1073442	Sleeper Mining Company LLC
MIMI 868	NMC1073443	Sleeper Mining Company LLC
MIMI 869	NMC1073444	Sleeper Mining Company LLC
MIMI 870	NMC1073445	Sleeper Mining Company LLC
MIMI 871	NMC1073446	Sleeper Mining Company LLC
MIMI 872	NMC1073447	Sleeper Mining Company LLC
MIMI 873	NMC1073448	Sleeper Mining Company LLC
MIMI 874	NMC1073449	Sleeper Mining Company LLC
MIMI 875	NMC1073450	Sleeper Mining Company LLC
MIMI 876	NMC1073451	Sleeper Mining Company LLC
MIMI 877	NMC1073452	Sleeper Mining Company LLC
MIMI 878	NMC1073453	Sleeper Mining Company LLC
MIMI 879	NMC1073454	Sleeper Mining Company LLC
MIMI 880	NMC1073455	Sleeper Mining Company LLC
MIMI 881	NMC1073456	Sleeper Mining Company LLC
MIMI 882	NMC1073457	Sleeper Mining Company LLC
MIMI 883	NMC1073458	Sleeper Mining Company LLC
MIMI 884	NMC1073459	Sleeper Mining Company LLC
MIMI 885	NMC1073460	Sleeper Mining Company LLC
MIMI 886	NMC1073461	Sleeper Mining Company LLC
MIMI 887	NMC1073462	Sleeper Mining Company LLC
MIMI 888	NMC1073463	Sleeper Mining Company LLC
MIMI 889	NMC1073464	Sleeper Mining Company LLC
MIMI 890	NMC1073465	Sleeper Mining Company LLC
MIMI 891	NMC1073466	Sleeper Mining Company LLC
MIMI 892	NMC1073467	Sleeper Mining Company LLC
MIMI 893	NMC1073468	Sleeper Mining Company LLC
MIMI 894	NMC1073469	Sleeper Mining Company LLC

A-25 RSI(RNO)-M0144.21001 REV 5

Claim Name	BLM Serial No	Owner
MIMI 895	NMC1073470	Sleeper Mining Company LLC
MIMI 896	NMC1073471	Sleeper Mining Company LLC
MIMI 897	NMC1073472	Sleeper Mining Company LLC
MIMI 898	NMC1073473	Sleeper Mining Company LLC
MIMI 899	NMC1073474	Sleeper Mining Company LLC
MIMI 900	NMC1073475	Sleeper Mining Company LLC
MIMI 901	NMC1073476	Sleeper Mining Company LLC
MIMI 902	NMC1073477	Sleeper Mining Company LLC
MIMI 903	NMC1073478	Sleeper Mining Company LLC
MIMI 904	NMC1073479	Sleeper Mining Company LLC
MIMI 905	NMC1073480	Sleeper Mining Company LLC
MIMI 906	NMC1073481	Sleeper Mining Company LLC
MIMI 907	NMC1073482	Sleeper Mining Company LLC
MIMI 908	NMC1073483	Sleeper Mining Company LLC
MIMI 909	NMC1073484	Sleeper Mining Company LLC
MIMI 910	NMC1073485	Sleeper Mining Company LLC
MIMI 911	NMC1073486	Sleeper Mining Company LLC
MIMI 912	NMC1073487	Sleeper Mining Company LLC
MIMI 913	NMC1073488	Sleeper Mining Company LLC
MIMI 914	NMC1073489	Sleeper Mining Company LLC
MIMI 915	NMC1073490	Sleeper Mining Company LLC
MIMI 916	NMC1073491	Sleeper Mining Company LLC
MIMI 917	NMC1073492	Sleeper Mining Company LLC
MIMI 918	NMC1073493	Sleeper Mining Company LLC
MIMI 919	NMC1073494	Sleeper Mining Company LLC
MIMI 920	NMC1073495	Sleeper Mining Company LLC
MIMI 921	NMC1073496	Sleeper Mining Company LLC
MIMI 922	NMC1073497	Sleeper Mining Company LLC
MIMI 923	NMC1073498	Sleeper Mining Company LLC
MIMI 924	NMC1073499	Sleeper Mining Company LLC
MIMI 925	NMC1073500	Sleeper Mining Company LLC
MIMI 926	NMC1073501	Sleeper Mining Company LLC
MIMI 927	NMC1073502	Sleeper Mining Company LLC
MIMI 928	NMC1073503	Sleeper Mining Company LLC
MIMI 929	NMC1073504	Sleeper Mining Company LLC
MIMI 930	NMC1073505	Sleeper Mining Company LLC
MIMI 931	NMC1073506	Sleeper Mining Company LLC
MIMI 932	NMC1073507	Sleeper Mining Company LLC
MIMI 933	NMC1073508	Sleeper Mining Company LLC
MIMI 934	NMC1073509	Sleeper Mining Company LLC

A-26 RSI(RNO)-M0144.21001 REV 5

Claim Name	BLM Serial No	Owner
MIMI 935	NMC1073510	Sleeper Mining Company LLC
MIMI 936	NMC1073511	Sleeper Mining Company LLC
MIMI 937	NMC1073512	Sleeper Mining Company LLC
MIMI 938	NMC1073513	Sleeper Mining Company LLC
MIMI 939	NMC1073514	Sleeper Mining Company LLC
MIMI 955	NMC1077567	Sleeper Mining Company LLC
MIMI 956	NMC1077568	Sleeper Mining Company LLC
MIMI 957	NMC1077569	Sleeper Mining Company LLC
MIMI 958	NMC1077570	Sleeper Mining Company LLC
MIMI 959	NMC1077571	Sleeper Mining Company LLC
MIMI 960	NMC1077572	Sleeper Mining Company LLC
MIMI 961	NMC1077573	Sleeper Mining Company LLC
MIMI 962	NMC1077574	Sleeper Mining Company LLC
MIMI 963	NMC1077575	Sleeper Mining Company LLC
MIMI 964	NMC1077576	Sleeper Mining Company LLC
MIMI 965	NMC1077577	Sleeper Mining Company LLC
MIMI 966	NMC1077578	Sleeper Mining Company LLC
MIMI 940	NMC1080362	Sleeper Mining Company LLC
MIMI 941	NMC1080363	Sleeper Mining Company LLC
MIMI 942	NMC1080364	Sleeper Mining Company LLC
MIMI 943	NMC1080365	Sleeper Mining Company LLC
MIMI 944	NMC1080366	Sleeper Mining Company LLC
MIMI 945	NMC1080367	Sleeper Mining Company LLC
MIMI 946	NMC1080368	Sleeper Mining Company LLC
MIMI 947	NMC1080369	Sleeper Mining Company LLC
MIMI 948	NMC1080370	Sleeper Mining Company LLC
MIMI 949	NMC1080371	Sleeper Mining Company LLC
MIMI 950	NMC1080372	Sleeper Mining Company LLC
MIMI 951	NMC1080373	Sleeper Mining Company LLC
MIMI 952	NMC1080374	Sleeper Mining Company LLC
MIMI 953	NMC1080375	Sleeper Mining Company LLC
MIMI 954	NMC1080376	Sleeper Mining Company LLC
ELECTRUM # 11	NMC235675	Sleeper Mining Company LLC
ELECTRUM # 12	NMC235676	Sleeper Mining Company LLC
ELECTRUM # 13	NMC235677	Sleeper Mining Company LLC
ELECTRUM # 21	NMC239887	Sleeper Mining Company LLC
ELECTRUM # 23	NMC239889	Sleeper Mining Company LLC
SLEEPER # 1	NMC250715	Sleeper Mining Company LLC
SLEEPER # 2	NMC250716	Sleeper Mining Company LLC
SLEEPER # 3	NMC250717	Sleeper Mining Company LLC

A-27 RSI(RNO)-M0144.21001 REV 5

Claim Name	BLM Serial No	Owner
SLEEPER # 4	NMC250718	Sleeper Mining Company LLC
SLEEPER # 5	NMC250719	Sleeper Mining Company LLC
SLEEPER # 6	NMC250720	Sleeper Mining Company LLC
SLEEPER # 7	NMC250721	Sleeper Mining Company LLC
SLEEPER # 8	NMC250722	Sleeper Mining Company LLC
SLEEPER # 9	NMC250723	Sleeper Mining Company LLC
SLEEPER # 10	NMC250724	Sleeper Mining Company LLC
SLEEPER # 11	NMC250725	Sleeper Mining Company LLC
SLEEPER # 12	NMC250726	Sleeper Mining Company LLC
SLEEPER # 13	NMC250727	Sleeper Mining Company LLC
SLEEPER # 14	NMC250728	Sleeper Mining Company LLC
SLEEPER # 15	NMC250729	Sleeper Mining Company LLC
SLEEPER # 16	NMC250730	Sleeper Mining Company LLC
SLEEPER # 17	NMC250731	Sleeper Mining Company LLC
SLEEPER # 18	NMC250732	Sleeper Mining Company LLC
SLEEPER # 19	NMC250733	Sleeper Mining Company LLC
SLEEPER # 20	NMC250734	Sleeper Mining Company LLC
SLEEPER # 21	NMC250735	Sleeper Mining Company LLC
SLEEPER # 22	NMC250736	Sleeper Mining Company LLC
SLEEPER # 23	NMC250737	Sleeper Mining Company LLC
SLEEPER # 24	NMC250738	Sleeper Mining Company LLC
SLEEPER # 25	NMC250739	Sleeper Mining Company LLC
SLEEPER # 26	NMC250740	Sleeper Mining Company LLC
SLEEPER # 27	NMC250741	Sleeper Mining Company LLC
SLEEPER # 28	NMC250742	Sleeper Mining Company LLC
SLEEPER # 29	NMC250743	Sleeper Mining Company LLC
SLEEPER # 30	NMC250744	Sleeper Mining Company LLC
SLEEPER # 31	NMC250745	Sleeper Mining Company LLC
SLEEPER # 32	NMC250746	Sleeper Mining Company LLC
SLEEPER # 33	NMC250747	Sleeper Mining Company LLC
SLEEPER # 34	NMC250748	Sleeper Mining Company LLC
SLEEPER # 35	NMC250749	Sleeper Mining Company LLC
SLEEPER # 36	NMC250750	Sleeper Mining Company LLC
SLEEPER # 37	NMC250751	Sleeper Mining Company LLC
SLEEPER # 38	NMC250752	Sleeper Mining Company LLC
SLEEPER # 39	NMC250753	Sleeper Mining Company LLC
SLEEPER # 40	NMC250754	Sleeper Mining Company LLC
SLEEPER # 41	NMC250755	Sleeper Mining Company LLC
SLEEPER # 42	NMC250756	Sleeper Mining Company LLC
SLEEPER # 43	NMC250757	Sleeper Mining Company LLC

A-28 RSI(RNO)-M0144.21001 REV 5

Claim Name	BLM Serial No	Owner
SLEEPER # 44	NMC250758	Sleeper Mining Company LLC
SLEEPER # 45	NMC250759	Sleeper Mining Company LLC
SLEEPER # 46	NMC250760	Sleeper Mining Company LLC
SLEEPER # 47	NMC250761	Sleeper Mining Company LLC
SLEEPER # 48	NMC250762	Sleeper Mining Company LLC
SLEEPER # 49	NMC250763	Sleeper Mining Company LLC
SLEEPER # 50	NMC250764	Sleeper Mining Company LLC
SLEEPER # 51	NMC250765	Sleeper Mining Company LLC
SLEEPER # 52	NMC250766	Sleeper Mining Company LLC
SLEEPER # 53	NMC250767	Sleeper Mining Company LLC
SLEEPER # 54	NMC250768	Sleeper Mining Company LLC
SLEEPER # 55	NMC250769	Sleeper Mining Company LLC
SLEEPER # 56	NMC250770	Sleeper Mining Company LLC
SLEEPER # 57	NMC250771	Sleeper Mining Company LLC
SLEEPER # 58	NMC250772	Sleeper Mining Company LLC
SLEEPER # 59	NMC250773	Sleeper Mining Company LLC
SLEEPER # 60	NMC250774	Sleeper Mining Company LLC
SLEEPER # 61	NMC250775	Sleeper Mining Company LLC
SLEEPER # 62	NMC250776	Sleeper Mining Company LLC
SLEEPER # 63	NMC250777	Sleeper Mining Company LLC
SLEEPER # 64	NMC250778	Sleeper Mining Company LLC
SLEEPER # 65	NMC250779	Sleeper Mining Company LLC
SLEEPER # 66	NMC250780	Sleeper Mining Company LLC
SLEEPER # 67	NMC250781	Sleeper Mining Company LLC
SLEEPER # 68	NMC250782	Sleeper Mining Company LLC
SLEEPER # 69	NMC250783	Sleeper Mining Company LLC
SLEEPER # 70	NMC250784	Sleeper Mining Company LLC
SLEEPER # 71	NMC250785	Sleeper Mining Company LLC
SLEEPER # 72	NMC250786	Sleeper Mining Company LLC
SLEEPER # 73	NMC250787	Sleeper Mining Company LLC
SLEEPER # 74	NMC250788	Sleeper Mining Company LLC
SLEEPER # 75	NMC250789	Sleeper Mining Company LLC
SLEEPER # 76	NMC250790	Sleeper Mining Company LLC
SLEEPER # 77	NMC250791	Sleeper Mining Company LLC
SLEEPER # 78	NMC250792	Sleeper Mining Company LLC
SLEEPER # 79	NMC250793	Sleeper Mining Company LLC
SLEEPER # 80	NMC250794	Sleeper Mining Company LLC
SLEEPER # 81	NMC250795	Sleeper Mining Company LLC
SLEEPER # 82	NMC250796	Sleeper Mining Company LLC
SLEEPER # 83	NMC250797	Sleeper Mining Company LLC

A-29 RSI(RNO)-M0144.21001 REV 5

Claim Name	BLM Serial No	Owner
SLEEPER # 84	NMC250798	Sleeper Mining Company LLC
SLEEPER # 85	NMC250799	Sleeper Mining Company LLC
SLEEPER # 86	NMC250800	Sleeper Mining Company LLC
SLEEPER # 87	NMC250801	Sleeper Mining Company LLC
NA # 1	NMC250802	Sleeper Mining Company LLC
NA # 2	NMC250803	Sleeper Mining Company LLC
NA # 3	NMC250804	Sleeper Mining Company LLC
NA # 4	NMC250805	Sleeper Mining Company LLC
NA # 5	NMC250806	Sleeper Mining Company LLC
NA # 6	NMC250807	Sleeper Mining Company LLC
NA # 7	NMC250808	Sleeper Mining Company LLC
NA # 8	NMC250809	Sleeper Mining Company LLC
NA # 9	NMC250810	Sleeper Mining Company LLC
NA # 10	NMC250811	Sleeper Mining Company LLC
NA # 11	NMC250812	Sleeper Mining Company LLC
NA # 12	NMC250813	Sleeper Mining Company LLC
NA # 13	NMC250814	Sleeper Mining Company LLC
NA # 14	NMC250815	Sleeper Mining Company LLC
NA # 15	NMC250816	Sleeper Mining Company LLC
NA # 16	NMC250817	Sleeper Mining Company LLC
NA # 17	NMC250818	Sleeper Mining Company LLC
NA # 18	NMC250819	Sleeper Mining Company LLC
NA # 19	NMC250820	Sleeper Mining Company LLC
NA # 20	NMC250821	Sleeper Mining Company LLC
NA # 21	NMC250822	Sleeper Mining Company LLC
NA # 22	NMC250823	Sleeper Mining Company LLC
NA # 23	NMC250824	Sleeper Mining Company LLC
NA # 24	NMC250825	Sleeper Mining Company LLC
NA # 25	NMC250826	Sleeper Mining Company LLC
NA # 26	NMC250827	Sleeper Mining Company LLC
NA # 27	NMC250828	Sleeper Mining Company LLC
NA # 28	NMC250829	Sleeper Mining Company LLC
NA # 37	NMC250838	Sleeper Mining Company LLC
NA # 38	NMC250839	Sleeper Mining Company LLC
NA # 39	NMC250840	Sleeper Mining Company LLC
NA # 40	NMC250841	Sleeper Mining Company LLC
NA # 41	NMC250842	Sleeper Mining Company LLC
NA # 42	NMC250843	Sleeper Mining Company LLC
NA # 43	NMC250844	Sleeper Mining Company LLC
NA # 44	NMC250845	Sleeper Mining Company LLC

A-30 RSI(RNO)-M0144.21001 REV 5

Claim Name	BLM Serial No	Owner
NA # 45	NMC250846	Sleeper Mining Company LLC
NA # 46	NMC250847	Sleeper Mining Company LLC
NA # 47	NMC250848	Sleeper Mining Company LLC
NA # 48	NMC250849	Sleeper Mining Company LLC
NA # 49	NMC250850	Sleeper Mining Company LLC
NA # 50	NMC250851	Sleeper Mining Company LLC
NA # 51	NMC250852	Sleeper Mining Company LLC
NA # 52	NMC250853	Sleeper Mining Company LLC
NA # 53	NMC250854	Sleeper Mining Company LLC
NA # 54	NMC250855	Sleeper Mining Company LLC
NA # 55	NMC250856	Sleeper Mining Company LLC
NA # 56	NMC250857	Sleeper Mining Company LLC
NA # 57	NMC250858	Sleeper Mining Company LLC
NA # 58	NMC250859	Sleeper Mining Company LLC
NA # 59	NMC250860	Sleeper Mining Company LLC
NA # 60	NMC250861	Sleeper Mining Company LLC
NA # 61	NMC250862	Sleeper Mining Company LLC
NA # 62	NMC250863	Sleeper Mining Company LLC
DRYLAKE # 4	NMC251345	Sleeper Mining Company LLC
DRYLAKE # 15	NMC251346	Sleeper Mining Company LLC
DRYLAKE # 17	NMC251347	Sleeper Mining Company LLC
DRYLAKE # 18	NMC251348	Sleeper Mining Company LLC
DRYLAKE # 20	NMC251350	Sleeper Mining Company LLC
DRYLAKE # 21	NMC251351	Sleeper Mining Company LLC
DRYLAKE # 25	NMC251352	Sleeper Mining Company LLC
DRYLAKE # 28	NMC251353	Sleeper Mining Company LLC
DRYLAKE # 40	NMC251354	Sleeper Mining Company LLC
FREE GOLD # 1	NMC252825	Sleeper Mining Company LLC
FREE GOLD # 2	NMC252826	Sleeper Mining Company LLC
FREE GOLD # 3	NMC252827	Sleeper Mining Company LLC
FREE GOLD # 4	NMC252828	Sleeper Mining Company LLC
FREE GOLD # 5	NMC252829	Sleeper Mining Company LLC
FREE GOLD # 6	NMC252830	Sleeper Mining Company LLC
FREE GOLD # 7	NMC252831	Sleeper Mining Company LLC
FREE GOLD # 8	NMC252832	Sleeper Mining Company LLC
FREE GOLD # 9	NMC252833	Sleeper Mining Company LLC
FREE GOLD # 10	NMC252834	Sleeper Mining Company LLC
NA # 63	NMC262286	Sleeper Mining Company LLC
NA # 64	NMC262287	Sleeper Mining Company LLC
NA # 65	NMC262288	Sleeper Mining Company LLC

A-31 RSI(RNO)-M0144.21001 REV 5

Claim Name	BLM Serial No	Owner
NA # 66	NMC262289	Sleeper Mining Company LLC
NA # 67	NMC262290	Sleeper Mining Company LLC
NA # 68	NMC262291	Sleeper Mining Company LLC
NA # 69	NMC262292	Sleeper Mining Company LLC
NA # 70	NMC262293	Sleeper Mining Company LLC
NA # 71	NMC262294	Sleeper Mining Company LLC
NA # 72	NMC262295	Sleeper Mining Company LLC
NA # 73	NMC262296	Sleeper Mining Company LLC
NA # 74	NMC262297	Sleeper Mining Company LLC
NA # 75	NMC262298	Sleeper Mining Company LLC
NA # 76	NMC262299	Sleeper Mining Company LLC
NA # 77	NMC262300	Sleeper Mining Company LLC
NA # 78	NMC262301	Sleeper Mining Company LLC
NA # 79	NMC262302	Sleeper Mining Company LLC
NA # 80	NMC262303	Sleeper Mining Company LLC
NA # 81	NMC262304	Sleeper Mining Company LLC
NA # 82	NMC262305	Sleeper Mining Company LLC
NA # 83	NMC262306	Sleeper Mining Company LLC
NA # 84	NMC262307	Sleeper Mining Company LLC
NA # 85	NMC262308	Sleeper Mining Company LLC
NA # 86	NMC262309	Sleeper Mining Company LLC
NA # 87	NMC262310	Sleeper Mining Company LLC
NA # 88	NMC262311	Sleeper Mining Company LLC
NA # 89	NMC262312	Sleeper Mining Company LLC
NA # 90	NMC262313	Sleeper Mining Company LLC
NA # 91	NMC262314	Sleeper Mining Company LLC
NA # 92	NMC262315	Sleeper Mining Company LLC
NA # 93	NMC262316	Sleeper Mining Company LLC
NA # 94	NMC262317	Sleeper Mining Company LLC
DAYLIGHT FRACTION	NMC269681	Sleeper Mining Company LLC
NA # 95	NMC321784	Sleeper Mining Company LLC
NA # 96	NMC321785	Sleeper Mining Company LLC
NA # 97	NMC321786	Sleeper Mining Company LLC
NA # 98	NMC321787	Sleeper Mining Company LLC
NA # 99	NMC321788	Sleeper Mining Company LLC
NA #100	NMC321789	Sleeper Mining Company LLC
NA #101	NMC321790	Sleeper Mining Company LLC
NA #102	NMC321791	Sleeper Mining Company LLC
NA #103	NMC321792	Sleeper Mining Company LLC

A-32 RSI(RNO)-M0144.21001 REV 5

Claim Name	BLM Serial No	Owner
NA #104	NMC321793	Sleeper Mining Company LLC
NA #105	NMC321794	Sleeper Mining Company LLC
NA #106	NMC321795	Sleeper Mining Company LLC
NA #107	NMC321796	Sleeper Mining Company LLC
NA #108	NMC321797	Sleeper Mining Company LLC
NA #109	NMC321798	Sleeper Mining Company LLC
NA #110	NMC321799	Sleeper Mining Company LLC
NA #111	NMC321800	Sleeper Mining Company LLC
NA #112	NMC321801	Sleeper Mining Company LLC
NA #113	NMC321802	Sleeper Mining Company LLC
NA #115	NMC321803	Sleeper Mining Company LLC
NA #116	NMC321804	Sleeper Mining Company LLC
NA #117	NMC321805	Sleeper Mining Company LLC
NA #118	NMC321806	Sleeper Mining Company LLC
NA #119	NMC321807	Sleeper Mining Company LLC
NA #120	NMC321808	Sleeper Mining Company LLC
NA #121	NMC321809	Sleeper Mining Company LLC
NA #122	NMC321810	Sleeper Mining Company LLC
NA #123	NMC321811	Sleeper Mining Company LLC
NA #124	NMC321812	Sleeper Mining Company LLC
NA #125	NMC321813	Sleeper Mining Company LLC
NA #126	NMC321814	Sleeper Mining Company LLC
NA #127	NMC321815	Sleeper Mining Company LLC
NA #128	NMC321816	Sleeper Mining Company LLC
NA #129	NMC321817	Sleeper Mining Company LLC
NA #130	NMC321818	Sleeper Mining Company LLC
NA #131	NMC321819	Sleeper Mining Company LLC
NA #132	NMC321820	Sleeper Mining Company LLC
NA #133	NMC321821	Sleeper Mining Company LLC
NA #134	NMC321822	Sleeper Mining Company LLC
NA #135	NMC321823	Sleeper Mining Company LLC
NA #136	NMC321824	Sleeper Mining Company LLC
NA #137	NMC321825	Sleeper Mining Company LLC
NA #138	NMC321826	Sleeper Mining Company LLC
NA #139	NMC321827	Sleeper Mining Company LLC
NA #140	NMC321828	Sleeper Mining Company LLC
NA #141	NMC321829	Sleeper Mining Company LLC
NA #142	NMC321830	Sleeper Mining Company LLC
NA #143	NMC321831	Sleeper Mining Company LLC
NA #144	NMC321832	Sleeper Mining Company LLC

A-33 RSI(RNO)-M0144.21001 REV 5

Claim Name	BLM Serial No	Owner
NA #145	NMC321833	Sleeper Mining Company LLC
NA #146	NMC321834	Sleeper Mining Company LLC
NA #147	NMC321835	Sleeper Mining Company LLC
NA #148	NMC321836	Sleeper Mining Company LLC
NA #149	NMC321837	Sleeper Mining Company LLC
NA #150	NMC321838	Sleeper Mining Company LLC
NA #151	NMC321839	Sleeper Mining Company LLC
NA #152	NMC321840	Sleeper Mining Company LLC
NA #153	NMC321841	Sleeper Mining Company LLC
NA #154	NMC321842	Sleeper Mining Company LLC
NA #155	NMC321843	Sleeper Mining Company LLC
NA #156	NMC321844	Sleeper Mining Company LLC
NA #157	NMC321845	Sleeper Mining Company LLC
NA #158	NMC321846	Sleeper Mining Company LLC
NA #159	NMC321847	Sleeper Mining Company LLC
NA #159A	NMC321848	Sleeper Mining Company LLC
NA #165	NMC321854	Sleeper Mining Company LLC
NA #166	NMC321855	Sleeper Mining Company LLC
NA #167	NMC321856	Sleeper Mining Company LLC
NA #168	NMC321857	Sleeper Mining Company LLC
NA #169	NMC321858	Sleeper Mining Company LLC
NA #170	NMC321859	Sleeper Mining Company LLC
NA #171	NMC321860	Sleeper Mining Company LLC
NA #172	NMC321861	Sleeper Mining Company LLC
NA #173	NMC321862	Sleeper Mining Company LLC
NA #174	NMC321863	Sleeper Mining Company LLC
NA #175	NMC321864	Sleeper Mining Company LLC
NA #182	NMC321871	Sleeper Mining Company LLC
NA #183	NMC321872	Sleeper Mining Company LLC
NA #184	NMC321873	Sleeper Mining Company LLC
NA #185	NMC321874	Sleeper Mining Company LLC
NA #186	NMC321875	Sleeper Mining Company LLC
NA #187	NMC321876	Sleeper Mining Company LLC
NA #188	NMC321877	Sleeper Mining Company LLC
NA #189	NMC321878	Sleeper Mining Company LLC
NA #190	NMC321879	Sleeper Mining Company LLC
NA #191	NMC321880	Sleeper Mining Company LLC
NA #192	NMC321881	Sleeper Mining Company LLC
NA #193	NMC321882	Sleeper Mining Company LLC
NA #194	NMC321883	Sleeper Mining Company LLC

A-34 RSI(RNO)-M0144.21001 REV 5

Claim Name	BLM Serial No	Owner
NA #195	NMC321884	Sleeper Mining Company LLC
NA #196	NMC321885	Sleeper Mining Company LLC
NA #197	NMC321886	Sleeper Mining Company LLC
NA #198	NMC321887	Sleeper Mining Company LLC
NA #199	NMC321888	Sleeper Mining Company LLC
NA #206	NMC321895	Sleeper Mining Company LLC
NA #207	NMC321896	Sleeper Mining Company LLC
NA #208	NMC321897	Sleeper Mining Company LLC
NA #209	NMC321898	Sleeper Mining Company LLC
NA #210	NMC321899	Sleeper Mining Company LLC
NA #211	NMC321900	Sleeper Mining Company LLC
NA #212	NMC321901	Sleeper Mining Company LLC
NA #213	NMC321902	Sleeper Mining Company LLC
NA #214	NMC321903	Sleeper Mining Company LLC
NA #215	NMC321904	Sleeper Mining Company LLC
NA #216	NMC321905	Sleeper Mining Company LLC
NA #217	NMC321906	Sleeper Mining Company LLC
NA #218	NMC321907	Sleeper Mining Company LLC
NA #219	NMC321908	Sleeper Mining Company LLC
NA #220	NMC321909	Sleeper Mining Company LLC
NA #221	NMC321910	Sleeper Mining Company LLC
NA #222	NMC321911	Sleeper Mining Company LLC
NA #223	NMC321912	Sleeper Mining Company LLC
NA #226	NMC321915	Sleeper Mining Company LLC
NA #227	NMC321916	Sleeper Mining Company LLC
SLEEPER # 88	NMC322017	Sleeper Mining Company LLC
SLEEPER # 89	NMC322018	Sleeper Mining Company LLC
SLEEPER # 90	NMC322019	Sleeper Mining Company LLC
SLEEPER # 91	NMC322020	Sleeper Mining Company LLC
SLEEPER # 92	NMC322021	Sleeper Mining Company LLC
SLEEPER # 93	NMC322022	Sleeper Mining Company LLC
SLEEPER # 94	NMC322023	Sleeper Mining Company LLC
SLEEPER # 95	NMC322024	Sleeper Mining Company LLC
SLEEPER # 96	NMC322025	Sleeper Mining Company LLC
SLEEPER # 97	NMC322026	Sleeper Mining Company LLC
SLEEPER # 98	NMC322027	Sleeper Mining Company LLC
SLEEPER # 99	NMC322028	Sleeper Mining Company LLC
SLEEPER #100	NMC322029	Sleeper Mining Company LLC
SLEEPER #101	NMC322030	Sleeper Mining Company LLC
SLEEPER #102	NMC322031	Sleeper Mining Company LLC

A-35 RSI(RNO)-M0144.21001 REV 5

Claim Name	BLM Serial No	Owner
SLEEPER #103	NMC322032	Sleeper Mining Company LLC
SLEEPER #104	NMC322033	Sleeper Mining Company LLC
SLEEPER #105	NMC322034	Sleeper Mining Company LLC
SLEEPER #106	NMC322035	Sleeper Mining Company LLC
SLEEPER #107	NMC322036	Sleeper Mining Company LLC
SLEEPER #108	NMC322037	Sleeper Mining Company LLC
SLEEPER #109	NMC322038	Sleeper Mining Company LLC
SLEEPER #110	NMC322039	Sleeper Mining Company LLC
SLEEPER #111	NMC322040	Sleeper Mining Company LLC
SLEEPER #112	NMC322041	Sleeper Mining Company LLC
SLEEPER #113	NMC322042	Sleeper Mining Company LLC
SLEEPER #114	NMC322043	Sleeper Mining Company LLC
SLEEPER #115	NMC322044	Sleeper Mining Company LLC
SLEEPER #116	NMC322045	Sleeper Mining Company LLC
SLEEPER #117	NMC322046	Sleeper Mining Company LLC
SLEEPER #118	NMC322047	Sleeper Mining Company LLC
SLEEPER #119	NMC322048	Sleeper Mining Company LLC
SLEEPER #120	NMC322049	Sleeper Mining Company LLC
SLEEPER #121	NMC322050	Sleeper Mining Company LLC
SLEEPER #122	NMC322051	Sleeper Mining Company LLC
SLEEPER #123	NMC322052	Sleeper Mining Company LLC
SLEEPER #124	NMC322053	Sleeper Mining Company LLC
SLEEPER #125	NMC322054	Sleeper Mining Company LLC
SLEEPER #126	NMC322055	Sleeper Mining Company LLC
SLEEPER #127	NMC322056	Sleeper Mining Company LLC
SLEEPER #128	NMC322057	Sleeper Mining Company LLC
SLEEPER #129	NMC322058	Sleeper Mining Company LLC
SLEEPER #130	NMC322059	Sleeper Mining Company LLC
SLEEPER #131	NMC322060	Sleeper Mining Company LLC
SLEEPER #132	NMC322061	Sleeper Mining Company LLC
SLEEPER #133	NMC322062	Sleeper Mining Company LLC
SLEEPER #134	NMC322063	Sleeper Mining Company LLC
SLEEPER #135	NMC322064	Sleeper Mining Company LLC
SLEEPER #136	NMC322065	Sleeper Mining Company LLC
SLEEPER #137	NMC322066	Sleeper Mining Company LLC
SLEEPER #138	NMC322067	Sleeper Mining Company LLC
SLEEPER #139	NMC322068	Sleeper Mining Company LLC
SLEEPER #140	NMC322069	Sleeper Mining Company LLC
SLEEPER #141	NMC322070	Sleeper Mining Company LLC
SLEEPER #142	NMC322071	Sleeper Mining Company LLC

A-36 RSI(RNO)-M0144.21001 REV 5

Claim Name	BLM Serial No	Owner
SLEEPER #143	NMC322072	Sleeper Mining Company LLC
SLEEPER #144	NMC322073	Sleeper Mining Company LLC
SLEEPER #145	NMC322074	Sleeper Mining Company LLC
SLEEPER #146	NMC322075	Sleeper Mining Company LLC
SLEEPER #147	NMC322076	Sleeper Mining Company LLC
SLEEPER #148	NMC322077	Sleeper Mining Company LLC
SLEEPER #149	NMC322078	Sleeper Mining Company LLC
SLEEPER #150	NMC322079	Sleeper Mining Company LLC
SLEEPER #151	NMC322080	Sleeper Mining Company LLC
SLEEPER #152	NMC322081	Sleeper Mining Company LLC
SLEEPER #153	NMC322082	Sleeper Mining Company LLC
SLEEPER #154	NMC322083	Sleeper Mining Company LLC
SLEEPER #155	NMC322084	Sleeper Mining Company LLC
SLEEPER #156	NMC322085	Sleeper Mining Company LLC
SLEEPER #157	NMC322086	Sleeper Mining Company LLC
SLEEPER #158	NMC322087	Sleeper Mining Company LLC
SLEEPER #159	NMC322088	Sleeper Mining Company LLC
SLEEPER #160	NMC322089	Sleeper Mining Company LLC
SLEEPER #161	NMC322090	Sleeper Mining Company LLC
SLEEPER #162	NMC322091	Sleeper Mining Company LLC
SLEEPER #163	NMC322092	Sleeper Mining Company LLC
SLEEPER #164	NMC322093	Sleeper Mining Company LLC
SLEEPER #165	NMC322094	Sleeper Mining Company LLC
SLEEPER #166	NMC322095	Sleeper Mining Company LLC
SLEEPER #167	NMC322096	Sleeper Mining Company LLC
SLEEPER #168	NMC322097	Sleeper Mining Company LLC
SLEEPER #169	NMC322098	Sleeper Mining Company LLC
SLEEPER #170	NMC322099	Sleeper Mining Company LLC
SLEEPER #171	NMC322100	Sleeper Mining Company LLC
SLEEPER #172	NMC322101	Sleeper Mining Company LLC
SLEEPER #173	NMC322102	Sleeper Mining Company LLC
SLEEPER #174	NMC322103	Sleeper Mining Company LLC
SLEEPER #175	NMC322104	Sleeper Mining Company LLC
SLEEPER #176	NMC322105	Sleeper Mining Company LLC
SLEEPER #177	NMC322106	Sleeper Mining Company LLC
SLEEPER #178	NMC322107	Sleeper Mining Company LLC
SLEEPER #179	NMC322108	Sleeper Mining Company LLC
SLEEPER #180	NMC322109	Sleeper Mining Company LLC
SLEEPER #181	NMC322110	Sleeper Mining Company LLC
SLEEPER #182	NMC322111	Sleeper Mining Company LLC

A-37 RSI(RNO)-M0144.21001 REV 5

Claim Name	BLM Serial No	Owner
SLEEPER #183	NMC322112	Sleeper Mining Company LLC
SLEEPER #184	NMC322113	Sleeper Mining Company LLC
SLEEPER #185	NMC322114	Sleeper Mining Company LLC
SLEEPER #186	NMC322115	Sleeper Mining Company LLC
SLEEPER #187	NMC322116	Sleeper Mining Company LLC
SLEEPER #188	NMC322117	Sleeper Mining Company LLC
SLEEPER #189	NMC322118	Sleeper Mining Company LLC
SLEEPER #190	NMC322119	Sleeper Mining Company LLC
SLEEPER #191	NMC322120	Sleeper Mining Company LLC
SLEEPER #192	NMC322121	Sleeper Mining Company LLC
SLEEPER #193	NMC322122	Sleeper Mining Company LLC
SLEEPER #194	NMC322123	Sleeper Mining Company LLC
SLEEPER #195	NMC322124	Sleeper Mining Company LLC
SLEEPER #196	NMC322125	Sleeper Mining Company LLC
SLEEPER #197	NMC322126	Sleeper Mining Company LLC
SLEEPER #198	NMC322127	Sleeper Mining Company LLC
SLEEPER #199	NMC322128	Sleeper Mining Company LLC
SLEEPER #200	NMC322129	Sleeper Mining Company LLC
SLEEPER #201	NMC322130	Sleeper Mining Company LLC
SLEEPER #202	NMC322131	Sleeper Mining Company LLC
SLEEPER #203	NMC322132	Sleeper Mining Company LLC
SLEEPER #204	NMC322133	Sleeper Mining Company LLC
SLEEPER #205	NMC322134	Sleeper Mining Company LLC
SLEEPER #206	NMC322135	Sleeper Mining Company LLC
SLEEPER #207	NMC322136	Sleeper Mining Company LLC
SLEEPER #208	NMC322137	Sleeper Mining Company LLC
SLEEPER #209	NMC322138	Sleeper Mining Company LLC
SLEEPER #210	NMC322139	Sleeper Mining Company LLC
RR # 2	NMC340619	Sleeper Mining Company LLC
RR #13	NMC340630	Sleeper Mining Company LLC
RR #24	NMC340641	Sleeper Mining Company LLC
RR #26	NMC340643	Sleeper Mining Company LLC
RR #28	NMC340645	Sleeper Mining Company LLC
RR #35	NMC340652	Sleeper Mining Company LLC
RR #37	NMC340654	Sleeper Mining Company LLC
RR #38	NMC340655	Sleeper Mining Company LLC
RR #39	NMC340656	Sleeper Mining Company LLC
RR #40	NMC340657	Sleeper Mining Company LLC
ELECTRUM # 1	NMC371654	Sleeper Mining Company LLC
ELECTRUM # 2	NMC371655	Sleeper Mining Company LLC

A-38 RSI(RNO)-M0144.21001 REV 5

Claim Name	BLM Serial No	Owner
ELECTRUM # 3	NMC371656	Sleeper Mining Company LLC
SLEEPER #312	NMC405562	Sleeper Mining Company LLC
SLEEPER #317	NMC405567	Sleeper Mining Company LLC
SLEEPER #318	NMC405568	Sleeper Mining Company LLC
SLEEPER #319	NMC405569	Sleeper Mining Company LLC
SLEEPER #320	NMC405570	Sleeper Mining Company LLC
SLEEPER #321	NMC405571	Sleeper Mining Company LLC
SLEEPER #326	NMC405576	Sleeper Mining Company LLC
SLEEPER #327	NMC405577	Sleeper Mining Company LLC
SLEEPER #328	NMC405578	Sleeper Mining Company LLC
SLEEPER #329	NMC405579	Sleeper Mining Company LLC
SLEEPER #330	NMC405580	Sleeper Mining Company LLC
SLEEPER #335	NMC405585	Sleeper Mining Company LLC
SLEEPER #336	NMC405586	Sleeper Mining Company LLC
SLEEPER #337	NMC405587	Sleeper Mining Company LLC
SLEEPER #338	NMC405588	Sleeper Mining Company LLC
SLEEPER #339	NMC405589	Sleeper Mining Company LLC
SLEEPER #343	NMC405593	Sleeper Mining Company LLC
SLEEPER #344	NMC405594	Sleeper Mining Company LLC
SLEEPER #345	NMC405595	Sleeper Mining Company LLC
SLEEPER #346	NMC405596	Sleeper Mining Company LLC
SLEEPER #347	NMC405597	Sleeper Mining Company LLC
SLEEPER #348	NMC405598	Sleeper Mining Company LLC
SLEEPER #349	NMC405599	Sleeper Mining Company LLC
SLEEPER #350	NMC405600	Sleeper Mining Company LLC
SLEEPER #351	NMC405601	Sleeper Mining Company LLC
SLEEPER #352	NMC405602	Sleeper Mining Company LLC
SLEEPER #353	NMC405603	Sleeper Mining Company LLC
SLEEPER #354	NMC405604	Sleeper Mining Company LLC
SLEEPER #355	NMC405605	Sleeper Mining Company LLC
SLEEPER #356	NMC405606	Sleeper Mining Company LLC
SLEEPER #357	NMC405607	Sleeper Mining Company LLC
SLEEPER #358	NMC405608	Sleeper Mining Company LLC
SLEEPER #359	NMC405609	Sleeper Mining Company LLC
SLEEPER #360	NMC405610	Sleeper Mining Company LLC
SLEEPER #361	NMC405611	Sleeper Mining Company LLC
SLEEPER #362	NMC405612	Sleeper Mining Company LLC
SLEEPER #363	NMC405613	Sleeper Mining Company LLC
SLEEPER #364	NMC405614	Sleeper Mining Company LLC
SLEEPER #365	NMC405615	Sleeper Mining Company LLC

A-39 RSI(RNO)-M0144.21001 REV 5

Claim Name	BLM Serial No	Owner
SLEEPER #366	NMC405616	Sleeper Mining Company LLC
SLEEPER #367	NMC405617	Sleeper Mining Company LLC
SLEEPER #368	NMC405618	Sleeper Mining Company LLC
SLEEPER #369	NMC405619	Sleeper Mining Company LLC
SLEEPER #370	NMC405620	Sleeper Mining Company LLC
SLEEPER #371	NMC405621	Sleeper Mining Company LLC
SLEEPER #372	NMC405622	Sleeper Mining Company LLC
SLEEPER #373	NMC405623	Sleeper Mining Company LLC
SLEEPER #374	NMC405624	Sleeper Mining Company LLC
SLEEPER #375	NMC405625	Sleeper Mining Company LLC
SLEEPER #376	NMC405626	Sleeper Mining Company LLC
MC 1	NMC653581	Paramount Gold Nevada Corp
MC 2	NMC653582	Paramount Gold Nevada Corp
MC 3	NMC653583	Paramount Gold Nevada Corp
MC 4	NMC653584	Paramount Gold Nevada Corp
MC 5	NMC653585	Paramount Gold Nevada Corp
MC 6	NMC653586	Paramount Gold Nevada Corp
MC 7	NMC653587	Paramount Gold Nevada Corp
MC 8	NMC653588	Paramount Gold Nevada Corp
MC 9	NMC653589	Paramount Gold Nevada Corp
MC 10	NMC653590	Paramount Gold Nevada Corp
MC 11	NMC653591	Paramount Gold Nevada Corp
MC 12	NMC653592	Paramount Gold Nevada Corp
MC 13	NMC653593	Paramount Gold Nevada Corp
MC 14	NMC653594	Paramount Gold Nevada Corp
MC 15	NMC653595	Paramount Gold Nevada Corp
MC 16	NMC653596	Paramount Gold Nevada Corp
MC 17	NMC653597	Paramount Gold Nevada Corp
MC 18	NMC653598	Paramount Gold Nevada Corp
MC 19	NMC653599	Paramount Gold Nevada Corp
MC 20	NMC653600	Paramount Gold Nevada Corp
MC 21	NMC653601	Paramount Gold Nevada Corp
MC 22	NMC653602	Paramount Gold Nevada Corp
MC 23	NMC653603	Paramount Gold Nevada Corp
MC 24	NMC653604	Paramount Gold Nevada Corp
MC 25	NMC653605	Paramount Gold Nevada Corp
MC 26	NMC653606	Paramount Gold Nevada Corp
MC 27	NMC653607	Paramount Gold Nevada Corp
MC 28	NMC653608	Paramount Gold Nevada Corp
MC 29	NMC653609	Paramount Gold Nevada Corp

A-40 RSI(RNO)-M0144.21001 REV 5

Claim Name	BLM Serial No	Owner
MC 30	NMC653610	Paramount Gold Nevada Corp
MC 31	NMC653611	Paramount Gold Nevada Corp
MC 32	NMC653612	Paramount Gold Nevada Corp
MC 33	NMC653613	Paramount Gold Nevada Corp
MC 34	NMC653614	Paramount Gold Nevada Corp
MC 35	NMC653615	Paramount Gold Nevada Corp
MC 36	NMC653616	Paramount Gold Nevada Corp
LLY 1	NMC683286	Sleeper Mining Company LLC
LLY 2	NMC683287	Sleeper Mining Company LLC
LLY 3	NMC683288	Sleeper Mining Company LLC
LLY 4	NMC683289	Sleeper Mining Company LLC
LLY 5	NMC683290	Sleeper Mining Company LLC
LLY 6	NMC683291	Sleeper Mining Company LLC
LLY 7	NMC683292	Sleeper Mining Company LLC
LLY 8	NMC683293	Sleeper Mining Company LLC
LLY 9	NMC683294	Sleeper Mining Company LLC
LLY 10	NMC683295	Sleeper Mining Company LLC
LLY 11	NMC683296	Sleeper Mining Company LLC
LLY 12	NMC683297	Sleeper Mining Company LLC
LLY 13	NMC683298	Sleeper Mining Company LLC
LLY 14	NMC683299	Sleeper Mining Company LLC
LLY 15	NMC683300	Sleeper Mining Company LLC
LLY 16	NMC683301	Sleeper Mining Company LLC
LLY 17	NMC683302	Sleeper Mining Company LLC
LLY 18	NMC683303	Sleeper Mining Company LLC
LLY 19	NMC683304	Sleeper Mining Company LLC
LLY 20	NMC683305	Sleeper Mining Company LLC
LLY 21	NMC683306	Sleeper Mining Company LLC
LLY 22	NMC683307	Sleeper Mining Company LLC
LLY 23	NMC683308	Sleeper Mining Company LLC
LLY 24	NMC683309	Sleeper Mining Company LLC
LLY 25	NMC683310	Sleeper Mining Company LLC
LLY 26	NMC683311	Sleeper Mining Company LLC
LLY 27	NMC683312	Sleeper Mining Company LLC
LLY 28	NMC683313	Sleeper Mining Company LLC
LLY 29	NMC683314	Sleeper Mining Company LLC
LLY 30	NMC683315	Sleeper Mining Company LLC
LLY 31	NMC683316	Sleeper Mining Company LLC
LLY 32	NMC683317	Sleeper Mining Company LLC
LLY 33	NMC683318	Sleeper Mining Company LLC

A-41 RSI(RNO)-M0144.21001 REV 5

Claim Name	BLM Serial No	Owner
LLY 34	NMC683319	Sleeper Mining Company LLC
LLY 35	NMC683320	Sleeper Mining Company LLC
LLY 36	NMC683321	Sleeper Mining Company LLC
LLY 37	NMC683322	Sleeper Mining Company LLC
LLY 38	NMC683323	Sleeper Mining Company LLC
LLY 39	NMC683324	Sleeper Mining Company LLC
DAY 1	NMC700996	Sleeper Mining Company LLC
DAY 2	NMC700997	Sleeper Mining Company LLC
DAY 3	NMC700998	Sleeper Mining Company LLC
DAY 4	NMC700999	Sleeper Mining Company LLC
DAY 5	NMC701000	Sleeper Mining Company LLC
DAY 6	NMC701001	Sleeper Mining Company LLC
DAY 7	NMC701002	Sleeper Mining Company LLC
DAY 8	NMC701003	Sleeper Mining Company LLC
DAY 9	NMC701004	Sleeper Mining Company LLC
DAY 10	NMC701005	Sleeper Mining Company LLC
DAY 11	NMC701006	Sleeper Mining Company LLC
DAY 12	NMC701007	Sleeper Mining Company LLC
DAY 13	NMC701008	Sleeper Mining Company LLC
DAY 14	NMC701009	Sleeper Mining Company LLC
DAY 15	NMC701010	Sleeper Mining Company LLC
DAY 16	NMC701011	Sleeper Mining Company LLC
DAY 17	NMC701012	Sleeper Mining Company LLC
DAY 18	NMC701013	Sleeper Mining Company LLC
DAY 19	NMC701014	Sleeper Mining Company LLC
DAY 20	NMC701015	Sleeper Mining Company LLC
DAY 21	NMC701016	Sleeper Mining Company LLC
DAY 22	NMC701017	Sleeper Mining Company LLC
DAY 23	NMC701018	Sleeper Mining Company LLC
DAY 24	NMC701019	Sleeper Mining Company LLC
DAY 25	NMC701020	Sleeper Mining Company LLC
DAY 26	NMC701021	Sleeper Mining Company LLC
DAY 27	NMC701022	Sleeper Mining Company LLC
DAY 28	NMC701023	Sleeper Mining Company LLC
DAY 29	NMC701024	Sleeper Mining Company LLC
DAY 30	NMC701025	Sleeper Mining Company LLC
DAY 31	NMC701026	Sleeper Mining Company LLC
DAY 32	NMC701027	Sleeper Mining Company LLC
DAY 33	NMC701028	Sleeper Mining Company LLC
DAY 34	NMC701029	Sleeper Mining Company LLC

A-42 RSI(RNO)-M0144.21001 REV 5

Claim Name	BLM Serial No	Owner
DAY 35	NMC701030	Sleeper Mining Company LLC
DAY 36	NMC701031	Sleeper Mining Company LLC
DAY 37	NMC701032	Sleeper Mining Company LLC
DAY 38	NMC701033	Sleeper Mining Company LLC
DAY 39	NMC701034	Sleeper Mining Company LLC
DAY 40	NMC701035	Sleeper Mining Company LLC
DAY 41	NMC701036	Sleeper Mining Company LLC
DAY 42	NMC701037	Sleeper Mining Company LLC
DAY 43	NMC701038	Sleeper Mining Company LLC
DAY 44	NMC701039	Sleeper Mining Company LLC
DAY 45	NMC701040	Sleeper Mining Company LLC
DAY 46	NMC701041	Sleeper Mining Company LLC
DAY 47	NMC701042	Sleeper Mining Company LLC
DAY 48	NMC701043	Sleeper Mining Company LLC
DAY 49	NMC701044	Sleeper Mining Company LLC
DAY 50	NMC713671	Sleeper Mining Company LLC
DAY 51	NMC713672	Sleeper Mining Company LLC
DAY 52	NMC713673	Sleeper Mining Company LLC
DAY 53	NMC713674	Sleeper Mining Company LLC
DAY 54	NMC713675	Sleeper Mining Company LLC
DAY 55	NMC713676	Sleeper Mining Company LLC
DAY 56	NMC713677	Sleeper Mining Company LLC
DAY 57	NMC713678	Sleeper Mining Company LLC
DAY 58	NMC713679	Sleeper Mining Company LLC
DAY 59	NMC713680	Sleeper Mining Company LLC
LAM 1	NMC730912	Sleeper Mining Company LLC
LAM 2	NMC730913	Sleeper Mining Company LLC
LAM 3	NMC730914	Sleeper Mining Company LLC
LAM 4	NMC730915	Sleeper Mining Company LLC
LAM 5	NMC730916	Sleeper Mining Company LLC
LAM 6	NMC730917	Sleeper Mining Company LLC
LAM 7	NMC730918	Sleeper Mining Company LLC
LAM 8	NMC730919	Sleeper Mining Company LLC
LAM 9	NMC730920	Sleeper Mining Company LLC
LAM 10	NMC730921	Sleeper Mining Company LLC
LAM 11	NMC730922	Sleeper Mining Company LLC
LAM 12	NMC730923	Sleeper Mining Company LLC
LAM 13	NMC730924	Sleeper Mining Company LLC
LAM 14	NMC730925	Sleeper Mining Company LLC
LAM 15	NMC730926	Sleeper Mining Company LLC

A-43 RSI(RNO)-M0144.21001 REV 5

Claim Name	BLM Serial No	Owner
LAM 16	NMC730927	Sleeper Mining Company LLC
LAM 17	NMC730928	Sleeper Mining Company LLC
LAM 18	NMC730929	Sleeper Mining Company LLC
LAM 19	NMC730930	Sleeper Mining Company LLC
LAM 20	NMC730931	Sleeper Mining Company LLC
LAM 21	NMC730932	Sleeper Mining Company LLC
LAM 22	NMC730933	Sleeper Mining Company LLC
LAM 23	NMC730934	Sleeper Mining Company LLC
LAM 24	NMC730935	Sleeper Mining Company LLC
LAM 25	NMC730936	Sleeper Mining Company LLC
LAM 26	NMC730937	Sleeper Mining Company LLC
LAM 27	NMC730938	Sleeper Mining Company LLC
LAM 28	NMC730939	Sleeper Mining Company LLC
LAM 29	NMC730940	Sleeper Mining Company LLC
LAM 30	NMC730941	Sleeper Mining Company LLC
LAM 31	NMC730942	Sleeper Mining Company LLC
LAM 32	NMC730943	Sleeper Mining Company LLC
LAM 33	NMC730944	Sleeper Mining Company LLC
LAM 34	NMC730945	Sleeper Mining Company LLC
LAM 35	NMC730946	Sleeper Mining Company LLC
LAM 36	NMC730947	Sleeper Mining Company LLC
LAM 37	NMC730948	Sleeper Mining Company LLC
LAM 38	NMC730949	Sleeper Mining Company LLC
LAM 39	NMC730950	Sleeper Mining Company LLC
LAM 40	NMC730951	Sleeper Mining Company LLC
LAM 41	NMC730952	Sleeper Mining Company LLC
LAM 42	NMC730953	Sleeper Mining Company LLC
LAM 43	NMC730954	Sleeper Mining Company LLC
LAM 44	NMC730955	Sleeper Mining Company LLC
LAM 45	NMC730956	Sleeper Mining Company LLC
LAM 46	NMC730957	Sleeper Mining Company LLC
LAM 47	NMC730958	Sleeper Mining Company LLC
LAM 48	NMC730959	Sleeper Mining Company LLC
LAM 49	NMC730960	Sleeper Mining Company LLC
LAM 50	NMC730961	Sleeper Mining Company LLC
LAM 51	NMC730962	Sleeper Mining Company LLC
LAM 52	NMC730963	Sleeper Mining Company LLC
LAM 53	NMC730964	Sleeper Mining Company LLC
LAM 54	NMC730965	Sleeper Mining Company LLC
LAM 55	NMC730966	Sleeper Mining Company LLC

A-44 RSI(RNO)-M0144.21001 REV 5

Claim Name	BLM Serial No	Owner
LAM 56	NMC730967	Sleeper Mining Company LLC
LAM 57	NMC730968	Sleeper Mining Company LLC
LAM 58	NMC730969	Sleeper Mining Company LLC
LAM 59	NMC730970	Sleeper Mining Company LLC
LAM 60	NMC730971	Sleeper Mining Company LLC
LAM 61	NMC730972	Sleeper Mining Company LLC
LAM 62	NMC730973	Sleeper Mining Company LLC
LAM 63	NMC730974	Sleeper Mining Company LLC
LAM 64	NMC730975	Sleeper Mining Company LLC
LAM 65	NMC730976	Sleeper Mining Company LLC
LAM 66	NMC730977	Sleeper Mining Company LLC
LAM 67	NMC730978	Sleeper Mining Company LLC
LAM 68	NMC730979	Sleeper Mining Company LLC
LAM 69	NMC730980	Sleeper Mining Company LLC
LAM 70	NMC730981	Sleeper Mining Company LLC
LAM 71	NMC730982	Sleeper Mining Company LLC
LAM 72	NMC730983	Sleeper Mining Company LLC
LAM 73	NMC730984	Sleeper Mining Company LLC
LAM 74	NMC730985	Sleeper Mining Company LLC
LAM 75	NMC730986	Sleeper Mining Company LLC
LAM 80	NMC730991	Sleeper Mining Company LLC
LAM 82	NMC730993	Sleeper Mining Company LLC
LAM 84	NMC730995	Sleeper Mining Company LLC
LAM 85	NMC730996	Sleeper Mining Company LLC
LAM 86	NMC730997	Sleeper Mining Company LLC
LAM 87	NMC730998	Sleeper Mining Company LLC
LAM 88	NMC730999	Sleeper Mining Company LLC
LAM 89	NMC731000	Sleeper Mining Company LLC
NEW ALMA	NMC75273	Sleeper Mining Company LLC
VIRGINIA	NMC75274	Sleeper Mining Company LLC
MORNING	NMC75275	Sleeper Mining Company LLC
MORNING STAR	NMC75276	Sleeper Mining Company LLC
NEW EVENING	NMC75277	Sleeper Mining Company LLC
NEW SNOWSTORM	NMC75278	Sleeper Mining Company LLC
LAM 90	NMC764009	Sleeper Mining Company LLC
LAM 91	NMC764010	Sleeper Mining Company LLC
LAM 92	NMC764011	Sleeper Mining Company LLC
LAM 93	NMC764012	Sleeper Mining Company LLC
LAM 94	NMC764013	Sleeper Mining Company LLC

A-45 RSI(RNO)-M0144.21001 REV 5

Claim Name	BLM Serial No	Owner
LAM 95	NMC764014	Sleeper Mining Company LLC
LAM 96	NMC764015	Sleeper Mining Company LLC
LAM 97	NMC764016	Sleeper Mining Company LLC
LAM 98	NMC764017	Sleeper Mining Company LLC
LAM 99	NMC764018	Sleeper Mining Company LLC
LAM 100	NMC764019	Sleeper Mining Company LLC
LAM 102	NMC764021	Sleeper Mining Company LLC
LAM 104	NMC764023	Sleeper Mining Company LLC
LAM 106	NMC764025	Sleeper Mining Company LLC
LAM 108	NMC764027	Sleeper Mining Company LLC
LAM 110	NMC764029	Sleeper Mining Company LLC
LAM 112	NMC764031	Sleeper Mining Company LLC
LAM 114	NMC764033	Sleeper Mining Company LLC
LAM 116	NMC764035	Sleeper Mining Company LLC
LAM 118	NMC764037	Sleeper Mining Company LLC
LAM 120	NMC764039	Sleeper Mining Company LLC
LAM 122	NMC764041	Sleeper Mining Company LLC
LAM 124	NMC764043	Sleeper Mining Company LLC
LAM 126	NMC764045	Sleeper Mining Company LLC
LAM 128	NMC764047	Sleeper Mining Company LLC
LAM 130	NMC764049	Sleeper Mining Company LLC
LAM 132	NMC764051	Sleeper Mining Company LLC
LAM 134	NMC764053	Sleeper Mining Company LLC
LAM 136	NMC764055	Sleeper Mining Company LLC
LAM 138	NMC764057	Sleeper Mining Company LLC
LAM 140	NMC764059	Sleeper Mining Company LLC
LAM 142	NMC764061	Sleeper Mining Company LLC
LAM 144	NMC764063	Sleeper Mining Company LLC
LAM 146	NMC764065	Sleeper Mining Company LLC
LAM 148	NMC764067	Sleeper Mining Company LLC
LAM 150	NMC764069	Sleeper Mining Company LLC
LAM 152	NMC764071	Sleeper Mining Company LLC
LAM 153	NMC764072	Sleeper Mining Company LLC
LAM 154	NMC764073	Sleeper Mining Company LLC
LAM 155	NMC764074	Sleeper Mining Company LLC
LAM 156	NMC764075	Sleeper Mining Company LLC
LAM 157	NMC764076	Sleeper Mining Company LLC
LAM 158	NMC764077	Sleeper Mining Company LLC
LAM 159	NMC764078	Sleeper Mining Company LLC
LAM 160	NMC764079	Sleeper Mining Company LLC

A-46 RSI(RNO)-M0144.21001 REV 5

Claim Name	BLM Serial No	Owner
LAM 161	NMC764080	Sleeper Mining Company LLC
LAM 162	NMC764081	Sleeper Mining Company LLC
LAM 163	NMC764082	Sleeper Mining Company LLC
LAM 164	NMC764083	Sleeper Mining Company LLC
LAM 165	NMC764084	Sleeper Mining Company LLC
LAM 166	NMC764085	Sleeper Mining Company LLC
LAM 167	NMC764086	Sleeper Mining Company LLC
LAM 168	NMC764087	Sleeper Mining Company LLC
LAM 169	NMC764088	Sleeper Mining Company LLC
LAM 170	NMC764089	Sleeper Mining Company LLC
LAM 171	NMC764090	Sleeper Mining Company LLC
LAM 172	NMC764091	Sleeper Mining Company LLC
LAM 173	NMC764092	Sleeper Mining Company LLC
LAM 174	NMC764093	Sleeper Mining Company LLC
LAM 175	NMC764094	Sleeper Mining Company LLC
LAM 176	NMC764095	Sleeper Mining Company LLC
LAM 177	NMC764096	Sleeper Mining Company LLC
LAM 76	NMC771939	Sleeper Mining Company LLC
LAM 77	NMC771940	Sleeper Mining Company LLC
LAM 78	NMC771941	Sleeper Mining Company LLC
LAM 79	NMC771942	Sleeper Mining Company LLC
LAM 81	NMC771943	Sleeper Mining Company LLC
LAM 83	NMC771944	Sleeper Mining Company LLC
LAM 178	NMC771946	Sleeper Mining Company LLC
LAM 180	NMC771947	Sleeper Mining Company LLC
LAM 181	NMC771948	Sleeper Mining Company LLC
LAM 182	NMC771949	Sleeper Mining Company LLC
LAM 183	NMC771950	Sleeper Mining Company LLC
LAM 184	NMC771951	Sleeper Mining Company LLC
LAM 185	NMC771952	Sleeper Mining Company LLC
LAM 186	NMC771953	Sleeper Mining Company LLC
LAM 187	NMC771954	Sleeper Mining Company LLC
LAM 188	NMC771955	Sleeper Mining Company LLC
LAM 189	NMC771956	Sleeper Mining Company LLC
LAM 190	NMC771957	Paramount Gold Nevada Corp
LAM 191	NMC771958	Sleeper Mining Company LLC
LAM 192	NMC771959	Sleeper Mining Company LLC
LAM 193	NMC771960	Sleeper Mining Company LLC
LAM 194	NMC771961	Sleeper Mining Company LLC
LAM 195	NMC771962	Sleeper Mining Company LLC

A-47 RSI(RNO)-M0144.21001 REV 5

Claim Name	BLM Serial No	Owner
LAM 196	NMC771963	Sleeper Mining Company LLC
LAM 197	NMC771964	Sleeper Mining Company LLC
LAM 198	NMC771965	Sleeper Mining Company LLC
LAM 199	NMC771966	Sleeper Mining Company LLC
LAM 200	NMC771967	Sleeper Mining Company LLC
LAM 201	NMC771968	Sleeper Mining Company LLC
LAM 202	NMC771969	Sleeper Mining Company LLC
LAM 203	NMC771970	Sleeper Mining Company LLC
LAM 204	NMC771971	Paramount Gold Nevada Corp
LAM 205	NMC771972	Paramount Gold Nevada Corp
PDSLP 104	NMC778341	Sleeper Mining Company LLC
PDSLP 106	NMC778342	Sleeper Mining Company LLC
PDSLP 108	NMC778343	Sleeper Mining Company LLC
PDSLP 110	NMC778344	Sleeper Mining Company LLC
PDSLP 112	NMC778346	Sleeper Mining Company LLC
PDSLP 114	NMC778348	Sleeper Mining Company LLC
PDSLP 116	NMC778350	Sleeper Mining Company LLC
PDSLP 118	NMC778352	Sleeper Mining Company LLC
PDSLP 120	NMC778354	Sleeper Mining Company LLC
PDSLP 122	NMC778356	Sleeper Mining Company LLC
PDSLP 124	NMC778358	Sleeper Mining Company LLC
PDSLP 126	NMC778360	Sleeper Mining Company LLC
PDSLP 128	NMC778362	Sleeper Mining Company LLC
PDSLP 130	NMC778364	Sleeper Mining Company LLC
PDSLP 132	NMC778366	Sleeper Mining Company LLC
PDSLP 134	NMC778368	Sleeper Mining Company LLC
PDSLP 136	NMC778370	Sleeper Mining Company LLC
PDSLP 138	NMC778372	Sleeper Mining Company LLC
PDSLP 140	NMC778374	Sleeper Mining Company LLC
PDSLP 142	NMC778376	Sleeper Mining Company LLC
PDSLP 144	NMC778378	Sleeper Mining Company LLC
PDSLP 146	NMC778380	Sleeper Mining Company LLC
PDSLP 148	NMC778382	Sleeper Mining Company LLC
PDSLP 177	NMC778383	Sleeper Mining Company LLC
PDSLP 178	NMC778384	Sleeper Mining Company LLC
PDSLP 179	NMC778385	Sleeper Mining Company LLC
PDSLP 180	NMC778386	Sleeper Mining Company LLC
PDSLP 181	NMC778387	Sleeper Mining Company LLC
PDSLP 182	NMC778388	Sleeper Mining Company LLC
PDSLP 183	NMC778389	Sleeper Mining Company LLC

A-48 RSI(RNO)-M0144.21001 REV 5

Claim Name	BLM Serial No	Owner
PDSLP 184	NMC778390	Sleeper Mining Company LLC
PDSLP 185	NMC778391	Sleeper Mining Company LLC
PDSLP 186	NMC778392	Sleeper Mining Company LLC
PDSLP 187	NMC778393	Sleeper Mining Company LLC
PDSLP 188	NMC778394	Sleeper Mining Company LLC
PDSLP 189	NMC778395	Sleeper Mining Company LLC
PDSLP 190	NMC778396	Sleeper Mining Company LLC
PDSLP 191	NMC778397	Sleeper Mining Company LLC
PDSLP 192	NMC778398	Sleeper Mining Company LLC
PDSLP 193	NMC778399	Sleeper Mining Company LLC
PDSLP 194	NMC778400	Sleeper Mining Company LLC
PDSLP 195	NMC778401	Sleeper Mining Company LLC
PDSLP 196	NMC778402	Sleeper Mining Company LLC
PDSLP 197	NMC778403	Sleeper Mining Company LLC
PDSLP 198	NMC778404	Sleeper Mining Company LLC
PDSLP 199	NMC778405	Sleeper Mining Company LLC
PDSLP 200	NMC778406	Sleeper Mining Company LLC
PDSLP 201	NMC778407	Sleeper Mining Company LLC
PDSLP 202	NMC778408	Sleeper Mining Company LLC
PDSLP 203	NMC778409	Sleeper Mining Company LLC
PDSLP 204	NMC778410	Sleeper Mining Company LLC
PDSLP 230	NMC778415	Sleeper Mining Company LLC
PDSLP 231	NMC778416	Sleeper Mining Company LLC
PDSLP 232	NMC778417	Sleeper Mining Company LLC
PDSLP 233	NMC778418	Sleeper Mining Company LLC
PDSLP 234	NMC778419	Sleeper Mining Company LLC
PDSLP 235	NMC778420	Sleeper Mining Company LLC
PDSLP 236	NMC778421	Sleeper Mining Company LLC
PDSLP 237	NMC778422	Sleeper Mining Company LLC
PDSLP 238	NMC778423	Sleeper Mining Company LLC
PDSLP 239	NMC778424	Sleeper Mining Company LLC
PDSLP 240	NMC778425	Sleeper Mining Company LLC
PDSLP 241	NMC778426	Sleeper Mining Company LLC
PDSLP 242	NMC778427	Sleeper Mining Company LLC
PDSLP 243	NMC778428	Sleeper Mining Company LLC
PDSLP 244	NMC778429	Sleeper Mining Company LLC
PDSLP 245	NMC778430	Sleeper Mining Company LLC
PDSLP 246	NMC778431	Sleeper Mining Company LLC
PDSLP 247	NMC778432	Sleeper Mining Company LLC
PDSLP 248	NMC778433	Sleeper Mining Company LLC

A-49 RSI(RNO)-M0144.21001 REV 5

Claim Name	BLM Serial No	Owner
PDSLP 249	NMC778434	Sleeper Mining Company LLC
PDSLP 250	NMC778435	Sleeper Mining Company LLC
PDSLP 251	NMC778436	Sleeper Mining Company LLC
PDSLP 252	NMC778437	Sleeper Mining Company LLC
PDSLP 253	NMC778438	Sleeper Mining Company LLC
PDSLP 254	NMC778439	Sleeper Mining Company LLC
PDSLP 279	NMC778448	Sleeper Mining Company LLC
PDSLP 280	NMC778449	Sleeper Mining Company LLC
PDSLP 281	NMC778450	Sleeper Mining Company LLC
PDSLP 282	NMC778451	Sleeper Mining Company LLC
PDSLP 283	NMC778452	Sleeper Mining Company LLC
PDSLP 284	NMC778453	Sleeper Mining Company LLC
PDSLP 285	NMC778454	Sleeper Mining Company LLC
PDSLP 286	NMC778455	Sleeper Mining Company LLC
PDSLP 287	NMC778456	Sleeper Mining Company LLC
PDSLP 288	NMC778457	Sleeper Mining Company LLC
PDSLP 289	NMC778458	Sleeper Mining Company LLC
PDSLP 290	NMC778459	Sleeper Mining Company LLC
PDSLP 291	NMC778460	Sleeper Mining Company LLC
PDSLP 292	NMC778461	Sleeper Mining Company LLC
PDSLP 293	NMC778462	Sleeper Mining Company LLC
PDSLP 294	NMC778463	Sleeper Mining Company LLC
PDSLP 295	NMC778464	Sleeper Mining Company LLC
PDSLP 296	NMC778465	Sleeper Mining Company LLC
PDSLP 297	NMC778466	Sleeper Mining Company LLC
PDSLP 298	NMC778467	Sleeper Mining Company LLC
PDSLP 299	NMC778468	Sleeper Mining Company LLC
PDSLP 300	NMC778469	Sleeper Mining Company LLC
PDSLP 325	NMC778478	Sleeper Mining Company LLC
PDSLP 326	NMC778479	Sleeper Mining Company LLC
PDSLP 327	NMC778480	Sleeper Mining Company LLC
PDSLP 328	NMC778481	Sleeper Mining Company LLC
PDSLP 329	NMC778482	Sleeper Mining Company LLC
PDSLP 330	NMC778483	Sleeper Mining Company LLC
PDSLP 331	NMC778484	Sleeper Mining Company LLC
PDSLP 332	NMC778485	Sleeper Mining Company LLC
PDSLP 333	NMC778486	Sleeper Mining Company LLC
PDSLP 334	NMC778487	Sleeper Mining Company LLC
PDSLP 335	NMC778488	Sleeper Mining Company LLC
PDSLP 336	NMC778489	Sleeper Mining Company LLC

A-50 RSI(RNO)-M0144.21001 REV 5

Claim Name	BLM Serial No	Owner
PDSLP 337	NMC778490	Sleeper Mining Company LLC
PDSLP 338	NMC778491	Sleeper Mining Company LLC
PDSLP 339	NMC778492	Sleeper Mining Company LLC
PDSLP 340	NMC778493	Sleeper Mining Company LLC
PDSLP 341	NMC778494	Sleeper Mining Company LLC
PDSLP 342	NMC778495	Sleeper Mining Company LLC
PDSLP 343	NMC778496	Sleeper Mining Company LLC
PDSLP 344	NMC778497	Sleeper Mining Company LLC
PDSLP 369	NMC778506	Sleeper Mining Company LLC
PDSLP 370	NMC778507	Sleeper Mining Company LLC
PDSLP 371	NMC778508	Sleeper Mining Company LLC
PDSLP 372	NMC778509	Sleeper Mining Company LLC
PDSLP 373	NMC778510	Sleeper Mining Company LLC
PDSLP 374	NMC778511	Sleeper Mining Company LLC
PDSLP 375	NMC778512	Sleeper Mining Company LLC
PDSLP 376	NMC778513	Sleeper Mining Company LLC
PDSLP 377	NMC778514	Sleeper Mining Company LLC
PDSLP 378	NMC778515	Sleeper Mining Company LLC
PDSLP 379	NMC778516	Sleeper Mining Company LLC
PDSLP 380	NMC778517	Sleeper Mining Company LLC
PDSLP 381	NMC778518	Sleeper Mining Company LLC
PDSLP 382	NMC778519	Sleeper Mining Company LLC
PDSLP 383	NMC778520	Sleeper Mining Company LLC
PDSLP 384	NMC778521	Sleeper Mining Company LLC
PDSLP 409	NMC778530	Sleeper Mining Company LLC
PDSLP 410	NMC778531	Sleeper Mining Company LLC
PDSLP 411	NMC778532	Sleeper Mining Company LLC
PDSLP 412	NMC778533	Sleeper Mining Company LLC
PDSLP 413	NMC778534	Sleeper Mining Company LLC
PDSLP 414	NMC778535	Sleeper Mining Company LLC
PDSLP 415	NMC778536	Sleeper Mining Company LLC
PDSLP 416	NMC778537	Sleeper Mining Company LLC
PDSLP 417	NMC778538	Sleeper Mining Company LLC
PDSLP 418	NMC778539	Sleeper Mining Company LLC
PDSLP 419	NMC778540	Sleeper Mining Company LLC
PDSLP 420	NMC778541	Sleeper Mining Company LLC
PDSLP 421	NMC778542	Sleeper Mining Company LLC
PDSLP 422	NMC778543	Sleeper Mining Company LLC
PDSLP 439	NMC778552	Sleeper Mining Company LLC
PDSLP 440	NMC778553	Sleeper Mining Company LLC

A-51 RSI(RNO)-M0144.21001 REV 5

Claim Name	BLM Serial No	Owner
PDSLP 441	NMC778554	Sleeper Mining Company LLC
PDSLP 442	NMC778555	Sleeper Mining Company LLC
PDSLP 443	NMC778556	Sleeper Mining Company LLC
PDSLP 444	NMC778557	Sleeper Mining Company LLC
PDSLP 445	NMC778558	Sleeper Mining Company LLC
PDSLP 446	NMC778559	Sleeper Mining Company LLC
PDSLP 447	NMC778560	Sleeper Mining Company LLC
PDSLP 448	NMC778561	Sleeper Mining Company LLC
PDSLP 449	NMC778562	Sleeper Mining Company LLC
PDSLP 450	NMC778563	Sleeper Mining Company LLC
PDSLP 451	NMC778564	Sleeper Mining Company LLC
PDSLP 452	NMC778565	Sleeper Mining Company LLC
LAM #206	NMC785737	Sleeper Mining Company LLC
LAM #207	NMC785738	Sleeper Mining Company LLC
LAM #208	NMC785739	Sleeper Mining Company LLC
LAM #209	NMC785740	Sleeper Mining Company LLC
LAM #210	NMC785741	Sleeper Mining Company LLC
YORK #1	NMC787346	Sleeper Mining Company LLC
YORK #2	NMC787347	Sleeper Mining Company LLC
YORK #3	NMC787348	Sleeper Mining Company LLC
YORK #4	NMC787349	Sleeper Mining Company LLC
YORK #5	NMC787350	Sleeper Mining Company LLC
SK 1	NMC789774	Sleeper Mining Company LLC
SK 2	NMC789775	Sleeper Mining Company LLC
SK 3	NMC789776	Sleeper Mining Company LLC
SK 4	NMC789777	Sleeper Mining Company LLC
SK 5	NMC789778	Sleeper Mining Company LLC
SK 6	NMC789779	Sleeper Mining Company LLC
SK 7	NMC789780	Sleeper Mining Company LLC
SK 8	NMC789781	Sleeper Mining Company LLC
SK 9	NMC789782	Sleeper Mining Company LLC
SK 14	NMC789783	Sleeper Mining Company LLC
SK 15	NMC789784	Sleeper Mining Company LLC
SK 16	NMC789785	Sleeper Mining Company LLC
SK 17	NMC789786	Sleeper Mining Company LLC
SK 18	NMC789787	Sleeper Mining Company LLC
SK 19	NMC789788	Sleeper Mining Company LLC
SK 21	NMC789790	Sleeper Mining Company LLC
SK 23	NMC789792	Sleeper Mining Company LLC
SK 25	NMC789794	Sleeper Mining Company LLC

A-52 RSI(RNO)-M0144.21001 REV 5

Claim Name	BLM Serial No	Owner
SK 27	NMC789796	Sleeper Mining Company LLC
LAM 0201	NMC833020	Paramount Gold Nevada Corp
LAM 0202	NMC833021	Paramount Gold Nevada Corp
LAM 0203	NMC833022	Paramount Gold Nevada Corp
LAM 0204	NMC833023	Paramount Gold Nevada Corp
LAM 0205	NMC833024	Paramount Gold Nevada Corp
LAM 0206	NMC833025	Paramount Gold Nevada Corp
LAM 0207	NMC833026	Paramount Gold Nevada Corp
LAM 0208	NMC833027	Paramount Gold Nevada Corp
LAM 0209	NMC833028	Paramount Gold Nevada Corp
LAM 0210	NMC833029	Paramount Gold Nevada Corp
AW 1	NMC850604	Sleeper Mining Company LLC
AW 2	NMC850605	Sleeper Mining Company LLC
AW 3	NMC850606	Sleeper Mining Company LLC
AW 4	NMC850607	Sleeper Mining Company LLC
AW 5	NMC850608	Sleeper Mining Company LLC
AW 6	NMC850609	Sleeper Mining Company LLC
AW 7	NMC850610	Sleeper Mining Company LLC
AW 8	NMC850611	Sleeper Mining Company LLC
AW 9	NMC850612	Sleeper Mining Company LLC
AW 10	NMC850613	Sleeper Mining Company LLC
AW 11	NMC850614	Sleeper Mining Company LLC
AW 12	NMC850615	Sleeper Mining Company LLC
AW 13	NMC850616	Sleeper Mining Company LLC
AW 14	NMC850617	Sleeper Mining Company LLC
AW 15	NMC850618	Sleeper Mining Company LLC
AW 16	NMC850619	Sleeper Mining Company LLC
AW 17	NMC850620	Sleeper Mining Company LLC
AW 18	NMC850621	Sleeper Mining Company LLC
AW 19	NMC850622	Sleeper Mining Company LLC
AW 20	NMC850623	Sleeper Mining Company LLC
AW 21	NMC850624	Sleeper Mining Company LLC
AW 22	NMC850625	Sleeper Mining Company LLC
AW 23	NMC850626	Sleeper Mining Company LLC
AW 24	NMC850627	Sleeper Mining Company LLC
AW 25	NMC850628	Sleeper Mining Company LLC
AW 26	NMC850629	Sleeper Mining Company LLC
AW 27	NMC850630	Sleeper Mining Company LLC
AW 28	NMC850631	Sleeper Mining Company LLC
AW 29	NMC850632	Sleeper Mining Company LLC

A-53 RSI(RNO)-M0144.21001 REV 5

Claim Name	BLM Serial No	Owner
RO 1	NMC859961	Sleeper Mining Company LLC
RO 2	NMC859962	Sleeper Mining Company LLC
RO 3	NMC859963	Sleeper Mining Company LLC
RO 4	NMC859964	Sleeper Mining Company LLC
RO 5	NMC859965	Sleeper Mining Company LLC
RO 6	NMC859966	Sleeper Mining Company LLC
RO 7	NMC859967	Sleeper Mining Company LLC
RO 8	NMC859968	Sleeper Mining Company LLC
RO 9	NMC859969	Sleeper Mining Company LLC
RO 10	NMC859970	Sleeper Mining Company LLC
RO 11	NMC859971	Sleeper Mining Company LLC
RO 12	NMC859972	Sleeper Mining Company LLC
RO 13	NMC859973	Sleeper Mining Company LLC
RO 14	NMC859974	Sleeper Mining Company LLC
RO 15	NMC859975	Sleeper Mining Company LLC
RO 16	NMC859976	Sleeper Mining Company LLC
RO 17	NMC859977	Sleeper Mining Company LLC
RO 18	NMC859978	Sleeper Mining Company LLC
RO 19	NMC859979	Sleeper Mining Company LLC
RO 20	NMC859980	Sleeper Mining Company LLC
RO 21	NMC859981	Sleeper Mining Company LLC
RO 22	NMC859982	Sleeper Mining Company LLC
RO 23	NMC859983	Sleeper Mining Company LLC
RO 24	NMC859984	Sleeper Mining Company LLC
RO 25	NMC859985	Sleeper Mining Company LLC
RO 26	NMC859986	Sleeper Mining Company LLC
RO 27	NMC859987	Sleeper Mining Company LLC
RO 28	NMC859988	Sleeper Mining Company LLC
RO 29	NMC859989	Sleeper Mining Company LLC
RO 30	NMC859990	Sleeper Mining Company LLC
RO 31	NMC859991	Sleeper Mining Company LLC
RO 32	NMC859992	Sleeper Mining Company LLC
RO 33	NMC859993	Sleeper Mining Company LLC
RO 34	NMC859994	Sleeper Mining Company LLC
RO 35	NMC859995	Sleeper Mining Company LLC
RO 36	NMC859996	Sleeper Mining Company LLC
RO 37	NMC859997	Sleeper Mining Company LLC
RO 38	NMC859998	Sleeper Mining Company LLC
RO 39	NMC859999	Sleeper Mining Company LLC
RO 40	NMC860000	Sleeper Mining Company LLC

A-54 RSI(RNO)-M0144.21001 REV 5

Claim Name	BLM Serial No	Owner
RO 41	NMC860001	Sleeper Mining Company LLC
RO 42	NMC860002	Sleeper Mining Company LLC
RO 43	NMC860003	Sleeper Mining Company LLC
RO 44	NMC860004	Sleeper Mining Company LLC
RO 45	NMC860005	Sleeper Mining Company LLC
RO 46	NMC860006	Sleeper Mining Company LLC
RO 47	NMC860007	Sleeper Mining Company LLC
RO 48	NMC860008	Sleeper Mining Company LLC
RO 49	NMC860009	Sleeper Mining Company LLC
RO 50	NMC860010	Sleeper Mining Company LLC
RO 51	NMC860011	Sleeper Mining Company LLC
RO 52	NMC860012	Sleeper Mining Company LLC
RO 53	NMC860013	Sleeper Mining Company LLC
RO 54	NMC860014	Sleeper Mining Company LLC
RO 55	NMC860015	Sleeper Mining Company LLC
RO 56	NMC860016	Sleeper Mining Company LLC
RO 57	NMC860017	Sleeper Mining Company LLC
RO 58	NMC860018	Sleeper Mining Company LLC
RO 59	NMC860019	Sleeper Mining Company LLC
RO 60	NMC860020	Sleeper Mining Company LLC
SSG 1	NMC909185	Sleeper Mining Company LLC
SSG 2	NMC909186	Sleeper Mining Company LLC
SSG 3	NMC909187	Sleeper Mining Company LLC
SSG 4	NMC909188	Sleeper Mining Company LLC
SSG 5	NMC909189	Sleeper Mining Company LLC
SSG 6	NMC909190	Sleeper Mining Company LLC
SSG 7	NMC909191	Sleeper Mining Company LLC
SSG 8	NMC909192	Sleeper Mining Company LLC
SSG 9	NMC909193	Sleeper Mining Company LLC
SSG 10	NMC909194	Sleeper Mining Company LLC
SSG 11	NMC909195	Sleeper Mining Company LLC
SSG 12	NMC909196	Sleeper Mining Company LLC
SSG 13	NMC909197	Sleeper Mining Company LLC
SSG 14	NMC909198	Sleeper Mining Company LLC
SSG 15	NMC909199	Sleeper Mining Company LLC
SSG 16	NMC909200	Sleeper Mining Company LLC
SSG 17	NMC909201	Sleeper Mining Company LLC
SSG 18	NMC909202	Sleeper Mining Company LLC
SSG 19	NMC909203	Sleeper Mining Company LLC
SSG 20	NMC909204	Sleeper Mining Company LLC

A-55 RSI(RNO)-M0144.21001 REV 5

Claim Name	BLM Serial No	Owner
SSG 21	NMC909205	Sleeper Mining Company LLC
SSG 22	NMC909206	Sleeper Mining Company LLC
SSG 23	NMC909207	Sleeper Mining Company LLC
SSG 24	NMC909208	Sleeper Mining Company LLC
CR 1	NMC945647	Paramount Gold Nevada Corp
CR 2	NMC945648	Paramount Gold Nevada Corp
CR 3	NMC945649	Paramount Gold Nevada Corp
CR 4	NMC945650	Paramount Gold Nevada Corp
CR 5	NMC945651	Paramount Gold Nevada Corp
CR 6	NMC945652	Paramount Gold Nevada Corp
CR 7	NMC945653	Paramount Gold Nevada Corp
CR 8	NMC945654	Paramount Gold Nevada Corp
CR 9	NMC945655	Paramount Gold Nevada Corp
CR 10	NMC945656	Paramount Gold Nevada Corp
SP 1	NMC955469	Paramount Gold Nevada Corp
SP 2	NMC955470	Paramount Gold Nevada Corp
SP 3	NMC955471	Paramount Gold Nevada Corp
SP 4	NMC955472	Paramount Gold Nevada Corp
SP 5	NMC955473	Paramount Gold Nevada Corp
SP 52	NMC955520	Paramount Gold Nevada Corp
SP 53	NMC955521	Paramount Gold Nevada Corp
SP 54	NMC955522	Paramount Gold Nevada Corp
SP 55	NMC955523	Paramount Gold Nevada Corp
SP 56	NMC955524	Paramount Gold Nevada Corp
SP 103	NMC955571	Paramount Gold Nevada Corp
SP 104	NMC955572	Paramount Gold Nevada Corp
SP 105	NMC955573	Paramount Gold Nevada Corp
SP 106	NMC955574	Paramount Gold Nevada Corp
SP 107	NMC955575	Paramount Gold Nevada Corp
SP 154	NMC955622	Paramount Gold Nevada Corp
SP 155	NMC955623	Paramount Gold Nevada Corp
SP 156	NMC955624	Paramount Gold Nevada Corp
SP 157	NMC955625	Paramount Gold Nevada Corp
SP 158	NMC955626	Paramount Gold Nevada Corp
SP 205	NMC955673	Paramount Gold Nevada Corp
SP 206	NMC955674	Paramount Gold Nevada Corp
SP 207	NMC955675	Paramount Gold Nevada Corp
SP 208	NMC955676	Paramount Gold Nevada Corp
SP 209	NMC955677	Paramount Gold Nevada Corp
SP 256	NMC955724	Paramount Gold Nevada Corp

A-56 RSI(RNO)-M0144.21001 REV 5

Claim Name	BLM Serial No	Owner
SP 257	NMC955725	Paramount Gold Nevada Corp
SP 258	NMC955726	Paramount Gold Nevada Corp
SP 259	NMC955727	Paramount Gold Nevada Corp
SP 260	NMC955728	Paramount Gold Nevada Corp
SP 347	NMC955815	Paramount Gold Nevada Corp
SP 348	NMC955816	Paramount Gold Nevada Corp
SP 349	NMC955817	Paramount Gold Nevada Corp
SP 350	NMC955818	Paramount Gold Nevada Corp
SP 351	NMC955819	Paramount Gold Nevada Corp
SP 352	NMC955820	Paramount Gold Nevada Corp
SP 353	NMC955821	Paramount Gold Nevada Corp
SP 354	NMC955822	Paramount Gold Nevada Corp
SP 355	NMC955823	Paramount Gold Nevada Corp
SP 356	NMC955824	Paramount Gold Nevada Corp
SP 357	NMC955825	Paramount Gold Nevada Corp
SP 358	NMC955826	Paramount Gold Nevada Corp
SP 359	NMC955827	Paramount Gold Nevada Corp
SP 360	NMC955828	Paramount Gold Nevada Corp
SP 361	NMC955829	Paramount Gold Nevada Corp
SP 362	NMC955830	Paramount Gold Nevada Corp
SP 363	NMC955831	Paramount Gold Nevada Corp
SP 364	NMC955832	Paramount Gold Nevada Corp
SP 365	NMC955833	Paramount Gold Nevada Corp
SP 366	NMC955834	Paramount Gold Nevada Corp
SP 367	NMC955835	Paramount Gold Nevada Corp
SP 368	NMC955836	Paramount Gold Nevada Corp
SP 369	NMC955837	Paramount Gold Nevada Corp
SP 370	NMC955838	Paramount Gold Nevada Corp
SP 371	NMC955839	Paramount Gold Nevada Corp
SP 372	NMC955840	Paramount Gold Nevada Corp
SP 373	NMC955841	Paramount Gold Nevada Corp
SP 374	NMC955842	Paramount Gold Nevada Corp
SP 375	NMC955843	Paramount Gold Nevada Corp
SP 376	NMC955844	Paramount Gold Nevada Corp
SP 377	NMC955845	Paramount Gold Nevada Corp
SP 378	NMC955846	Paramount Gold Nevada Corp
SP 379	NMC955847	Paramount Gold Nevada Corp
SP 380	NMC955848	Paramount Gold Nevada Corp
SP 381	NMC955849	Paramount Gold Nevada Corp
SP 382	NMC955850	Paramount Gold Nevada Corp

A-57 RSI(RNO)-M0144.21001 REV 5

Claim Name	BLM Serial No	Owner
SP 383	NMC955851	Paramount Gold Nevada Corp
SP 384	NMC955852	Paramount Gold Nevada Corp
SP 385	NMC955853	Paramount Gold Nevada Corp
SP 386	NMC955854	Paramount Gold Nevada Corp
SP 387	NMC955855	Paramount Gold Nevada Corp
SP 388	NMC955856	Paramount Gold Nevada Corp
SP 389	NMC955857	Paramount Gold Nevada Corp
SP 390	NMC955858	Paramount Gold Nevada Corp
SP 391	NMC955859	Paramount Gold Nevada Corp
SP 392	NMC955860	Paramount Gold Nevada Corp
SP 393	NMC955861	Paramount Gold Nevada Corp
SP 394	NMC955862	Paramount Gold Nevada Corp
SP 395	NMC955863	Paramount Gold Nevada Corp
SP 396	NMC955864	Paramount Gold Nevada Corp
SP 397	NMC955865	Paramount Gold Nevada Corp
SP 398	NMC955866	Paramount Gold Nevada Corp
SP 399	NMC955867	Paramount Gold Nevada Corp
SP 400	NMC955868	Paramount Gold Nevada Corp
SP 401	NMC955869	Paramount Gold Nevada Corp
SP 402	NMC955870	Paramount Gold Nevada Corp
SP 423	NMC955891	Paramount Gold Nevada Corp
SP 424	NMC955892	Paramount Gold Nevada Corp
SP 425	NMC955893	Paramount Gold Nevada Corp
SP 426	NMC955894	Paramount Gold Nevada Corp
SP 427	NMC955895	Paramount Gold Nevada Corp
SP 428	NMC955896	Paramount Gold Nevada Corp
SP 429	NMC955897	Paramount Gold Nevada Corp
SP 430	NMC955898	Paramount Gold Nevada Corp
SP 431	NMC955899	Paramount Gold Nevada Corp
SP 432	NMC955900	Paramount Gold Nevada Corp
SP 433	NMC955901	Paramount Gold Nevada Corp
SP 434	NMC955902	Paramount Gold Nevada Corp
SP 435	NMC955903	Paramount Gold Nevada Corp
SP 436	NMC955904	Paramount Gold Nevada Corp
SP 437	NMC955905	Paramount Gold Nevada Corp
SP 438	NMC955906	Paramount Gold Nevada Corp
SP 439	NMC955907	Paramount Gold Nevada Corp
SP 440	NMC955908	Paramount Gold Nevada Corp
SP 441	NMC955909	Paramount Gold Nevada Corp
SP 442	NMC955910	Paramount Gold Nevada Corp

A-58 RSI(RNO)-M0144.21001 REV 5

Claim Name	BLM Serial No	Owner
SP 443	NMC955911	Paramount Gold Nevada Corp
SP 444	NMC955912	Paramount Gold Nevada Corp
SP 445	NMC955913	Paramount Gold Nevada Corp
SP 446	NMC955914	Paramount Gold Nevada Corp
SP 447	NMC955915	Paramount Gold Nevada Corp
SP 448	NMC955916	Paramount Gold Nevada Corp
SP 449	NMC955917	Paramount Gold Nevada Corp
SP 450	NMC955918	Paramount Gold Nevada Corp
SP 451	NMC955919	Paramount Gold Nevada Corp
SP 452	NMC955920	Paramount Gold Nevada Corp
SP 453	NMC955921	Paramount Gold Nevada Corp
SP 454	NMC955922	Paramount Gold Nevada Corp
SP 455	NMC955923	Paramount Gold Nevada Corp
SP 456	NMC955924	Paramount Gold Nevada Corp
SP 457	NMC955925	Paramount Gold Nevada Corp
SP 458	NMC955926	Paramount Gold Nevada Corp
SP 486	NMC955954	Paramount Gold Nevada Corp
SP 487	NMC955955	Paramount Gold Nevada Corp
SP 488	NMC955956	Paramount Gold Nevada Corp
SP 489	NMC955957	Paramount Gold Nevada Corp
SP 490	NMC955958	Paramount Gold Nevada Corp
SP 491	NMC955959	Paramount Gold Nevada Corp
SP 492	NMC955960	Paramount Gold Nevada Corp
SP 493	NMC955961	Paramount Gold Nevada Corp
SP 494	NMC955962	Paramount Gold Nevada Corp
SP 495	NMC955963	Paramount Gold Nevada Corp
SP 496	NMC955964	Paramount Gold Nevada Corp
SP 497	NMC955965	Paramount Gold Nevada Corp
SP 498	NMC955966	Paramount Gold Nevada Corp
SP 499	NMC955967	Paramount Gold Nevada Corp
SP 500	NMC955968	Paramount Gold Nevada Corp
SP 501	NMC955969	Paramount Gold Nevada Corp
SP 502	NMC955970	Paramount Gold Nevada Corp
SP 503	NMC955971	Paramount Gold Nevada Corp
SP 504	NMC955972	Paramount Gold Nevada Corp
SP 505	NMC955973	Paramount Gold Nevada Corp
SP 506	NMC955974	Paramount Gold Nevada Corp
SP 507	NMC955975	Paramount Gold Nevada Corp
SP 508	NMC955976	Paramount Gold Nevada Corp
SP 509	NMC955977	Paramount Gold Nevada Corp

A-59 RSI(RNO)-M0144.21001 REV 5

Claim Name	BLM Serial No	Owner
SP 510	NMC955978	Paramount Gold Nevada Corp
SP 511	NMC955979	Paramount Gold Nevada Corp
SP 512	NMC955980	Paramount Gold Nevada Corp
SP 513	NMC955981	Paramount Gold Nevada Corp
SP 514	NMC955982	Paramount Gold Nevada Corp
SP 515	NMC955983	Paramount Gold Nevada Corp
SP 516	NMC955984	Paramount Gold Nevada Corp
SP 517	NMC955985	Paramount Gold Nevada Corp
SP 518	NMC955986	Paramount Gold Nevada Corp
SP 519	NMC955987	Paramount Gold Nevada Corp
SP 520	NMC955988	Paramount Gold Nevada Corp
SP 521	NMC955989	Paramount Gold Nevada Corp
SP 522	NMC955990	Paramount Gold Nevada Corp
SP 523	NMC955991	Paramount Gold Nevada Corp
SP 524	NMC955992	Paramount Gold Nevada Corp
SP 525	NMC955993	Paramount Gold Nevada Corp
SP 526	NMC955994	Paramount Gold Nevada Corp
SP 527	NMC955995	Paramount Gold Nevada Corp
SP 528	NMC955996	Paramount Gold Nevada Corp
SP 529	NMC955997	Paramount Gold Nevada Corp
SP 530	NMC955998	Paramount Gold Nevada Corp
SP 531	NMC955999	Paramount Gold Nevada Corp
SP 532	NMC956000	Paramount Gold Nevada Corp
SP 533	NMC956001	Paramount Gold Nevada Corp
SP 534	NMC956002	Paramount Gold Nevada Corp
SP 535	NMC956003	Paramount Gold Nevada Corp
SP 536	NMC956004	Paramount Gold Nevada Corp
SP 537	NMC956005	Paramount Gold Nevada Corp
SP 538	NMC956006	Paramount Gold Nevada Corp
SP 539	NMC956007	Paramount Gold Nevada Corp
SP 540	NMC956008	Paramount Gold Nevada Corp
SP 541	NMC956009	Paramount Gold Nevada Corp
SP 542	NMC956010	Paramount Gold Nevada Corp
SP 543	NMC956011	Paramount Gold Nevada Corp
SP 544	NMC956012	Paramount Gold Nevada Corp
SP 545	NMC956013	Paramount Gold Nevada Corp
SP 546	NMC956014	Paramount Gold Nevada Corp
SP 547	NMC956015	Paramount Gold Nevada Corp
SP 548	NMC956016	Paramount Gold Nevada Corp
SP 549	NMC956017	Paramount Gold Nevada Corp

A-60 RSI(RNO)-M0144.21001 REV 5

Claim Name	BLM Serial No	Owner
SP 550	NMC956018	Paramount Gold Nevada Corp
SP 551	NMC956019	Paramount Gold Nevada Corp
SP 552	NMC956020	Paramount Gold Nevada Corp
SP 553	NMC956021	Paramount Gold Nevada Corp
SP 554	NMC956022	Paramount Gold Nevada Corp
SP 555	NMC956023	Paramount Gold Nevada Corp
SP 556	NMC956024	Paramount Gold Nevada Corp
SP 557	NMC956025	Paramount Gold Nevada Corp
SP 558	NMC956026	Paramount Gold Nevada Corp
SP 559	NMC956027	Paramount Gold Nevada Corp
SP 560	NMC956028	Paramount Gold Nevada Corp
SP 561	NMC956029	Paramount Gold Nevada Corp
SP 562	NMC956030	Paramount Gold Nevada Corp
SP 563	NMC956031	Paramount Gold Nevada Corp
SP 564	NMC956032	Paramount Gold Nevada Corp
SP 565	NMC956033	Paramount Gold Nevada Corp
SP 566	NMC956034	Paramount Gold Nevada Corp
SP 567	NMC956035	Paramount Gold Nevada Corp
SP 568	NMC956036	Paramount Gold Nevada Corp
SP 569	NMC956037	Paramount Gold Nevada Corp
SP 570	NMC956038	Paramount Gold Nevada Corp
SP 571	NMC956039	Paramount Gold Nevada Corp
SP 572	NMC956040	Paramount Gold Nevada Corp
SP 573	NMC956041	Paramount Gold Nevada Corp
SP 574	NMC956042	Paramount Gold Nevada Corp
SP 575	NMC956043	Paramount Gold Nevada Corp
SP 576	NMC956044	Paramount Gold Nevada Corp
SP 577	NMC956045	Paramount Gold Nevada Corp
SP 578	NMC956046	Paramount Gold Nevada Corp
SP 579	NMC956047	Paramount Gold Nevada Corp
SP 580	NMC956048	Paramount Gold Nevada Corp
SP 581	NMC956049	Paramount Gold Nevada Corp
SP 582	NMC956050	Paramount Gold Nevada Corp
SP 583	NMC956051	Paramount Gold Nevada Corp
SP 584	NMC956052	Paramount Gold Nevada Corp
SP 585	NMC956053	Paramount Gold Nevada Corp
SP 586	NMC956054	Paramount Gold Nevada Corp
SP 587	NMC956055	Paramount Gold Nevada Corp
SP 588	NMC956056	Paramount Gold Nevada Corp
SP 589	NMC956057	Paramount Gold Nevada Corp

A-61 RSI(RNO)-M0144.21001 REV 5

Claim Name	BLM Serial No	Owner
SP 590	NMC956058	Paramount Gold Nevada Corp
SP 591	NMC956059	Paramount Gold Nevada Corp
SP 592	NMC956060	Paramount Gold Nevada Corp
SP 593	NMC956061	Paramount Gold Nevada Corp
SP 594	NMC956062	Paramount Gold Nevada Corp
SP 595	NMC956063	Paramount Gold Nevada Corp
SP 596	NMC956064	Paramount Gold Nevada Corp
SP 597	NMC956065	Paramount Gold Nevada Corp
SP 598	NMC956066	Paramount Gold Nevada Corp
SP 599	NMC956067	Paramount Gold Nevada Corp
SP 600	NMC956068	Paramount Gold Nevada Corp
SP 601	NMC956069	Paramount Gold Nevada Corp
SP 602	NMC956070	Paramount Gold Nevada Corp
SP 612	NMC956080	Paramount Gold Nevada Corp
SP 613	NMC956081	Paramount Gold Nevada Corp
SP 614	NMC956082	Paramount Gold Nevada Corp
SP 615	NMC956083	Paramount Gold Nevada Corp
SP 616	NMC956084	Paramount Gold Nevada Corp
SP 617	NMC956085	Paramount Gold Nevada Corp
SP 618	NMC956086	Paramount Gold Nevada Corp
SP 619	NMC956087	Paramount Gold Nevada Corp
SP 620	NMC956088	Paramount Gold Nevada Corp
SP 621	NMC956089	Paramount Gold Nevada Corp
SP 622	NMC956090	Paramount Gold Nevada Corp
SP 623	NMC956091	Paramount Gold Nevada Corp
SP 624	NMC956092	Paramount Gold Nevada Corp
SP 625	NMC956093	Paramount Gold Nevada Corp
SP 626	NMC956094	Paramount Gold Nevada Corp
SP 627	NMC956095	Paramount Gold Nevada Corp
SP 628	NMC956096	Paramount Gold Nevada Corp
SP 629	NMC956097	Paramount Gold Nevada Corp
SP 630	NMC956098	Paramount Gold Nevada Corp
SP 631	NMC956099	Paramount Gold Nevada Corp
SP 632	NMC956100	Paramount Gold Nevada Corp
SP 633	NMC956101	Paramount Gold Nevada Corp
SP 634	NMC956102	Paramount Gold Nevada Corp
SP 635	NMC956103	Paramount Gold Nevada Corp
SP 636	NMC956104	Paramount Gold Nevada Corp
SP 637	NMC956105	Paramount Gold Nevada Corp
SP 638	NMC956106	Paramount Gold Nevada Corp

A-62 RSI(RNO)-M0144.21001 REV 5

Claim Name	BLM Serial No	Owner
SS 65	NMC985080	Paramount Gold Nevada Corp
SS 66	NMC985081	Paramount Gold Nevada Corp
SS 67	NMC985082	Paramount Gold Nevada Corp
SS 68	NMC985083	Paramount Gold Nevada Corp
SS 69	NMC985084	Paramount Gold Nevada Corp
SS 70	NMC985085	Paramount Gold Nevada Corp
SS 71	NMC985086	Paramount Gold Nevada Corp
SS 72	NMC985087	Paramount Gold Nevada Corp
SS 73	NMC985088	Paramount Gold Nevada Corp
SS 74	NMC985089	Paramount Gold Nevada Corp
SS 75	NMC985090	Paramount Gold Nevada Corp
SS 76	NMC985091	Paramount Gold Nevada Corp
SS 77	NMC985092	Paramount Gold Nevada Corp
SS 78	NMC985093	Paramount Gold Nevada Corp
SS 79	NMC985094	Paramount Gold Nevada Corp
SS 80	NMC985095	Paramount Gold Nevada Corp
SS 81	NMC985096	Paramount Gold Nevada Corp
SS 82	NMC985097	Paramount Gold Nevada Corp
SS 83	NMC985098	Paramount Gold Nevada Corp
SS 84	NMC985099	Paramount Gold Nevada Corp
SS 85	NMC985100	Paramount Gold Nevada Corp
SS 86	NMC985101	Paramount Gold Nevada Corp
SS 87	NMC985102	Paramount Gold Nevada Corp
SS 88	NMC985103	Paramount Gold Nevada Corp
SS 89	NMC985104	Paramount Gold Nevada Corp
SS 90	NMC985105	Paramount Gold Nevada Corp
SS 91	NMC985106	Paramount Gold Nevada Corp
SS 92	NMC985107	Paramount Gold Nevada Corp
SS 93	NMC985108	Paramount Gold Nevada Corp
SS 94	NMC985109	Paramount Gold Nevada Corp
SS 95	NMC985110	Paramount Gold Nevada Corp
SS 96	NMC985111	Paramount Gold Nevada Corp
SS 97	NMC985112	Paramount Gold Nevada Corp
SS 98	NMC985113	Paramount Gold Nevada Corp
SS 99	NMC985114	Paramount Gold Nevada Corp
SS 100	NMC985115	Paramount Gold Nevada Corp

A-63 RSI(RNO)-M0144.21001 REV 5